                                                                    Exhibit 10.4


                                  CONFIDENTIAL

                                                                           FINAL



               ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT



                                     Between



                             TENASKA GEORGIA I, L.P.
                                     (Owner)



                                       and



                         ZACHRY CONSTRUCTION CORPORATION
                                  (Contractor)


                            DATED: September 15, 1999

                                  CONFIDENTIAL



An asterisk ([*]) indicates that confidential information has been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                                  CONFIDENTIAL

                                TABLE OF CONTENTS


Article 1.  Definitions...........................................................................................1
         Acceptance Testing.......................................................................................1
         Acceptance Testing Notice................................................................................1
         Acceptance Certificate for Commercial Operation..........................................................1
         Affiliate................................................................................................1
         Agreement................................................................................................2
         Applicable Laws..........................................................................................2
         Applicable Insurance Policies............................................................................2
         Associated Company.......................................................................................2
         Authorization to Proceed.................................................................................2
         Authorization to Proceed Date............................................................................2
         Availability Guarantee...................................................................................2
         Availability Test........................................................................................3
         Business Days............................................................................................3
         Cancellation Notice......................................................................................3
         CEMS Requirements........................................................................................3
         Certificate of Mechanical Completion.....................................................................3
         Change of Law............................................................................................3
         Change Order.............................................................................................3
         Check Out................................................................................................3
         Combustion Turbine Evaporative Cooler Test...............................................................3
         Commercial Operation.....................................................................................4
         Commercial Operation Net Heat Rate.......................................................................4
         Commercial Operation Output..............................................................................4
         Confidential.............................................................................................4
         Confidentiality Agreement................................................................................4
         Construction Financing...................................................................................4
         Construction Lender......................................................................................4
         Construction Loan Agreement..............................................................................4
         Contractor...............................................................................................4
         Contractor Consent and Agreement.........................................................................4
         Contractor Default.......................................................................................4
         Contractor's Fixed Price.................................................................................4
         Contractor's Intellectual Property.......................................................................4
         Contractor's Representative..............................................................................4
         Contractor's Site Representative (or Construction Manager)...............................................4
         Contractor's Work Schedule...............................................................................4
         Day or Days..............................................................................................4
         Defect(s)................................................................................................4
         Delivery Point...........................................................................................5
         Demonstration Tests......................................................................................5

                                  CONFIDENTIAL

         Directed Work Order......................................................................................5
         Dispute..................................................................................................5
         Dispute Notice...........................................................................................5
         Drawings.................................................................................................5
         Emission Tests...........................................................................................5
         Equipment................................................................................................5
         Exempt Property..........................................................................................6
         Extension Period.........................................................................................6
         Final Acceptance.........................................................................................6
         Force Majeure............................................................................................6
         Functional Testing.......................................................................................6
         Gas Purchase Agreements..................................................................................6
         Good Utility Practice....................................................................................6
         Guarantee................................................................................................6
         Guarantors...............................................................................................6
         Guaranteed Lump Sum Price................................................................................6
         Hazardous Materials......................................................................................6
         Indemnitees..............................................................................................7
         Independent Engineer.....................................................................................7
         Interconnection Points...................................................................................7
         Landscaping..............................................................................................7
         Limited Notice to Proceed................................................................................7
         Lower-tier Subcontractor.................................................................................7
         Mechanical Completion....................................................................................7
         Monthly Progress Report..................................................................................7
         MW.......................................................................................................7
         New Schedule.............................................................................................7
         Notice of Mechanical Completion..........................................................................7
         Old Schedule.............................................................................................7
         Owner....................................................................................................7
         Owner Caused Delay.......................................................................................8
         Owner IP Indemnified Parties.............................................................................8
         Owner's Agent............................................................................................8
         Owner's Project Manager..................................................................................8
         Owner's Security.........................................................................................8
         Owner's Site Representative..............................................................................8
         Owner Tests..............................................................................................8
         P&ID's...................................................................................................8
         PECO.....................................................................................................8
         PECO Tests...............................................................................................8
         Performance Minimums.....................................................................................8
         Performance Tests........................................................................................8
         Person...................................................................................................8
         Phases...................................................................................................8
         Phase I..................................................................................................8
         Phase II.................................................................................................8
         Plant....................................................................................................9
         Plant Premises...........................................................................................9

                                  CONFIDENTIAL

         Power Purchase Agreement.................................................................................9
         Pre-existing Hazardous Materials.........................................................................9
         Public Sector Entity.....................................................................................9
         Punch List...............................................................................................9
         Request for Directed Work Order..........................................................................9
         Retainage................................................................................................9
         Retest Period............................................................................................9
         Scheduled Date of Commercial Operation...................................................................9
         Scope of Work...........................................................................................10
         Section 12.3(c) Notice..................................................................................10
         Subcontractor...........................................................................................10
         Suspension Notice.......................................................................................10
         System..................................................................................................10
         System Testing for Mechanical Completion................................................................10
         Turbine Contract........................................................................................10
         Work....................................................................................................10

Article 2.  Scope of Work........................................................................................11

Article 3.  Payment..............................................................................................22
         Section 3.1.  Contract Price and Payment - Liens - Retainage............................................22

Article 4.  Change Order.........................................................................................36

Article 5.  Owner's Responsibility...............................................................................41

Article 6.  Owner Review.........................................................................................43

Article 7.  Power Contract Design and Operating Requirements.....................................................45

Article 8.  Construction Financing...............................................................................46
         Section 8.1  Construction Lender's Requirements.........................................................46

Article 9. Warranties............................................................................................49
         Section 9.1  Engineering Design and Performance Warranties..............................................49
         Section 9.2  Equipment Warranties.......................................................................49
         Section 9.3  Construction Warranties....................................................................50
         Section 9.5  Emission Warranty..........................................................................51

                                  CONFIDENTIAL

         Section 9.6  Water Discharge Warranty...................................................................51
         Section 9.7  Noise Pollution Warranty...................................................................51
         Section 9.8  Other Warranties...........................................................................53
         Section 9.9  Corrections................................................................................55
         Section 9.10  Warranty Period...........................................................................56

Article 10.  Owner's Right to Cure Work and Set Off..............................................................58

Article 11.  Mechanical Completion, Functional Testing...........................................................60
         Section 11.1  Mechanical Completion.....................................................................60
         Section 11.2  Issuance of a Certificate of Mechanical Completion........................................62

Article 12.  Acceptance Testing, Commercial Operation and Final Acceptance.......................................65
         Section 12.1  Acceptance Testing Procedures.............................................................65
         Section 12.2  Requirements and Notification for Acceptance Testing - Commercial Operation Defined.......66
         Section 12.3  Acceptance Testing to Achieve Commercial Operation........................................70
         Section 12.4  Final Acceptance..........................................................................78

Article 13. Liquidated Damages...................................................................................80
         Section 13.1  Late Commercial Operation Liquidated Damages..............................................80
         Section 13.2  Effect of Liquidated Damages for Late Commercial Operation................................82
         Section 13.3  Output Liquidated Damages.................................................................83
         Section 13.4  Commercial Operation Net Heat Rate Liquidated Damages.....................................83
         Section 13.5  Effect of Liquidated Damages for Output and Heat Rate.....................................85
         Section 13.6  Reduction of Guaranteed Lump Sum Price for Liquidated Damages - Interest..................85
         Section 13.7  Liquidated Damages for Late Delivery of Loan Documents....................................86
         Section 13.8  Reasonableness of Liquidated Damages......................................................86

Article 14.  Limitation of Liabilities...........................................................................88
         Section 14.1   Limitation of Liquidated Damages.........................................................88
         Section 14.2  Damage Disclaimer.........................................................................88
         Section 14.3  Limitations Valid in All Events...........................................................89
         Section 14.4  Warranty Limitation.......................................................................89
         Section 14.5  Limitation of Liability for Turbines......................................................90
         Section 14.6  Survival..................................................................................90

Article 15.  Insurance...........................................................................................91
         Section 15.1  Proof of Coverage.........................................................................91
         Section 15.2  Insurance Policies........................................................................91

                                  CONFIDENTIAL

         Section 15.3  Limitation of Liability...................................................................92
         Section 15.4  Coverage and Limits of Liability..........................................................92
         Section 15.5  All Risk Builder's Risk Coverage..........................................................93
         Section 15.6  Major Loss Termination....................................................................96
         Section 15.7  Risk of Loss..............................................................................96
         Section 15.8  Contractor Equipment......................................................................97
         Section 15.9  Foreign Sourced Equipment.................................................................97

Article 16.  Force Majeure.......................................................................................99

Article 17.  Indemnifications...................................................................................103
         Section 17.1  Indemnification of Owner.................................................................103
         Section 17.2  Intellectual Property Infringement Indemnification.......................................103
         Section 17.3  Limitation on Contractor's Indemnification...............................................104
         Section 17.4  Notice of Claim for Indemnification......................................................104
         Section 17.5  Failure to Defend........................................................................105
         Section 17.6  Industrial Insurance Waiver..............................................................105
         Section 17.7  Survival.................................................................................106

Article 18.  Termination - Suspension by Contractor - Dispute Procedure.........................................107
                  (a)  Termination Prior to Authorization to Proceed............................................107
                  (b)  Termination Subsequent to Authorization to Proceed.......................................107
                  (c)  Effect of Termination Other Than for Contractor's Default................................108
         Section 18.1 Termination by Owner for Contractor's Default.............................................108
         Section 18.2  Termination for Insolvency of a Party....................................................111
         Section 18.3  Nonpayment by Owner......................................................................111
                  (a)  Default..................................................................................111
                  (b)  Termination - Suspension by Contractor...................................................112
         Section 18.4  Limitation of Termination and Suspension by Contractor...................................113
         Section 18.5  Dispute - Continuing Agreement Performance...............................................113
         Section 18.6  Payment Requirements.....................................................................114
         Section 18.7  Termination - Suspension of the Turbine Contract.........................................114

Article 19.  Suspension of Work by Owner........................................................................115

         Section 19.1  Suspension of Work by Owner..............................................................115

Article 20.  Limited Notice to Proceed; Authorization to Proceed................................................119
         Section 20.1  Limited Notice to Proceed................................................................119
         Section 20.2  Authorization to Proceed.................................................................119

                                  CONFIDENTIAL

                  (a)  Requirement of Authorization to Proceed..................................................119
                  (b)  Authority................................................................................120
                  (c)  Time Extensions..........................................................................120
                  (d)  Late Delivery of Authorization to Proceed................................................120

Article 21.  Assignment.........................................................................................121

Article 22.  Confidentiality....................................................................................123

Article 23.  Compliance with Law and Venue......................................................................127

Article 24.  Plant Accounting...................................................................................128

Article 25.  Availability Guarantee.............................................................................129

Article 26.  Owner and Contractor Representative................................................................130
         Section 26.1  Owner's Project Manager..................................................................130
         Section 26.2. Owner's Site Representative..............................................................130
         Section 26.3. Owner's Agent............................................................................130
         Section 26.4. Owner's Representatives; Miscellaneous...................................................130
         Section 26.5. Contractor's Site Representative.........................................................132
         Section 26.6. Contractor's Representative..............................................................133
         Section 26.7. Contractor's Representatives; Miscellaneous..............................................133


Article 27. General Provisions..................................................................................135
         Section 27.1. Royalties and License Fees...............................................................135
         Section 27.2. Notices..................................................................................135
         Section 27.3. Independent Contractor...................................................................136
         Section 27.4. Safety Precautions.......................................................................137
         Section 27.5. Title to the Plant Premises..............................................................138
         Section 27.6. Quality Assurance........................................................................139
         Section 27.7. Severability of Provisions...............................................................139
         Section 27.8. Entire Agreement.........................................................................139
         Section 27.9. Counterparts.............................................................................140
         Section 27.10. Applicable Law..........................................................................140
         Section 27.11. Headings and Construction...............................................................140
         Section 27.12. Sole Benefit............................................................................141
         Section 27.13. Successors and Assigns..................................................................141
         Section 27.14. Limitation of Owner's Liability.........................................................141

                                  CONFIDENTIAL

         Section 27.15. Contractor Responsibility...............................................................
         Section 27.16. Survival................................................................................142

                                  CONFIDENTIAL


                        LIST OF EXHIBITS AND ATTACHMENTS

EXHIBIT A                                   PROJECT DESCRIPTION

         Attachment I                       Site Location

         Attachment II                      Preliminary Water Balance & Preliminary Water Analysis

         Attachment III                     Preliminary Services Building Arrangement

         Attachment IV                      Preliminary Geotech Report

         Attachment V                       Site Legal Descriptions and Topo Map

EXHIBIT B                                   SCOPE OF WORK

         Attachment I                       Design Guide Drawings

         Attachment II                      Redacted Electrical Utility Interconnection Agreements

         Attachment III                     Not Used

         Attachment IV                      Redacted Power Purchase Agreement

         Attachment V                       Control system Configuration Block diagram

         Attachment VI                      Extended Warranty Equipment List

EXHIBIT C                                   LIMITED NOTICE TO PROCEED

EXHIBIT D                                   ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFICATIONS

EXHIBIT E                                   NOT USED

EXHIBIT F                                   PROJECT SCHEDULE

EXHIBIT G                                   OWNER SUPPLIED PERMITS

EXHIBIT H                                   TURBINE CONTRACT

         Appendix A                         Combustion Turbine Generator and Steam Turbine Generator
                                            Specifications

         Appendix B                         GE Payment and Cancellation Charge Schedules

         Appendix C                         GE Guaranteed Performance Criteria

         Appendix D                         GE Option Pricing

         Appendix E                         GE Training

         Appendix F                         Not Used

                                  CONFIDENTIAL

         Appendix G                         Documentation and Special Requirements

         Appendix H                         EPC Project Schedule

         Appendix I                         Technical Advisory Services and Commissioning Assistance

         Appendix J                         Not Used

         Appendix K                         Site Legal Description

         Appendix L                         Customer Witness Plan

         Appendix M                         Rights and Obligations Retained by Buyer

EXHIBIT I                                   MONTHLY PROGRESS REPORT/SCHEDULE OF VALUES

EXHIBIT J                                   SCOPE CHANGE, UNITS, RATES AND OPTION PRICING

EXHIBIT K                                   GUARANTEES

EXHIBIT L                                   DOCUMENT DISTRIBUTION

EXHIBIT M                                   APPROVED SUBCONTRACTORS AND VENDORS

EXHIBIT N                                   LENDER DOCUMENTS REQUIRED OF CONTRACTOR

EXHIBIT O                                   GE PAYMENT PROCEDURES

EXHIBIT P                                   CALCULATION OF ESCALATION

EXHIBIT Q                                   LETTER OF CREDIT

EXHIBIT R                                   CERTIFICATE OF CONSTRUCTION CONTRACTOR

                                  CONFIDENTIAL

                                    AGREEMENT

         THIS AGREEMENT ("Agreement") dated September 15, 1999 is made and entered into by and between TENASKA GEORGIA I, L.P., a Delaware limited partnership (hereinafter "Owner"), and ZACHRY CONSTRUCTION CORPORATION, a Delaware corporation (hereinafter "Contractor").

                               W I T N E S S E T H

         WHEREAS, Owner desires to build an electric generating facility (the "Plant" as hereinafter defined) on Owner's Plant Premises, located in Heard County, Georgia; and

         WHEREAS, Contractor desires and is willing to design the Plant, procure all necessary Equipment and manuals for the Plant, construct and start-up the Plant under the terms and conditions of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the parties, intending to be legally bound, agree as follows:

         Article 1.  DEFINITIONS.

         The defined terms used in this Agreement and in all Exhibits shall have the meanings specified in this Article 1.

         ACCEPTANCE TESTING has the meaning set forth in Section 12.1. ACCEPTANCE TESTING NOTICE has the meaning set forth in Section 12.2(b). ACCEPTANCE CERTIFICATE FOR COMMERCIAL OPERATION has the meaning set forth in Section 12.3(e).

         AFFILIATE of a party means any person or entity that directly or indirectly controls, is controlled by, or is under common control with such party. For the purposes of this definition "control" shall mean the power and authority to direct the management and operations of the


                                      1
                                                                    Article 1

                                CONFIDENTIAL


controlled person or entity either through ownership of or control of 50% or more of the voting interests thereof or otherwise through control of the managing group.

         AGREEMENT means this document, as amended from time to time, which includes the Drawings and attached Exhibits. In the event of any conflict, inconsistency or variation between this document and any of such Exhibits or Drawings, the terms and provisions of this document shall prevail; in the event of any conflict, inconsistency or variation between the Exhibits and the Drawings, the Exhibits shall prevail.

         APPLICABLE LAWS means all laws, ordinances, rules, regulations, orders, interpretations, requirements, standards, codes, resolutions, licenses, permits, judgments, decrees, injunctions, writs and orders of any court, arbitrator, or governmental (federal, national, state, municipal, local or other), agency, body, instrumentality or authority that are applicable to either or both of the Parties, the Plant, the Plant Premises, the Work or the terms of this Agreement, including all environmental and Hazardous Materials laws which are applicable to the Plant Premises and which are at any time applicable to performing the Work; provided however, with respect to air emissions from the Plant, Applicable Laws mean those requirements set forth in Exhibit G, and with respect to noise emissions form the Plant, Applicable Laws means those requirements set forth in Section 3.25 of Exhibit A.

         APPLICABLE INSURANCE POLICIES means all policies of insurance procured or obtained by Contractor and Subcontractors in respect of the Plant or the performance of the Work and, to the extent applicable to the Work, the provisions of those insurance policies procured or to be procured by Owner, copies of which Owner has delivered to Contractor prior to the date of this Agreement or thereafter.

         ASSOCIATED COMPANY means, with respect to a certain Person (a) any Person which has a right to vote directly or indirectly more than 20% of the voting interests of such Person, (b) any Person which has voting interests which are more than 20% owned or controlled directly or indirectly by such Person, and (c) any Person which has voting interests which are more than 20% owned by more than 20% of the direct or indirect owners of such Person.

         AUTHORIZATION TO PROCEED has the meaning set forth in Section 20.2

         AUTHORIZATION TO PROCEED DATE has the meaning set forth in Section 20.2(c).

         AVAILABILITY GUARANTEE means with respect to the Plant, the guarantee described in Article 25.


                                      2
                                                                    Article 1

                                CONFIDENTIAL


         AVAILABILITY TEST shall have the meaning set forth in Section 12.1.

         BUSINESS DAYS mean all calendar days except Saturdays, Sundays and all legal holidays of the United States or the State of Georgia.

         CANCELLATION NOTICE has the meaning set forth in Section 12.2(b).

         CEMS REQUIREMENTS has the meaning set forth in Section 12.2(c).

         CERTIFICATE OF MECHANICAL COMPLETION has the meaning set forth in
Section 11.1. The issuance of a Certificate of Mechanical Completion by Owner means the acceptance of delivery by Owner, in accordance with Section 11.2, of some or all of a particular System or Unit, and later when applicable, Phase I or Phase II of the Plant, but does not mean or imply acceptance, approval or acquiescence of all or any part of the Plant or the Work and shall not mean nor imply the transfer of risk of loss to Owner.

         CHANGE OF APPLICABLE INSURANCE POLICY means the modification to or addition of an Applicable Insurance Policy after the date of this Agreement that establishes requirements for the Work that are materially more restrictive than the most restrictive requirements (i) in effect as of the date of this Agreement or (ii) agreed to by Contractor in this Agreement or in any agreement with the Construction Lender.

         CHANGE OF LAW means the adoption, promulgation, modification or reinterpretation of Applicable Laws by any Public Sector Entity after the date of this Agreement, that establishes requirements for the Work that are materially more restrictive than the most restrictive requirements (i) in effect as of the date of this Agreement, (ii) specified in any applications filed by Contractor or other documents filed by Contractor in connection with such applications for any permits required to be obtained by Contractor under this Agreement, so long as such requirements are not more restrictive than Applicable Laws in effect as of the date of this Agreement, or (iii) agreed to by Contractor in this Agreement or in any agreement with the Construction Lender.

         CHANGE ORDER has the meaning set forth in Section 4(a).

         CHECK OUT means the physical inspection, component testing and verification of a System in preparation of determining Mechanical Completion and subsequently its readiness for Functional Testing.

         COMBUSTION TURBINE EVAPORATIVE COOLER TEST has the meaning set forth in Section 12.1.


                                      3
                                                                    Article 1

                                CONFIDENTIAL


         COMMERCIAL OPERATION has the meaning set forth in Section 12.2(c).

         COMMERCIAL OPERATION NET HEAT RATE has the meaning set forth in
Section 13.4.

         COMMERCIAL OPERATION OUTPUT has the meaning set forth in Section
13.3.

         CONFIDENTIAL has the meaning set forth in Section 22(b).

         CONFIDENTIALITY AGREEMENT has the meaning set forth in Section
22(c)(i).

         CONSTRUCTION FINANCING means the financing obtained or committed to by Owner for the purpose of financing the construction of the Plant.

         CONSTRUCTION LENDER means any Person providing Construction Financing (including any agent or representative thereof).

         CONSTRUCTION LOAN AGREEMENT means the agreement entered into by Owner with one or more financial institutions for financing the construction of the Plant.

         CONTRACTOR means Zachry Construction Corporation, a Delaware corporation.

         CONTRACTOR CONSENT AND AGREEMENT means the Consent and Agreement to be entered into by and between Contractor and Construction Lender.

         CONTRACTOR DEFAULT has the meaning set forth in Section 18.1.

         CONTRACTOR'S FIXED PRICE has the meaning set forth in Section 3.1(a).

         CONTRACTOR'S INTELLECTUAL PROPERTY has the meaning set forth in
Section 22(e).

         CONTRACTOR'S REPRESENTATIVE means the individual designated by the Contractor as agent to perform those responsibilities and duties identified in Section 26.6.

         CONTRACTOR'S SITE REPRESENTATIVE (or CONSTRUCTION MANAGER) means the individual designated by the Contractor as its agent to perform those responsibilities and duties identified in Section 26.5.

         CONTRACTOR'S WORK SCHEDULE means the schedule for performing the Work, prepared by Contractor in good faith and supported by critical path analysis, as revised by Contractor from time to time to reflect changing conditions. The initial Contractor's Work Schedule is attached to this Agreement as Exhibit "F."

         DAY or DAYS shall mean calendar days unless otherwise specifically defined.

         DEFECT(S) means any and all design, engineering, construction, manufacturing, installation, materials, Equipment, Work, tools, or supplies which (i) does not conform to the Scope of Work, the


                                      4
                                                                    Article 1

                                CONFIDENTIAL


Drawings or the terms of this Agreement, including the requirements identified in Exhibit "D", (ii) fails to comply with Good Utility Practice,
(iii) is not of specified quality, (iv) is of improper or inferior workmanship, and/or (iv) is not suitable for use under the climatic and range of operating conditions applicable to the Plant.

         DELIVERY POINT shall mean the locations where electric power is delivered to PECO, as shown on Attachment I to Exhibit B.

         DEMONSTRATION TESTS has the meaning set forth in Section 12.1(b)(ii).

         DESIGNATED CONTRACTS means those contracts which are entered into for the purchase of Designated Equipment.

         DESIGNATED EQUIPMENT means any Equipment (other than Equipment subject to the Turbine Contract) which Owner designates in writing to Contractor for purchase in Owner's name by Contractor, as attorney-in-fact or agent for Owner.

         DEVELOPMENT AUTHORITY means the Development Authority of Heard County, Georgia.

         DIRECTED WORK ORDER has the meaning set forth in Section 9.9(a).

         DISPUTE has the meaning set forth in Section 18.5.

         DISPUTE NOTICE has the meaning set forth in Section 18.5.

         DRAWINGS include, without limitation: all renderings, technical and design drawings, specifications, plans, layouts, diagrams, illustrations, System descriptions, calculations, schedules, graphs, performance charts; graphic or pictorial material needed to show locations, dimensions, elevations, sections, and details; all documents necessary to fix and describe the size, quality and composition of the Plant and its architectural, structural, mechanical, electrical and other systems; supplier operating and maintenance manuals, recommended spare parts lists, all documents required to support permitting and licensing and, all other operations data pertinent to the Plant. The Drawings shall set forth and detail all requirements for the construction of the Plant, provide all instructions customarily necessary in the trade and shall include all documents required for regulatory agency approval. At the time the Drawings are delivered to Owner, they become the property of Owner and Contractor shall only maintain drawings in support of this Agreement.

         EMISSION TESTS has the meaning set forth in Section 12.1(b)(iii).

         EQUIPMENT means the gas turbine generators and all other engineered, manufactured and


                                      5
                                                                    Article 1

                                CONFIDENTIAL


produced items, materials, supplies and goods required to be incorporated into the Plant for the construction and operation of the Plant in accordance with this Agreement.

         EXEMPT PROPERTY has the meaning set forth in Section 3.1(c).

         EXTENSION PERIOD has the meaning set forth in Section 12.3(c).

         FINAL ACCEPTANCE has the meaning set forth in Section 12.4.

         FORCE MAJEURE has the meaning set forth in Section 16(a) and 16(c).

         FUNCTIONAL TESTING means operational tests of a System which occur after Mechanical Completion and which verify that the controls for a System are tested, tuned and operate efficiently and that a System works properly and as designed in accordance with the specifications and is ready for Acceptance Testing and for normal and continuous operation.

         GAS PURCHASE AGREEMENTS means agreements between Owner and fuel suppliers for the purchase of fuel for operating the Plant.

         GOOD UTILITY PRACTICE means the professional practices, methods, acts, standards and industry codes accepted by the majority of the electric power generating industry in the United States of America. Good Utility Practice is not intended to be limited to the optimum practice or method to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices and methods. In applying the standard to any matter under this Agreement, equitable consideration should be given to the circumstances, requirements and obligations of each of the parties.

         GUARANTEE has the meaning set forth in Section 8.1(b).

         GUARANTOR has the meaning set forth in Section 8.1(b).

         GUARANTEED LUMP SUM PRICE has the meaning set forth in Section 3(a).

         HAZARDOUS MATERIALS means (i) "hazardous materials", "hazardous substances", or "toxic substances" or "contaminants" as those terms are defined under any applicable environmental law, including, but not limited to Applicable Laws of the United States or of the State of Georgia, as the same may be amended from time to time, and in the rules and regulations adopted or promulgated in respect thereof, (ii) petroleum and petroleum products, including crude oil and fractions thereof, (iii) any other hazardous, radioactive, toxic or noxious substance, material, pollutant or solid, liquid or gaseous waste, and (iv) any substance that, whether by its nature or its use, is subject to regulation under any environmental law or with respect to which any applicable environmental law or any Public


                                      6
                                                                    Article 1

                                CONFIDENTIAL


Sector Entity requires environmental investigation, monitoring or remediation.

         INDEMNITEES shall have the meaning set forth in Section 17.1.

         INDEPENDENT ENGINEER means the engineering adviser selected by the Construction Lender under the Construction Loan Agreement.

         INTERCONNECTION AGREEMENT means the agreement for interconnection of the Plant with the electric transmission system, a copy of which shall be provided to Contractor in redacted form within fifteen (15) days after execution, and which upon delivery to Contractor as provided in this Agreement shall automatically constitute Attachment II to Exhibit B.

         INTERCONNECTION POINTS means the points at which the Plant interconnects with (a) the electric transmission system , (b) the pipeline for the receipt of natural gas, (c) the water main for the receipt of water, and (d) the wastewater line for the outflow of wastewater, each of which is identified in Attachment I of Exhibit "B."

         INTERIM PERFORMANCE REQUIREMENTS means the Interim Performance Requirement for net power output for a Unit set forth in Section 2.1.3.1 of Exhibit "D" and the Interim Performance Requirement for net heat rate for a Unit set forth in Section 2.1.3.1 of Exhibit "D."

         LANDSCAPING includes all plantings, berms, greenspaces and stone for the Plant Premises which are required by this Agreement.

         LIMITED NOTICE TO PROCEED has the meaning set forth in Section 20.1.

         LOWER-TIER SUBCONTRACTOR means any Person other than Contractor or a Subcontractor that performs any obligation of Contractor under this Agreement, including all suppliers and manufacturers of Equipment.

         MECHANICAL COMPLETION has the meaning set forth in Section 11.1.

         MONTHLY PROGRESS REPORT has the meaning set forth in Section
3.1(d)(ii).

         MW means megawatts.

         NEW SCHEDULE has the meaning set forth in Section 4(h) and 16
(b)(vi).

         NOTICE OF MECHANICAL COMPLETION has the meaning set forth in Section 11.1(b).

         O.C.G.A. means the Official Code of Georgia Annotated.

         OLD SCHEDULE has the meaning set forth in Section 4(h) and 16(b)(vi).

         OWNER means Tenaska Georgia I, L.P., a Delaware limited partnership, its successors and assigns.


                                      7
                                                                    Article 1

                                CONFIDENTIAL


         OWNER CAUSED DELAY has the meaning set forth in Section 5.

         OWNER IP INDEMNIFIED PARTIES has the meaning set forth in Section
17.2.

         OWNER'S AGENT means the individual designated by Owner as agent pursuant to Sections 26.3 and 26.4.

         OWNER'S PROJECT MANAGER means the individual designated by Owner to be its agent pursuant to Sections 26.2 and 26.4.

         OWNER'S SECURITY means the aggregate amount of any Letter(s) of Credit provided by Contractor to Owner, and any Retainage or other amounts retained by Owner from payment(s) due to Contractor under this Agreement, as security for completion of the Project as provided in Section 3.1(d).

         OWNER'S SITE REPRESENTATIVE means the individual to be designated in writing by Owner to be its agent pursuant to Sections 26.1 and 26.4.

         OWNER TESTS has the meaning set forth in Section 12.1(b).

         P&ID's has The meaning set forth in Section 2(h).

         PECO means PECO Energy Company, a Pennsylvania corporation.

         PECO TESTS has the meaning set forth in Section 12.1(a).

         PERFORMANCE MINIMUMS has the meaning set forth in Section 13.5.

         PERFORMANCE TESTS has the meaning set forth in Section 12.1(b)(i).

         PERSON means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or authority or agency or any other entity of whatever nature.

         PHASE means either Phase I or Phase II of the Project.

         PHASE I means the engineering, design and construction of Units #1, #2 and #3 and shall be completed upon the achievement of Commercial Operation of all of Units #1, #2 and #3 and the satisfactory completion of the tests set forth in Section 2.1.4 of Exhibit D with respect to such Units.

         PHASE II means the engineering, design and construction of Units #4, #5 and #6 and the remainder of the Plant and shall be completed upon achievement of Commercial Operation for all of the Units #1 through #6 and the satisfactory completion of the tests set forth in Sections 2.1.4 and


                                      8
                                                                    Article 1

                                CONFIDENTIAL


2.4.2 of Exhibit D with respect to Plant Commercial Operation.

         PLANT means the dispatchable electric generating facility together with all Equipment, including those items described in Exhibit "A", and including all Systems, buildings and other structures, wiring, foundations, supports, controls, piping, valves, paving and fencing, which are a part of the Work, existing structures and elements below and above ground which are to be incorporated in the facility, and all other necessary items to construct the electric generating facility on the Plant Premises and to the Interconnection Points which are not on the Plant Premises as required by this Agreement.

         PLANT COMMERCIAL OPERATION means the achievement of Commercial Operation for all of the Units #1 through #6, plus the satisfaction by the Plant of those tests identified in Section 2.1.4 and 2.4.2 of Exhibit "D."

         PLANT PREMISES means the site as described in Exhibit "A" on, over or under which the Plant will be located.

         POWER PURCHASE AGREEMENT means the agreement dated August 24, 1999 between Tenaska Inc., a Delaware corporation and PECO.

         PRE-EXISTING HAZARDOUS MATERIALS has the meaning set forth in
Section 2(n).

         PUBLIC SECTOR ENTITY means any governmental authority, agency or court (state, county, municipal, local or other) of the State of Georgia that has lawful jurisdiction over the Plant, the Work or any part thereof.

         PUNCH LIST means unfinished items such as painting, fine-finish grading, clean-up or other Work which does not affect the operation, safety or integrity of a Unit or System or the Plant, as applicable, and does not impact the performance or life of the Equipment, but is included in the Work.

         REQUEST FOR DIRECTED WORK ORDER has the meaning set forth in Section 9.8(a).

         RETAINAGE means the aggregate amount withheld from monthly progress payments to Contractor as provided in Section 3.1(d).

         RETEST PERIOD has the meaning set forth in Section 12.3(c).

         SCHEDULED DATE OF COMMERCIAL OPERATION means that date corresponding to each Unit which is the number of months shown in the following table after the Authorization to Proceed Date (as determined pursuant to Section 20.2(c)), subject to any extension in accordance with Sections 2(n),


                                      9
                                                                    Article 1

                                CONFIDENTIAL


4, 16, 18.3(b), or 19(a).

                           Unit #                             Number of Months
                           ------                             ----------------
                             1                                         17
                             2                                         17
                             3                                         17
                             4                                         29
                             5                                         29
                             6                                         29


         SCOPE OF WORK has the meaning set forth in Article 2 of this Agreement.

         SECTION 12.3(C) NOTICE has the meaning set forth in Section 12.3(c).

         SUBCONTRACTOR means any Person who has a contract with Contractor to perform any obligation of Contractor under this Agreement, including all suppliers and manufacturers of Equipment and specifically including the supplier of the turbines under the Turbine Contract.

         SUSPENSION NOTICE has the meaning set forth in Section 19(a).

         SYSTEM means the Equipment and associated components, or defined portions thereof, including piping, valves, wiring, controls and supports described in Exhibit "B" and others as are agreed to in writing by the parties, which are required to perform a given function or combination of functions of a Unit or the Plant.

         SYSTEM TESTING FOR MECHANICAL COMPLETION means the tests, including hydrostatic testing, electrical testing, loop checks and motor rotation checks necessary to determine that a System conforms to the requirements of this Agreement and is Mechanically Complete and ready for Functional Testing.

         TURBINE CONTRACT means the Turbine Purchase Contract attached as Exhibit H.

         UNIT means each of the six General Electric 7F simple cycle combustion turbine generators furnished under the Turbine Contract together with such associated and ancillary Equipment as is necessary, directly or indirectly, for such Unit to achieve Commercial Operation.

         UNIT HEAT RATE REQUIREMENTS has the meaning set forth in Section
13.4.

         UNIT OUTPUT REQUIREMENT has the meaning set forth in Section 13.3.

         WORK has the meaning set forth in Article 2.


                                      10
                                                                    Article 1

                                  CONFIDENTIAL

         Article 2.  SCOPE OF WORK.

         Scope of Work means all of the obligations of Contractor pursuant to this Agreement ("Work") including the following:

         (a) Contractor shall furnish the design and engineering for the Plant and the Plant Premises, including the preparation of all Drawings, which design and engineering shall meet the requirements of this Agreement and shall be prepared and implemented in accordance with Applicable Laws, Applicable Insurance Policies and Good Utility Practice; provide and implement purchasing, construction, expediting, inspection, start-up and testing in accordance with all performance and other requirements of this Agreement and all Applicable Laws and Applicable Insurance Policies (together with all services related thereto) as required by this Agreement or as may be necessary to provide Owner with the Plant meeting all terms, conditions, specifications and standards set forth in this Agreement; provide all labor, Equipment, procurement of Equipment, (together with all services provided or to be provided by Contractor) to fulfill the Contractor's obligations to provide the Plant; perform all Change Orders; and, perform in accordance with all of Contractor's representations, covenants and warranties as set forth in this Agreement. Notwithstanding the preceding provisions of this Section 2(a), Contractor shall have no greater responsibility to Owner for compliance with Applicable Laws with respect to Equipment supplied or services performed pursuant to the Turbine Contract, than General Electric Company has to Contractor, as assignee of the Turbine Contract, for such Equipment supplied and service performed pursuant to the Turbine Contract.

         (b)      Contractor shall prepare and update Contractor's Work
                  Schedule in a timely manner and include such in the Monthly Progress Report. Contractor shall at all times keep Owner informed of the current progress of the Work. Contractor shall furnish all labor, supervision, construction utilities, and tools necessary to procure for, construct, and direct and support start-up of the Plant. Contractor shall, in accordance with the provisions of Article 9, correct all Work that fails to conform to the requirements of this Agreement and any Defects relating to the Plant or the Work. Contractor shall have sole responsibility for dealing with, coordinating and handling all


                                      11
                                                                    Article 2

                                CONFIDENTIAL


                  communications, negotiations and resolutions of disputes concerning all Equipment or other matters related to the Work with all Subcontractors and Lower-tier Subcontractors, including proper administration of all warranties on Owner's behalf prior to and during the warranty period. During construction, Contractor shall replace or repair to conforming status any inadequate, nonconforming, damaged or defective Equipment or Work.

         (c) Contractor shall (i) supervise and direct the Work, (ii) be responsible to coordinate the Work with respect to all obligations of Owner which are specifically identified in this Agreement, (iii) be responsible for and coordinate all Work of all Subcontractors and Lower-tier Subcontractors,
                  (iv) be responsible for keeping the Work on schedule, (v) timely report the status of the progress of the Work to Owner and (vi) pay Subcontractors in a timely manner. Unless otherwise specifically provided in this Agreement, Contractor shall be solely responsible for and have control over Subcontractors, labor, construction means, materials, material suppliers, methods, techniques, sequences, and procedures and for supervising and directing all portions of the Work. Contractor is responsible for carrying out its obligations so that each of the Units and the Plant shall operate safely and be in compliance with all Applicable Laws and fully satisfy all operating requirements set forth in this Agreement.

         (d) Contractor shall be fully responsible for any part of the Work accomplished by Subcontractors and Lower-tier Subcontractors and for the acts and omissions of Subcontractors and Lower-tier Subcontractors, including Persons either directly or indirectly employed by them to the same extent as Contractor is responsible for the acts and omissions of Persons directly employed by it.

         (e) Contractor shall be responsible for procurement of all Equipment including the Equipment listed in Exhibit "B", portions of which may be Designated Equipment. (The parties acknowledge and agree that Exhibit "B" includes major Equipment and related Drawings for some of the Systems and Equipment and is not an exhaustive listing of all parts and materials which are included in the Work..) Within thirty
                  (30) Days of ordering any Equipment, Contractor shall provide to Owner a list of spare parts for all such Equipment, identifying the supplier of such spare parts and including


                                      12
                                                                    Article 2

                                CONFIDENTIAL


                  current pricing for such spare parts. Contractor shall use all reasonable efforts to secure for Owner the lowest price for spare parts, and shall use reasonable efforts to cause each major Equipment manufacturer to agree to supply spare or replacement parts for such Equipment for a minimum of ten (10) years after the date of Plant Commercial Operation. Owner shall identify and purchase all spare parts for the Equipment and, prior to Commercial Operation, Contractor shall receive all spare parts for Owner at the Plant Premises. Risk of loss shall remain with Contractor for spare parts until such spare parts are delivered to Owner's designated operator for the Plant at or before Commercial Operation of the last Unit. Owner will make reasonable efforts to have spare parts available during commissioning of the Units. Owner's spare parts may be used by Contractor to fulfill Contractor's obligations under this Agreement and Contractor shall, at no cost to Owner, promptly replace such spare parts.

         (f) Contractor shall report to Owner on the progress of production and installation of Equipment under the Turbine Contract, shall provide Owner with advance notice of testing under the Turbine Contract and shall arrange for Owner and Independent Engineer to observe such testing. Contractor, with the written agreement of Owner, shall reject any nonconforming or defective Equipment supplied under the Turbine Contract and require correction, repair or replacement of such Equipment by General Electric Company, provided that Owner shall have the right to direct Contractor to reject any nonconforming or defective Equipment supplied under the Turbine Contract and to direct Contractor to require correction, repair or replacement of such Equipment by General Electric Company. Contractor shall not change or amend the Turbine Contract, without the written consent of Owner. Owner and Contractor will cooperate with each other in connection with the assignment of rights under the Turbine Contract to Contractor so as to permit Owner to retain such rights in the Turbine Contract as are necessary such that no sales or use tax is required to be paid upon the purchase of the Equipment supplied under the Turbine Contract, and for such purpose Owner and Contractor will take such actions as are reasonably necessary to obtain such result, including providing for the transfer of title to any Equipment supplied under the Turbine Contract directly from General Electric Company to Owner


                                      13
                                                                    Article 2

                                CONFIDENTIAL


                  and the remittance of payments for all Equipment under the Turbine Contract directly by Owner to General Electric Company.

         (g) Unless otherwise provided in this Agreement, Contractor shall, as part of the Guaranteed Lump Sum Price secure and pay for all for all necessary permits, including all building and construction permits, but excluding any (i) Department of Energy, (ii) zoning, subdivision or similar permits, and (iii) environmental permits required, including those listed in Exhibit "G," which shall be the responsibility of Owner.

         (h) Contractor shall immediately, as such documents become available, furnish Owner in accordance with Exhibit "L", clearly legible copies of the Drawings which include drawings of all final (including revisions, addenda and modifications) Subcontractor furnished shop drawings; performance data for all engineered Equipment; civil, electrical, mechanical, and structural construction drawings; piping and instrumentation diagrams ("P&ID's"); general arrangement drawings; electrical one-line diagrams; relay and metering drawings and all other drawings and documents prepared by Contractor, Subcontractors or Lower-tier Subcontractors relating to the Plant; and complete documentation of control system logic and programs including distributed controls; and three (3) copies of design calculations. Contractor shall maintain a set of Drawings at the Plant Premises which shall be continuously maintained and updated to reflect the "As Built" conditions of the Work.

         (i) Contractor shall complete the Work in a good and workmanlike manner in accordance with the construction practices used by a prudent construction contractor under similar types of contracts for the construction of an electric power generating facility under similar circumstances and conditions and in a manner which upon completion of the Work enables Owner, without modification of the Work, to meet its obligations in the copy of the Power Purchase Agreement (as redacted by Owner) attached hereto as Attachment 2 to Exhibit "B" and shall perform all tests included in Exhibit "D" and Article 12 hereof and such additional tests as are reasonably required by Owner to insure the safe and orderly start-up of the Units and the Plant. Additional tests, other than incidental tests required by Owner, shall be governed by Article 4 of this Agreement.


                                      14
                                                                    Article 2

                                CONFIDENTIAL



         (j) Contractor shall perform this Agreement in accordance with and fulfill any and all Applicable Laws and the requirements of any and all Applicable Insurance
                  Policies. Contractor shall initiate, maintain, and supervise all safety precautions and programs in connection with the performance of this Agreement. Contractor shall also comply with all reasonable safety standards, rules or requirements promulgated by Owner, if any. Contractor shall take all reasonable precautions for the safety of and shall provide reasonable protection to prevent damage, injury or loss to: (i) employees performing the Work and all Persons who may be affected thereby; (ii) all Persons performing Work at the Plant Premises; (iii) the Work and Equipment to be incorporated in the Plant, whether in storage off or on the Plant Premises, under care, custody or control of the Contractor or the Subcontractors;
                  (iv) all other property on the Plant Premises or adjacent thereto such as trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction; and (v) public road and rail systems used in performing the Work.

         (k) Contractor shall provide discipline engineers to support the Owner's Plant operator training program as provided in Section 1.1 of Exhibit B. Classroom training and site specific training shall be completed on all Systems before Mechanical Completion of the first System. All training shall be conducted at the Plant Premises, in a classroom lecture format. The Contractor shall utilize System descriptions, Plant P&ID's, schematic diagrams and Equipment Subcontractor supplied illustrations to instruct the trainees. Operators shall be taught System overviews, design concepts, control philosophy, limitations and performance optimization of the various Systems. Contractor will submit all drawings pertaining to the Systems, training materials, a course plan and qualifications of disciplined engineers to Owner for approval thirty (30) Days prior to the commencement of classroom training. Training furnished under the Turbine Contract shall be as provided in the Turbine Contract.

         (l) Contractor shall be entitled to subcontract any portion of the Work but shall not subcontract the whole of the Work; provided, however, that Owner shall have the right to disapprove in writing any Subcontractor, including any Associated Company of Contractor, contracting to do Work in excess of an aggregated sum in the amount of


                                      15
                                                                    Article 2

                                CONFIDENTIAL


                  ONE HUNDRED THOUSAND DOLLARS ($100,000). Contractor shall not allow any Subcontractor or Lower-tier Subcontractor to do Work on the Plant Premises or to supply Equipment for the Work without a written agreement and, in the case of Work to be performed at the Plant Premises, a valid insurance certificate acceptable to Contractor. Contractor shall furnish Owner with a copy of the technical and warranty portions of all such subcontracts as each is executed. Exhibit "M" sets forth a list of those Subcontractors which to date have been approved by Contractor and Owner. Notwithstanding the first sentence of this Section 2(l), Contractor shall submit to Owner for approval any additions or changes to Exhibit M fifteen (15) Days before entering into an agreement with any such newly identified Subcontractor. Contractor shall not employ or permit the employment of unfit Persons or Persons not skilled in tasks assigned to them. All subcontracts shall provide that the subcontracts shall be assignable to Owner as required in
                  Section 18.1(d)(i). The creation of any subcontract relationship shall not relieve Contractor of any of its obligations under this Agreement. Contractor represents that no Subcontractor is or will be a third party beneficiary under this Agreement except as otherwise expressly provided in this Agreement.

         (m) Owner has supplied certain information to Contractor ("Owner Supplied Information") which is the following:
                  Attachment IV to Exhibit "A." Contractor represents to Owner that it has verified conditions at the Plant Premises by completing such visual inspections as Contractor deems necessary, including investigation of the general and local conditions with respect to environment, transportation, access, waste disposal, handling and storage of materials, availability and quality of electric power, availability and condition of roads, climatic conditions and seasons, physical conditions at the Plant Premises and the surrounding area as a whole, topography and ground surface conditions, nature and quantity of surface and subsurface materials (as represented in Owner Supplied Information) to be encountered (other than Hazardous Materials), and will make such adjustments as are necessary to complete the Work to be performed.

         (n) Contractor shall be responsible for all site preparation of the Plant Premises. Site preparation shall include: preparation of Plant Premises for construction of the Plant, including demolition and proper removal of any existing man-made structures


                                      16
                                                                    Article 2

                                CONFIDENTIAL


                  (including subsurface structures for which Owner has given Contractor notice); clearing, grubbing and disposal of brush, trees and other vegetation; providing temporary and permanent drainage and drainage structures; removal of debris and rubble; all necessary investigation, analysis, testing and determination concerning the condition, contents or integrity of: (i) the subsurface, underground and/or soils conditions of the Plant Premises; (ii) the location and adequacy of utilities (surface and subsurface) for the Work; and (iii) the existing condition of any improvements on the Plant Premises. In performing site preparation, Contractor shall be responsible for and, except as provided in this subsection (n) below, assumes the cost of any construction, engineering or structural conditions, including those caused by the presence of organic materials (except (A) Hazardous Materials which were present prior to the execution of this Agreement ("Pre-existing Hazardous Materials"), (B) Hazardous Materials which are brought to the Plant Premises after the execution of this Agreement by Owner or its agents, provided that Contractor, it Subcontractors and Lower-tier Subcontractors are not considered to be Owner's agents, and (C) archaeological remains and artifacts), inadequate soil bearing qualities or underground water. Contractor represents that it is satisfied as to the general and local conditions and circumstances affecting the Work, particularly including the following:

                           conditions affecting transportation, access, disposal, handling, and storage of Equipment at the Plant Premises; availability and conditions of roads; availability of housing; climatic conditions and seasons; physical conditions at the Plant Premises; topography and ground surface and subsurface materials to be encountered (as represented in Owner Supplied Information); and equipment and facilities needed for performance of the Work.

                  Contractor's failure to acquaint itself with any general or local condition listed above or otherwise or circumstances affecting the Work existing as of the date of this Agreement will neither relieve it from the responsibility for successfully performing this Agreement, nor entitle Contractor to an adjustment to the Guaranteed Lump Sum Price or the Scheduled Date of Commercial Operation. Owner will not entertain, nor have any liability for, claims relating to, or arising out of, unknown or unforeseen subsurface


                                      17
                                                                    Article 2

                                CONFIDENTIAL


                  conditions (other than with respect to Pre-existing Hazardous Materials, archaeological remains or artifacts) and except only as specifically provided and limited in this Section 2(n) if the Scope of Work and/or schedule is increased due to information contained in the Owner Supplied Information being in error. To the extent Contractor encounters Pre-existing Hazardous Materials, archaeological remains or artifacts, Contractor shall use all reasonable efforts to minimize the consequences to Contractor's Work Schedule of dealing with those substances, remains or artifacts, consistent with considerations of safety and prudence and Contractor shall use all reasonable efforts to mitigate further contamination by Hazardous Materials and in the case of such substances, archaeological remains or artifacts, to mitigate the impact on the Guaranteed Lump Sum Price. Notwithstanding the foregoing, Contractor (i) shall have no obligation under this Agreement for dealing with or disposing of such Pre-existing Hazardous Materials, archaeological remains or artifacts, and (ii) shall be entitled to propose a Change Order to the extent that, despite appropriate mitigation efforts, the Work and/or schedule is increased. Contractor shall not be responsible for the removal, handling, transportation, or disposal of any Pre-Existing Hazardous Materials located on the Plant Premises or any environmentally unsound condition caused by Owner, provided that Contractor shall immediately notify Owner of any indication of such Pre-Existing Hazardous Materials or any environmentally unsound condition known to Contractor. Contractor shall specifically not be deemed or held responsible as a "generator" or a "transporter" for such Pre-existing Hazardous Materials or Owner caused environmental conditions. Contractor acknowledges the limitations and descriptions of the Owner Supplied Information. Owner makes no representation as to the completeness of the Owner Supplied Information or that it applies generally to subsurface conditions of the Plant Premises. Contractor shall notify Owner, in writing, of the following conditions ("Unforeseen Conditions"), promptly upon discovery by Contractor and before such conditions are disturbed: (1) subsurface or latent physical conditions at the Plant Premises of an unusual nature differing materially from those represented in the Owner Supplied Information; (2) rock excavation requiring blasting or saw cutting; or (3) the existence of man-made obstructions which require relocation.


                                      18
                                                                    Article 2

                                CONFIDENTIAL


                  After receipt of notice from Contractor, Owner will promptly investigate any Unforeseen Conditions and within two (2) Days will issue appropriate orders or instructions to Contractor. If such Unforeseen Conditions will increase or decrease the cost of the Work or the Plant by more than FORTY THOUSAND DOLLARS ($40,000) in the aggregate, or cause a delay in the Scheduled Date of Commercial Operation, then Owner shall issue a change order in accordance with Section
                  4 adjusting the Guaranteed Lump Sum Price either up or down, as appropriate by the amount of increase or decrease in the cost of the Work or Plant in excess of FORTY
                  THOUSAND DOLLARS ($40,000) or extending the Scheduled Date of Commercial Operation, or both, as appropriate. Notwithstanding the fact that Contractor's increased cost due to Unforeseen Conditions might exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), nevertheless the total dollar amount for all Change Orders to be approved and paid by Owner under this Section 2(n) due to Unforeseen Conditions shall not exceed the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000). Except for Change Orders not to exceed [*] as provided hereafter, a Change Order under this Section 2(n) due to Unforeseen Conditions must be proposed by Contractor pursuant to Section 4 not later than the date of completion of foundations for all of the following items: gas turbine generators, pipe rack, generator step-up transformers, field erected tanks, and major buildings. Owner shall not grant an adjustment to the Guaranteed Lump Sum Price for Change Orders in excess of
                  [*] due to Unforeseen Conditions after completion of all of the above-listed foundations and the total aggregate change in the Guaranteed Lump Sum Price pursuant to this Section 2(n) due to incorrect information in the Owner Supplied
                  Information shall in no event exceed ONE MILLION FIVE
                  HUNDRED THOUSAND DOLLARS ($1,500,000).

         (o) Contractor shall keep the Plant Premises and surrounding area free from accumulation of waste materials or rubbish caused by the Work. At completion of the Work the Contractor shall remove from and about the Plant Premises all waste materials, debris, rubble, rubbish, Contractor's tools, construction equipment, machinery and surplus


                                      19
                                                                    Article 2

                                CONFIDENTIAL


                  materials. If the Contractor fails to clean up as so provided herein, the Owner may do so and the cost thereof shall be charged to the Contractor.

         (p) The Plant shall include the following to be constructed on the Plant Premises: 500 KV power to the Interconnection Point for the transmission system; a natural gas line to the Interconnection Point for the natural gas pipeline; and a water line to the Interconnection Point for the water main.

         (q) Contractor shall meet environmental and permit commitments made by Owner and/or Contractor and other requirements, including the draft environmental permits set forth in Exhibit "G" as modified by the final environmental permits, provided that Owner shall provide copies of the final environmental permits to Contractor as soon as reasonably possible following receipt by Owner of such permits. Upon delivery of copies of the final environmental permits to Contractor, Exhibit "G" shall be automatically deemed amended to reflect the form and contents of such final environmental permits. If the final environmental permits change or modify the Work or the schedule so as to require a Change Order then Contractor upon compliance with the requirements of
                  Section 4 shall be entitled to a Change Order, provided that Contractor shall, as soon as reasonably possible after receipt of such permits, propose such Change Order. Contractor shall, during construction:
                  (i) limit fugitive dust; (ii) avoid run off of contaminated surface water and silt; and (iii) comply with the safety guidelines and requirements set forth in the safety manual developed pursuant to Section 27.4 and (iv) not contaminate ground water, in any manner including by spilling Hazardous Materials. All Hazardous Materials introduced to the Plant Premises by Contractor or any Subcontractor or Lower-tier Subcontractor shall be properly used and stored. All spills or releases of Hazardous Materials by Contractor or any Subcontractor or Lower-tier Subcontractor shall be properly disposed of and/or remedied by Contractor, at Contractor's expense.

         (r) As part of the Guaranteed Lump Sum Price, Contractor shall provide: an office area approximately 750 square feet in size on the Plant Premises with furniture, other than office equipment, to accommodate Owner's Site Representative; and, beginning prior to the delivery of any Equipment, security for the Plant Premises consisting of a



                                      20
                                                                    Article 2

                                CONFIDENTIAL


                  perimeter fence adequate to protect Equipment and a twenty-four (24) hour security guard.

         (s) If Shipment (as defined in the Turbine Contract) of one or both of Units #2 and #3 has not occurred on or before December 31, 2000, Contractor may arrange for transportation of those Unit(s) for which Shipment has not occurred by one or more dedicated trains which have been retained by Contractor specifically to pickup such Units at the General Electric Company manufacturing facility, or if the Units are manufactured outside of the United States at the port of entry for such Units(s) into the United States, and deliver such Unit(s) to a railroad siding near the Plant Premises. Contractor shall use reasonable good faith efforts to minimize the costs for such transportation, including using only one train if reasonably possible. If Contractor elects to utilize one or more dedicated trains, Contractor shall be entitled to a Change Order increasing the Guaranteed Lump Sum Price by the actual net cost (after considering any reduction in the price under the Turbine Contract as a result of Contractor supplying transportation for the Unit(s) instead of General Electric Company) of such trains(s), up to a maximum amount of One Hundred Seventy Thousand Dollars ($170,000) and no extension of the Scheduled Date of Commercial Operation shall be made as a result of such Change Order.


                                      21
                                                                    Article 2

                                  CONFIDENTIAL

Article 3.  PAYMENT

Section 3.1 GUARANTEED LUMP SUM PRICE AND PAYMENT - LIENS - RETAINAGE.

(a) The Owner shall pay the Contractor for the Contractor's performance of this Agreement a lump sum amount of TWO HUNDRED TWENTY TWO MILLION FIVE HUNDRED THIRTY FOUR THOUSAND TWO HUNDRED FORTY SEVEN DOLLARS ($222,534,247) (the "Guaranteed Lump Sum Price"), subject to adjustment in accordance with
     Section 4, Exhibit "P"(Escalation) and Exhibit "J" (Scope Change Unit Rates and Option Pricing). The Guaranteed Lump Sum Price is comprised of (i) the Turbine Contract in the amount of ONE HUNDRED SIXTY SEVEN MILLION THREE HUNDRED FORTY THREE THOUSAND SEVEN HUNDRED TWENTY EIGHT DOLLARS ($167,343,728), and (ii) the "Contractor's Fixed Price" in the amount of FIFTY FIVE MILLION ONE HUNDRED NINETY THOUSAND FIVE HUNDRED NINETEEN DOLLARS ($55,190,519). No escalation of the Guaranteed Lump Sum Price will be required if the Authorization to Proceed is given to Contractor on or before July 1, 2000. Responsibility for the payment of sales and use taxes shall be allocated between Owner and Contractor as set forth in Section 3.1(c). All taxes levied in connection with the performance of the Work, including occupational, excise, unemployment, FICA, income taxes, state and federal gasoline and fuel taxes, property taxes on Contractor's equipment, tools and supplies necessary for performance of the Work, and customs duties on materials and supplies and all other taxes on any item or service that is a part of the Work, whether such tax is normally included in the price of such item or service or is normally separately stated, shall be the responsibility of Contractor and are included in the Guaranteed Lump Sum Price. With respect to all personal property, services or materials that are subject to sales and use tax, Contractor shall follow the procedures set forth in Section 3.1(c).

(b) The Guaranteed Lump Sum Price includes the cost of obtaining and using temporary construction utilities, including chemicals required for construction, electric power and water required for construction, cleaning and testing, and the initial fill for flushing and initial operation through Commercial Operation of all lubricants, fluids (including


                                       22                              Article 3

                                  CONFIDENTIAL

     glycol and transformer oil), grease and hydraulic fluids for the Equipment, excluding turbine lube oil. Except for the following consumables which are not included in the Guaranteed Lump Sum Price: (i) turbine lube oil for flushing and initial fill, (ii) bulk CO(2) and hydrogen for generator purge and cooling, (iii) bulk CO(2) and FM200 for the turbine fire protection systems and (iv) bulk water treatment chemicals, if any, Contractor shall supply all consumables required in connection with the performance of the Work. Contractor shall budget for and use reasonable efforts to consume not more than [*] of fuel during the performance of the Work, including start-up, commissioning, Acceptance Testing, diagnostic testing, or retesting pursuant to Section 12.3 and including all fuel requirements under the Turbine Contract through the date of Commercial Operation of the last Unit to achieve Commercial Operation. The Guaranteed Lump Sum Price will be increased by change order for all technical services used under the Turbine Contract in excess of 600 man-weeks by [*] of such services with Contractor being responsible for the payment to General Electric of all additional payments required under the Turbine Contract for man-weeks of such services in excess of 600 man-weeks. The Guaranteed Lump Sum Price will be decreased by change order if less than 600 man-weeks of technical services are used under the Turbine Contract by [*] for each man-week of such services less than 600 man-weeks, with Contractor retaining the benefit of any reduced payments to General Electric under the Turbine Contract arising from the use of less than 600 man-weeks of such services. The Guaranteed Lump Sum Price does not include the cost of All Risk Builder's Risk insurance. The Guaranteed Lump Sum Price will not be changed except as specifically provided for in this Agreement.

(c) Contractor is responsible for the payment of all sales and use taxes with respect to any purchases made by Contractor in order to perform the Work, except as otherwise expressly provided herein. Owner shall file or cause to be filed in the name of Owner or in the name of Contractor applications for exemptions from sales and use taxes for machinery and equipment used directly in the manufacturing process, pursuant to


                                       23                              Article 3

                                  CONFIDENTIAL

     O.C.G.A. Section 48-8-34, and for machinery and equipment used for the primary purpose of eliminating air or water pollution, pursuant to O.C.G.A.
     Section 48-8-36. Upon receiving exemption certificates with respect to the purchase of manufacturing equipment and/or pollution control equipment (the property covered by such certificates, "Exempt Property"), Owner shall deliver a copy of such certificates to Contractor. Thereafter, Contractor shall employ such certificates in all purchases of Exempt Property to be incorporated into the Work so as to avoid the imposition of sales and use tax on the purchase of Exempt Property. Contractor shall make purchases of Exempt Property in Contractor's name or, if designated by Owner as Designated Equipment, in Owner's name pursuant to a power of attorney or agency granted by Owner to Contractor for this purpose and will permit Owner to make payments directly for Designated Equipment, which direct payments will be credited against amounts otherwise due to Contractor from Owner under this Agreement. The Guaranteed Lump Sum Price is based upon Owner obtaining exemption certificates for all of the Equipment as anticipated Exempt Property and includes all applicable sales and use taxes other than with respect to such Exempt Property. In the event that, notwithstanding such exemption certificates, Contractor is required to pay sales or use tax on more or less than all of the Equipment, then a Change Order shall be issued increasing or decreasing the Guaranteed Lump Sum Price by the amount of any increase or decrease in such sales and use taxes. Contractor shall pay any applicable Georgia sales and use tax and the amounts so paid shall be part of the Guaranteed Lump Sum Price. Contractor shall cooperate with Owner in lawfully avoiding the payment of sales and use tax on Exempt Property; however, in the event that Contractor is required to pay and does pay any sales and use tax on Exempt Property, then Owner may apply for, receive and retain a refund of all of the sales and use taxes paid in respect of the Exempt Property, and Contractor assigns to Owner all right to receive any such refund. Owner and its representatives may, at Owner's discretion, participate in relevant portions of all audits and examinations of Contractor, formal and informal administrative proceedings, or judicial proceedings


                                       24                              Article 3

                                  CONFIDENTIAL

     that concern or relate to the payment of Georgia sales and use tax for the purposes of the Work ("Tax Proceeding"). Contractor shall cooperate fully with Owner and its representatives in connection with any Tax Proceedings and shall notify Owner on a timely basis when Contractor receives notice that the Georgia Department of Revenue intends to perform a sales and use tax audit of the Contractor for any period in which this agreement is in effect.

(d) The Guaranteed Lump Sum Price shall be invoiced and paid in accordance with the following procedure:

     (i) On the first Business Day after delivery of the Authorization to Proceed, Owner shall pay fifty percent (50%) of the Mobilization Payment set forth in Exhibit I.

     (ii) On or before the last Day of each calendar month during the term of this Agreement, an invoice for the Work completed to such date shall be documented by Contractor in the form of Exhibit "I" and submitted to Owner for verification and payment, which invoice shall include (a) a specific reference to the amount due under the Turbine Contract payment schedule, (b) a separate specific reference to the amount due under the Designated Contracts with respect to Designated Equipment,
          (c) a separate specific reference to the amount due with respect to the balance of the Contractor's Fixed Price and (d) an itemization by item, for both the amount due under the Turbine Contract, the amount due under the Designated Contracts for Designated Equipment and the amount due under the Contractor's Fixed Price. Within four (4) Business Days after the end of each month, Contractor shall submit its report of the progress and status of the Work ("Monthly Progress Report"). Owner will pay to General Electric Company, directly or by joint check with Contractor, the amount designated on Contractor's invoice as due under the Turbine Contract in accordance with the GE Payment Procedures set forth in Exhibit "O", subject to any deduction from such payment made pursuant to Section 3.1(e) which Owner designates as resulting from performance or non-performance under the


                                       25                              Article 3

                                  CONFIDENTIAL

          Turbine Contract. Contractor shall be responsible for any additional amounts due to General Electric Company as a result of additional work, equipment or services requested by Contractor or for any additional charges incurred beyond the price set forth in this Agreement for the Turbine Contract unless Owner and Contractor shall have executed a change order under this Agreement for such additional charges. At the request of Owner, Contractor shall dispute amounts otherwise due to General Electric Company under the Turbine Contract in accordance with the rights of Buyer set forth in Section 3.5 of the Turbine Contract and, as between Owner and Contractor, Owner shall have the same right to withhold payment to General Electric Company as is provided to Buyer in Section 3.5 of the Turbine Contract and shall not, as a result of withholding such payments, be in breach of this Agreement. In the event that Owner intends to request Contractor to dispute payment with General Electric Company, Owner shall provide prompt notice of such intent to Contractor. All amounts paid to General Electric Company by Owner shall be credited against the Turbine Contract portion of the Guaranteed Lump Sum Price. Owner shall further pay directly, or by joint check with Contractor, to the respective vendors of the Designated Equipment, the amount designated on Contractor's invoice as due under the Designated Contracts, subject to any deduction from such payment made pursuant to Section 3.1(e) which Owner designates as resulting from performance or non-performance under the Designated Contracts. Contractor shall be responsible for any additional amounts due to the vendors of the Designated Equipment as a result of additional work, equipment or services requested by Contractor or for any additional charges incurred beyond the prices set forth in the Designated Contracts unless Owner and Contractor shall have executed a Change Order under this Agreement for such additional charges.

    (iii) At the end of each month during the term of this Agreement, Contractor shall submit to Owner with Contractor's invoice an executed Certificate of


                                       26                              Article 3

                                  CONFIDENTIAL

          Construction Contractor in the form of Exhibit "R."

     (iv) The Monthly Progress Report shall also include, but not be limited to:

          (a) Contractor's report of actual versus scheduled progress status for the Work.

          (b)  Procurement and delivery status summary for Equipment.

          (c) Contractor's and Subcontractors' progress reports and a consolidated Contractor's Work Schedule including a report of budgeted and expended man-hours.

          (d) All Work performed during such time in furtherance of any Change Order approved pursuant to Article 4.

          (e) Authorization of payments under the Turbine Contract and under the Designated Contracts.

     (v) After receipt of an invoice for the Work by Owner and if Contractor has complied with the above requirements of Section 3.1(d)(ii) through 3.1(d)(iv) and subject to the provisions of Section 3.1(e), Owner will have twenty-five (25) Days (if the 25th Day is not a Business Day, the 25th Day will be deemed to be the next Business Day) to approve said invoice and pay Contractor a progress payment of ninety-five percent (95%) of the amount specified in the invoice to be due to Contractor, not including any amounts due pursuant to the Turbine Contract or Designated Contracts, the remaining five percent (5%) of such amount to be Retainage. If a lien is filed by a Subcontractor or any Lower-tier Subcontractor against the Plant or Plant Premises, Contractor shall within twenty (20) Days of a written request of Owner or Construction Lender provide a lien bond in accordance with O.C.G.A.
          Section 44-14-364 or other arrangement containing such terms and conditions as are satisfactory and acceptable to Owner and Construction Lender to remove such lien, or upon Contractor's failure to do so, Owner may obtain (but is not obligated to obtain) such bond or other arrangement and remove such lien and pay the cost, including reasonable attorney fees and the amount of or cost for providing for


                                       27                              Article 3

                                  CONFIDENTIAL

          security, from the monthly progress payments otherwise due Contractor and from the Owner's Security, if necessary. After any such withholding, any amount remaining unpaid shall be the obligation of Contractor. Owner shall have the right to withhold an amount equal to one hundred fifty percent (150%) of the amount of any lien filed against the Plant or the Plant Premises from the monthly progress payments as a part of Owner's Security, until such lien is removed. All such progress payments made by the Owner shall be made by wire transfer to the Contractor.

(e) All progress payments provided for in Section 3.1(d) are subject to deductions by Owner for (i) any overpayments (as a result of later determined inadequacy of some Work, Work not performed or miscalculations) made by Owner for any previous progress payment or period, (ii) any liquidated damages due Owner under this Agreement, (iii) such amount as Owner reasonably determines to be the cost to remedy any Work not done or which is defective or does not conform to this Agreement (including breach of Warranty) and the amount of any unsettled claims against Contractor or Owner and/or the amounts Owner is entitled to withhold or expend pursuant to Sections 3.1(d)(ii) or 3.1(d)(v) and unpaid amounts which are due from Contractor to any Person and which are related to performance of this Agreement, (iv) the amount by which any progress payment is in good faith disputed by Owner, (v) the cost of any loss or damage to the Owner caused by Contractor and (vi) any amounts due to Owner or other indemnified parties pursuant to the indemnification provisions of this Agreement. At or prior to the time such progress payment would otherwise be due, Owner will notify Contractor in writing, of any such deduction or expenditure from a progress payment and Owner will provide a detailed explanation of the reason for such deduction or expenditure. If Contractor disputes such deduction or expenditure, Contractor shall notify the Owner, Contractor shall continue performance of the Work, and the parties shall resolve such dispute in good faith in accordance with the provisions set forth at
     Section 18.5. While resolving any disputed amounts, and pending final resolution of a Dispute, Owner and Contractor shall continue to fulfill


                                       28                              Article 3

                                  CONFIDENTIAL

     their obligations under this Agreement. Contractor shall indemnify and hold Owner harmless from and against any and all loss, cost, expense, liability and damage incurred by Owner arising from Subcontractor liens or Lower-tier Subcontractor liens filed against the Plant or Plant Premises. Owner may exercise the rights described in Sections 3.1(d)(v) and this 3.1(e) without waiving or releasing any other right, remedy or recourse which Owner may have at law or equity.

(f) The amount of undisputed Retainage, interest not accruing thereon, accumulated throughout the term of this Agreement until the Commercial Operation of all of the Units in Phase I (not to exceed two and one half percent (2 1/2%) of Contractor's Fixed Price), shall be paid to Contractor within seven (7) Days after the achievement of Commercial Operation by all of the Units in Phase I and completion of the PECO Tests for Phase I, provided that as a condition to Owner's obligation to pay such Retainage to Contractor, Contractor shall, at Contractor's cost, deliver an irrevocable letter of credit issued to Owner by a bank or other financial institution acceptable to Buyer in the form attached as Exhibit Q to Buyer, in a face amount equal to the amount of Retainage to be paid to Contractor. The amount of undisputed Retainage, interest not accruing thereon, accumulated during the term of this Agreement, less any amount paid to Contract after the Commercial Operation of all of the Units in Phase I, shall be paid to Contractor upon Plant Commercial Operation, provided that as a condition to Owner's obligation to pay such Retainage to Contractor, Contractor shall, at Contractor's cost, increase the face amount of the irrevocable letter of credit previously issued to Owner to an amount equal to the total of the amount of Retainage paid to Contractor under this Section 3.1(f). Owner shall have the right to draw upon the Letter of Credit held as Owner's Security at such times as are permitted in this Agreement. Owner's Security shall be released at such time as (i) the Contractor delivers to Owner (a) a final adjusted invoice (not including amounts withheld pursuant to Sections 3.1(e) or 3.1(f) or withheld or expended from Owner's Security as authorized by Sections 3.1(d)(ii) and 3.1(d)(v)), (b) releases of recorded liens and claims of any Person arising out of or related to the performance of this


                                       29                              Article 3

                                  CONFIDENTIAL

     Agreement, (c) from each Subcontractor who has Punch List items outstanding and unpaid or has amounts in dispute or claims asserted against Contractor, an interim waiver and release upon payment in compliance with O.C.G.A. Section 44-14-366(c), a separate written acknowledgment of payment as provided in O.C.G.A. Section 44-14-366(f) and a Subcontractor Interim Waiver, Release and Assignment of Liens and Claims contained in Exhibit "N," each such form to be acceptable to Owner and Construction Lender, (d) from each Subcontractor who has completed all of such Subcontractor's work on the Plant Premises and has no outstanding Punch List items or disputed claims, an unconditional waiver and release upon final payment in compliance with O.C.G.A. Section 44-14-366(d), a separate written acknowledgment of payment as provided in O.C.G.A. Section 44-14-366(f), and a Subcontractor Final Waiver, Release and Assignment of Liens and Claims contained in Exhibit "N," each such form acceptable to Owner and Construction Lender, (e) from Contractor, an interim waiver and release upon payment in compliance with O.C.G.A. Section 44-14-366(c), a separate written acknowledgment of payment as provided in compliance with O.C.G.A.
     Section 44-14-366(f) and a Contractor Interim Waiver, Release and Assignment of Liens and Claims contained in Exhibit "N" each such form acceptable to Owner and Construction Lender, (the final lien releases to be delivered to Owner by Contractor as provided below) and (f) releases of any other known potential encumbrance against the Plant or the Plant Premises and any other obligations or claims arising out of Contractor's performance of this Agreement, except due to Punch List items until corrected and paid for, the amount withheld for disputes pending pursuant to Section 18.5 unless otherwise agreed to by the parties in writing, and any sums not yet due under this Agreement; or arrangements satisfactory to Owner and Construction Lender for the handling of any such matters which are not released, all of such documents to be in form satisfactory to Owner; (ii) the Contractor submits an affidavit to Owner, satisfactory to Owner, listing, to the best of Contractor's information and belief, the aggregate dollar amount of all retainage and other payments which Contractor owes its Subcontractors which have not signed an unconditional waiver and release upon final


                                       30                              Article 3

                                  CONFIDENTIAL

     payment and a separate written acknowledgment as provided above and the aggregate dollar amount of all disputes with or claims asserted by Subcontractors, Lower-tier Subcontractors and others and stating that all performance has been completed in accordance with this Agreement, except for the Combustion Turbine Evaporative Cooler Test as described in Section
     3.2.2 of Exhibit "D," and Punch List items, but if Owner reasonably believes any part of an affidavit so submitted is not true, Owner shall have the right to require Contractor to correct such condition(s) and resubmit the affidavit before Owner releases Owner's Security; (iii) all inspections by Owner and System Testing for Mechanical Completion have been completed, except the Combustion Turbine Evaporative Cooler Test which may be delayed in accordance with Exhibit "D"; and (iv) Owner has issued a Certificate of Final Acceptance as provided in Section 12. In the event Contractor does not provide a release of a recorded lien and the items required in Section 3.1(f)(i)(c) and (d), Owner shall have the right to withhold up to one hundred fifty percent (150%) of the amount of such recorded liens or any amounts claimed by each such Subcontractor which may result in a lien, or Owner may follow the statutory procedure for the removal of any recorded liens and the costs and expenses related thereto, including reasonable attorney fees and the costs of any security to be provided, shall be paid from the Owner's Security; provided that no waiver of any other right or remedy is intended or shall be effected by such withholding and after such withholding, any amount remaining unpaid shall be the obligation of Contractor. After Final Acceptance and before Owner releases Owner's Security, Contractor shall furnish to Owner a current and accurate drawn to scale "as built" survey of the Plant Premises, prepared and certified to by a licensed real estate surveyor, or equivalent under the laws of Georgia, certified by and licensed in the State of Georgia and in form and substance satisfactory to Owner's title insurance company showing:

     (i) all visible and/or known structures, facilities, high-voltage cables, improvements and the Plant and their location on the Plant Premises; and

     (ii) any encroachment or projection of the Plant or Equipment on adjoining


                                       31                              Article 3

                                  CONFIDENTIAL

          property and any encroachment on the Plant Premises; and

    (iii) any violation on the Plant Premises of building set back requirements or of use or other restrictions; and

     (iv) all recorded and apparent easements and any other interests in the Plant Premises; and

     (v)  all Contractor installations to the Interconnection Points.

     After Final Acceptance and as a precondition to the payment or release of Owner's Security, Contractor shall also furnish to Owner two (2) sets of final specifications (including addenda and modifications) and design calculations; three (3) blue line copy sets, one (1) reproducible set, and
     (1) full set of final CADD drawing files on computer discs, of final drawings for the following: general arrangements, P&ID's, all mechanical and electrical drawings, control system logic and programs, electrical one-lines, instrument index, relay and metering drawings, electrical termination list by circuit number, piping line list and any documentation relating to the design, construction, check out or operation of the Plant. Final documents which reflect the condition of the Plant as constructed shall be individually identified as such by clearly marking "as-built" on the face of each document. Final documents which must be "as-built" include general arrangement drawings, P&ID's, all underground mechanical and electrical drawings, control system logic including DCS configuration, electrical one-line diagrams, relay and metering diagrams, electrical termination lists by circuit number and termination point, and piping line list. Owner shall have the right to extend the time to complete any of the above contractual requirements, partially or in total, and to withhold funds as provided hereafter in this Section 3.1(f) and in Section 12.4. In addition to the amount withheld for Punch List items pursuant to Section 12.4, Owner may, in the event Owner elects to make a partial release, withhold from the release of Owner's Security the following amounts: (i) two (2) times the amount which Owner in good faith determines to be the reasonable cost, based on the estimated cost of completion by a third party contractor, of Defects in Work items and/or incomplete Work items in dispute between Owner and Contractor; (ii) two (2) times the reasonable


                                       32                              Article 3

                                  CONFIDENTIAL

     amount of any claims for damage, loss and expense which Owner has against Contractor; (iii) the amount which Construction Lenders require be withheld for liens, notices of lien, claims and obligations related to the Work;
     (iv) liquidated damages, indemnities and other amounts due Owner; (v) any amounts as described in Section 3.1(d)(v) for which there has been no deduction from a progress payment; and (vi) the cost to remove liens as provided in this Section 3.1(f). After Contractor has complied with the requirements for the release of Owner's Security, release shall be made following Final Acceptance, pursuant to the final adjusted invoice which shall not include any amounts which Owner has the right to withhold. Acceptance of the release of Owner's Security by the Contractor shall constitute a waiver and release of all claims against Owner and/or disputes with Owner of the Contractor except due to Punch List items until corrected and paid for, for disputes pending pursuant to Section 18.5 unless otherwise agreed to by the parties in writing, and any sums withheld or not yet due under this Agreement. When the Combustion Turbine Evaporative Cooler Test and the Punch List items are complete and approved by Owner, and if other amounts have been withheld as provided in this Agreement, then when such matters for which such other amounts are withheld are resolved, Owner shall pay or release the remainder of Owner's Security, as adjusted by amounts withheld or expended from Owner's Security as permitted by this Agreement, at such time as Contractor delivers to Owner (i) form each and every Subcontractor who has performed Work on the Plant Premises, an unconditional waiver and release upon final payment in compliance with O.C.G.A. Section 44-14-366(d), a separate written acknowledgment of payment as provided in O.C.G.A. Section 44-14-366(f) and a Subcontractor Final Waiver, Release and Assignment of Liens and Claims contained in Exhibit "N," each such form to be acceptable to Owner and Construction Lender (ii) from the Contractor, an unconditional waiver and release upon payment in compliance with O.C.G.A. Section 44-14-366(d), a separate written acknowledgment of payment as provided in O.C.G.A. Section 44-14-366(f), and a Contractor Final Waiver, Release and Assignment of Liens and Claims substantially in compliance with O.C.G.A. Section 44-14-361.2 and Exhibit "N" and stating that the agreed


                                       33                              Article 3

                                  CONFIDENTIAL

     price or reasonable value of all labor, services, or materials have been paid or waived in writing by all such Subcontractors and Lower-tier Subcontractors and all others with a lien right against the Plant Premises, each such form to be acceptable to Owner and Construction Lender, and (iii) release of any other obligations or claims arising out of Contractor's performance of this Agreement, unless otherwise agreed to by the parties in writing, all of such documents to be in form satisfactory to Owner and Construction Lender.

(g) The making of any full or partial progress payment or the payment or release of any Owner's Security under this Agreement by Owner shall not constitute an admission by Owner that the Work paid for thereby (or any Work previously performed) is accepted or approved, and Owner shall have the same right to challenge the adequacy of such Work as Owner would have had if it had not made such payment or release. The making of any full or partial progress payment or the payment or release of any Owner's Security under this Agreement shall not mean that the Owner (i) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (ii) reviewed construction means, methods, techniques, sequences or procedures, (iii) reviewed copies of requisitions received from Contractor and other data requested by the Owner to substantiate the Contractor's right to payment, (iv) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Guaranteed Lump Sum Price, or (v) waived any claim for nonperformance of the Work or any other obligation of Contractor hereunder including claims for faulty, defective or omitted Work appearing after the payment of any progress payment or the release or payment of Owner's Security.

(h) Owner is not required to invoke the Dispute procedure of Section 18.5 in order to withhold amounts permitted by this Agreement to be withheld by Owner from a progress payment invoice or an Owner's Security invoice or to draw upon a Letter of Credit included in Owner's Security.

(i) Contractor shall be entitled to payment or release of any undisputed Owner's Security upon satisfaction of the requirements of Section 3.1(f) and Section 12.4 and subject to


                                       34                              Article 3

                                  CONFIDENTIAL

     the provisions of Section 10(c). Upon termination of this Agreement, for reasons other than Contractor default, Contractor shall be entitled to payment or release of undisputed Owner's Security subject to the provisions of Section 18.6 and Section 10(c) of this Agreement. Contractor shall be entitled to interest on the amount of undisputed Retainage, subject to
     Section 18.6 and Section 10(c), from the date due, and on disputed Retainage, subject to Section 18.6 and Section 10(c), from the date finally determined to be the date due, at the annual prime rate of The Chase Manhattan Bank on the date due, plus one percent (1%), but not in excess of the lawful maximum rate.

(j) Notwithstanding any other provision to the contrary in this Agreement, at any time when Contractor is in material breach of this Agreement and Owner has given Contractor notice thereof, Owner may withhold, all or such portion of any payment due to Contractor as may be reasonable, in the judgment of Owner, considering the nature of the material breach. On the payment date next succeeding the date on which all such material breaches of Contractor have been remedied, Owner shall make all payments withheld during the continuation of any such material breaches, subject to the other provisions and requirements of this Article 3, less any amounts paid by or on behalf of Owner in an effort to remedy any such material breaches or the costs incurred as a result thereof.

                                  CONFIDENTIAL

Article 4. CHANGE ORDER.

(a) A proposed Change Order is a change in the Work and/or a change in the Scheduled Date of Commercial Operation:

     (i)  proposed in writing by Owner to Contractor; or

     (ii) proposed in writing by Contractor to Owner; or

    (iii) proposed in writing by Owner or Contractor as a result of a Change of Law or Change in Applicable Insurance Policy which materially changes the Work and materially increases or decreases Contractor's cost of performance under this Agreement.

          No proposed Change Order shall be effective unless first approved by Owner pursuant to Section 4(b).

(b)  In the event that a Change Order is proposed then, no later than fifteen
     (15) Business Days (unless otherwise extended by agreement, in writing) following the proposal of the Change Order, Contractor shall prepare, in writing, and send to Owner: (i) a full description of the scope of work,
     (ii) a detailed estimate of the cost adjustment (increase or decrease) in the Guaranteed Lump Sum Price, if any, caused by the proposed Change Order and (iii) a detailed description of the cause of the Change Order, if proposed by Contractor, and (iv) all effect(s), if any, of the Change Order on the critical and noncritical elements of the Contractor's Work Schedule, including any proposed change to the Scheduled Date of Commercial Operation and (v) all estimates and effects required by Section 4(d). The effect of the Change Order on the Scheduled Date of Commercial Operation shall be determined pursuant to Section 4(h). Contractor shall also include in such estimates and descriptions, the following information in accordance with Exhibit "J": man-hours; billing rates for man-hours; the cost of design, labor, Equipment, materials, and any other relevant cost element. Owner shall have fifteen (15) Business Days from the date of receipt of such information to either approve or disapprove, in writing, the proposed Change Order, or to request additional information and/or additional time to consider the proposed Change Order. Owner's failure to timely respond to Contractor in writing shall constitute such disapproval by Owner. Owner shall have the right to direct Contractor,


                                       36                              Article 4

                                  CONFIDENTIAL

     in writing, to perform all or a part of the change in the Work pursuant to
     Section 4(e). If Owner approves the Change Order, then Owner shall execute the Change Order which shall operate as an amendment to this Agreement. Upon the execution of the Change Order, Contractor shall immediately proceed to perform the change in the Work and the Scheduled Date of Commercial Operation shall be extended by the number of Days set forth in the Change Order.

(c) Owner shall not be obligated for any Work or Equipment costs unless undertaken pursuant to a Change Order duly approved in writing and delivered to Contractor. Contractor shall not perform any Work or purchase any Equipment in connection with a Change Order until Contractor has received a Change Order duly approved in writing by Owner pursuant to
     Section 4(b) or unless directed to perform the change in the Work pursuant to Section 4(e). Any change in the Work performed or Equipment purchased by Contractor without an approved Change Order executed by Owner will be at Contractor's sole non-reimbursable expense and will not result in an extension in the Scheduled Date of Commercial Operation.

(d) The detailed cost estimate of a Change Order shall be prepared in accordance with Exhibit "J" and shall include a breakdown of man-hours, material quantities, unit costs and markups as provided for in Exhibit "J." Owner shall receive the benefit of any cost savings to the Guaranteed Lump Sum Price resulting from a Change Order which savings shall be calculated in the manner previously described in this Section 4(d). All costs and adjustments shall be subject to verification by Owner.

(e) In addition to and without limitation to any of the foregoing provisions of this Section 4, Owner shall have the right to direct Contractor to perform any additional work which may in Owner's sole discretion be related to the Plant either directly or indirectly, and/or the Plant Premises, and if such additional work requires a change in the Scheduled Date of Commercial Operation, such date shall be adjusted in accordance with Section 4(b).

     (i) All additional Work performed by Contractor pursuant to this Section 4(e) shall be subject to verification by the Owner's Site Representative. Notwithstanding any provision in this Agreement to the contrary, Contractor shall not be


                                       37                              Article 4

                                  CONFIDENTIAL

          compensated any amount for such Work unless time, supplies, and/or materials have been verified by Owner's Site Representative. Contractor shall provide Owner's Site Representative all necessary information to verify such time, supplies and/or materials.

     (ii) In the event Work is performed pursuant to this Section 4(e), the cost will be prepared in accordance with Exhibit "J," and shall include a breakdown of man-hours, material quantities, unit costs and markups as provided for in Exhibit "J".

    (iii) Owner shall approve the method of pricing prior to the start of any related Work.

(f) Charges for Change Orders that have been approved in writing by Owner and other Work required by Section 4(e) shall be included in the invoice for progress payments and such invoices shall be paid in the same manner, including Retainage withheld, and as described in Article 3. Change Orders that result in a deduct or credit shall reduce the Guaranteed Lump Sum Price by the amount of the decrease or credit.

(g) Any savings realized in the cost of the Work as a result of future alternate designs which are proposed by Contractor and approved by Owner which do not change or which improve the capacity, performance or quality of the Equipment as designed shall be divided equally by the Contractor and Owner.

(h) Contractor shall not be entitled to an extension of the Scheduled Date of Commercial Operation as a result of Owner Caused Delay, a Force Majeure event or a Change Order unless each of the following criteria is satisfied:

          (A) Contractor demonstrates that such delay, event or order will proximately cause Contractor to fail to achieve Commercial Operation by the Scheduled Date of Commercial Operation;

          (B) Contractor provides reasonable detailed support for the number of Days of change requested in the Scheduled Date of Commercial Operation as a result of such delay, event or order;

          (C) Contractor demonstrates that it will use all reasonable efforts to maintain the Scheduled Date of Commercial Operation as if the delay, event or order had


                                       38                              Article 4

                                  CONFIDENTIAL

          not occurred; and

          (D) Contractor demonstrates specific actions which will be taken to work around or mitigate the impact of the delay, event or order on the Scheduled Date of Commercial Operation. Owner shall have the right to analyze and Contractor shall, upon Owner's request provide, (a) the most recent Contractor's Work Schedule prepared prior to the delay, event or order (the "Old Schedule"), (b) Contractor's data sufficient to support the Old Schedule, (c) the revised Contractor's Work Schedule prepared after such delay, event or order (the "New Schedule"), (d) Contractor's data sufficient to support the New Schedule and (e) information concerning each change, event and occurrence affecting the Contractor's Work Schedule from the date of the Old Schedule through the date of the New Schedule. Unless otherwise agreed, in the event of an Owner Caused Delay, a Force Majeure event or Change Order, the Scheduled Date of Commercial Operation shall be extended by the number of Days demonstrated as set forth in this Section 4(h). A change in the Scheduled Date of Commercial Operation which occurs pursuant to Sections 18.3(b), 19(a), 20.2(c) or 20.2(d) shall be governed by the specific procedures set forth in such respective Sections.

(i) If Owner fails to obtain permits or licenses identified in Section 5(b) when required, or fails to maintain such permits or licenses in force (unless such failure is caused by Contractor), Owner shall have ten (10) Days in which to cure such failure, and if Owner does not cure such failure, Contractor shall be entitled to a Change Order to the extent that such failure materially increases Contractor's cost of performance under this Agreement or entitles Contractor to an extension of the Scheduled Date of Commercial Operation (in accordance with Section 4(h)) on account of such failure.

(j) To the extent that any Change Order issued under this Agreement affects the Equipment or services furnished under the Turbine Contract, such Change Order shall be subject to the prior approval of General Electric Company, but only to the extent required under the Turbine Contract; provided that Owner shall have the right to negotiate directly with General Electric Company regarding approval of such Change


                                       39                              Article 4

                                  CONFIDENTIAL

     Order.

(k) If local laws, rules and regulations necessitate modifications to any Equipment supplied pursuant to the Turbine Contract or changes any services to be supplied pursuant to the Turbine Contract, and a change order is issued under the Turbine Contract as a result of such modification to Equipment or change to services, a Change Order shall be issued under this Agreement which passes through any change in price received under the Turbine Contract and Owner or Contractor may request additional changes arising because of any such modification to Equipment or changes to services or revision in the schedule under Turbine Contract, subject to compliance with all of the provisions of Article 4.

                                  CONFIDENTIAL

Article 5. OWNER'S RESPONSIBILITY.

Owner shall, at its own expense:

(a) Provide ("as is") the Plant Premises, which are legally described and generally depicted in Attachment V of Exhibit "A";

(b) Apply for and obtain the permits and licenses necessary in the prosecution of the Work or the operation of the Plant as listed on Page 1 of Exhibit "G";

(c) Pay all taxes associated with income or earned surplus generated by the Plant or Plant Premises, as well as all real property taxes or personal property taxes levied on the Equipment, Plant, Plant Premises, and all component parts thereof;

(d)  Be responsible for sales and use taxes as provided in Section 3.1(c);

(e) Provide access to the Plant Premises together with construction easements covering any property not included in the Plant Premises on, over or under which Contractor is required to perform any Work, so as to allow Contractor to perform the Work;

(f) Furnish, at Owner's cost, qualified operating and maintenance personnel to operate and maintain the Plant in accordance with Section 11.2;

(g) Provide start-up and operating fuels, turbine lube oil for flushing and initial fill, bulk CO2 and hydrogen for generator purge and cooling, bulk CO2 and FM200 for the turbine fire protection systems and bulk water treatment chemicals, if any; pay for start-up power off the permanent auxiliary transformer for the permanent Equipment; and make available spare parts in accordance with Section 2(e) of this Agreement;

(h) Provide and pay for tools, materials and supplies for normal maintenance of the System after Owner issues a Certificate of Mechanical Completion for such System;

(i) Provide sufficient water (excluding water used for construction) and access to wastewater disposal to permit normal and continuous operation of the Plant;

(j)  Supply the following:

     (1) Reserved;

     (2) all office furniture, maintenance shop and instrument shop tools, lab tools and analytical equipment, warehouse shelving, storage bins and window treatments; and

     (3) backfeed power from an Interconnection Point selected by Owner by fourteen (14)


                                       41                              Article 5

                                  CONFIDENTIAL

     months after Authorization to Proceed is given to Contractor (as adjusted pursuant to Section 20.2(c)); water supply for up to four hundred thirty two thousand (432,000) gallons per day at the end of twelve (12) months after Authorization to Proceed is given to Contractor (as adjusted pursuant to Section 20.2(c)), and natural gas supply by thirteen (13) months after Authorization to Proceed is given to Contractor (as adjusted pursuant to Section 20.2(c);

(k) Provide for acceptance of electric power when requested by Contractor in order for Contractor to fulfill its obligations in accordance with Sections 11 and 12; and

(l) Use reasonable efforts to operate the Plant after Commercial Operation so as to permit Contractor to expeditiously complete the Work.

Contractor must diligently pursue all of its obligations under this Agreement, notwithstanding any act or failure to act by Owner, including any acts in connection with Acceptance Testing, tests, inspections, approvals required or performed by Persons other than Contractor, Mechanical Completion, Final Acceptance or the release of Owner's Security unless specifically provided for in this Agreement, provided that the failure of Owner to perform any of the obligations set forth in this Section 5, or the occurrence of any intentional active interference by Owner to prevent or delay the performance of Contractor under this Agreement, which failure or interference shall materially adversely affect the Work, shall be an "Owner Caused Delay." In the event that an Owner Caused Delay materially increases Contractor's cost of performance under this Agreement and/or justifies an extension of the Scheduled Date of Commercial Operation (in accordance with Section 4(h)) then Contractor shall be entitled to a Change Order upon compliance with the provisions of Section 4. In the event that as a result of an Owner Caused Delay, Contractor is unable to proceed with any Work for a period of forty-five (45) days or more, then Owner shall be deemed to have suspended the Work in accordance with the notice provisions of
Section 19.1 (b) and except as specifically set forth in this Section such suspension shall be governed by the provisions of Section 19.1 (b).


                                       42                              Article 5

                                  CONFIDENTIAL

Article 6. OWNER REVIEW.

(a) Owner reserves the right throughout the term of this Agreement to review all Drawings and to inspect Work at all stages at the Plant Premises, Contractor's premises and Subcontractors' premises and to designate others to review the drawings and inspect the work as may be necessary. Contractor shall include the requirement of the immediately preceding sentence in all subcontracts entered into by Contractor with respect to the Plant. Inspection by Owner shall in no way relieve Contractor from its obligations to furnish Work in accordance with this Agreement. Subject to compliance with Contractor's reasonable rules for security of the Plant Premises, Contractor shall afford access to the Plant Premises to the Independent Engineer, and to others designated by Owner, as may be necessary or appropriate to the servicing, maintaining, modifying, or upgrading of the land or facilities located thereon. Contractor shall provide the Independent Engineer, upon reasonable prior notice to Contractor, the right to review and inspect the Work.

(b) Before any Work as required or inferred from any Drawing is commenced, Contractor will submit such Drawing to Owner for review and Owner shall respond to Contractor with any changes or comments on the Drawing within eight (8) Business Days of receipt of the Drawing. Contractor may proceed, at Contractor's risk, with Work required or inferred from a Drawing, prior to the completion of review of such Drawing by Owner, if Contractor determines that it is necessary to proceed in order to meet the schedule. If Owner does not respond within eight (8) Business Days, Contractor shall proceed as though the Owner has no comments on the Drawing, provided that Owner's review or failure to review any Drawing shall not constitute an admission or agreement by Owner that the Work to be provided or performed in accordance with such Drawing is approved or is in conformance with the representations, covenants and warranties of Contractor under this Agreement. Whether or not specified in this Agreement, review, approval or acceptance by Owner or its Representatives, of all or any part of the Work, including Drawings or Plant shall not relieve Contractor from any obligation under this Agreement. Review by Owner of any Drawing shall not be deemed a waiver by Owner


                                       43                              Article 6

                                  CONFIDENTIAL

     of any claim for nonperformance of the Work or any other obligation of Contractor hereunder. It is the sole responsibility of Contractor to properly design the Work and to provide proper Drawings and Owner shall have no responsibility for the adequacy of design of the Plant or Drawings.


                                       44                              Article 6

                                  CONFIDENTIAL

Article 7. POWER CONTRACT DESIGN AND OPERATING REQUIREMENTS.

Contractor shall meet all the requirements and specifications applicable to the Work in accordance with the excerpts from the Power Purchase Agreement in Attachment IV to Exhibit B and the Interconnection Agreement which, when signed, will be included as Attachment II to Exhibit "B." The Plant shall be designed and constructed so as to meet or exceed the PECO Test requirements set forth in Attachment IV to Exhibit "B."


                                       45                              Article 7

                                  CONFIDENTIAL
Article 8. CONSTRUCTION FINANCING.

Section 8.1 CONSTRUCTION LENDER'S REQUIREMENTS.

(a) Owner intends to borrow funds to finance the construction of the Plant. As a condition precedent to loaning funds to Owner, the Construction Lender may require certain documents as to the Work under this Agreement. Contractor shall obtain and furnish to Owner and Construction Lender all documents reasonably requested by Construction Lender.

(b) Contractor shall provide one or more duly executed corporate indemnifications and guarantees (the "Guarantee(s)") from entities whose financial responsibility is acceptable to Owner (the "Guarantors"), as a condition precedent to and at the time of execution of this Agreement. The duly executed Guarantee(s) must be delivered to Owner at the time of the execution of this Agreement. The Guarantee(s) shall be provided to the Owner and Construction Lender in the form of Exhibit "K," attached hereto and by this reference made a part hereof. If Construction Lender requires reasonable modifications to the Guarantee(s) as a condition to financial closing of the construction loan for the Plant, Contractor, as a condition precedent to continuing performance of this Agreement, shall furnish Owner and Construction Lender with such modified documents. Contractor shall, when requested by Owner, provide to Owner copies of the most recent audited balance sheets of each Guarantor (or other documents reasonably satisfactory to Owner and Construction Lender in place of audited balance sheets) and such other documents reasonably requested by Owner with respect to each Guarantor. Contractor shall also furnish a performance bond in such form and with such surety and on such terms as are satisfactory to Owner in the amount of Two Hundred Twenty Two Million Five Hundred Thirty Four Thousand Two Hundred Forty Seven Dollars ($222,534,247) guaranteeing the full and faithful performance of the Work by Contractor and a payment bond in such form and with such surety and on such terms as are satisfactory to Owner in the amount of Two Hundred Twenty Two Million Five Hundred Thirty Four Thousand Two Hundred


                                       46                              Article 8

                                  CONFIDENTIAL

     Forty Seven Dollars ($222,534,247) guaranteeing the payment by Contractor of all amounts due Owner and all liens of all persons performing labor or providing services, materials, equipment, supplies, machinery, utilities, insurance or any other items in connection with the performance of the Work.

(c) Upon written request from Owner, Contractor shall deliver to Owner an interim waiver and release upon payment and a separate written acknowledgment of payment from the Subcontractor, both in compliance with O.C.G.A. Section 44-14-366 for all payments made to each Subcontractor and any waiver or release of lien, encumbrance, claim or security interest of Contractor deemed necessary by Owner or Construction Lender to the extent of payments made to Contractor. Such documents shall be in a form reasonably acceptable to the Owner and the Construction Lender and in compliance with Applicable Laws.

(d) Any liens or security interests to which Contractor may be entitled by Applicable Laws shall be subject to and subordinate to any Mortgage, Deed of Trust, lien or security interest granted in favor of the Construction Lender and/or subsequent lenders and all modifications, consolidations, replacements and extensions thereof. This subordination clause applies to the extent that the funds secured by the above listed encumbrance(s) of said lender(s) are used for the development, purchase and construction of the Plant and the Plant Premises, facilities and activities related directly or indirectly thereto, including management expense, interest, fees, reserve funds, parts, Equipment, interconnections, payments to gas suppliers and transporters, lender reimbursable costs, start-up costs, contingency funds, real estate and capital requirements (the "Purposes"). Contractor shall, at any time, upon request of Owner, execute and deliver an Indemnity Agreement in form similar to the Contractor's Indemnity contained in Exhibit "N." Contractor shall, at any time, upon request from Owner execute a subordination agreement in form similar to the Contractor Priority Agreement contained in Exhibit "N" so that the interests or potential interests of Contractor are subordinate to the interests of Construction Lender and any subsequent lender. Contractor shall require in


                                       47                              Article 8

                                  CONFIDENTIAL

     each contract of a Subcontractor which is in the amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) or more, a subordination provision as described in this Section. In addition, Contractor shall require each Subcontractor to execute and deliver to Contractor an interim waiver and release waiving such Subcontractor's lien for all Work for which payment has been received, a separate written acknowledgment of payment and Assignment of All Liens and Claims substantially in the same form as contained in Exhibit "N" and all of which will be in such form as is acceptable to Construction Lender, each time a payment is made to such Subcontractor for Work. Contractor shall secure and deliver to Owner an executed Subcontractor Priority Agreement as required by Construction Lender's title insurance company in form similar to the form contained in Exhibit "N" from each Subcontractor which may have acquired lien rights prior to the recording of Construction Lender's security documents.

(e) The Contractor Consent and Agreement, which is to be executed between Contractor and Construction Lender, shall require that the Construction Lender give duplicate copies to Contractor of any formal notices of default given pursuant to the Construction Loan Agreement.

(f)  COMMENCEMENT, NOTICE.

     Except as otherwise provided under a Limited Notice to Proceed, Contractor shall commence Work pursuant to this Agreement on the date the Authorization to Proceed is given to Contractor pursuant to Section 20.2(b).

(g) Prior to the time of the issuance of the title insurance policy by Construction Lender's title insurance company and upon written request from Owner, Contractor, within five (5) Days of its receipt of such request, shall deliver to Construction Lender's title insurance company a list (in the form of an affidavit), identifying all Subcontractors and Lower-tier Subcontractors who, to the best of Contractor's knowledge, have performed Work including the preparation of Drawings or delivered materials or supplies in connection with the Plant or the Plant Premises.


                                       48                              Article 8

                                  CONFIDENTIAL

Article 9. WARRANTIES.

Section 9.1 ENGINEERING, DESIGN AND PERFORMANCE WARRANTIES. In addition to and not in limitation of any representations, covenants, and warranties of Contractor set forth elsewhere in this Agreement, Contractor further represents, covenants and warrants to Owner each of the following:

(a) The engineering and design of the Plant, including the preparation of the Drawings, shall (i) meet the requirements of this Agreement, (ii) be in accordance with Applicable Laws, Applicable Insurance Policies and Good Utility Practice and (iii) conform to the requirements set forth in Exhibits "A", "B" and "D."

(b) Contractor will use best efforts to obtain Subcontractor warranties of twenty-four (24) months, or longer, at no additional cost to Contractor, running in favor of Owner, as are required to meet the requirements as set forth in Exhibits "A" and "B." Subcontractor warranties shall be assigned to Owner upon Owner's request, without prejudice to Contractor's rights to enforce such Subcontractor warranties during the warranty period. In no event will Subcontractor warranties for engineered Equipment be for less than a period of the greater of eighteen (18) months after the Scheduled Date of Commercial Operation (as determined on the date on which the Authorization to Proceed is delivered under this Agreement and without any extensions otherwise applicable to such date) or twelve (12) months after the date of Commercial Operation. Owner shall be entitled to rely on and enforce:
     Contractor warranties and other Contractor obligations; or Subcontractor warranties, or both; or any combination of such warranties and obligations.

(c) The performance of the Equipment specified in Exhibits "A" and "B" shall meet or exceed the performance requirements as set forth in Exhibit "D."

(d) The Systems shall be designed and constructed so as not to interfere with or limit the performance of the Equipment to meet the requirements as set forth in Exhibit "D."

(e)  The Units and the Plant shall meet the performance warranties set forth in
     Article 13.

Section 9.2 EQUIPMENT WARRANTIES. Contractor represents, covenants and warrants each of


                                       49                              Article 9

                                  CONFIDENTIAL

the following:

(a) All Equipment shall be new, in strict accordance with specifications, Applicable Laws and Good Utility Practice, free of Defects in material and workmanship (including all Defects or malfunctions which may arise as a result of the occurrence of the year 2000) and suitable for use under the climatic and range of operating conditions as set forth in Exhibits "A", "B" and "D."

(b) The Plant will be fit for the purposes, as described in this Agreement, for which it is intended.

(c) Contractor shall execute, submit and otherwise fulfill all obligations required in connection with all Subcontractor warranty documents, and for the length of the warranty period set forth in Section 9.9 of this Agreement, administer, litigate and process any disputes, disagreements or claims with the person issuing such warranty concerning the breach thereof; provided such obligations shall not include the right to release or diminish Subcontractors' ongoing warranty obligations without express written consent of Owner, and Contractor shall cooperate with Owner and allow Owner to participate in all decisions which materially affect Owner or the operation of the Plant. The warranties of Contractor with respect to Work or Equipment supplied pursuant to the Turbine Contract shall be equal to the warranties provided pursuant to the Turbine Contract, including the warranty limitation set forth in Section 10.4 of the Turbine Contract concerning "collateral damage" as defined therein, provided that if Contractor recovers all or part of the costs of such "collateral damage" from General Electric Company under any other provision of the Turbine Contract, Contractor shall, to the extent of such recovery, be responsible for correcting such "collateral damage."

Section 9.3 CONSTRUCTION WARRANTIES. Contractor represents, covenants and warrants each of the following:

(a) Contractor will perform and complete the Work in a good and workmanlike manner, in accordance with Applicable Laws, Applicable Insurance Policies, Good Utility Practice and this Agreement and free from Defects in materials, workmanship and title;


                                       50                              Article 9

                                  CONFIDENTIAL

(b)  Contractor will diligently and continuously prosecute the Work; and

(c)  The Plant will conform to the Drawings.

Section 9.4 EMISSION WARRANTY. Contractor represents, covenants and warrants during all Acceptance Testing that when operating the combustion turbines in accordance with manufacturers' requirements, that the hourly average air emissions for each Unit and the Plant as a whole will not exceed the values set forth in the permits attached as a part of Exhibit G.

Section 9.5 WATER DISCHARGE WARRANTY. Contractor represents, covenants and warrants that during all Acceptance Testing that the Plant's water discharge during operation shall comply with the NPDES Permit and the representations made in the NPDES Permit Application as provided in Exhibit "G."

Section 9.6 NOISE POLLUTION WARRANTY. Contractor represents, covenants and warrants that during all Acceptance Testing that operation of the Units and the Plant shall meet the applicable noise emission requirements as shown in Section
3.25 in Exhibit "A."

Section 9.7 OTHER WARRANTIES. Contractor represents, covenants and warrants each of the following:

(a) The Plant will be designed and completed in a manner such that the Plant is capable of operation that will not result in a revocation or suspension of its status as an Exempt Wholesale Generator, as that term is defined in
     Section 32 (a) (1) of the Public Utility Holding Company Act of 1935, as amended, 15 U.S.C. Section 79 z. - 5 a. and regulations thereunder.

(b) The Work and the Plant shall be in compliance with Applicable Laws, Applicable Insurance Policies and this Agreement.

(c) This Agreement has been executed on behalf of Contractor with proper authority in accordance with the laws of the State of Delaware, as well as in accordance with the articles of organization of Contractor. Each Guarantor has full power to enter into the Guarantee. Each Guarantee has been executed with full authority in accordance with the laws of the state of organization of each of the respective Guarantors, as well as in


                                       51                              Article 9

                                  CONFIDENTIAL

     accordance with the articles of organization and governing instruments or documents of such Guarantor.

(d) Contractor is a corporation, duly organized in accordance with the laws of the State of Delaware. Contractor (i) has the power and authority to own its property and assets and to transact the business in which it is engaged or presently proposes to engage, and (ii) is authorized to do business as a corporation and is in good standing in each jurisdiction in which it is required to be authorized to do business. No governmental approval (other than those already obtained) is necessary or appropriate in connection with the formation and continued existence of Contractor.

(e) Contractor has full power, authority and legal right to execute, deliver, and perform this Agreement and any subcontracts to be entered into by it.

(f) Contractor has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No necessary action on the part of Contractor, and no consent of or authorization of, filing with or any other act by or in respect of any governmental authority or other person is required in connection with the execution and delivery by Contractor of this Agreement.

(g) This Agreement has been duly executed and delivered on behalf of Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable against Contractor in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of rights of creditors generally and except to the extent that enforcement of rights and remedies set forth therein may be limited by equitable principles (regardless of whether enforcement is considered in a court of law or a proceeding in equity).

(h) Neither the execution, delivery or performance by Contractor of this Agreement nor compliance by it with the terms and provisions hereof will
     (i) to the best of Contractor's knowledge contravene any Applicable Laws,
     (ii) conflict with or result in any breach of any of the terms and conditions of, or result in the creation or imposition of (or the obligations to create or impose) any lien upon any of the property or assets of


                                       52                              Article 9

                                  CONFIDENTIAL

     Contractor under, any agreement or instrument to which Contractor is a party or by which it or any of its property or assets is bound, or (iii) violate any provision of Contractor's charter or other organizational documents.

(i) All Work and the Plant will conform to the design, construction, engineering and performance standards described in this Agreement.

(j) Upon transfer of title to the Work to Owner, Owner shall have title to all Work free and clear of claims and liens of all Persons, as provided in
     Section 27.5 of this Agreement, subject however, to the interest of the Development Authority pursuant to bond financing obtained from the Development Authority.

(k) There is no outstanding litigation against Contractor which is likely to materially impair its ability to perform its obligations under this Agreement and, to the best of Contractor's knowledge, there is no expected litigation against Contractor which is likely to materially impair its ability to perform its obligations under this Agreement.

(l) Contractor will promptly comply with all requirements of O.C.G.A. Section 44-14-361.5, including filing a Notice of Commencement in the real estate records of the Clerk of Superior Court of Heard County, Georgia and posting a Notice of Commencement on the Plant Premises.

Section 9.8 CORRECTIONS.

(a) Contractor shall promptly, upon written notice from Owner, correct Work rejected by the Owner for failing to conform to the requirements of this Agreement, including warranties, observed before or during the warranty period set forth in Section 9.10 of this Agreement whether or not fabricated, installed or completed. Contractor shall bear the costs of correcting all rejected Work. If Contractor disagrees with any rejection of Work by Owner, Contractor shall promptly submit to Owner a "Request for Directed Work Order." If Owner issues a "Directed Work Order," Contractor shall proceed without undue delay to repair or replace Work which Owner has rejected, as set out in such order and consistent with this Article 9. Within fourteen (14) Days after Contractor's submittal of a Request for Directed Work Order, Contractor may submit a


                                       53                              Article 9

                                  CONFIDENTIAL

     "Dispute Notice" to Owner setting out the reasons for Contractor's disagreement with Owner's rejection of Work and the parties shall resolve such disagreement as a Dispute in accordance with the procedures of Section 18.5.

(b) Contractor shall commence action to correct any Defects in engineering and/or design as soon as reasonably possible but in no event more than seventy-two (72) hours after Contractor becomes aware of such Defects whether on its own or by receipt of notice from Owner, unless otherwise agreed to by Owner, in writing.

(c) Contractor shall bear the installed cost of any and all repairs, replacements and corrections required for Work not in accordance with Contractor's obligations, including any warranty made under this Agreement, including the cost to remove or replace walls and barriers and the cost of equipment to complete the repairs.

(d) Except for Work and Equipment provided by General Electric Company pursuant to the Turbine Contract, which shall be governed by the warranties set forth in the Turbine Contract, any repaired or replaced Work shall be rewarranted for an additional twelve (12) month warranty period, or the balance of the eighteen (18) month warranty period, whichever is greater; but in no event shall any Contractor warranty or rewarranty extend beyond thirty (30) months after the date of Commercial Operation. Any repaired or replaced Work and/or Equipment supplied pursuant to the Turbine Contract shall be rewarranted by Contractor as provided for in the Turbine Contract.

(e) No extension of time or increase in the Guaranteed Lump Sum Price will be allowed for corrections made in accordance with this Agreement. In performing its warranty obligations, Contractor shall coordinate with Owner's schedule of operation to minimize any adverse effect on the Plant's operations. The warranties set forth in this Agreement shall apply to any changes in the design or construction of the Plant performed pursuant to this Agreement unless Contractor reasonably disputes such changes as not being in accordance with good workmanship or generally accepted professional engineering standards, provided that Contractor gives Owner written notice of its dispute with the change prior to Contractor performing any such change


                                       54                              Article 9

                                  CONFIDENTIAL

     and such dispute ultimately is resolved in Contractor's favor.

(f) Contractor shall not cover any of the following portions of the Work without providing Owner's Site Representative with notice of covering at least twenty-four (24) hours before such portion of the Work is to be covered: fire water piping; oil storage tank area; sanitary sewer; waste water line and such other items reasonably requested. If any portion of the Work is covered without Contractor complying with such a request, that portion of the Work must, if required in writing by the Owner, at Contractor's expense, be uncovered for observation and shall be recovered. If any portion of the Work has been covered which the Owner has not specifically requested to observe prior to being covered, the Owner may request to see such Work and it shall be uncovered by Contractor. If such Work is found to be in accordance with the Drawings, the cost of uncovering and recovering shall, by appropriate Change Order, be charged to Owner. If such Work is not found to be in accordance with the Drawings, Contractor shall bear such uncovering and recovering costs.

(g) If Contractor does not provide Owner the right to inspect any portion of the Work as required by Section 6(a), Contractor must, if required in writing by Owner, dismantle such portion of the Work as is required for inspection and Contractor shall bear the expense of such dismantling and reassembly. If Owner requests the dismantling of Work for which it failed to request inspection or failed to inspect despite the availability of such Work for inspection and such Work proves to be in accordance with this Agreement, the expense of dismantling and reassembly shall, by appropriate Change Order, be charged to Owner. If such Work proves to be not in accordance with this Agreement, Contractor shall bear such dismantling and reassembly costs.

Section 9.9 WARRANTY PERIOD.

Except as provided in Section 9.8(d) of this Agreement, Contractor shall be obligated for all warranties under this Article 9 for a period commencing with execution of this Agreement and continuing for a period of the greater of eighteen (18) months after the Scheduled Date of Commercial Operation (as determined on the date on which the Authorization to Proceed is


                                       55                              Article 9

                                  CONFIDENTIAL

delivered under this Agreement and without any extensions otherwise applicable to such date) or twelve (12) months after the date of Commercial Operation of a Unit; provided that notwithstanding the immediately preceding warranty periods, Contractor shall be obligated for warranties for any design defect for a period of one (1) year after Commercial Operation of the last Unit and for those specific items listed in Attachment VI of Exhibit B for the period set forth after such specific item; and further provided, that, with respect to the Equipment warranted pursuant to the Turbine Contract, Contractor's warranty shall be limited to the warranty period(s) set forth in such Contract. Contractor shall assign all warranties under the Turbine Contract to Owner immediately following Commercial Operation. In addition to all other remedies available to Owner, if there is a breach of Contractor's warranty, Contractor shall immediately begin corrective action, pursuant to
Section 9.8, after receipt of written notice from the Owner to do so. Contractor shall not be entitled to rely upon the warranties of its Subcontractors in determining the extent or limitation of any of Contractor's warranties, nor shall Owner be limited thereby. This Section 9.9 shall not be a time limitation for any action under this Agreement which arises by reason of the violation of or failure to perform under any provision or Section other than this Article 9.

Section 9.10 WARRANTY LIMITATIONS.

The warranties and remedies for each warranted item under this Article 9 shall be inoperative with respect to a Defect in such warranted item if:

(a) such Defect in such warranted item is caused by Owner's failure to operate and maintain the warranted item (i) in conformance with applicable operating and maintenance instructions and other reasonable written recommendations supplied by Contractor (to the extent such instructions are not inconsistent with the terms, conditions, specifications or standards set forth in this Agreement) or, in the absence of thereof, (ii) in accordance with generally accepted operating practices of the electric power producing industry;

(b) the warranted item is materially altered without the written consent of Contractor and the alteration causes such Defect in such warranted item; or


                                       56                              Article 9

                                  CONFIDENTIAL

(c) Contractor, in writing, requests operating and maintenance data from Owner with respect to a defective warranted item and Owner fails to provide Contractor with reasonable access to any such available operating and maintenance data.

Contractor shall have no warranty responsibility for (i) any repairs, adjustments, alterations, replacement or maintenance that may be required to any warranted item as a result of normal corrosion, erosion or wear and tear, or
(ii) any Defect in a computer program, or portion thereof, which has been modified (excluding revisions of data or changes in configuration of the programs typically allowed by the manufacturer) without the written consent of Contractor. The limitations set forth in this Section 9.10 shall not limit or modify the warranties set forth in the Turbine Contract. With respect to all warranties and rewarranties made by General Electric Company pursuant to the Turbine Contract, all of which are incorporated by reference into this Agreement, Contractor shall have the primary, separate and direct obligation to Owner for such warranties and rewarranties; provided, however, that as between Owner and Contractor, Contractor shall not have the benefit of any conditions, exclusions or exceptions to such warranties and rewarranties under the Turbine Contract or this Agreement which arise as a result of the actions or failures to act of Contractor (including actions or failures to act of Subcontractors other than General Electric Company and Lower-tier Subcontractors), including any breach by Contractor of the standards of performance set forth for Buyer in the Turbine Contract or for Contractor in this Agreement.


                                       57                              Article 9

                                  CONFIDENTIAL

Article 10. OWNER'S RIGHT TO CURE WORK AND SET OFF.

(a) If Contractor shall fail, refuse or neglect to make any payment related to the Work due by Contractor (excluding non-payment to Subcontractors as a result of a good faith dispute) or perform any of its obligations required by this Agreement and Contractor fails to commence in good faith and with due diligence to remedy any such non-payment or non-performance within seventy-two (72) hours after notice from Owner, then at any time thereafter Owner may without waiving or releasing any other right, remedy or recourse which Owner may have (but Owner shall not be obligated to do so) make such payment or perform such act or acts for the account of and at the expense of Contractor. In making any payment on behalf of Contractor, Owner shall have the right to take all such action as Owner may deem necessary or appropriate, including the use of proprietary data, upon the execution of a reasonable Confidentiality Agreement if requested by a Subcontractor owning such data, in order to remedy such failure, refusal or neglect of Contractor. Contractor shall indemnify and hold Owner harmless from and against any and all loss, cost, expense, liability, damage and claims and causes of action, including reasonable attorney's fees, incurred or accruing by or as a result of any acts performed by Owner pursuant to the provisions of this Section 10(a), except in the event of Owner's sole negligence, and for funds advanced by Owner pursuant to this Section 10(a) or any other provision of this Agreement. If Contractor and Owner agree in advance to have Owner perform certain acts otherwise required to be performed by Contractor, Owner shall not be entitled to indemnification under this Section 10(a) with respect to such acts unless Owner and Contractor specifically agree to such indemnification. All sums advanced or debts incurred by Owner pursuant to this Section 10(a) shall have added to the sum advanced, as an additional amount to be paid by Contractor to Owner, interest at the less of the rate of fifteen percent (15%) per annum or the largest rate allowable under Applicable Laws, until such advance or debt is repaid by Contractor to Owner. Contractor shall pay Owner for such sums no later than fifteen (15) Days after written demand by Owner. The rights of Owner under this Section 10(a) are in addition to and not in lieu of rights provided to


                                       58                             Article 10

                                  CONFIDENTIAL

     Owner in Article 18 of this Agreement.

(b) Owner shall notify Contractor of any breach of a provision of this Agreement and the rejection of any Work and/or Equipment that are not in accordance with the Exhibits or the Drawings; provided, however, that failure, on the part of Owner to report any breach of a provision of this Agreement which Owner may know of to Contractor shall not relieve Contractor of any of its responsibilities as provided in this Agreement nor give Contractor any additional rights.

(c) Owner shall have the right to set off any claim of Owner for liability of Contractor to Owner arising under this Section or any other provision of this Agreement against any debt or obligation of Owner to Contractor arising under this Agreement.


                                       59                             Article 10

                                  CONFIDENTIAL

Article 11. MECHANICAL COMPLETION, FUNCTIONAL TESTING.

Section 11.1 MECHANICAL COMPLETION.

(a) Contractor shall give Owner three (3) Days notice prior to any testing or checkout, which is required as a condition for Contractor's delivery of Notice of Mechanical Completion, including all checkout and Equipment testing. Owner may witness all such testing and checkout.

(b) When Contractor determines that a particular System, Unit or Phase (i) has been assembled, constructed or completed in accordance with the Drawings,
     (ii) has successfully passed checkout and System Testing for Mechanical Completion (including functional testing of all components of the System) and necessary non-performance testing, including hydrostatic testing, loop checks, relay checks, calibration and continuity checks, (iii) is sufficiently identified, including all records or other documents of whatever nature pertaining to the assembly or construction of the System, and (iv) is ready for Functional Testing, Contractor shall notify Owner in writing that the System, Unit or Phase is mechanically complete ("Notice of Mechanical Completion"). The Notice of Mechanical Completion shall include: a marked up P&ID to show the extent of the System, Unit or Phase; all results of System, Unit or Phase checkout and all System, Unit or Phase Testing for Mechanical Completion; and other checkout sheets and setting data, and, with respect to each Unit, shall list in detail the Equipment for which Owner shall assume risk of loss upon achievement of Commercial Operation by such Unit. Owner shall respond in writing to Contractor's Notice of Mechanical Completion within ten (10) Days from its receipt of the Notice of Mechanical Completion setting forth one of the following: (1) an indication that the particular System or Unit (and later, when applicable, Phase I or Phase II) appears to be mechanically complete, except for Punch List items ("Mechanical Completion"), as evidenced by Owner's signature on and return of such Notice to Contractor ("Certificate of Mechanical Completion") accompanied by Owner's Punch List, satisfactory completion of which shall be accomplished by Contractor within a reasonable time period identified by Owner; or (2) rejection of the


                                       60                             Article 11

                                  CONFIDENTIAL

     particular System or Unit (and later, when applicable, Phase I or Phase II) as mechanically complete by giving a written notice to Contractor stating with reasonable particularity the facts upon which such rejection is based, and stating the specific Work which it appears that Contractor must perform and the specific conditions which should be met in order for the System or Unit (and later, when applicable, Phase I or Phase II) to become mechanically complete. The existence of Punch List items shall not delay Mechanical Completion of a System if Owner agrees that the items or items on the Punch List are in accordance with the definition of Punch List set forth in Article 1. The date of Mechanical Completion is the date on which Owner signs such notice indicating Mechanical Completion. Upon receipt by Contractor of Owner's rejection as provided by Section 11.1(b)(2), Contractor shall take immediate action and proceed with due diligence and in good faith to remedy the conditions described in such rejection. After receipt of a rejection notice and correction of the items described in such notice, Contractor shall recommence the process in this Section 11.1 by giving a new Notice of Mechanical Completion to Owner and Owner shall have five (5) days after receipt of such new Notice of Mechanical Completion in which to respond.


(c) Contractor shall obtain written approval from Owner in accordance with Owner's requirements, including safe clearance procedures, prior to performing any Work on a System or Unit (and later, when applicable, Phase I or Phase II) for which a Certificate of Mechanical Completion has been issued.

(d) In no event shall a Certificate of Mechanical Completion be issued for a Unit unless and until a Certificate of Mechanical Completion for all Systems associated with such Unit has been issued, all Systems associated with such Unit have been completed and the Unit is ready for Functional Testing, provided however, the existence of Punch List items shall not delay Mechanical Completion of the Unit if Owner agrees that the items or items on the Punch List are in accordance with the definition of Punch List set forth in Article 1. In no event shall a Certificate of Mechanical Completion be issued for a Phase unless and until Certificates of Mechanical Completion for all Units associated with such Phase have been issued, all Units associated with such Phase have been


                                       61                             Article 11

                                  CONFIDENTIAL

     completed and the Phase is ready for PECO Tests, provided however, the existence of Punch List items shall not delay Mechanical Completion of the Phase if Owner agrees that the items or items on the Punch List are in accordance with the definition of Punch List set forth in Article 1.

(e) Functional Testing for each System or any group of Systems may commence upon certification of Mechanical Completion of such System or group of Systems, provided that such System or group of Systems shall have its control systems tested for efficient operation prior to the commencement of such Functional Testing. Functional Testing of a critical System may proceed upon Notice of Mechanical Completion of such System and verification by Owner that Functional Testing may proceed even if certification of Mechanical Completion for such System is not finalized, provided that such critical System shall have its control systems tested for efficient operation prior to the commencement of such Functional Testing. Functional Testing of a Unit may proceed upon Notice of Mechanical Completion of the Unit and verification by Owner that Functional Testing may proceed even if certification of Mechanical Completion of the Unit is not finalized. Verification that Functional Testing may proceed shall not be unreasonably delayed. Contractor shall prepare Functional Test procedures and submit the procedures to Owner not less than ninety (90) Days prior to the scheduled date to begin Functional Testing. Owner shall provide comments on the Functional Test procedures not later than thirty
     (30) Days after the final Functional Test procedures are submitted. Final Functional Test procedures incorporating Owner's comments shall be issued by Contractor within thirty (30) Days of receiving Owner's comments. Prior to the commencement of Functional Testing, Contractor shall complete and Owner shall approve all written operating procedures, maintenance manuals and operator training as set forth in this Agreement.

Section 11.2 ISSUANCE OF A CERTIFICATE OF MECHANICAL COMPLETION.

(a) Notwithstanding the issuance of a Certificate of Mechanical Completion by Owner with respect to a System or a Unit, prior to Commercial Operation of a Unit, the operation and maintenance of the Unit shall be under the direction and control of the


                                       62                             Article 11

                                  CONFIDENTIAL


     Contractor through the Contractor's start-up manager. Contractor's start-up manager and other Contractor personnel used in connection with the start-up, adjustment or other operation of the Unit prior to Commercial Operation shall be qualified and trained to start-up, adjust and operate the Unit and shall perform their duties in accordance with Good Utility Practice. During the period between the issuance of a Certificate of Mechanical Completion for a System or a Unit and prior to Commercial Operation of such Unit, the operation and maintenance of the System or Unit shall be performed by operations and maintenance personnel provided by Owner on a full-time basis, subject to the direction of Contractor's start-up manager, using tools, materials and supplies of Owner (to the extent that this Agreement provides for Owner to supply or have available such tools, materials and supplies), provided that Contractor's start-up manager shall utilize personnel provided by Owner in accordance with Good Utility Practice in connection with normal operation and maintenance activities and in accordance with the applicable job scope of each individual. Contractor's start-up manager shall be responsible for maintaining proper System protection in general and in particular with regard to weather and for start-up scheduling. On the date on which Commercial Operation of a Unit occurs, control of the operation and maintenance of the Unit and risk of loss to such Unit shall transfer from Contractor to Owner and thereafter Owner shall be in charge if issuing "hot work permits" at such times as Contractor requires access to such Unit.

(b) Contractor shall provide Owner with written notice to Owner's Site Representative prior to performing any Work on a System or Unit (and later, when applicable, an entire Phase) for which Owner has issued a Certificate of Mechanical Completion, and such Work shall be performed in accordance with Owner's requirements, including safe clearance procedures.

(c) Notwithstanding anything in this Section 11.2 to the contrary, Contractor shall not be responsible or liable for damage or loss caused by the Owner's operator's employees when acting contrary to or outside the direction of Contractor. This Section 11.2(c) shall not change any obligation of Contractor nor its responsibility for its own


                                       63                             Article 11

                                  CONFIDENTIAL

     negligence or for breach of any obligation provided in this Agreement, including the obligations of this Section 11.2.


                                       64                             Article 11

                                    CONFIDENTIAL


Article 12.   ACCEPTANCE TESTING, COMMERCIAL OPERATION AND FINAL
              ACCEPTANCE.

Section 12.1  ACCEPTANCE TESTING PROCEDURES.

In conformance with Exhibit "D," specific test procedures for all Acceptance Testing will be developed by Contractor and shall be jointly reviewed and, if necessary, revised by Owner and Contractor, subject to final approval by Owner and Contractor. Acceptance Testing means the performance of:

(a) PECO Tests which will be developed encompassing the requirements of PECO, all of which are specifically identified in Section 3.0 of Exhibit "D". The PECO Tests will include a test determining capacity output after completion of each Phase and tests which demonstrate various Plant and component capabilities, including a test of the combustion turbine evaporative cooler as set forth in Section 2.2.3.4 of Exhibit "D" (the "Combustion Turbine Evaporative Cooler Test");

(b) Owner Tests to confirm that each Unit and the Plant will meet the requirements of Owner under this Agreement, all of which are specifically identified in Exhibit "D." The Owner Tests will include:

         (i) tests to measure net power output and net heat rate of each Unit and the entire Plant as set forth in
               Section 2.1 of Exhibit "D" ("Performance Tests");

         (ii) tests to demonstrate satisfaction of the requirements for Unit, Plant and component capabilities as set forth in Section 2.2 of Exhibit "D" ("Demonstration Tests");

         (iii) air permit compliance tests to satisfy the requirements of Section 2.3 of Exhibit "D" with respect to each Unit ("Emissions Test"); and

         (iv) an availability test for each Unit to satisfy the requirements set forth in Section 2.4.1 of Exhibit "D" ("Unit Availability Test") and an availability test for the Plant ("Plant Availability Test") to satisfy the requirements set forth in Section 2.4.2 of Exhibit "D".

Contractor shall submit final detailed test procedures to Owner and the Independent Engineer at least ninety (90) Days prior to the start of Acceptance Testing.

                                                                     Article 12

                                    CONFIDENTIAL


Section 12.2 REQUIREMENTS AND NOTIFICATION FOR ACCEPTANCE TESTING - COMMERCIAL OPERATION DEFINED.

A Unit will not be deemed to be ready for Acceptance Testing until all the requirements of Sections 12.2 (a) and (b) are satisfied.

(a) Prior to the commencement of Acceptance Testing for a Unit, Contractor shall achieve each of the following (each of which continues to be true at the time of commencement of such Acceptance Testing):

         (i) Mechanical Completion of each System of the Unit individually and of the entire Unit except for Punch List items;

         (ii) satisfaction of all Functional Testing requirements for the Unit, as provided in Section 11.1(e);

         (iii) the availability of the Unit for normal and continuous operation;

         (iv) issuance of all permits required to be obtained by Contractor; and

         (v) calibration of the continuous emissions monitoring systems instrumentation for such Unit.

(b)      At least seven (7) Days prior to the commencement of Acceptance
         Testing for a Unit, Contractor shall give notice to Owner, the party acting as agent for the Construction Lender and the Independent Engineer proposing the date upon which Acceptance Testing for such Unit will begin and including a schedule for all of the required tests (an "Acceptance Testing Notice"). Contractor may schedule any tests required by this Agreement, but not scheduled in the first Acceptance Testing Notice for a Unit, by giving a subsequent Acceptance
         Testing Notice to Owner, the party acting as agent for the Construction Lender and the Independent Engineer at least seven (7) Days prior to commencement of such tests proposing the date upon which such tests will begin for such Unit and including a schedule for such tests.
         The first Acceptance Test Notice for a Unit shall be given by Contractor at the same time as or after the Notice of Mechanical Completion of the Unit is given to Owner by Contractor and Acceptance Testing shall not commence prior to satisfaction of all Functional Testing requirements

                                                                     Article 12

                                    CONFIDENTIAL


         for such Unit. At the time when each Acceptance Testing Notice is given, Contractor shall reasonably believe that during Acceptance Testing for such Unit, Unit emissions will be in compliance with the requirements of all applicable air permits as set forth in Exhibit "G." Owner shall notify PECO and all other Persons, except those notified by Contractor pursuant to this Section 12.2(b), that are required to witness any such testing. Contractor shall provide Owner and all Persons receiving notice the opportunity to observe the tests included in the Acceptance Testing Notice at the time specified for such tests in the notice. If Owner determines that all of the requirements of Sections 12.2(a) and (b) have been met, Owner will confirm to Contractor that Acceptance Testing may begin for such Unit on the date proposed in the Acceptance Testing Notice. If Owner determines that one or more of the requirements of Sections 12.2(a) and (b) have not been met, Owner may reject the Acceptance Testing Notice by giving notice to Contractor, within five (5) Days of receipt of the Acceptance Testing Notice, setting forth one or more of the requirements of Section 12.2(a) or Section 12.2(b) which Contractor has failed to meet ("Cancellation Notice"). The Cancellation Notice shall state with particularity the facts upon which cancellation of Acceptance Testing is based, and state the specific conditions which must be met before the Acceptance Testing for such Unit can proceed. Contractor shall take such action as is appropriate to remedy the conditions described in the Cancellation Notice. Owner's failure to give a Cancellation Notice to Contractor within five (5) Days after receipt of the Acceptance Testing Notice shall be deemed to be Owner's approval for Acceptance Testing to proceed for a Unit as indicated in the Acceptance Testing Notice. After Contractor has taken action to remedy any condition or conditions which Owner has stated in a Cancellation Notice, Contractor shall give Owner a new Acceptance Testing Notice for such Unit conforming to the requirements of this
         Section 12.2(b), and the provisions of this Section 12.2(b) shall apply with respect to such new Acceptance Testing Notice in the same manner as they applied to the original Acceptance Testing Notice, except:
         (i) the date for the commencement of Acceptance Testing for such Unit

                                                                     Article 12

                                    CONFIDENTIAL


         shall be no earlier than seventy-two (72) hours after the receipt of such new notice by Owner, and (ii) Owner shall have forty-eight
         (48) hours after the Owner's receipt of the new notice within which Owner may reject the Acceptance Testing Notice for such Unit by giving a new Cancellation Notice to Contractor. The foregoing procedure shall be repeated as often as necessary until Owner no longer reasonably rejects the Acceptance Testing Notice. If one of the tests required as a part of Acceptance Testing for a Unit is failed or is terminated prior to completion of such test and such test is not restarted within forty-eight (48) hours, the notice requirements of (i) and (ii) above shall apply prior to restarting any test which was failed or terminated or beginning any tests which were postponed.

(c) Commercial Operation for a Unit as used in this Agreement shall mean the Unit and Contractor having met all of the following requirements, as determined pursuant to Section 12.2(d):

        (i)     the requirements of Section 12.2(a),

        (ii)    the satisfaction of all of the requirements of:

                A.  the Unit Output Requirement and the Unit
                    Heat Rate Requirements, subject to the right of Contractor to proceed in accordance with
                    Section 12.3(c) upon compliance with the requirements set forth in such section;

                B. the Unit Availability Test identified in Section 2.4 of Exhibit D;

                C. those Demonstration Tests identified in Section 2.2.2 of Exhibit D as being requirements for Commercial Operation; and

                D. the air permit compliance requirements of Section 1.4 of Exhibit D as measured by the continuous emissions monitoring system instrumentation during Acceptance Testing of such Unit (the "CEMS Requirements"); and

         (iii) the Unit must, upon satisfaction of all the requirements of the immediately preceding subsection (ii), be available for normal and continuous operation


                                                                     Article 12

                                    CONFIDENTIAL


                and must be capable of delivering the electric output of the Unit at the Interconnection Points for electric power transmission.

(d) When Contractor, in good faith, considers that a Unit has achieved all of the requirements of Section 12.2(c)(i)-(iii), Contractor shall notify Owner and Construction Lender, in writing, by delivering Contractor's Notice of Commercial Operation. Within three (3) Days after receipt of Contractor's Notice of Commercial Operation, Owner shall respond to such notice by either (i) accepting that the Unit has achieved Commercial Operation or (ii) rejecting such notice and specifying the reasons for such rejection. The date of Commercial Operation for a Unit shall be the date on which all of the requirements of Section 12.2(c)(i) through (iii) have been achieved, as agreed by Owner, Contractor, the Construction Lender and the Independent Engineer. Agreement shall not be unreasonably withheld. When Contractor, in good faith, considers that the Plant has achieved all of the requirements of Plant Commercial Operation, Contractor shall notify Owner and Construction Lender, in writing, by delivering Contractor's Notice of Plant Commercial Operation. Within three (3) Days after receipt of Contractor's Notice of Plant Commercial Operation, Owner shall respond to such notice by either (i) accepting that the Plant has achieved Commercial Operation or (ii) rejecting such notice and specifying the reasons for such rejection. The date of Commercial Operation for the Plant shall be the date on which all of the requirements of Plant Commercial Operation have been achieved, as agreed by Owner, Contractor, the Construction Lender and the Independent Engineer. Agreement shall not be unreasonably withheld. Owner shall cooperate with Contractor in an effort to reach agreement with the Construction Lender and the Independent Engineer on the achievement of Commercial Operation for a Unit or the achievement of Plant Commercial Operation as soon as any required data becomes available from the Acceptance Testing whether the requirements of such test have been achieved and, if not achieved, to identify the specific failures.


                                                                     Article 12

                                    CONFIDENTIAL


Section 12.3    ACCEPTANCE TESTING TO ACHIEVE COMMERCIAL OPERATION.

(a) After an Acceptance Testing Notice has been given by Contractor, without rejection by Owner, and Contractor has concluded all test preparation procedures, then Contractor shall proceed to perform all of the tests set forth in such notice in accordance with the test schedule contained in the Acceptance Testing Notice, provided that the PECO Tests shall be scheduled and performed on (1) all of the Units in Phase I only after all other Acceptance Testing has been satisfactorily completed with respect to the Units in Phase I and (2) all of the Units in Plant only after all other Acceptance Testing has been satisfactorily completed with respect to all of the Units in the Plant.


(b) Acceptance Testing shall be carried out in accordance with the specifications and procedures provided in this Agreement or developed pursuant to this Agreement. If after Acceptance Testing is stopped, the Unit has failed to achieve all of the requirements of Section 12.2(c)(ii), Contractor shall, subject to the right of the Contractor to proceed in accordance with
         Section 12.3(c) upon compliance with the requirements set forth in such section, use all reasonable efforts and diligently make such changes to or adjustments in the Unit as Contractor deems necessary to achieve all of the requirements of Section 12.2(c)(ii). Upon completion of Contractor's changes to or adjustments in the Unit, and Contractor giving a new Acceptance Testing Notice to Owner which is not rejected by Owner, Contractor shall repeat such failed tests for such Unit. Prior to achievement of all of the requirements of
         Section 12.2(c)(ii), Contractor shall remain subject to liquidated damages for such Unit as provided in Section 13.1, unless Contractor is eligible to and elects to proceed in accordance with the requirements of Section 12.3(c) for such Unit. Any such changes and adjustments to the Unit and retesting shall be at Contractor's expense. With Contractor's consent, which shall not be unreasonably withheld, Owner may operate the Unit between retests. If the Unit fails any retest, subject to the right of the Contractor to proceed in accordance with Section 12.3(c) upon compliance with the requirements set forth in such section, Contractor shall use all reasonable efforts and diligently take appropriate corrective actions and continue retesting until all of the requirements under Section


                                                                     Article 12

                                    CONFIDENTIAL


         12.2(c)(ii) are achieved. When Contractor has completed all changes to and adjustments in the Unit, Owner reserves the right to require Contractor to reconduct any of the Acceptance Testing which Owner reasonably believes necessary based upon the modifications made to the Unit, to confirm that the Unit as changed and adjusted meets all requirements for Commercial Operation while meeting CEMS Requirements and to confirm that no Acceptance Testing results for such Unit have been invalidated or compromised by such changes or adjustments. Contractor's obligations and rights to retest under this Section 12.3(b) are expressly subject to the rights of Owner under Section 18.1(c).

(c) If Owner, Contractor, Construction Lender and Independent Engineer agree that all of the requirements of Section 12.2(c)(i) through (iii) have been satisfied for a Unit, except for the Unit Output Requirement and/or the Unit Heat Rate Requirements, then Contractor may give notice to Owner that Contractor elects to proceed under this Section 12.3(c) with respect to such Unit (the "Section 12.3(c) Notice") provided the following requirements are satisfied:


(i) The Unit has achieved the Interim Performance Requirements for net power output and net heat rate set forth in
         Section 2.1.3.1 of Exhibit "D."

(ii) Contractor's corrective actions and retesting of the Unit shall not interfere with the normal and continuous operation of the Unit during the one hundred eighty (180) Day period immediately following such notice.

(iii) Contractor immediately pays liquidated damages pursuant to Sections 13.1 (if any), 13.3 and 13.4 (based upon failure to achieve the Unit Output Requirement and/or the Unit Heat Rate Requirements based upon the results of the most recent tests for such Unit); provided that if General Electric Company has made an election under Section 17.2(d) of the Turbine Contract to stop the accrual of liquidated damages under the Turbine Contract, Contractor may deduct from the liquidated damages to be paid under this provision, the amount of liquidated damages calculated as provided in Section 17.2(d) of the Turbine Contract which General Electric Company is potentially liable

                                                                     Article 12

                                    CONFIDENTIAL


         for at the time when General Electric Company makes such election, and the amount so deducted shall be deferred until a final determination of liquidated damages is made under this Agreement.

         Upon satisfying the conditions for giving the Section 12.3(c) Notice and the giving of such notice to Owner, the Unit will be deemed to have achieved Commercial Operation on the date of such notice. After giving the Section 12.3(c) Notice, Contractor shall use all reasonable efforts to achieve the Unit Output Requirement and the Unit Heat Rate Requirements while satisfying the CEMS Requirements, making such changes and adjustments to the Unit as Contractor deems necessary and diligently retesting (i) until the Unit Output Requirement and the Unit Heat Rate Requirements have been achieved while satisfying the CEMS Requirements and/or (ii) until the later of (A) one hundred eighty (180) Days have expired from the date of the giving of the Section 12.3(c) Notice or (B) the end of the first two consecutive non-peak months after the date of the giving of the Section 12.3(c) Notice, whichever of
         (i) or (ii) occurs first ("Retest Period"). Any changes in or adjustments to the Unit and any retesting shall be at Contractor's expense. Prior to Contractor making any material changes or corrective actions with respect to the Unit, Contractor shall consult with Owner regarding such changes or corrective actions and shall permit Owner to review and inspect such changes or corrective actions as they are made to the Unit. Owner, in its sole discretion, shall have the right to limit or stop Unit operation, including stopping or limiting Unit operation if the Unit ceases to satisfy CEMS Requirements following any changes in or adjustments to the Unit. No liquidated damages shall accrue pursuant to Section
         13.1 during the Retest Period or any extension thereof granted by Owner in its sole discretion ("Extension Period") unless the Unit is not available for normal and continuous operation due to Contractor's changes and adjustments or retesting; provided that Owner will in good faith use reasonable efforts to make the Unit(s) available to Contractor for changes and adjustments or retesting during scheduled outages and/or non-peak months (as defined in the Power Purchase Agreement) which


                                                                     Article 12

                                    CONFIDENTIAL


         occur during any Retest Period or Extension Period in order to avoid or minimize any modified liquidated damages (as described below in this Section). If during the Retest Period or the Extension Period, Owner operates a Unit more than a total of two hundred fifty (250) hours to satisfy the requirements of the Power Purchase Agreement, the Unit Output Requirement and the Unit Heat Rate Requirements, and the Commercial Operation Output and Commercial Operation Net Heat Rate guarantees in Sections 13.3 and 13.4 will be adjusted in accordance with any degradation schedule which may be agreed upon in accordance with Appendix C of Exhibit H to this Agreement. If at the end of the Retest Period, test results agreed to by Owner, Contractor, the Construction Lender and the Independent Engineer, establish improvement in the net power output and net heat rate for such Unit, and the CEMS Requirements are satisfied at such levels, then, subject to the exercise of Owner's rights pursuant to the last sentence of this Section 12.3(c) and any additional payments to or refunds from Owner with respect thereto, Owner shall refund to Contractor that portion of the previously paid Section 13.3 and 13.4 liquidated damages (for failure to achieve the Unit Output Requirement and/or the Unit Heat Rate Requirements), if any, which are representative of such improvement, within fifteen (15) Days. If one hundred eighty (180) Days have elapsed from the date of the giving of the Section 12.3(c) Notice for a Unit and all retests during such Retest Period fail to result in meeting the Unit Output Requirement and the Unit Heat Rate Requirements for such Unit while satisfying CEMS requirements, Owner may, in its sole discretion, terminate retesting or may extend the time for retesting of such Unit. If Owner terminates retesting of a Unit, liquidated damages pursuant to Section 13.3 and/or 13.4 (for failure to achieve the Unit Output Requirement and/or the Unit Heat Rate Requirements) shall be determined based on the most recent test results and then, subject to the exercise of Owner's rights pursuant to the last sentence of this Section 12.3(c) and any additional payments to or refunds from Owner with respect thereto, any additional payments or refunds relating to such liquidated damages for such Unit shall be made within fifteen


                                                                     Article 12

                                    CONFIDENTIAL


         (15) Days of Owner's notice to Contractor terminating retesting. If Owner extends the time for retesting, Contractor shall make changes and adjustments as it deems necessary to achieve the Unit Output Requirement and the Unit Heat Rate Requirements for the Unit while satisfying the CEMS Requirements, and shall use all reasonable efforts and shall diligently retest until the Unit Output Requirement and the Unit Heat Rate Requirements for the Unit are achieved while satisfying the CEMS Requirements or until such Extension Period has expired, whichever comes first. Any such changes, adjustments and retesting shall be at Contractor's expense. If, at the end of any Extension Period, test results agreed to by Owner, Contractor, the Construction Lender and the Independent Engineer, establish improvement in the net power output and net heat rate for such Unit, and the CEMS Requirements are satisfied at such levels, then, subject to the exercise of Owner's rights pursuant to the last sentence of this Section 12.3(c) and any additional payments to or refunds from Owner with respect thereto, liquidated damages for such Unit shall be determined by Owner based upon the provisions of Sections 13.3 and 13.4 (for failure to achieve the Unit Output Requirement and/or the Unit Heat Rate Requirements), and any liquidated damages due from Contractor or refunds of previously paid liquidated damages due from Owner, as applicable, shall be paid with respect to such Unit within fifteen (15) days of receipt from Owner of such determination of liquidated damages. If at the end of such Extension Period all retests have failed to result in meeting one or both of the Unit Output Requirement and the Unit Heat Rate Requirements for such Unit while satisfying the CEMS Requirements, Owner shall terminate retesting of such Unit by giving notice to Contractor of such termination and liquidated damages for such Unit pursuant to Section 13.3 and 13.4 (for failure to achieve the Unit Output Requirement and/or the Unit Heat Rate Requirements) shall be determined based on the most recent test results and, subject to the exercise of Owner's rights pursuant to the last sentence of this Section 12.3(c) and any additional payments to or refunds from Owner with respect thereto, any payments or refunds of liquidated damages based upon the most



                                                                     Article 12

                                    CONFIDENTIAL


         recent test results shall be made within fifteen (15) Days of such notice. During the Retest Period and any Extension Period, Owner shall make reasonable efforts to schedule an outage for such Unit within thirty (30) Days of any written request by Contractor in order to accommodate Contractor's proposed changes or adjustments to the Unit. If during the Retest Period, or any Extension Period, the Unit is not available to Owner for normal and continuous operation due to Contractor's changes and adjustments or retesting, including limitation or stoppage of the Unit as a result of non-compliance with the CEMS Requirements, then Contractor shall be required to pay modified liquidated damages for any period that the Unit is unavailable for the generation of electric power, including all preparation time and other directly related downtime and any stoppage due to failure of the Unit to meet the CEMS Requirements. Modified liquidated damages shall be calculated on a daily basis with respect to each Day that the Unit was not fully available, using the following formula (this value shall not be less than zero):

           $/Day x (1 - Actual Daily Net Power Output in KW/HRS/3,763,120)

         The $/Day in the above formula is the full daily amount of liquidated damages per Unit as stipulated in the liquidated damages schedule in Section 13.1 and considering the number of Days, if any, previously used in such schedule, provided that for any Day during any Off Peak Month (as defined in the Power Purchase Agreement) the daily amount of liquidated damages of $40,000, $65,000 and $82,000 as stipulated in the liquidated damages schedule in Section 13.1 shall be reduced to zero for those Days when Owner does not otherwise require the operation of such Unit(s). Actual Daily Net Power Output is the total power in KW-HR's, if any, available for sale from such Unit by Owner during such Day. When Contractor has completed all changes to and adjustments in the Unit, Owner reserves the right to require Contractor to reconduct any of the Acceptance Testing for such Unit which Owner reasonably believes



                                                                     Article 12

                                    CONFIDENTIAL


         necessary based upon the modifications made to the Unit, to confirm that the Unit as changed and adjusted meets all requirements for Commercial Operation while meeting CEMS
         Requirements and to confirm that no Acceptance Testing results have been invalidated or compromised.

(d) Prior to Final Acceptance of the Plant, Contractor shall demonstrate that, during the applicable tests, each of the Units satisfies the requirements of:

         (i)     the Emissions Tests; and

         (ii)    any Demonstration Tests identified in
                 Section 2.2.3 of Exhibit D as not being
                 requirements for Commercial Operation.

         Acceptance Testing for the purpose of satisfying the requirements of the foregoing Tests may be conducted before or after Commercial Operation of a Unit, in any sequence, at the option of Contractor, subject to the giving of an Acceptance Testing Notice as required by Section 12.2(b). Such Acceptance Testing shall be carried out in accordance with the specifications and procedures provided in this Agreement or developed pursuant to this Agreement. If any such Acceptance Testing discloses a failure of the Unit to satisfy any of the applicable requirements of the Emissions Tests or applicable Demonstration Tests, then Contractor shall make such changes and adjustments to the Unit as Contractor deems necessary and shall repeat such Emissions Tests or applicable Demonstration Tests as are required by the Owner to be repeated until the requirements of such tests are achieved. Any modifications and adjustments to the Unit in order to meet the requirements of the Emissions Tests or applicable Demonstration Tests shall be at Contractor's expense. Prior to Final Acceptance of the Plant, Owner reserves the right to require Contractor to reconduct any of the Acceptance Testing which Owner reasonably believes necessary based upon any modifications made to any Unit or changes which have occurred in the Unit, to confirm that the Unit as changed or modified meets all requirements for Final Acceptance and to confirm that no Acceptance Testing results have been invalidated or compromised.

(e)      After Commercial Operation of a Unit is achieved, Owner shall



                                                                     Article 12

                                    CONFIDENTIAL


         issue an Acceptance Certificate for Commercial Operation for such Unit which shall not relieve Contractor of its obligations to complete its performance under this Agreement with respect to such Unit, including Contractor's obligations pursuant to Section 12.3(c), if Contractor has elected to proceed under Section 12.3(c).

(f) After Commercial Operation of all of the Units #1 through #6 have been achieved, Contractor shall conduct those tests identified in Section 2.1.4 and Section 2.4.2 of Exhibit "D" as being necessary for Plant Commercial Operation. Following the completion of those tests identified in Section 2.1.4 and
         Section 2.4.2 of Exhibit "D" as being necessary for Plant Commercial Operation, Owner and Contractor shall calculate (i) the net power output for the Plant by aggregating the net power output for the six Units (based upon the final Performance Test for each Unit) and (ii) the net heat rate for the Plant by averaging the net heat rate for the six Units (with separate averages for natural gas and fuel oil) (based upon the final Performance Tests for each Unit), and by and adjusting the net power output and net heat rate for the Plant for transformer losses, auxiliary loads and balance of plant restrictions determined during the tests for Plant Commercial Operation. In the event that the Plant has failed to achieve the Commercial Operation Output and Commercial Operation Net Heat Rates as set forth in Section 13.3 and 13.4, Contractor shall be permitted to perform modifications and adjustments to the Plant in order to improve transformer losses, auxiliary loads and balance of plant restrictions, for a period not to exceed one hundred eighty (180) Days, after which Contractor shall reconduct those tests identified in Section 2.1.4 and
         Section 2.4.2 of Exhibit "D" as being necessary for Plant Commercial Operation and the net power output and net heat rate for the Plant shall be recalculated based upon any changes in transformer losses, auxiliary loads and balance of plant restrictions measured in such tests, and liquidated damages, if any, under Sections 13.3 and 13.4 shall be finally determined.


(g) Contractor shall require General Electric Company to conduct Acceptance Testing (as defined in the Turbine Contract) pursuant to Section 17.2 of the Turbine Contract

                                                                     Article 12

                                    CONFIDENTIAL


         unless Owner consents to the waiver of such requirement and shall, at the request of Owner, require General Electric Company to reconduct, as applicable, any Acceptance Testing pursuant to
         Section 17.2(c)(iii) of the Turbine Contract. Prior to the earlier of (a) Contractor having satisfied the performance guarantees for Commercial Operation Output in Section 13.3 and Commercial Operation Net Heat Rate in Section 13.4 or (b) all of the obligations of Contractor for retesting under the
         Section 12.3(c) having terminated, Contractor will not, without the consent of Owner, provide written notice to General Electric Company that (I) General Electric Company has satisfied the Liquidated Damages Performance Guarantees (as defined in the Turbine Contract) pursuant to Sections 16.2(a)(i)(C) or 16.2(a)(ii)(C) of the Turbine Contract (II) General Electric Company has satisfied the Performance Guarantees (as defined in the Turbine Contract) pursuant to Sections 16.2(b)(i)(B) or 16.2(b)(ii)(B) of the Turbine Contract, (III) General Electric Company has satisfied the Demonstration Test Requirements (as defined in the Turbine Contract) pursuant to Section 16.3(ii) of the Turbine Contract and (IV) General Electric Company has satisfied the Availability Test Requirement (as defined in the Turbine Contract) pursuant to Section 16.4(ii) of the Turbine
         Contract. Prior to the earlier of such time as (a) Contractor has satisfied the requirements of the Unit Output Requirement and the Unit Heat Rate Requirements for a Unit, or (b) all obligations of Contractor for retesting of a Unit under
         Section 12.3(c) have terminated, Owner may direct Contractor to require General Electric Company under the Turbine Contract to continue remedy and testing activities for such Unit in accordance with Section 17.2(c)(ii) of the Turbine Contract.

Section 12.4   FINAL ACCEPTANCE.

         After (i) all of the Units #1 though #6 have achieved Commercial Operation, (ii) all retesting under Section 12.3(c) for any Unit, if applicable, is terminated, (iii) the requirements set forth in Section 12.3(d) have been achieved for all the Units #1 through #6, (iv) all tests required for Plant Commercial Operation have been satisfied, and
         (v) the Work is complete except for the Combustion Turbine Evaporative Cooler Test and for Punch List items (provided that the total


                                                                     Article 12

                                    CONFIDENTIAL


         estimated cost of the Punch List items does not exceed ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000)), Owner shall, upon written request by Contractor, issue to Contractor a Certificate of Final Acceptance evidencing that all Work has been completed except for the aforementioned Combustion Turbine Evaporative Cooler Test or
         Punch List items, as applicable ("Final Acceptance"). Upon Final Acceptance, provided Contractor has met the requirements for the payment or release of Owner's Security, Owner shall release to Contractor the Owner's Security less two times the estimated cost of Punch List items, and less any amounts withheld pursuant to
         Section 3.1(f). When all remaining Punch List items are complete and approved by Owner, Owner shall release the remainder of the amount withheld for the Punch List. If other amounts are withheld, as the matters for which such other amounts were withheld are resolved, Owner shall release additional amounts accordingly. Final Acceptance shall not constitute a release or waiver by Owner of claims arising from punch list items, any work related to or arising out of the Combustion Turbine Evaporative Cooler (including Work on other Equipment which may result from repairs or adjustments which are determined to be necessary or desirable following the Combustion Turbine Evaporative Cooler Test); unsettled liens; the terms of any warranty contained in or required by this Agreement; or any other unsettled claims of Owner.




                                                                     Article 12

                                  CONFIDENTIAL


Article 13. LIQUIDATED DAMAGES.

Section 13.1 LATE COMMERCIAL OPERATION LIQUIDATED DAMAGES.

(a) Should Contractor fail to achieve Commercial Operation of a Unit by the Scheduled Date of Commercial Operation for such Unit, Contractor shall be subject to liquidated damages in the amount of FORTY THOUSAND DOLLARS ($40,000) per Unit for each full Day or part thereof by which Commercial Operation of such Unit occurs later than the Scheduled Date of Commercial Operation for such Unit up to and including the fourteenth (14th) Day after the Scheduled Date of Commercial Operation for such Unit. For each full Day or part thereof by which Commercial Operation of a Unit occurs later than the fourteenth (14th) Day after the Scheduled Date of Commercial Operation for such Unit up to and including the thirtieth (30th) Day after the Scheduled Date of Commercial Operation for such Unit, Contractor shall be subject to liquidated damages in the amount of SIXTY FIVE THOUSAND DOLLARS ($65,000) per Unit. For each full Day or part thereof by which Commercial Operation of a Unit occurs later than the thirtieth(30th) Day after the Scheduled Date of Commercial Operation for such Unit, Contractor shall be subject to liquidated damages in the amount of EIGHTY TWO THOUSAND DOLLARS ($82,000) per Unit. Such liquidated damages shall continue to accrue until Commercial Operation for such Unit is achieved or the limit set forth in
     Section 14.1 is reached, whichever is earlier; provided that, if Contractor has not previously achieved Commercial Operation of a Unit under this Agreement, Contractor shall be deemed to have achieved Commercial Operation of a Unit (but only for purpose of determining liquidated damages under this Section) on the date on which Owner achieves Commercial Operation of such Unit under the Power Purchase Agreement, but only if net power output for such Unit is at least 148,590 KW of electricity and the net heat rate for such Unit is not greater than 11,217 BTU/KW-HR (HHV) on natural gas and 11,362 BTU/KW-HR (HHV) on fuel oil as measured in the most recent Performance Test for such Unit. Liquidated Damages under this Section 13.1 shall be calculated and become due to Owner fifteen (15) days after the Scheduled Date of Commercial Operation for such Unit and shall continue to accrue and be


                                       80
                                                                      Article 13

                                  CONFIDENTIAL


     subject to recalculation on the same day of each succeeding month until Commercial Operation is achieved for such Unit or the limit set forth in
     Section 14.1 is reached. Any liquidated damages due from Contractor pursuant to this Section 13.1 with respect to a Unit shall be offset by Net Revenue, if any, received by Owner from the operation of such Unit prior to the Commercial Operation of such Unit or the deemed Commercial Operation of the Unit under Section 12.3(c). Net Revenue for such purpose shall mean an amount equal to gross revenue (less any taxes payable on the receipt of such revenue) received or accrued by Owner for such Days from the sale of power, to the extent properly allocable to such Days in accordance with generally accepted accounting principles, consistently applied, less the sum of all costs incurred or accrued by Owner in generating such revenue, including costs of labor, fuel (including transportation), maintenance, consumables, and supplies (but not including any financing costs or charges), to the extent properly allocable to such Days in accordance with generally accepted accounting principles, consistently applied and less any liquidated damages paid by Owner under the Power Purchase Agreement as a result of the delay in Commercial Operation of such Unit. Contractor's total aggregate liability for liquidated damages under this Section 13.1 shall not exceed twenty two and one half percent (22 1/2%) of the Guaranteed Lump Sum Price.

(b) The amount of liquidated damages payable by Contractor pursuant to Section 13.1(a) shall be limited as follows:

     (i) The total liquidated damages accrued by Contractor pursuant to Section 13.1(a), prior to any reduction under this Section 13.1(b), shall be multiplied by a fraction, the numerator of which is the number of days of delay in which the Facility does not achieve Commercial Operation by the Scheduled Date of Commercial Operation and for which the performance of General Electric Company under the Turbine Contract is the primary cause of such delay and the denominator of which is the total number of days of delay in which the Facility does not achieve Commercial Operation by the Scheduled Date of


                                       81
                                                                      Article 13

                                  CONFIDENTIAL


          Commercial Operation ( the "Turbine Portion of Commercial Operation LDs"). The difference, if any, between total liquidated damages accrued by Contractor pursuant to Section 13.1(a) and the Turbine Portion of Commercial Operation LDs shall be the "Non-Turbine Portion of Commercial Operation LDs." Contractor shall provide reasonable evidence to Owner to support the number of days of delay in which the Facility does not achieve Commercial Operation by the Scheduled Date of Commercial Operation and for which the performance of General Electric Company under the Turbine Contract is the primary cause of such delay.

     (ii) If the Turbine Portion of Commercial Operation LDs is less than or equal to the aggregate liquidated damages which accrue under Section
          17.1 of the Turbine Contract, as limited by the GE Cap, Contractor shall be responsible for the full amount of liquidated damages determined pursuant to Section 13.1(a).

    (iii) If the Turbine Portion of Commercial Operation LDs is greater than the aggregate liquidated damages which accrue under Section 17.1 of the Turbine Contract, the liquidated damages determined pursuant to
          Section 13.1(a) shall be reduced to an amount which is equal the aggregate liquidated damages which accrue under Section 17.1 of the Turbine Contract and such amount shall be added to Non-Turbine Portion of Commercial Operation LDs to determine the total amount of liquidated damages to be paid by Contractor pursuant to Section 13.1.

Section 13.2 EFFECT OF LIQUIDATED DAMAGES FOR LATE COMMERCIAL OPERATION.

Subject to Owner's right to terminate this Agreement and pursue applicable remedies, which is governed by Sections 18.1 through 18.6 and 15.6, liquidated damages as provided in Section 13.1 shall be the sole remedy of Owner for failure of Contractor to achieve Commercial Operation of any Unit by the Scheduled Date of Commercial Operation for such Unit. Liquidated damages as provided in Section 13.1 shall relieve Contractor of liability for delays only with respect to Days for which such liquidated damages are paid, and Owner reserves any and all other rights and remedies it may have under this Agreement for additional delays in the


                                       82
                                                                      Article 13

                                  CONFIDENTIAL


achievement of Commercial Operation, including the right and remedies of Owner under Article 18.

Section 13.3 OUTPUT LIQUIDATED DAMAGES.

Contractor represents, covenants and warrants that the Plant shall produce and deliver for sale a net power output ("Commercial Operation Output") of at least 938,460 KW of electricity when measured in Performance Tests in accordance with Exhibit D. Contractor shall be subject to liquidated damages of THREE HUNDRED DOLLARS ($300) per KW for each KW that Commercial Operation Output is less than 938,460 KW as measured in the most recent Performance Tests; provided that for the purpose of finally determining liquidated damages related to Commercial Operation Output, Commercial Operation Output shall be aggregated for the six Units (based upon the final Performance Test for each Unit) as adjusted for transformer losses, auxiliary loads and balance of plant restrictions determined during the tests for Plant Commercial Operation set forth in Section 2.1.4 and
2.4.2 of Exhibit D, and liquidated damages, if any, shall be computed based upon the aggregate Commercial Operation Output. Prior to the computation of liquidated damages for net power output of all six Units as set forth above in this Section 13.3, Contractor shall, at such times as are provided in this Agreement, pay to Owner liquidated damages of THREE HUNDRED DOLLARS ($300) per KW for each KW that the net power output of a Unit is less than 156,410 KW ("Unit Output Requirement") as measured in the most recent Performance Tests for such Unit, with such amounts of liquidated damages being subject to adjustment as set forth above based upon the net power output of all of the Units in the Plant. Contractor shall have the right to retest as set forth in Section 12.3(b), (c) and (d). Contractor's total aggregate liability for liquidated damages under this Section 13.3 shall not exceed twenty two and one half percent (22 1/2%) of the Guaranteed Lump Sum Price.


Section 13.4 COMMERCIAL OPERATION NET HEAT RATE LIQUIDATED DAMAGES.

Contractor represents, covenants and warrants that the Units shall operate at a net heat rate ("Commercial Operation Net Heat Rates") Ten Thousand Six Hundred Eighty Three (10,683) BTU/KW-HR (HHV) or less per Unit when operated on natural gas and Ten Thousand Eight Hundred Twenty One (10,821) BTU/KW-HR (HHV) or less per Unit when operated on fuel


                                       83
                                                                      Article 13

                                  CONFIDENTIAL


oil when measured in Performance Tests in accordance with Exhibit "D." Contractor shall be subject to liquidated damages of FIVE THOUSAND EIGHT HUNDRED SIXTY DOLLARS ($5,860) per BTU/KW-HR for each BTU/KW-HR that Commercial Net Heat Rate exceeds Ten Thousand Six Hundred Eighty Three (10,683) BTU/KW-HR (HHV) per Unit when operated on natural gas plus NINE HUNDRED FIFTY DOLLARS ($950) per BTU/KW-HR for each BTU/KW-HR that Commercial Net Heat Rate exceeds Ten Thousand Eight Hundred Twenty One (10,821) BTU/KW-HR (HHV) per Unit when operated on fuel oil as measured in the most recent Performance Tests; provided that for the purpose of finally determining any liquidated damages related to Commercial Net Heat Rate, Commercial Net Heat Rate shall be averaged (with separate averages for natural gas and fuel oil) for the six Units (based upon the final Performance Tests for each Unit) as adjusted for transformer losses, auxiliary loads and balance of plant restrictions determined during the tests for Plant Commercial Operation set forth in Section 2.1.4 and 2.4.2 of Exhibit D, and liquidated damages, if any, shall be computed based upon the per Unit average Commercial Net Heat Rate for natural gas and fuel oil. Prior to the computation of liquidated damages for net heat rate of the entire Plant as set forth above in this Section 13.4, Contractor shall, at such times as are provided in this Agreement, pay to Owner liquidated damages of FIVE THOUSAND EIGHT HUNDRED SIXTY DOLLARS ($5,860) per BTU/KW-HR for each BTU/KW-HR that the net heat rate of a Unit exceeds Ten Thousand Six Hundred Eighty Three (10,683) BTU/KW-HR (HHV) when operated on natural gas, plus NINE HUNDRED FIFTY DOLLARS ($950) per BTU/KW-HR for each BTU/KW-HR that the net heat rate of a Unit exceeds Ten Thousand Eight Hundred Twenty One (10,821) BTU/KW-HR (HHV) ("Unit Heat Rate Requirements") when operated on fuel oil, as measured in the most recent Performance Tests for such Unit, with such amounts of liquidated damages being subject to adjustment as set forth above based upon the net heat rate of all of the Units in the Plant when operated on natural gas and fuel oil. Contractor shall have the right to retest as set forth in Section 12.3(b), (c) and (d). Contractor's total aggregate liability for liquidated damages under this Section 13.4 shall not exceed twenty two and one half percent (22 1/2%) of the Guaranteed Lump Sum Price.


                                       84
                                                                      Article 13

                                  CONFIDENTIAL

Section 13.5 EFFECT OF LIQUIDATED DAMAGES FOR OUTPUT AND HEAT RATE.

In addition to the guarantees for Commercial Operation Output and Commercial Operation Net Heat Rate set forth in Sections 13.3 and 13.4, which shall be applicable for the purpose of determining liquidated damages, Contractor warrants and represents that the net power output of all Units (as finally determined pursuant to Section 13.3) shall be at least 891,540 KW of electricity and the net heat rate for all Units (as finally determined pursuant to Section 13.4) shall be not greater than 11,217 BTU/KW-HR (HHV) per Unit when operated on natural gas and than 11,362 BTU/KW-HR (HHV) per Unit when operated on fuel oil ("Performance Minimums"). If Commercial Operation Output and Commercial Operation Net Heat Rate for all of the Units as determined by the most recent Performance Tests achieve the Performance Minimums, then subject to compliance with Section 12.3 (d), liquidated damages as provided in Sections 13.3 and 13.4 shall relieve Contractor of further liability for failure to comply with the performance requirements for Commercial Operation Output and Commercial Operation Net Heat Rate for such Units. Subject to the right of Owner to terminate this Agreement pursuant to Section 18.1(c), if Contractor achieves the Performance Minimums for all Units, liquidated damages as provided in Section
13.3 and Section 13.4 shall be the sole remedy of Owner for failure of Contractor to meet the Section 13.3 and Section 13.4 guarantees. Upon reduction of the Guaranteed Lump Price or payment in accordance with Section 13.6 for final liquidated damages under Section 13.3 and/or Section 13.4, the guarantees set forth in Section 13.3 and Section 13.4 for Commercial Operation Output and Commercial Operation Net Heat Rate shall be satisfied, and Contractor shall have no further liability for such guarantees.

Section 13.6 REDUCTION OF GUARANTEED LUMP SUM PRICE FOR LIQUIDATED
             DAMAGES - INTEREST.

The amount of liquidated damages Contractor is subject to, or is liable for pursuant to the terms of this Agreement, except for liquidated damages under
Section 13.7, shall be a reduction to the Guaranteed Lump Sum Price. Except as otherwise provided in Sections 12.3(c) and 13.7, liquidated damages which accrue pursuant to Sections 13.3, 13.4 and 13.5 for each Unit shall become due to Owner on the later of the fifth (5th) Business Day after (i) the conclusion of Performance Testing for such Unit, and (ii) the date of Commercial Operations for such Unit, subject to final adjustment pursuant to Sections 13.3 and 13.4 following Commercial Operation of the last Unit. Liquidated damages payable pursuant to Section 13.7



                                       85
                                                                      Article 13

                                  CONFIDENTIAL

become due as provided in such section. With respect to the amount of liquidated damages which is a reduction to the Guaranteed Lump Sum Price, Owner shall have the right to deduct the amount(s) of such liquidated damages from the next payment(s) due to Contractor after the due date of the liquidated damages and from Owner's Security, until the total amount of the liquidated damages has been deducted; provided however, Contractor shall, within fifteen (15) Days after written demand, refund to Owner the payments made by Owner on the Guaranteed Lump Sum Price to the extent the payments made to Contractor exceed the Guaranteed Lump Sum Price reduced pursuant to this Section 13.6 and the Owner's Security which is not needed to satisfy other claims against Owner's Security as provided herein. If the aggregate liquidated damages paid by Contractor on a Unit by Unit basis exceeds the final liquidated damages determined as set forth in Sections 13.3 and 13.4, Owner shall pay to Contractor such excess amount within fifteen (15) days of the final determination of such liquidated damages. That portion of any payment or refund of liquidated damages which is not paid when due, as provided in Section 12.3(c), 13.6 and 13.7, shall bear interest at the prime rate as determined by the annual prime rate of The Chase Manhattan Bank as of the date due, plus one percent (1%), but not in excess of the lawful maximum rate.

Section 13.7 LIQUIDATED DAMAGES FOR LATE DELIVERY OF LOAN DOCUMENTS.

Contractor shall provide all documents reasonably required for the conversion of the loan (sample documents illustrating the type and general intent of said documents are included in Exhibit "N") within thirty (30) Days of the written request by Owner. The documents shall be in a form acceptable to the Construction Lender, provided, however, that such documents shall not materially increase Contractor's obligations as set forth in this Agreement. Contractor shall pay to Owner [*] for each Day that Contractor exceeds the thirty (30) Days to supply all of the required documents. Such sum shall be payable within fifteen (15) Days of receipt of invoice from Owner. Liquidated damages as provided in this Section 13.7 shall relieve Contractor of liability for only its failure to comply with the requirement to provide documents required for conversion as provided in this Section 13.7.

Section 13.8 REASONABLENESS OF LIQUIDATED DAMAGES.

It is understood and agreed between the parties that the terms, conditions and amounts fixed


                                       86
                                                                      Article 13

                                  CONFIDENTIAL


pursuant to Article 13 for liquidated damages are reasonable, considering the damages that Owner will sustain in the event of Contractor's failure to meet the requirements set forth in Article 13 and that these amounts are agreed upon and fixed as liquidated damages because of the difficulty of ascertaining the exact amount of damages that may be sustained by Owner and shall be applicable regardless of the actual amount of damages sustained. Once the Guaranteed Lump Sum Price has been adjusted for liquidated damages as provided in Section 13.6 and all refunds, if any, completed, Contractor shall be relieved of any further liability but only with respect to the obligation(s) for which such damages are assessed. Subject to the termination rights of Owner pursuant to Section 18.1(c), if the limits set forth in Section 14.1 have been reached and the Guaranteed Lump Sum Price has been adjusted for liquidated damages as provided in Section 13.6 and all refunds, if any, completed, Contractor shall be relieved of any further liability for damages arising out of excessive heat rate, output short falls and/or delay in achieving Commercial Operation. Nothing in this
Section 13.8 is intended to limit the damages provided for in Section 14.2(a).


                                       87
                                                                      Article 13

                                  CONFIDENTIAL


Article 14. LIMITATION OF LIABILITIES.

Section 14.1 LIMITATION OF LIQUIDATED DAMAGES.

The aggregate liability of Contractor for liquidated damages under this Agreement shall not exceed an amount equal to thirty percent (30%) of the Guaranteed Lump Sum Price, as amended pursuant to this Agreement, excluding any reduction in the Guaranteed Lump Sum Price made for liquidated damages pursuant to Section 13.6.

Section 14.2 DAMAGE DISCLAIMER.

(a) In no event shall Contractor or Subcontractors be liable to Owner under any theory of recovery, whether based on contract, on tort (including negligence of any kind), on strict liability, or otherwise, for replacement power or for any consequential, indirect, special or incidental damages resulting in any way from or in connection with this Agreement, whether such act or omission constitutes a breach of this Agreement or results in a different cause of action. The limitation on Contractor's liability as set forth in this Section 14.2(a) shall not apply to claims based upon:

       (i) willful misconduct, gross negligence or fraud by Contractor or any Subcontractor,

      (ii)  tortious interference by Contractor with Construction Lender,

     (iii) claims for bodily injury, death or damage to property of third parties, including strict liability or tort liability, subject to indemnification under Article 17.

     The limitations on Contractor's liability set forth in this Section 14.2(a) shall not affect Contractors liability for the payment of liquidated damages under this Agreement. Notwithstanding any provision to the contrary in this Agreement, Contractor shall not be liable to Owner for consequential damages of any kind arising from the acts or omissions of, or breach of contract by, General Electric Company under the Turbine Contract to the extent that General Electric Company is not liable to Contractor for such consequential damages under the Turbine Contract.

(b) In no event shall Owner be liable to Contractor or its Subcontractors under any theory of recovery, whether based on contract, on tort (including negligence of any kind), on


                                       88
                                                                      Article 14

                                  CONFIDENTIAL


     strict liability, or otherwise, for losses or damages caused by loss of profit or any consequential damages resulting in any way from or in connection with this Agreement, whether such act or omission constitutes a breach of this Agreement or results in a different cause of action.

(c) Contractor's total liability to Owner for all claims, losses, damages, and expenses resulting in any way from the performance or breach of this Agreement, other than third party claims for bodily injury, death or damage to property, which are, subject to indemnification under Article 17, shall not exceed the Guaranteed Lump Sum Price, as adjusted pursuant to this Agreement. Liabilities of Contractor which are reimbursed or paid from the proceeds of any "All Risk Builder's Risk" insurance policy shall not reduce Contractor's maximum liability under this Section 14.2.

Section 14.3 LIMITATIONS VALID IN ALL EVENTS.

TO THE EXTENT PERMITTED BY APPLICABLE LAW AND APPLICABLE INSURANCE POLICIES, AND EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, RELEASES, DISCLAIMERS AND LIMITATIONS ON LIABILITY EXPRESSED HEREIN SHALL APPLY EVEN IN THE EVENT OF THE NEGLIGENCE, STRICT LIABILITY, FAULT OR BREACH OF THIS AGREEMENT (INCLUDING OTHER LEGAL BASIS OF RESPONSIBILITY SUCH AS FUNDAMENTAL BREACH) OF THE PARTY WHOSE LIABILITY IS LIMITED.

Section 14.4 WARRANTY LIMITATION.

THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE EXCLUSIVE AND NO OTHER WARRANTIES OF ANY KIND, WHETHER STATUTORY, ORAL, WRITTEN, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY. CONTRACTOR'S ONLY OBLIGATIONS ARISING OUT OF OR FOR DEFECTIVE DESIGN, EQUIPMENT OR WORKMANSHIP, ARE THOSE STATED IN THIS AGREEMENT. THE REMEDIES SET FORTH IN THIS AGREEMENT ARE THE EXCLUSIVE REMEDIES OF OWNER, WHETHER THE CLAIMS OF OWNER ARE BASED IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE, FOR ANY FAILURE BY CONTRACTOR TO COMPLY WITH ITS OBLIGATIONS FOR DEFECTIVE DESIGN, EQUIPMENT OR


                                       89
                                                                      Article 14

                                  CONFIDENTIAL


WORKMANSHIP, PROVIDED THAT THE LIMITATIONS OF REMEDIES SET FORTH IN THIS SENTENCE SHALL NOT AFFECT CONTRACTOR'S INDEMNIFICATION OBLIGATIONS AS SET FORTH IN THIS AGREEMENT.

Section 14.5 LIMITATION OF LIABILITY FOR TURBINES.

To the extent that General Electric Company is excused from liability with respect to any Unit (as defined in the Turbine Contract) upon the first to occur of: (a) two thousand four hundred (2,400) starts, (b) four (4) years after Substantial Completion (as defined in the Turbine Contract) of the Unit, or (c) six (6) years after Delivery (as defined in the Turbine Contract) of the Unit, Contractor shall also be excused from liability with respect to such Unit, provided that the foregoing shall not excuse Contractor with respect to any liability which arises out of the acts or omissions of Contractor, Subcontractors (other than General Electric Company) or Lower-tier Subcontractors under this Agreement.

Section 14.6 SURVIVAL.

The limitations and waivers of liability and waivers of damages expressed in this Article 14 shall survive the expiration or termination of this Agreement.


                                       90
                                                                      Article 14

                                  CONFIDENTIAL

Article 15. INSURANCE.

Section 15.1 PROOF OF COVERAGE.

Contractor shall provide to Owner and Construction Lender, and to such other Persons as are reasonably requested by Owner or Construction Lender, certificates of insurance for all coverages provided by Contractor in accordance with this Article 15. If requested by Owner or Construction Lender, Contractor will provide or make available to Owner or Construction Lender summaries of insurance coverages for all policies required to be provided by Contractor in accordance with this Article 15. All insurance policies provided by Contractor shall be written with insurers acceptable to Owner and Construction Lender, and the certificates or other documentation evidencing such insurance shall be delivered to and approved by Owner and Construction Lender prior to proceeding under the Limited Notice to Proceed, provided that such approval by Owner and Construction Lender shall not be unreasonably withheld. All insurance certificates and the underlying policies provided by Contractor shall state that there will be thirty (30) Days advance written notice given to Owner and Construction Lender before any material change in, termination, non-renewal or cancellation of any insurance policy which is (i) required of the Contractor by
Section 15.4 or (ii) purchased by Contractor pursuant to Section 15.5. From the date on which the Work is to commence pursuant to the Limited Notice to Proceed, Contractor shall provide and maintain the required coverages with the indicated limits as set forth in Section 15.4 and Contractor shall require and shall be responsible to ensure that all Subcontractors provide and maintain insurance with limits in accordance with the Contractor's usual practice and all such Contractor and Subcontractor insurance shall be with insurance carriers authorized to do business in the State of Georgia.

Section 15.2 INSURANCE POLICIES.

All insurance policies required under Section 15.4 shall be written on an occurrence basis and shall, to the extent of Contractor's obligations under this Agreement (i) (except for Workers' Compensation) include as additional insureds Owner and its Affiliates, Construction Lender, Independent Engineer and such other Persons as are reasonably requested by Owner or Construction Lender to the extent of Contractor's indemnification obligations for third party


                                       91                             Article 15

                                  CONFIDENTIAL

bodily injury and property damage under this Agreement (ii) provide that such insurance is primary as respects Contractor's operations without right of contribution from any other insurance, except for All Risk Builder's Risk and/or Property Insurance and/or marine cargo insurance covering the Work and/or other property of the additional insureds which might otherwise be available to the additional insureds, (iii) provide that to the maximum extent permissible by law, the insurer shall waive all rights of subrogation against the Owner, the partners in Owner and its Affiliates, their stockholders, officers and directors, Construction Lender, Independent Engineer and such other Persons as are reasonably requested by Owner or Construction Lender, and (iv) with respect to the Liability Policies include a severability of interests provision (separation of insured). Contractor and Owner (including their respective insurer(s)) waive all rights against each other and their directors, officers, partners, commissioners, officials, agents, Subcontractors, and employees for losses or damages covered by property insurance during and after the completion of the Work, except for vendors and suppliers as described in Section 15.5, including losses or damages resulting from or caused by any Defects in Work, excluding the cost of repairing any Defects in Work.

Section 15.3 LIMITATION OF LIABILITY.

Contractor's liability is not limited by the fact that this Agreement sets forth the coverage and limits of the insurance policies required herein.

Section 15.4 COVERAGE AND LIMITS OF LIABILITY.

Contractor at its sole expense shall maintain the following types of coverage and limits of liability, provided that the required limits may be satisfied by any combination of primary or excess insurance in Contractor's sole discretion.

(a) (i) Worker's Compensation insurance which complies with the statutory limits of the workers' compensation laws of the State of Georgia and (ii) Employers Liability insurance with limits of ONE MILLION DOLLARS ($1,000,000) each accident/ONE MILLION DOLLARS ($1,000,000)disease policy limit/disease each employee.

(b) Commercial General Liability insurance for Contractor's legal liability for claims arising out of the engineering, procurement and construction activities of the Contractor, Subcontractors and Lower-tier Subcontractors with bodily injury (including


                                       92                             Article 15

                                  CONFIDENTIAL

     death) and property damage of ONE MILLION DOLLARS ($1,000,000) per occurrence and TWO MILLION DOLLARS ($2,000,000) in the aggregate, provided that the aggregate limit, if any, shall apply separately to claims occurring with respect to this Project. Such insurance shall include, but not necessarily be limited to, coverage for broad form contractual liability encompassing (subject to the policy terms and conditions) the indemnification provisions of Article 17 of this Agreement, broad form property damage liability, personal injury liability, independent contractors, explosion, collapse, underground hazard property coverage, products and completed operations liability, and sudden and accidental pollution liability. All of the immediately foregoing coverages to extend for the period of two (2) years after Contractor receives a Certificate of Final Acceptance.

(c) Comprehensive Automobile Liability insurance with bodily injury (including death) and property damage combined single limits of ONE MILLION DOLLARS ($1,000,000) per occurrence covering Contractor's legal liability for vehicles owned, hired or non-owned utilized by Contractor, Subcontractors and/or any Lower-tier Subcontractors in the performance of the Work.

(d) Excess Umbrella Liability insurance with a limit of NINETEEN MILLION DOLLARS ($19,000,000) per occurrence and in the aggregate (provided that the aggregate limit shall be fully available for Contractor's legal liability to claims occurring with respect to this Project) in excess of the limits of insurance provided in subparagraphs (a)(ii), (b) and (c) above.

Section 15.5 ALL RISK BUILDER'S RISK COVERAGE

Owner shall pay for and provide All Risk Builder's Risk insurance including coverage of the Work and the Plant during startup and testing, inland transit, off-site storage and delayed opening coverage against all risk (except for those items specifically excluded) of direct physical loss or damage to property of every kind and description to be used in the fabrication, assembly, installation, erection, or alteration of the Work, including domestic sourced equipment and material and transported within the continental United States, under an all risk builder's risk form, including the perils of fire and lightning, the perils included in the standard


                                       93                             Article 15

                                  CONFIDENTIAL

extended coverage endorsement, and the perils of lifting, collapse, earthquake, flood, debris removal and testing, from the date of Authorization to Proceed to the date of Commercial Operation of the final Unit in form reasonably acceptable to Contractor. Coverage under the All Risk Builder's Risk insurance shall remain in place for each Unit following Commercial Operation of such Unit until Plant Commercial Operation is achieved. Coverage shall not exclude resulting loss or damage due to faulty workmanship, materials or design, except for related costs for rectification of such faulty workmanship, materials or design. Coverage shall be written on a completed value basis in an amount not less than 100% of the replacement value of the Plant, including the Equipment under the Turbine Contract and the Designated Equipment plus other values Owner requires to be insured. The inland transit limit shall be written in an amount sufficient to insure the value of the largest single shipment. The off-site storage limit shall be in an amount necessary to insure the full replacement value of the property or equipment not stored on the Plant Premises. Owner, Contractor and Construction Lender shall be named insureds and shall be provided a waiver of subrogation; provided that vendors or suppliers of Equipment will not be provided a waiver of subrogation for faulty design or materials. The policy shall include as insureds and provide coverage for Contractor, Subcontractors, Lower-tier Subcontractors, Owner and Construction Lender against risks of physical loss or damage to buildings, temporary structures, materials, supplies and Equipment, subject to the following limits and deductibles:

Deductibles:                         Maximum Amount

Testing (to apply only to losses arising out of hot testing)

                                     $ 500,000 each occurrence gas turbines

                                     $ 100,000 each occurrence all other Equipment

Flood                                $ 100,000 each occurrence

Earthquake                           $ 100,000 each occurrence

Transit                              $ 25,000 each occurrence

All Other Perils                     $ 25,000 each occurrence


Delayed opening


                                       94                             Article 15

                                  CONFIDENTIAL

Loss limit:                          $72,000,000 each occurrence/aggregate 15 month delay opening period

Deductible:                          30 Day waiting period

If any loss or damage which is covered and payable by the All Risk Builder's Risk policy or Ocean/Transit/Air Shipment Policy causes Contractor to fail to achieve Commercial Operation by the Scheduled Date of Commercial Operation and to be subject to liquidated damages under Section 13.1 and such delay is covered under any delay in opening insurance, then, except for liquidated damages due from Contractor during the delayed opening insurance deductible period, liquidated damages due from Contractor under Section 13.1 for the period of delay caused by such covered loss or damage shall be waived. The payment of liquidated damages pursuant to Section 13.1 shall not be delayed beyond the time specified in this Agreement because of any delay in the receipt of any insurance proceeds from delayed opening coverage. Owner shall provide Contractor with a sample policy of such All Risk Builder's Risk policy, including delayed opening coverage at least ten (10) Business Days prior to the delivery to Contractor of the Authorization to Proceed, provided that the failure of Owner to provide such sample policy a full ten (10) Business Days prior to the delivery to Contractor of the Authorization to Proceed shall not delay the effective date of the Authorization to Proceed if Owner indemnifies Contractor for any loss which may occur prior to the expiration of ten (10) Business Days after such delivery as a result of coverage pursuant to the All Risk Builder's Risk policy which is not in compliance with this Agreement. With respect to the Plant and all Equipment covered by this Agreement, Contractor shall bear the risk of and be responsible for paying for losses not covered by such All Risk Builder's Risk insurance, including uninsured losses and deductibles, until risk of loss for such Plant or Equipment transfers to Owner. Contractor and Owner shall fully cooperate in good faith to meet all terms and conditions of the All Risk Builder's Risk policy including claims reporting, claims adjustments with carrier and other provisions of the policy. All insured claims, including delayed opening claims, will be adjusted directly with the carrier by Owner and Contractor with the assistance and approval of the Construction Lender. Any premiums for extension of the All Risk Builder's Risk policy beyond the initial term of the policy shall be paid by


                                       95                             Article 15

                                  CONFIDENTIAL

Contractor, provided that Owner shall be responsible for a proportionate share of any premiums for an extension based upon the portion of such extension which results from (i) delays caused by Owner and (ii) Force Majeure event(s) which delay Owner's performance of its obligations under this Agreement. Owner shall provide evidence of the insurance provided by Owner pursuant to this Section
15.5 to Contractor in such manner consistent with Section 15.1.

Section 15.6 MAJOR LOSS TERMINATION.

In the event of any major loss or damage to the Work, Owner shall have the right, in its discretion, to apply the proceeds from the All Risk Builder's Risk policy to repair the Work or Owner shall have the right to retain the proceeds for its benefit and terminate this Agreement. In the event of termination, such termination shall be treated as termination of this Agreement under Section 18(b).

Section 15.7 RISK OF LOSS.

Prior to any transfer of risk of loss to Owner as provided under this Agreement, Owner will not, except for:

     (a)  intentional wrongful or negligent acts of Owner, and

     (b) any "collateral damage" as defined in the Turbine Contract caused by Equipment supplied by General Electric Company under the Turbine Contract which is not covered by insurance and for which General Electric Company is not responsible, be accountable or responsible for any loss or damage to any part of the Plant, the Plant Premises or Work, including the Designated Equipment even if purchased in Owner's name, and then only to the extent such loss or damage is not covered by the All Risk Builders' Risk policy, including but not limited to uninsured losses and deductibles. Except for Owner's liability as provided in the immediately preceding sentence, to the extent any loss or damage to any part of the Plant, Plant Premises or Work is not covered by the All Risk Builders' Risk insurance or Ocean/Transit/Air Shipment Policy, the risk of loss or damage to any part of the Plant, Plant Premises or Work prior to Commercial Operation is and shall be the sole obligation of Contractor, including risk of loss to the Equipment, including the Designated


                                       96                             Article 15

                                  CONFIDENTIAL

Equipment, owned by Owner. On the date of Commercial Operation of a Unit, Owner shall assume the risk of loss or damage to such Unit, unless such loss or damage is caused by the negligent acts or omissions of Contractor, including any failure of Contractor to act in accordance with Good Utility Practice, in which event Contractor shall be responsible for applicable uninsured losses and deductibles. On the date of Plant Commercial Operation, Owner shall assume the risk of loss or damage to the Plant, Plant Premises and the Work.

Section 15.8 CONTRACTOR EQUIPMENT.

Contractor and its Subcontractors shall provide and maintain insurance or shall self-insure, against loss or damage to all tools, construction equipment, mobile equipment, protective fencing, scaffolding, temporary structures, which are owned, rented, or leased by Contractor and its Subcontractors, property of employees and any other similar owned property, the capital cost of which is not included in the cost of the Plant.

Section 15.9 FOREIGN SOURCED EQUIPMENT.

Owner shall procure Ocean Transit and Air Cargo Insurance. If Contractor elects to procure Equipment from foreign vendors (other than Equipment supplied by General Electric Company) and if Owner reasonably determines that delayed opening coverage is necessary to protect the interests of the Owner, Contractor and Construction Lender, then the cost of the delayed opening coverage (including insurance inspections) or the costs of any applicable riders reasonably necessary to protect the interests of Owner, Contractor and Construction Lender which are attributable to the ocean transit or air shipment of the foreign sourced Equipment shall be paid by the Contractor. Contractor shall provide to Owner a list and anticipated delivery schedule of all foreign sourced Equipment which will involve ocean transit or air shipment that Contractor expects to procure with respect to this Agreement for purposes of determining the impact on the delayed opening coverage in sufficient time prior to shipment for Owner and Construction Lender to determine and obtain the insurance coverage required pursuant to this Section 15.9. No adjustment shall be made to the Guaranteed Lump Sum Price for the amount of any payments for insurance premiums to be paid by Contractor pursuant to this Section 15.9. Owner shall be responsible for the cost of any applicable riders reasonably necessary to protect the interests of Owner, Contractor and Construction Lender


                                       97                             Article 15

                                  CONFIDENTIAL

which are attributable to the ocean transit or air shipment of foreign-sourced Equipment supplied by General Electric Company and for any deductibles required by Ocean Transit and Air Cargo Insurance related to foreign-sourced Equipment supplied by General Electric Company under the Turbine Contract prior to such foreign-sourced Equipment being loaded on a carrier for transport within the United States. Contractor shall be responsible for (i) any deductibles required by Ocean Transit and Air Cargo Insurance related to foreign-sourced Equipment supplied by Contractor or any Subcontractor or Lower-tier Subcontractor other than General Electric Company and (ii) any deductibles required by Ocean Transit and Air Cargo Insurance related to foreign-sourced Equipment supplied by General Electric Company under the Turbine Contract after such foreign-sourced Equipment is loaded on a carrier for transport within the United States. Owner shall provide Contractor with a Certificate of Insurance for such ocean transit and air cargo insurance and advise Contractor within thirty (30) days of any policy changes or cancellations of said policy.


                                       98                             Article 15

                                  CONFIDENTIAL

Article 16. FORCE MAJEURE.

(a) Delay in or failure to carry out the duties imposed upon either party under the Agreement shall not be deemed breaches of the Agreement and may be cause for time extension if such delay or if such failure is caused by the following causes and no others: fire and explosion (only as provided in this Section 16(a)), strikes which do not obstruct operations on the Plant Premises or directly interfere with access to the Plant Premises of those who are required to be on the Plant Premises, epidemic, cyclone, abnormally severe weather (as provided in Section 16(a)), lightning, flood, earthquake, hurricane, natural disaster, or by reason of war, declared or undeclared, revolution, riots, acts of public enemies, blockade or embargo, offsite event causing disruption of service from any utilities, criminal acts of third parties, an order of court or a governmental body, not caused by the claiming party, which directs that the Work be stopped, in whole or in part, provided that the foregoing events were without the fault of and beyond the control of the party claiming Force Majeure. Force Majeure means any of the above events if such event in fact materially interferes with the performance of the obligations of Contractor or Owner (except payment) pursuant to this Agreement. A party claiming Force Majeure shall give notice thereof to the other party and shall make reasonable attempts to remedy the cause or causes constituting the Force Majeure, keeping the other party reasonably informed. Such Notice shall be given as promptly as possible but in no event later than seven (7) Days after becoming (or when reasonably should have become) aware of such occurrence or event. Except as provided in
     Section 16(d), there shall be no increase in the Guaranteed Lump Sum Price on account of an event of Force Majeure, however time extensions may be granted in accordance with Section 16(b). Only extensions of schedule shall be granted. In addition to the above requirements, to qualify for a time extension to the Scheduled Date of Commercial Operation, a Force Majeure event, including an Excusable Delay pursuant to Section 16(c), must satisfy all of the requirements of Section 16(b). A Force Majeure event includes the failure of a Subcontractor to


                                       99                             Article 16

                                  CONFIDENTIAL

     complete obligations of this Agreement in a timely manner if such failure is itself due to a Force Majeure event as defined in this Section 16(a). Force Majeure shall include fire and explosion, provided that such fire or explosion did not occur as a result of the negligence or intentional acts of the party claiming Force Majeure, its employees, agents, or subcontractors or did not occur as a result of the failure of the Equipment unless such failure was beyond the control of the claiming party, its employees, agents or subcontractors. The notice described shall include documentation as to the cause of the fire or explosion and a statement from all facts available that such fire or explosion was not caused by the negligence or intentional acts of the declaring party, its employees, agents or subcontractors. If the non-declaring party believes that the fire or explosion does not meet the requirements of this Section 16(a) or was caused by the negligence or intentional acts of the declaring party, its employees, agents, or subcontractors or by the failure of Equipment (as described above), then that non-declaring party shall so notify the declaring party. Abnormally severe weather conditions are defined as only conditions which are at the Plant Premises and are shown to be conditions which are more severe than any event in the most recent ten (10) year historical profile of U.S. Meteorological Society weather data from the nearest reporting station to the Plant Premises.

(b) If either party, because of a Force Majeure event, is rendered wholly or partly unable to perform any of its obligations under this Agreement (other than an obligation to pay sums due to the other party), that party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected. Time extensions will be granted, pursuant to
     Section 4, to the extent of the delay actually caused, provided that:

     (i) as a condition of Force Majeure the non-performing party must provide written notice, no later than seven (7) Days after the beginning of the Force Majeure event and delineate its effect on that party's performance including its specific effect on critical activities and when (date and time) the non-performing party is anticipating that it will be able to resume performance;


                                      100                             Article 16

                                  CONFIDENTIAL

          and,

     (ii) a Force Majeure event shall not entitle the Contractor to an extension of the Scheduled Date of Commercial Operation unless such event proximately causes a change in the ability of Contractor to achieve Commercial Operation by the Scheduled Date of Commercial Operation; and,

    (iii) the period of non-performance shall be of no greater scope and of no longer duration than is required by the Force Majeure event; and,

     (iv) unless otherwise agreed to by Owner, in writing, the non-performing party shall continue to perform the Work in good faith and with due diligence and use all reasonable efforts to limit delays caused by such Force Majeure event and remedy Contractor's inability to perform during and after the Force Majeure event; and

     (v) when the non-performing party is able to resume performance of its obligations under this Agreement, that party shall give the other party written notice to that effect; and,

     (vi) it is the duty of the claiming party to prove all the elements of Force Majeure including (i) specific action taken to work around or mitigate the impact, (ii) specific event dates, durations and logic to support the claim and (iii) specific cause for the claim of Force Majeure as set forth in this Article 16 and to provide written documentation of such proof to the other party as soon as reasonably possible. Owner shall have the right to analyze and Contractor shall, upon Owner's request provide, (a) the most recent Contractor's Work Schedule prepared prior to the Force Majeure event (the "Old Schedule"), (b) Contractor's data sufficient to support the Old Schedule, (c) the revised Contractor's Work Schedule prepared after such Force Majeure event (the "New Schedule"), (d) Contractor's data sufficient to support the New Schedule and (e) information concerning all changes, events and occurrences affecting the Contractor's Work Schedule from the


                                      101                             Article 16

                                  CONFIDENTIAL

          date of the Old Schedule through the date of the New Schedule. A party is not required to grant or deny a request for Force Majeure until such documentation has been supplied.

(c) If there is an event which meets all of the requirements of an Excusable Delay under the Turbine Contract and the supplier of the turbines under the Turbine Agreement is not liable for a delay in delivery, as provided in the Turbine Agreement, Contractor shall not be liable to Owner for the same delay in delivery. A time extension will be granted pursuant to Article 4, to the extent of the delay caused provided that there is compliance with
     Section 16(b)(i) through (vii), except for the notice requirement in (i), and such Excusable Delay must be an event beyond the control of Contractor and not caused by an act or a failure to act on the part of Contractor, its employees, agents or Subcontractors.

(d)  If one or more Force Majeure events cause delays of more than forty-five
     (45) Days, in the aggregate, then beginning with costs incurred for the forty-sixth (46th) and following Days of delay, Owner shall reimburse Contractor for its reasonable out-of-pocket costs actually and necessarily incurred as a result of such Force Majeure event(s), including demobilization, remobilization, insurance, standby and escalation costs. Contractor may submit invoices to Owner for such costs monthly along with such supporting information and documentation as Owner may reasonably request. Owner shall pay such invoices within thirty (30) Days after receipt.


                                      102                             Article 16

                                  CONFIDENTIAL

Article 17. INDEMNIFICATIONS.

Section 17.1 INDEMNIFICATION OF OWNER.

Contractor shall defend, protect, indemnify, and save harmless Owner, the partners in Owner, Construction Lender, Independent Engineer and their respective Associated Companies and Affiliates, their stockholders, officers and directors; and PECO, its successors and assigns, and the respective stockholders, officers and directors of PECO; (the "Indemnitees") from and against any and all damages, losses, liabilities, claims, causes of action of every kind and character (including strict liability and tort liability) expenses (including reasonable attorney fees), demands, judgments, and settlements, arising in favor of any Person (including Subcontractors' employees, Lower-tier Subcontractors' employees, Contractor's employees and PECO's employees) for bodily injury, death or damage to property of any Person (other than an Indemnitee) arising out of the operations of Contractor, Subcontractors, Lower-tier Subcontractors (and their respective employees, officers, etc.), including performance or non-performance of the Work. If such damage or loss was caused by or results from the concurrent negligence of Contractor and/or Contractor's agents or employees and any Indemnitee, Contractor shall indemnify such Indemnitee only to the extent of the negligence of Contractor and/or Contractor's agents or employees.

Section 17.2 INTELLECTUAL PROPERTY INFRINGEMENT INDEMNIFICATION.

Contractor shall fully indemnify and save harmless and defend Owner, the partners in Owner, Construction Lender, Independent Engineer, PECO and their respective directors, officers, agents and employees (the "Owner IP Indemnified Parties") from and against any and all damages awarded against any Owner IP Indemnified Party by a court of competent jurisdiction or arising out of a settlement made in accordance with this Article 17 to the extent that the claim is based on the infringement (or assertions of infringement) of any patent rights, copyrights or other intellectual property right, with respect to Equipment, materials, designs, techniques, processes and information supplied or used by Contractor or any Subcontractor or Lower-tier Subcontractor in performing the Work hereunder other than any such Equipment, material, designs, techniques, processes and information provided by the Owner IP Indemnified Parties. If, in any suit or claim relating to the foregoing, a


                                      103                             Article 17

                                  CONFIDENTIAL

temporary restraining order or preliminary injunction is granted, Contractor shall make every reasonable effort to secure the suspension of the injunction or restraining order. If, in any such suit or claim, the Plant or any part, combination or process thereof, is held to constitute an infringement and its use is enjoined, Contractor shall immediately (a) pay the reasonable direct out-of-pocket costs and expenses to secure a license to use such infringing work, replace the infringing work or modify the same so that it becomes non-infringing, and (b) make every reasonable effort to secure for Owner a license, at no cost to Owner, authorizing continued use of the infringing work. If Contractor is unable to secure such license within a reasonable time, Contractor shall, at its own expense and without impairing performance requirements, either replace the affected work, or part, combination or process thereof, with non-infringing components or parts or modify the same so that they become non-infringing.

Section 17.3 LIMITATION ON CONTRACTOR'S INDEMNIFICATION.

In no event shall Contractor's obligation to indemnify Owner under this Article 17 for any actual or alleged infringement attributable to any Equipment supplied by General Electric Company or services performed by General Electric Company pursuant to the Turbine Contract be greater than the obligation of General Electric Company to indemnify Contractor with respect to such matter under the Turbine Contract.

Section 17.4 NOTICE OF CLAIM FOR INDEMNIFICATION.

Promptly upon knowledge by Owner of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnities provided for in Sections 17.1 or 17.2 may apply, Owner shall notify Contractor in writing of such fact; provided that the failure of Owner to give any such notice promptly shall not excuse Contractor from its indemnification obligations hereunder, except to the extent that Contractor has been directly and materially adversely affected by such late notice. With respect to all matters which are subject to indemnification under Article 17, Contractor shall, at its expense (including attorneys' fees and expenses, all other costs and expenses of litigation and costs of settlement) assume, on behalf of Owner and any other indemnified party, and conduct with due diligence and in good faith, the defense thereof with counsel


                                      104                             Article 17

                                  CONFIDENTIAL

reasonably satisfactory to Owner; provided that Owner shall have the right to be represented therein by advisory counsel of its own selection and at its own expense; and provided further, that if the defendants in any such action include both the Owner and Contractor and Owner shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to, or inconsistent with, those available to Contractor, Owner shall have the right to select separate counsel to participate in the defense of such action on its own behalf. Owner shall, at the request of Contractor, provide all reasonably available assistance in the defense or settlement of any such claim, action, proceeding or investigation and all reasonable out-of-pocket costs and expenses incurred by Owner in connection with the defense or settlement of any such claim, action, proceeding or investigation shall be reimbursed by Contractor promptly upon demand therefor. Neither Owner nor Contractor shall settle or compromise any claim, action or proceeding without the prior written consent of the other party, which consent shall not be unreasonably withheld.

Section 17.5 FAILURE TO DEFEND.

Notwithstanding anything to the contrary in this Article 17, if any claim, action , proceeding or investigation arises as to which the indemnities provided for in Sections 17.1 or 17.2 apply, and Contractor fails to assume the defense of such claim, action, proceeding or investigation, then Owner may in good faith, at the expense of Contractor, contest or reasonably settle such claim. To the extent Contractor's indemnity obligation arises out of the Equipment or services furnished under the Turbine Contract, Contractor's indemnity obligation shall be no greater than the corresponding indemnity obligation of the Subcontractor under the Turbine Contract.

Section 17.6 INDUSTRIAL INSURANCE WAIVER.

In any action against Owner and any other Person indemnified in accordance with this Article 17, by any employee of Contractor, Subcontractors, Lower-tier Subcontractors, agents, or anyone directly or indirectly employed by any of them, the indemnification obligation of this Article 17 shall not be limited by a limit on the amount or type of damages, compensation, or benefits payable by or for Contractor or any Subcontractor or Lower-tier Subcontractor under the Georgia Workers' Compensation Act, or any other employee benefit acts. In addition,


                                      105                             Article 17

                                  CONFIDENTIAL

Contractor waives any immunity provided under the Georgia Workers' Compensation Act; however, such waiver shall be effective only as to Owner and any other indemnitees and not as to any employee of Contractor, Subcontractors, Lower-tier Subcontractors, agents or anyone directly or indirectly employed by any of them. This provision has been mutually negotiated by the parties.

Section 17.7 SURVIVAL.

The provisions of this Article 17 shall survive Final Acceptance and the termination of this Agreement.


                                      106                             Article 17

                                  CONFIDENTIAL

Article 18. TERMINATION - SUSPENSION BY CONTRACTOR - DISPUTE PROCEDURE.

Owner shall have the right to terminate this Agreement for any reason in its sole and absolute discretion upon written notice to the Contractor as follows:

(a)  TERMINATION PRIOR TO AUTHORIZATION TO PROCEED.

     Prior to the Authorization to Proceed, Owner may terminate this Agreement without further recourse by Contractor to Owner except reimbursement pursuant to the schedule of Cancellation Charges as set forth in Exhibit "C" and Contractor shall be entitled to receive no other payment or reimbursement from the Owner. If an Authorization to Proceed is not given to Contractor on or before December 31, 2000, either party may, by written notice to the other party, terminate this Agreement, without further liability except that Contractor shall be entitled to reimbursement pursuant to the schedule of Cancellation Charges as set forth in Exhibit "C.

(b)  TERMINATION SUBSEQUENT TO AUTHORIZATION TO PROCEED.

     Following the issuance of the Authorization to Proceed, Owner may terminate this Agreement for convenience. In the event of termination of this Agreement by Owner for convenience following issuance of the Authorization to Proceed, for any reason other than Contractor's default, Contractor shall have no recourse against Owner except as follows: Contractor shall be entitled to receive reimbursement from Owner of an amount equal to the sum of: (i) that portion of the Guaranteed Lump Sum Price which is applicable to the Work performed to the date of termination, as determined in accordance with Monthly Progress Reports and which has not been previously paid to Contractor (including release of Owner's Security on such amounts, subject to Owner's right to draw upon and use Owner's Security for the satisfaction of any threatened or existing liens); (ii) the reasonable out-of-pocket costs actually and necessarily incurred by Contractor in withdrawing its equipment and personnel from the Plant Premises and otherwise demobilizing; and (iii) the actual, reasonable and necessary costs reasonably incurred by Contractor in terminating those contracts, not assumed by Owner, with Subcontractors pertaining to the Work. Contractor shall document any cost claimed by it under this Section and the necessity of incurring such costs to Owner's reasonable


                                      107                             Article 18

                                  CONFIDENTIAL

     satisfaction and shall supply Owner with copies of all Subcontractor invoices covering the amounts claimed as costs under this Section. Contractor shall submit an invoice to Owner for the amount of reimbursement claimed by Contractor with all supporting information and requisite documents. Owner shall pay such invoice no later than twenty-five (25) Days after receipt unless Owner disputes certain elements thereof, in which event only the undisputed portion of such invoice will be paid within such period.

(c) EFFECT OF TERMINATION OTHER THAN FOR CONTRACTOR'S DEFAULT. In the event of any termination by Owner pursuant to Section 18(a) or (b), Contractor shall, upon receipt of the notice of termination, immediately cease all performance including services undertaken pursuant to any Limited Notice to Proceed, and all other acts on Owner's behalf in connection with this Agreement. Contractor shall thereafter commit to no further expenses or costs other than as necessary to demobilize and safeguard the Work nor shall Contractor otherwise obligate Owner. All (i) Work and Equipment delivered to the Plant Premises, (ii) other Equipment which Contractor can arrange to deliver to Owner, and (iii) contracts, subcontracts, or Drawings made or entered into by Contractor in connection with this Agreement, including such matters undertaken pursuant to any Limited Notice to Proceed, shall be delivered to Owner within ten (10) Business Days after receipt of such notice. In addition, if so directed by the Owner, Contractor shall to the extent possible assign, cancel, rescind or revoke any subcontracts or orders for the procurement of Equipment and shall terminate the subcontracts and orders as directed by the Owner.

Section 18.1 TERMINATION BY OWNER FOR CONTRACTOR'S DEFAULT.

(a) The following, upon the giving of proper notice by Owner, are Contractor defaults:

     (i)  Contractor refuses or fails to timely perform the Work;

     (ii) Contractor refuses or fails to supply enough properly skilled workers, or proper materials or Subcontractors to timely perform the Work;

    (iii) Contractor fails to make payment (not reasonably in dispute) to Subcontractors for materials or labor in accordance with the respective


                                      108                             Article 18

                                  CONFIDENTIAL

          agreements pertaining to the Work between the Contractor and Subcontractors, provided that if Contractor contends any payment due to Subcontractors for materials or labor is reasonably in dispute, the failure by Contractor to make such payment shall not be a default under this paragraph if a lien is not filed in connection with such dispute, or if filed, is removed by a lien bond or other acceptable arrangement by Contractor within twenty (20) Days of a written request by Owner or Construction Lender;

     (iv) Contractor is in violation or breach of any Applicable Laws, Applicable Insurance Policies or orders of a public authority having jurisdiction;

     (v) Contractor fails to comply promptly with rejection notices or notices to correct Defects; (vi) Contractor causes or permits any repudiation, lapse or cancellation of performance security;

    (vii) Contractor fails to commence Work promptly following Authorization to Proceed under this Agreement;

   (viii) Contractor assigns this Agreement in violation of the terms of this Agreement;

     (ix) Contractor fails to pay liquidated damages when due; or

     (x) Contractor otherwise materially breaches this Agreement. A material breach of this Agreement by Contractor includes those acts or non-acts of Contractor specifically designated herein as material breaches or acts of default.

(b)  If Contractor does not cure any default under Sections 18.1(a)(i) through
     (x) within thirty (30) Days after notice or, if the default is such that it cannot be cured within such period of time and Contractor does not promptly commence action which is calculated to cure such default within a reasonable period of time and thereafter diligently pursue such action to completion and achieve such cure within ninety (90) Days after such notice, Owner shall have the right to terminate this Agreement by written notice to Contractor without prejudice to any remedies of Owner by reason of Contractor's default.


                                      109                             Article 18

                                  CONFIDENTIAL

(c) Owner may terminate this Agreement for Contractor's default, without prejudice to any remedies of Owner, by giving notice to Contractor, if Contractor fails to achieve Commercial Operation of any Unit within one hundred eighty (180) Days after the Scheduled Date of Commercial Operation for such Unit.

(d) Whenever this Agreement is terminated for Contractor's default and if Owner decides to complete the Work:

     (i) Owner may then without prejudice to any other rights or remedies of the Owner also: (a) take possession of the Plant Premises and of all the Equipment and Contractor's equipment and all materials, tools, and construction machinery thereon which may be owned by the Contractor for use by Owner or its designee to complete the Work; (b) mandate assignment by Contractor of other contracts or subcontracts to Owner or its designee for Work; and (c) finish the Work by whatever reasonable method Owner, in its absolute discretion, may deem expedient.

     (ii) Contractor shall not be entitled to receive further payment.

    (iii) Notwithstanding any provision in this Agreement to the contrary and without waiving, limiting or releasing any other right, remedy or recourse which Owner may have, Contractor shall also be liable to Owner for the additional costs of debt service (from and after the date of termination), as hereinafter defined, plus all costs and expenses reasonably incurred and damages sustained, except as limited by Section 14.2, by Owner including those which are included in continuing construction of the Plant to Final Acceptance and in correcting Defects in the Work and paying for the repair and/or replacement of items under any warranty. The additional costs of debt service for which Contractor shall be liable to Owner under this Section shall be the additional interest accrued on the Construction Financing prior to Final Acceptance which is incurred by Owner as a result of the default of Contractor for which Owner terminates this Agreement.

(e) Subject to the limitations in Section 14.2 and Section 14.4, Owner retains its


                                      110                             Article 18

                                  CONFIDENTIAL


     right to all remedies at law or in equity, including remedies specifically provided in this Agreement, in the event this Agreement is terminated for Contractor's default.

Section 18.2 TERMINATION FOR INSOLVENCY OF A PARTY.

Except as is otherwise provided by law and subject to the rights of the Construction Lender to cure such default, either party may terminate this Agreement by written notice to the other party if the other party: (i) commences a voluntary proceeding (including a petition of bankruptcy, winding-up, moratorium or analogous relief) under any jurisdiction's Applicable Laws relating to bankruptcy, insolvency or reorganization law; (ii) has a bankruptcy, insolvency or reorganization proceeding filed against it and fails to have such proceeding stayed or vacated within forty-five (45) Days after such filing;
(iii) upon the end of any such stay fails to have such involuntary proceeding vacated within thirty (30) Days thereafter; (iv) admits the material allegations of any petition in any bankruptcy filed against it; (v) is adjudged bankrupt; or
(vi) is the subject of a winding-up order made by a court with jurisdiction over it which is not stayed or reversed by a court of competent jurisdiction with thirty (30) Days; or (vii) makes a general assignment for the benefit of its creditors (assignment for construction financing excluded), or a receiver is appointed for all or a substantial portion of such party's assets and such receiver is not discharged within sixty (60) Days after his appointment. Pursuant to this Section, any such termination of this Agreement shall be considered to be by reason of anticipatory breach of contract and such termination shall be without prejudice to any rights and remedies that the terminating party may have by reason of such anticipatory breach.

Section 18.3 NONPAYMENT BY OWNER.

(a)  DEFAULT.

     Owner shall be in default to Contractor if Owner fails to timely pay Contractor any undisputed amounts due pursuant to the terms of this Agreement following receipt by Owner from Contractor of a written notice of such default. An amount disputed by Owner must be disputed in good faith. Owner shall be allowed thirty (30) Days from receipt of a notice of default to remedy such default and interest will be charged on all


                                      111                             Article 18

                                  CONFIDENTIAL

     late payments from the date due at the annual prime rate of The Chase Manhattan Bank on the date due, plus one percent (1%), but not in excess of the lawful maximum rate.

(b)  TERMINATION - SUSPENSION BY CONTRACTOR.

     In the event of a default as set forth in Section 18.3(a) above, and after fifteen (15) Days from receipt of the notice of Default, if Owner has failed to pay the amount(s) due pursuant to the terms of this Agreement, Contractor shall have the right to suspend the Work. If Contractor elects to suspend the Work and such suspension is subsequently removed and the Work is continued by Contractor, the Guaranteed Lump Sum Price will be increased by an amount equal to the increase, if any, in the cost actually incurred by Contractor and demonstrated to the reasonable satisfaction of Owner by Contractor to be over and above those in the Guaranteed Lump Sum Price, but only to the extent such costs are reasonable and necessary and result directly from such suspension. If Contractor suspends performance of Work and, unless Owner has exercised its right to require assignments, Contractor shall notify Subcontractors of such suspension and otherwise proceed in accordance with the provisions of Section 19(b)(ii) and the Scheduled Date of Commercial Operation shall be extended on a Day-for-Day basis by Change Order for the number of Days of delay caused by the suspension. Owner shall have the right to cure at any time during suspension and Contractor shall immediately proceed with the Work, provided, however, if Owner has not cured such default within seventy-five
     (75) Days after Contractor's suspension, Contractor shall have the right to terminate this Agreement. In the event of termination of this Agreement by Contractor, Contractor shall be paid the costs actually incurred by Contractor and demonstrated to the reasonable satisfaction of Owner by Contractor to be over and above those incurred and included in the Guaranteed Lump Sum Price, but only to the extent such costs are reasonable and necessary and result directly from such suspension and Contractor shall be entitled to receive reimbursement from Owner as provided in Section 18(b) and Contractor shall be subject to the obligations of Contractor as provided in Section 18(c). The Contractor will provide written notice to Owner twenty-four (24) hours prior to such suspension or termination.


                                      112                             Article 18

                                  CONFIDENTIAL

Section 18.4 LIMITATION OF TERMINATION AND SUSPENSION BY CONTRACTOR.

Except as specifically provided in Sections 18.2, 18.3 and 20.2(d), Contractor shall have no right to terminate this Agreement or suspend the Work for any reason.

Section 18.5 DISPUTE - CONTINUING AGREEMENT PERFORMANCE.

In the event of a dispute between Owner and Contractor with respect to the interpretation of this Agreement or the performance required by this Agreement, including any dispute which may result in a claim, (a "Dispute"), the aggrieved party shall notify the other in writing of the Dispute then existing (the "Dispute Notice"). In order for a party to proceed under this Section, the Dispute Notice must specifically state that the aggrieved party is invoking the Dispute procedure of this Section 18.5. The parties shall then make a good faith attempt to resolve the Dispute, first through direct discussions between their respective representatives, provided that the provisions of this Section 18.5 shall not override, delay or in any way prevent termination of this Agreement by Owner pursuant to Section 18 or 18.1 or by Contractor pursuant to Section 18.3 (except with respect to amounts disputed in good faith as provided in Section 18.3(a)). In the event a Dispute is not resolved within thirty (30) Days following the date of the Dispute Notice, the parties agree to proceed to mediation under the Construction Industry Mediation Rules of the American Arbitration Association and to conclude such mediation within ninety (90) Days following the date of the Dispute Notice. If the parties are unable to agree upon a mutually convenient place for the mediation, the mediation shall take place at the offices of the AAA in Atlanta, Georgia. Each party will pay its own costs, plus an equal share of the cost of the mediator and mediation facilities. If any Dispute is not resolved by mediation, then either party in its sole discretion may invoke litigation, provided that failure to invoke litigation shall not be a waiver of any such Dispute except as otherwise provided in this Agreement. During any mediation or litigation which arises out of a Dispute, all parties will continue to proceed pursuant to the provisions of this Agreement without prejudice to the rights of Owner or Contractor to terminate as provided herein. In addition to the specific rights of termination and suspension as set forth in this Agreement and except as limited in this Agreement, Owner or Contractor shall have also available the remedies, among others, of an action for damages, restraining order, temporary injunction, permanent injunction, or specific


                                      113                             Article 18

                                  CONFIDENTIAL

performance of all or any provision hereof together with any other rights accruing to it at law or in equity.

Section 18.6 PAYMENT REQUIREMENTS.

In the event of termination by Owner pursuant to Section 18.1 or 18.2, Owner's Security shall remain subject to the rights of Owner and to the requirements set forth in Section 3.1(f), provided that in the event of termination pursuant to
Section 18 (a) or (b), termination by Contractor pursuant to Section 18.2, or termination pursuant to Section 18.3, Owner shall pay or release all Owner's Security to Contractor.

Section 18.7 TERMINATION - SUSPENSION OF THE TURBINE CONTRACT.

Unless Contractor has exercised its rights to terminate this Agreement pursuant to Section 18.2 or 18.3, Contractor shall not terminate or suspend the Turbine Contract without the prior written consent of Owner. In the event Contractor has terminated this Agreement pursuant to Section 18.2 or 18.3 and if Contractor intends to terminate the Turbine Contract, Contractor shall give Owner fifteen
(15) Days notice of its intent to terminate the Turbine Contract and if Owner does not exercise its right to require the Contractor to assign the Turbine Contract to Owner within such fifteen (15) Day period, Contractor shall have the right to terminate the Turbine Contract. Upon such termination, Owner will pay to General Electric Company any amounts due to General Electric Company pursuant to Section 14.1 of the Turbine Contract, subject to compliance with the procedures set forth in Section 3.1(d)(ii) of this Agreement.


                                      114                             Article 18

                                  CONFIDENTIAL

Article 19. SUSPENSION OF WORK BY OWNER.

Section 19.1 SUSPENSION OF WORK BY OWNER.

(a) Without prejudice to any other right of Owner to terminate this Agreement as provided in Article 18, following the issuance of the Authorization to Proceed or any Limited Notice to Proceed, Owner has the right to suspend Work for convenience upon giving seven (7) Days prior notice to Contractor ("Suspension Notice"). Seven (7) Days after receipt of a Suspension Notice, Contractor shall suspend performance of all Work and, unless Owner has exercised its right to require assignments, Contractor shall notify Subcontractors of said suspension and the Scheduled Date of Commercial Operation shall be extended on a Day-for-Day basis by Change Order for the number of Days of delay caused by the suspension; provided, that Contractor may be required by Owner to continue to receive Equipment and if Owner elects to require Contractor to do so, then Owner will give Contractor notice of such election at the time the Suspension Notice is given.

(b) In the event of a suspension of this Agreement by Owner, the rights and obligations of the parties shall be governed by the following:

     (i) The period of suspension shall begin seven (7) Days after the receipt of said Notice of Suspension.

     (ii) Except as specifically set forth in this Agreement, neither Owner nor Contractor shall be required to take further action regarding performance under this Agreement. Owner and Contractor shall cooperate in good faith to maintain the commitments of Subcontractors and Lower-tier Subcontractors relating to this Agreement; provided, that Contractor shall not incur any obligation or liability, whether financial, performance or otherwise for which Owner shall be liable, with respect to any of Contractor's efforts to maintain such commitments. If Owner so elects, notwithstanding such suspension, Contractor shall take reasonable actions to preserve the work and any equipment provided that Owner shall pay a reasonable fee to Contractor for


                                      115                             Article 19

                                  CONFIDENTIAL

          such services.

    (iii) Subject to Owner's rights to obtain assignments from Contractor of orders and subcontracts as provided in this Agreement, Contractor shall suspend subcontracts including orders, and in the event Contractor is unable after its best efforts to suspend any subcontracts, Contractor may, with Owner's written consent, which shall not be unreasonably withheld, cancel such subcontracts and other commitments made to the date of suspension.

     (iv) The Guaranteed Lump Sum Price will be increased by an amount equal to the increase, if any, in the costs actually incurred by Contractor and demonstrated to the reasonable satisfaction of Owner by Contractor to be over and above those in the Guaranteed Lump Sum Price, but only to the extent such costs are reasonable and necessary and result directly from Owner's suspension under this Article 19. Owner will notify Contractor at least seven (7) Days before the date when the Work shall start again. Contractor will resume full performance of the Work within such seven (7) Day period, unless Owner and Contractor otherwise mutually agree in writing.

     (v) Owner shall continue to make payment in accordance with Article 3 for Work which Owner and Contractor agree in writing was satisfactorily performed and for which Contractor has not been previously paid unless Construction Lender refuses to make funds available for such payment, in which event Contractor shall be entitled to receive interest on the unpaid amount at the annual prime rate of The Chase Manhattan Bank on the date due, plus one percent (1%), but not in excess of the lawful maximum rate. Notwithstanding the foregoing sentence, in the event that General Electric Company presents a valid invoice to Contractor under the Turbine Contract, Owner shall be responsible for the timely payment to General Electric Company of the amount of such invoice.

     (vi) In the event that Owner is current on payments to Contractor for Work which Owner and Contractor agree in writing was satisfactorily performed, Contractor


                                      116                             Article 19

                                  CONFIDENTIAL

          shall not terminate this Agreement prior to the expiration of two (2) years after the date of such suspension; provided that if Owner does not pay Contractor for Work, which Owner and Contractor agree in writing was satisfactorily performed, within ninety (90) Days of the date of such suspension, Contractor and Owner shall negotiate provisions for the payment of Contractor or termination of this Agreement.

    (vii) Contractor shall be paid the reasonable out-of-pocket costs actually and necessarily incurred by Contractor in withdrawing its equipment and personnel from the Plant Premises and otherwise demobilizing as a result of such suspension. Contractor shall document any cost claimed by it for demobilization and the necessity of incurring such costs to Owner's reasonable satisfaction. Contractor shall submit an invoice to Owner for the amount of reimbursement claimed by Contractor for demobilization with all supporting information and requisite documents. Owner shall pay such invoice no later than forty-five (45) Days after receipt unless Owner disputes certain elements thereof, in which event only the undisputed portion of such invoice will be paid within such period. During the period of such suspension Contractor shall invoice Owner monthly for standby charges actually and necessarily incurred by Contractor and Contractor shall document any cost claimed by it for standby and the necessity of incurring such costs to Owner's reasonable satisfaction. To the maximum extent possible Contractor shall mitigate standby charges to Owner. Owner shall pay such invoice for standby charges no later than forty-five
          (45) Days after receipt unless Owner disputes certain elements thereof, in which event only the undisputed portion of such invoice will be paid within such period. Upon removal of such suspension Contractor shall immediately remobilize. Contractor shall be paid the reasonable out-of-pocket costs actually and necessarily incurred by Contractor in remobilizing. Contractor shall document any cost claimed by it for remobilization and the necessity of


                                      117                             Article 19

                                  CONFIDENTIAL


          incurring such costs to Owner's reasonable satisfaction. Contractor shall submit an invoice to Owner for the amount of reimbursement claimed by Contractor for remobilization with all supporting information and requisite documents. Owner shall pay such invoice no later than forty-five (45) Days after receipt unless Owner disputes certain elements thereof, in which event only the undisputed portion of such invoice will be paid within such period. (v)


                                      118                             Article 19

                                  CONFIDENTIAL

Article 20. LIMITED NOTICE TO PROCEED; AUTHORIZATION TO PROCEED.

Section 20.1 LIMITED NOTICE TO PROCEED.

Owner has given Contractor a Limited Notice to Proceed, effective September 10, 1999. The scope of Work to be performed pursuant to the Limited Notice to Proceed is the Work described in Exhibit "C."

Section 20.2 AUTHORIZATION TO PROCEED.

(a) REQUIREMENT OF AUTHORIZATION TO PROCEED. This Agreement is not authorization for Contractor to proceed with performance of the Work. Contractor shall not obligate Owner in any way pursuant to this Agreement, nor shall Contractor perform any Work at the Plant Premises or permit any Subcontractor or Lower-tier Subcontractor to perform any Work at the Plant Premises, except as specifically authorized under a Limited Notice to Proceed as set forth in Section 20.1, until the Authorization to Proceed has been given by Owner. Prior to or concurrent with delivery of the Authorization to Proceed to Contractor, Owner shall (i) furnish to Contractor reasonably satisfactory evidence that Owner has arranged adequate financing for the Project, or, in the alternative, provide Contractor with adequate security, in a form reasonably acceptable to Contractor, for all payments which may become due from Owner under this Agreement prior to close of financing for the Project, and (ii) assign, or cause to be assigned, to Contractor, the Turbine Contract, provided that upon the termination of this Agreement prior to close of financing for the Project, Contractor shall, at the request of Tenaska, Inc., assign the Turbine Contract to Tenaska, Inc. or a party to be designated by Tenaska, Inc., in exchange for a release of all obligations of Contractor under the Turbine Contract, as applicable. Contractor shall deliver to Owner and Construction Lender copies of (i) any technical information letters or other information delivered to Contractor pursuant to Section 22.11 of the Turbine Contract, any Dispute Notices (as defined in the Turbine Contract) delivered or received by Contractor pursuant to Section 22.10 of the Turbine Contract and (iii) all


                                      119                             Article 20

                                  CONFIDENTIAL

     Documentation (as defined in the Turbine Contract) delivered by General Electric Company pursuant to Section 20.1 of the Turbine Contract.

(b)  AUTHORITY.

     The Authorization to Proceed, when given to Contractor, grants Contractor the authority to proceed with performance pursuant to all provisions of this Agreement. Subject to compliance by Owner with Section 20.2(a), Authorization to Proceed shall be effective at the time properly given to Contractor in the manner set forth in Section 27.2. Upon issuance of the Authorization to Proceed, Contractor will execute an Affidavit of Commencement of Construction in the form attached to Exhibit "N," setting forth as the date of commencement of Work at the Plant Premises a date which is on or after the date on which the Authorization to Proceed is given to Contractor.

(c)  TIME EXTENSIONS.

     Solely for the purpose of determining the Scheduled Date of Commercial Operation for any Unit and dates for Owner's obligations pursuant to
     Section 5(j)(3), upon Owner delivering the Authorization to Proceed to Contractor, the Authorization to Proceed Date shall be deemed to be the later of (a) the date on which the Authorization to Proceed was actually delivered to Contractor and (b) one hundred thirteen (113) Days after the date on which the Limited Notice to Proceed was delivered to Contractor, provided that if a Limited Notice to Proceed has not been delivered to Contractor prior to the delivery of the Authorization to Proceed, the Authorization to Proceed Date shall be deemed to be one hundred thirteen
     (113) Days after the date on which the Authorization to Proceed was actually delivered to Contractor.

(d)  LATE DELIVERY OF AUTHORIZATION TO PROCEED.

     If the Authorization to Proceed has not been delivered by December 31, 2000, Contractor shall have the right to terminate this Agreement by written notice to Owner.


                                      120                             Article 20

                                 CONFIDENTIAL



         Article 21.  ASSIGNMENT.

         (a) Owner may assign any or all of its rights or obligations under this Agreement to an Affiliate of Tenaska, Inc.
                  or an entity in which an Affiliate of Tenaska, Inc. has an ownership interest, provided such assignee has adequate resources (as determined by Contractor in the exercise of its reasonable judgment) to fulfill those obligations of Owner which are assigned, and any defaults of Owner existing at such time are cured. Upon completion of such assignment and the delivery of an assumption agreement (in a form reasonably satisfactory to Contractor) executed by such assignee to Contractor, Owner shall  automatically,  without  further  action,  be
                  released from any and all obligations and liabilities therefor under this Agreement which are assumed by the assignee, provided, however, Owner shall not be released from those obligations, if any, which Owner elects to reserve from such assignment. Notwithstanding any provision of this Agreement to the contrary, Owner and Owner's assignee, if applicable, shall have the absolute right, without the consent of Contractor, to assign this Agreement, or any rights reserved by Owner after assignment, to the Construction Lender and subsequent lenders for collateral security purposes.

         (b) All Contractor's subcontracts including material supply contracts and orders for Equipment shall be in writing and assignable by Contractor to the Owner and/or Construction Lender, without the consent of the Subcontractor.

         (c) If this Agreement is suspended or terminated by either party, regardless of the cause for such suspension or termination, whether one time or more, Owner shall have the absolute right in each event to require the Contractor to assign to Owner all of Contractor's right, title and interest in and to any of Contractor's then outstanding subcontracts including material supply contracts and orders. Owner may exercise such right by giving
                  Contractor notice thereof within twenty (20) Days after each such suspension and/or termination. Contractor shall duly execute such assignments and deliver them and the assigned subcontracts to Owner within seven (7) Days after


                                       121
                                                                    Article 21

                                CONFIDENTIAL


                  Contractor receives Owner's notice. Failure of Contractor to assign to Owner all of Contractor's right, title and interest in and to any of Contractor's then outstanding subcontracts in accordance with this subsection (c) is a default under this Agreement, except in the case of termination by Contractor pursuant to
                  Section 18.2 or 18.3.

         (d) Due to the nature of the Work and the reliance of Owner on Contractor's ability, neither this Agreement nor benefits nor obligations herein are assignable by Contractor.

         (e) Contractor shall not assign the Turbine Contract without the prior written consent of Owner.


                                       122
                                                                    Article 21

                                CONFIDENTIAL


         Article 22.  CONFIDENTIALITY.

         (a) Contractor and its Associated Companies, directors, officers, employees and representatives, including attorneys, accountants and consultants, shall keep confidential (i) this Agreement, (ii) all negotiations concerning this Agreement and documents exchanged by Contractor and Owner during negotiation, and (iii) all documents, data, Drawings, contracts, studies, projections, photographs, video and audio recordings, computer files and programs, and other information, whether written or oral, which relate to economic benefits to or amounts payable by either party pursuant to this Agreement or costs of the Work, operations of the Plant, and Plant Premises, and including cost and quantities of fuel. In addition, Contractor will keep confidential all Drawings, studies and other information relating to design, construction and operation of the Plant except as hereinafter stated. Contractor also agrees to keep confidential: (i) the Power Purchase Agreement by and between Owner and PECO, and (ii) the Gas Purchase Agreements between Owner and fuel suppliers and
                  transporters.   Owner  and  its   Associated   Companies,
                  directors,   officers,   employees   and representatives,
                  including attorneys, accountants and consultants, shall keep confidential all financial information concerning the parent of Contractor supplied by Contractor, provided that such parties may disclose such matters to the extent reasonably necessary in connection with the financing and development of the Project, subject to obtaining a confidentiality and non-disclosure agreement from the receiving party. The terms of this Section shall survive this Agreement and shall continue indefinitely for any of such information that is a trade secret of the Owner with the meaning of O.C.G.A. Section 10-1-761, and for such information which is not a trade secret within such definition, for a period of two (2) years after the earlier of Final Acceptance of the Plant or termination of this Agreement.

         (b) "Confidential", as used in this Article 22, means that the information or any document described in Section 22(a), including the content, substance or effect of such information or document, shall not be disclosed, discovered or distributed to any other Person; except such information or document may be disclosed pursuant to the valid


                                       123
                                                                    Article 22

                                CONFIDENTIAL


                  order of any court or tribunal of competent jurisdiction. The obtaining of such order and the order shall be opposed by the party by whom it will be carried out unless opposition thereto is waived by each of the parties to this Agreement and except as hereinafter provided. No party shall be required to oppose any order requiring disclosure by appeal, separate legal proceeding or extraordinary measures in any judicial or administrative proceedings unless the other party, after notice, agrees to pay the costs of such opposition.

         (c) Contractor may, without violating this Article 22, disclose information or a document described in Section 22(a):

                  (i) to Contractor's lenders, underwriters, Subcontractors and subsidiaries, Associated Companies or parent; provided, except as set forth in Section 22(g), that Contractor shall disclose only that information which such Person needs to know in connection with the Project and Contract shall obtain as a condition precedent to the disclosure, a confidentiality agreement with the Person to whom the disclosure is being made with terms substantially the same as this Section 22 ("Confidentiality Agreement");

                  (ii) to governmental officials and parties involved in any proceeding whereby either the Contractor or Owner is seeking a permit, certificate or other regulatory approval or order necessary or appropriate to carry out this Agreement; provided, that the party making the disclosure will exercise reasonable efforts to restrict public access to the information disclosed by way of protective order, Confidentiality Agreement or otherwise;

                  (iii) to governmental officials or the public as required by any Law; provided, that Contractor will exercise reasonable efforts to restrict public access to the information disclosed by way of protective order, Confidentiality Agreement or otherwise.

                  (iv) if such information or document (a) is, or becomes, publicly known otherwise than through a wrongful act of Contractor, its employees, or agents; (b) was in the rightful possession of Contractor, its employees, or agents prior to receipt


                                       124
                                                                    Article 22

                                CONFIDENTIAL


                             from Owner without restriction of
                             confidentiality; (c) is developed independently by Contractor, its agents or employees without use of Owner's confidential information; or (d) is approved in writing by Owner for disclosure by Contractor, its agents or employees to a third party not bound by the confidentiality obligations afforded to Owner under this Agreement.

         (d) Contractor and Owner each represent, covenant and warrant that as of the date of this Agreement it has made no disclosures which would violate this Article 22.

         (e) All Drawings at the time of their delivery to Owner and copies thereof are and shall remain the property of the Owner. They are to be used by Contractor only with respect to this Plant and are not to be used by Contractor on any other project. With the exception of one contract set for each party to this Agreement, such documents are to be returned or suitably accounted for to the Owner on request at the Final Acceptance of the Plant. Owner may use the Drawings and shall not be in violation of any duty or obligation to Contractor; provided, that in doing so, Owner shall not for any reason, other than as set forth in Section 22(c), disclose information to a third party concerning economic benefits to either party  and  amounts  paid or  payable  pursuant  to this
                  Agreement.  Contractor  shall  not  photograph,   videotape
                  or otherwise reproduce in any form whatsoever all or any part of the Work, or work product related to the
                  Work,  including  the operational  Plant,  without  Owner's prior written consent. Notwithstanding the fact that the Drawings remain the property of Owner, Contractor shall retain its rights, for use on other work, in its computer software, standard details, designs, data bases, specifications, other proprietary property and any
                  copyrighted   document  or  trademark   material
                  ("Contractor's   Intellectual Property").  Contractor
                  shall retain its rights in its computer software except the computer software for Plant control systems and instrumentation installed in the Plant shall be the property of the Owner. Rights to Contractor's Intellectual Property developed, utilized or modified in the performance of the Work shall remain the property of the Contractor, subject to a non-exclusive license hereby granted to Owner to use Contractor's Intellectual Property, when applicable, in connection with the operation of the Plant. All computer software


                                       125
                                                                    Article 22

                                CONFIDENTIAL


                  prepared by Contractor pursuant to this Agreement is an instrument of service in respect to the Plant. Computer software and Drawings prepared by Contractor pursuant to this Agreement are not intended or represented to be suitable for reuse by Owner on extensions of the Plant or on any other project. Any reuse of such computer software or Drawings prepared by Contractor without prior written consent by Contractor for the specific purpose intended will be at Owner's sole risk and without liability or legal exposure to Contractor and Owner shall defend, indemnify and hold harmless Contractor against all claims, losses, damages, injuries, and expenses, including attorneys fees, arising out of or resulting from such reuse. Notwithstanding the foregoing provision of this Section 22(e), Owner's rights in and to computer programs provided under the Turbine Contract shall be as set forth therein.

         (f) The parties hereby agree that it will be impossible to measure in terms of money the damages which may or will accrue by reason of any breach of the obligations set forth in this Article 22 and, for that reason, among others, the parties agree that each party is entitled to specific performance of the provisions of this Section and any other remedies allowed by Applicable Laws. In the event either party institutes any proceeding to enforce any of the provisions of this Section, the other party hereby waives any claim or defense that an adequate remedy at law exists.

         (g)      Subject to compliance with Section 22(c) (i), the

                  dissemination by Contractor of plans, specifications and parts of this Agreement, not including Exhibits, to potential Subcontractors in the ordinary course of business will not constitute a violation of this Agreement and Contractor shall redact from such plans, specifications and parts of this Agreement those provisions which are not required to be disclosed.


                                       126
                                                                    Article 22

                                CONFIDENTIAL


         Article 23. COMPLIANCE WITH LAW AND VENUE.

         (a) Contractor shall comply and secure compliance by Subcontractors with all Applicable Laws and Applicable Insurance Policies in connection with the Work. If Contractor, Subcontractors or Lower-tier Subcontractors perform any part of the Work contrary to Applicable Laws or Applicable Insurance Policies, then Contractor shall bear any additional costs resulting from said violation and correction thereof and shall not be reimbursed by Owner.

         (b) It is the duty of Contractor to ascertain whether the Work, Exhibits and Drawings are in accordance with all Applicable Laws and Applicable Insurance Policies before
                  Contractor contracts for the purchase of Equipment or contracts with Subcontractors or starts construction and to indemnify Owner for all loss, liability, expense and damage caused by its failure to do so. If Contractor determines that any Work, Exhibits or Drawings are not in compliance with Applicable Laws or Applicable Insurance Policies, then Contractor shall: (i) immediately notify Owner of the variance, and (ii) make any necessary revisions to comply with such Applicable Laws or Applicable Insurance Policies, and (iii) follow the Change Order procedure in Section 4 if Contractor believes there has been a Change of Law or Change of Applicable Insurance Policy and advise the Owner of any additional time of performance of the Work, or any change in the performance guarantees. Such actions by Contractor shall be at Contractor's nonreimbursable expense unless such expense is included in an approved Change Order.

         (c) Contractor shall not, under any circumstance, enter into negotiations with any governmental authority or agency to develop variations or revisions to Applicable Laws without Owner's prior written approval.

         (d) Contractor and Guarantors shall obtain all certificates of authority and licenses required by law to do business in the State of Georgia and the county or political subdivision thereof wherein any part of the Work is performed. Contractor shall obtain all state and local building, construction, and hauling permits which are required by Applicable Laws for performance of the Work.


                                       127
                                                                    Article 23

                                CONFIDENTIAL


         Article 24.  PLANT ACCOUNTING.

         (a) Contractor shall assist Owner in preparing the property accounting system following the Code of Federal Regulations
                  (CFR), Conservation of Power and Water Resources, Title 18, Subchapter C-Accounts, Federal Power Act. Such activities in this Section 24(a) are included in the Guaranteed Lump Sum Price, are to be undertaken concurrently with Plant operations, and are to be completed no later than six (6) months following the date of Plant Commercial Operation.

         (b) Contractor shall maintain proper and complete records substantiating all expenses and charges. Contractor agrees to cooperate with Owner in supplying summary cost data so Owner can properly place the cost of the Work on its books.


                                       128
                                                                    Article 24

                                CONFIDENTIAL


Article 25.       AVAILABILITY GUARANTEE.

                  Contractor shall prepare a detailed engineering study of anticipated Plant Availability which shall calculate the anticipated availability for the Plant, including Equipment supplied by General Electric Company, and will demonstrate that the balance of Plant, excluding Equipment supplied by General Electric Company, will be designed to achieve an average availability, excluding planned outages, of ninety-nine percent (99%) or more.


                                       129
                                                                    Article 25

                                CONFIDENTIAL


Article 26.       OWNER AND CONTRACTOR REPRESENTATIVE.
         Section 26.1  OWNER'S PROJECT MANAGER.

         (a) Owner's Project Manager shall have authority to bind the Owner only as specifically authorized in this Article 26. In the event of any conflict between the actions of the Owner's Project Manager and Owner's Site Representative, those of Owner's Project Manager shall control. Owner's Project Manager shall have authority to provide direction to Contractor as permitted or required of Owner by this Agreement.

         (b) Owner's Project Manager shall have authority to review and to submit comments on Contractor's design documents and to reject Work which does not conform to this Agreement. Whenever Owner's Project Manager considers it necessary or advisable for the implementation of the intent or to determine conformity of the Work with this Agreement, Owner's Project Manager shall have authority to direct the Contractor to require special inspection or testing of the Work whether or not such Work shall then be fabricated, installed or completed, provided that Owner shall bear the costs of any such special inspections or testing if the Work satisfactorily passes such tests.

         Section 26.2.       OWNER'S SITE REPRESENTATIVE.

         (a) Owner's Site Representative will maintain an office on the Plant Premises during construction. Owner's Site Representative will not have authority to act on behalf of the Owner or to bind the Owner, except as specifically authorized in this Article 26.

         (b) Owner's Site Representative has no obligation or right or authority whatsoever to render interpretations of this Agreement or Drawings. However, Owner's Site Representative may discuss the requirements of this Agreement with the Contractor's Site Representative and Owner.

         Section 26.3  OWNER'S AGENT.

         Owner shall designate an Owner's Agent who shall have authority to act on behalf of Owner on all matters relating to this Agreement. Owner's Agent shall have authority to provide notice to and receive notice from Contractor and to exercise all other authority of Owner as permitted or required by this Agreement.

         Section 26.4  OWNER'S REPRESENTATIVES; MISCELLANEOUS.


                                       130
                                                                    Article 26

                                CONFIDENTIAL


         (a) Neither the Owner's Site Representative's nor Owner's Project Manager's authority to act under Section 26.1 or 26.2 nor any decision made either to exercise or not to exercise such authority shall change the obligations of this Agreement, nor shall any action taken pursuant to such authority relieve Contractor of any responsibility or obligation in this Agreement.

         (b) Owner shall not be responsible for and will not have control or charge of, nor shall Owner's Site Representative, Owner's Project Manager or Owner's Agent have authority with respect to, construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work. Owner's Site Representatives, Owner's Project Manager and Owner's Agent have no responsibility with respect to the Contractor's failure to carry out the Work or with respect to other acts or omissions of the Contractor in accordance with this Agreement nor with respect to Contractor's failure to carry out instructions of the Owner.

         (c) The duties, responsibilities and limitations of authority of the Owner's Site Representative, Owner's Project Manager or Owner's Agent during performance of this Agreement will not be modified or extended without written notice to Contractor.

         (d) Owner may change the Owner's Site Representative or Owner's Project Manager by giving Contractor ten (10) Days prior notice. In the case of any such change, Owner shall appoint a replacement representative whose status under this Agreement shall be that of the former.

         (e) Owner's Site Representative, Owner's Project Manager and Owner's Agent shall at all times have access to the Work. All instructions to Contractor concerning the Work will be given by Owner's Project Manager or Owner's Agent directly to Contractor's Site Representative or Contractor's Representative.

         (f) Contractor shall not be relieved of obligations to perform the Work in accordance with this Agreement by any action taken by Owner's Site Representative or Owner's Project Manager, or by tests, inspections or approvals required or performed by Persons other than the Contractor.

         (g)      Owner's Project Manager shall be:


                                       131
                                                                    Article 26

                                CONFIDENTIAL


                  ANDREW R. JONES                        (402) 691-9530
                  -----------------------------------    ---------------------
                  Name                                   Telecopy

                  1044 NORTH 115TH STREET, SUITE 400     (402) 691-9722
                  -----------------------------------    ---------------------
                  Address                                          Phone

                  OMAHA, NEBRASKA 68154
                  -----------------------------------
                  City, State, Zip

         (h)      Owner's Agent shall be:

                  MICHAEL C. LEBENS                      (402) 691-9530
                  ----------------------------------     ---------------------
                  Name                                   Telecopy

                  1044 NORTH 115TH STREET, SUITE 400     (402) 691-9515
                  ----------------------------------     ---------------------
                  Address                                          Phone

                  OMAHA, NEBRASKA 68154
                  ----------------------------------
                  City, State, Zip

         (i) Owner's Site Representative shall be identified in writing to Contractor.

         Section 26.5. CONTRACTOR'S SITE REPRESENTATIVE.

         (a) Contractor's Site Representative will represent Contractor on the Plant Premises during construction. Contractor's Site Representative will maintain an office on the Plant Premises for purposes of remaining in close proximity to the Work and communicating with Owner's Site Representative and/or Owner's Agent. Contractor's Site Representative will advise and consult with Owner's Agent and Owner's Site Representative as to the performance of the Work under this Agreement. Contractor's instructions to Owner shall be forwarded only through Owner's Agent. Contractor's Site Representative will have authority to act on behalf of Contractor and to bind Contractor. All communications given to Contractor's Site Representative shall be as


                                       132
                                                                    Article 26

                                CONFIDENTIAL


                  binding as if given to Contractor.

         (b) Contractor's Site Representative will be and will remain thoroughly familiar with the progress and quality of the Work and will assure that the Work is proceeding in accordance with this Agreement. Contractor's Site Representative will be required to make extensive and continuous inspections at the Plant Premises to check the quality, adherence to the Drawings and Applicable Laws, and quantity of the Work. On the basis of Contractor's Site Representative's observations, Contractor's Site Representative will keep Owner's Site Representative informed of the progress of the Work and will guard Owner against Defects in the Work of the Contractor.

         (c) Contractor's Site Representative shall have knowledge of the Work, the construction means, methods, techniques, sequences or procedures, and for safety precautions and programs in connection with the Work.

         Section 26.6  CONTRACTOR'S REPRESENTATIVE.

         Contractor shall designate a Contractor's Representative who shall communicate with Owner's Representative. Contractor's Representative shall be responsible for Contractor's performance of this Agreement and shall assist Owner whenever necessary to ensure Contractor's complete and satisfactory performance of this Agreement. Contractor's Representative will have authority to act on behalf of Contractor and to bind Contractor on all matters relating to this Agreement.

         Section 26.7  CONTRACTOR'S REPRESENTATIVES; MISCELLANEOUS.

         (a) The duties, responsibilities and limitations of authority of the Contractor's Site Representative and the Contractor's Representative as set forth in this Agreement will not be modified or extended without written consent of Owner, which will not be unreasonably withheld.

         (b) Contractor may not change Contractor's Site Representative or Contractor's Representative without obtaining the prior written consent of Owner's Agent, which shall not be unreasonably withheld, and thereafter by giving ten (10) Days prior notice to Owner. In the case of any such change, Contractor shall appoint a replacement representative whose status under this Agreement shall be that of the former


                                       133
                                                                    Article 26

                                CONFIDENTIAL



                  Contractor's Representative.

         (c) In the event Contractor's Site Representative is for any reason unacceptable to Owner, the parties agree to cooperate in good faith to resolve Owner's objection and if the objection cannot be resolved, such Representative shall be replaced by Contractor.

         (d) No act or omission of Contractor's Site Representative shall excuse any obligation to perform this Agreement in accordance with all of its terms and conditions.

         (e)      Contractor's Site Representative shall be:

                  JOE USSERY
                  -------------------------              ---------------------
                  Name                                   Telecopy

                  -------------------------              ---------------------
                  Address                                Phone

                  -------------------------              ---------------------
                  City, State, Zip

         (f)      Contractor's Representative shall be:

                  MIKE MOSLEY                            (210) 475 8572
                  -------------------------              ---------------------
                  Name                                   Telecopy

                  527 LOGWOOD                            (210) 475-8411
                  ------------------------               ----------------------
                  Address                                Phone

                  SAN ANTONIO, TX 78224-0130
                  ------------------------
                  City, State, Zip


                                       134
                                                                    Article 26

                                  CONFIDENTIAL

Article 27. GENERAL PROVISIONS.

Section 27.1 ROYALTIES AND LICENSE FEES.

Contractor shall pay all required royalties and license fees with respect to proprietary rights and intellectual property licenses and agreements, and shall procure, as required, the appropriate proprietary rights, intellectual property licenses and agreements, for materials, methods, processes, systems and services incorporated into the Plant or otherwise relating to the performance of the Work. In performing the Work, Contractor shall not knowingly incorporate into the Plant, or use in connection with the Plant or the performance of the Work, any materials, methods, processes, systems or services that involve the use of any confidential information, intellectual property or proprietary right that Contractor does not have the right to use and incorporate or that may result in claims or suits against Owner, Contractor or any Subcontractor or Lower-tier Subcontractor for infringement of any domestic or foreign patent rights, copyrights, other proprietary rights, or intellectual property licenses or agreements, or applications for any thereof, or misuse of confidential information.

Section 27.2 NOTICES.

All notices or other communications required or permitted by this Agreement shall be in writing and shall be considered properly given at the time: (i) one Day after delivery to an overnight courier, correctly addressed and postage prepaid, (ii) delivered in person, (iii) a return receipt is signed when sent by certified mail, or (iv) sent by facsimile machine or reproduction, regardless of when received or delivered. Except as provided in (i) and (iv) hereof, Notices or other communications given in accordance with (ii) or (iii) shall be effective only when actually received by the addressee. Neither the day of the week nor the time of day or night at which the notice or other communication is delivered to overnight courier or addressee nor the time sent by facsimile machine nor reproduction shall affect the validity of same.

Notice shall be given to Owner and Contractor as follows:


                                      135                             Article 27

                                  CONFIDENTIAL

Owner:                                          Contractor:
Tenaska Georgia I, L.P.                         Zachry Construction Company
1044 North 115th Street                         527 Logwood
Omaha, Nebraska 68154                           San Antonio, TX  78224-0130
Facsimile No: (402) 691-9530                    Facsimile No: (210) 475 8572

Attn:  Michael C. Lebens                        Attn: Robert J. Kalt

In the event the parties utilize "facsimile" transmitted notices or other signed communications (by telecopy, Panafax, telefax, etc.) the parties hereby agree to accept and to rely upon such notices or other signed communications as if they bore original signatures. Each party acknowledges and agrees to provide to the other party, within seventy-two (72) hours of transmission of same, such notice or documents bearing the original signatures; however, failure of the sending party to timely follow up with a notice bearing the original signature will not void the notice or document. For purposes of notice by "facsimile," the numbers of the parties shall be as follows:

     Owner:       (402) 691-9530     Attn: Michael C. Lebens
     Contractor:  (210) 472-8572     Attn: Robert J. Kalt

Owner and Contractor shall have the right to change their address for notice or other communication hereunder to any other location within the continental United States by giving written notice to the other party in the manner set forth herein.

Section 27.3 INDEPENDENT CONTRACTOR.

Contractor is an independent contractor engaged in an independent business and is not the agent, employee or servant of Owner for any purpose. Contractor shall have full control and supervision over the Work, employment, direction, compensation and discharge of all Persons assisting it in the Work, subject to the rights of Owner provided in this Agreement. Contractor agrees to be solely responsible for: (i) maintaining the required insurance under any Worker's Compensation Act or Employee's Liability laws and in accordance with requirements of this


                                      136                             Article 27

                                  CONFIDENTIAL

Agreement; (ii) timely payment of all federal, state, and local taxes or contributions imposed or required under unemployment insurance, social security, income tax laws and other Applicable Laws with respect to Contractor's employees engaged in the performance of this Agreement; (iii) duly and timely filing all federal, state and local tax returns and forms to reflect all income derived from activities performed under this Agreement; and (iv) all matters relating to the payment of its employees, including compliance with social security, withholding and all other regulations governing such matters. As between Owner and Contractor, Contractor agrees to be responsible for its own actions and those of its employees, Subcontractors and Lower-tier Subcontractors during the term of this Agreement. Contractor shall bear and be solely responsible for all expenses of any kind which it may incur in the performance of its responsibilities under this Agreement and shall hold the Owner harmless from any claims with respect thereto. Contractor does not have, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon Owner except as specifically provided in this Agreement; and Contractor shall hold Owner harmless from any loss, liability, damage and claims resulting from any action taken by Contractor which is inconsistent with the provisions of this Section 27.3.

Section 27.4 SAFETY PRECAUTIONS. Contractor shall, and shall cause all Subcontractors to, implement and administer a safety and health program for the Plant, subject to the approval of Owner (which shall not be unreasonably withheld), which shall include:

(a) development of a safety manual within ninety (90) days of issue of the Authorization to Proceed establishing Contractor and Subcontractor safety guidelines and requirements, a copy of which manual shall be provided to Owner immediately upon its development; provided that Contractor shall incorporate into such manual any and all reasonable comments of Owner;

(b) conducting of weekly safety meetings, in association with Owner, with the employees and agents of Owner, Contractor, Subcontractors and Lower-tier Subcontractors;

(c) development, implementation and enforcement of procedures for advising Owner (including prompt provision of safety reports concerning all accidents which take place on the Plant Premises) and employees and agents of Contractor and


                                      137                             Article 27

                                  CONFIDENTIAL

     Subcontractors of, and correction of, safety violations and deficiencies;
     and

(d) actions necessary to provide a safe work environment in accordance with Applicable Laws and Applicable Insurance Policies.

Contractor shall take all reasonable precautions for the safety of, and shall provide all reasonable protection to avoid damage, injury or loss as a result of Contractor's or any Subcontractor's performance of the Work to:

     (i) all persons employed by Owner, Contractor, Subcontractors and Lower-tier Subcontractors in connection with the Work or Owner (whether in the performance of their obligations hereunder or otherwise) and all other persons who may be affected by the performance of the Work or any of such persons;

     (ii) all supplies used in connection with the Plant or the Work and all materials and Equipment to be incorporated into the Plant, whether in storage on or off the Plant Premises, and whether under the care, custody or control of Owner, Contractor, any Subcontractor or Lower-tier Subcontractors; and

    (iii) other physical property at the Plant Premises or adjacent thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction hereunder.

At all times (including during Start-up, Testing and initial operation of a Unit), Contractor shall require all Subcontractors and Lower-tier Subcontractors working on or supplying materials, supplies or Equipment to the Plant Premises to comply with all safety requirements in effect at all such times.

Section 27.5 TITLE TO THE PLANT PREMISES.

The title (direct or indirect, in name and beneficially) of all Work, completed or in the course of construction, and of all the Equipment on the Plant Premises for which any monthly progress payment has been made shall be in Owner, subject to the interest of the Development Authority pursuant to bond financing obtained by Owner from the Development Authority. It is expressly understood and agreed that the passage of title shall not be a release of Contractor's responsibility to fully carry out its obligations under this Agreement or otherwise affect the provisions respecting risk of loss set forth in this Agreement.


                                      138                             Article 27

                                  CONFIDENTIAL

Section 27.6 QUALITY ASSURANCE. Contractor shall implement and administer a quality assurance program for the Plant, subject to the approval of Owner (which shall not be unreasonably withheld), which shall include:

(a) development of a Quality Assurance Manual within 60 days of issue of the Authorization to Proceed establishing Contractor and Subcontractor guidelines, procedures and requirements for quality assurance, a copy of which manual shall be provided to Owner immediately upon its development; provided that Contractor shall incorporate into such manual any and all reasonable comments of Owner;

(b) development, implementation and enforcement of procedures for quality assurance including advising and monitoring employees and agents of Contractor and Subcontractors with respect to quality assurance compliance procedures; and

(c) provision by Contractor on a quarterly basis of quality assurance reports in the form set out in the Quality Procedures Manual with respect to all design, engineering, construction, start-up and testing activity at the Plant Premises.

Section 27.7 SEVERABILITY OF PROVISIONS.

In the event that any provision of this Agreement, or the application thereof, is held by any court of competent jurisdiction to be illegal or unenforceable, the parties shall attempt in good faith to agree upon an equitable adjustment to this Agreement in order to overcome to the extent possible the effect of such illegality or unenforceability. The provisions of this Agreement are intended to be performed in accordance with, and only to the extent permitted by, the requirements of all Applicable Laws. If any provision of any of the Agreement or the application thereof to any Persons or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the Agreement nor the application of such provision to other Persons or circumstances or other instruments referred to in the Agreement shall be affected thereby but, rather, the same shall be enforced to the greatest extent permitted by Applicable Laws.

Section 27.8 ENTIRE AGREEMENT.

This Agreement sets forth the full, complete and entire understanding of the parties as of the date first above stated except for the following which may be executed prior to or at the same time as this Agreement: an Assignment of the Turbine Contract by Owner to the Contractor; an


                                      139                             Article 27

                                  CONFIDENTIAL

assumption agreement to be executed between the supplier under the Turbine Contract and the Contractor; a Priority Agreement to be executed between Contractor and the title insurance company; an Indemnification Agreement to be executed between Contractor and the title insurance company; and the Guarantee. Except as otherwise provided in this Section 27.8, this Agreement supersedes any agreements and representations made or dated prior hereto. There shall be no oral modification of this Agreement, whether or not executed and performed on one side. Any written modification or agreement dated subsequent to the date of this Agreement shall constitute a modification or amendment hereof only to the extent that said modification or agreement is duly executed by both parties to this Agreement.

Section 27.9 COUNTERPARTS.

This Agreement may be executed in any number of counterparts, or by use of faxed counterpart signature pages, each of which shall be an original, but all of which together shall constitute but one instrument.

Section 27.10 APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS EXCLUDING THEIR CONFLICT OF LAWS PROVISIONS TO THE MAXIMUM EXTENT PERMITTED BY SECTION 35.51 OF THE TEXAS BUSINESS AND COMMERCE CODE AND OWNER AND CONTRACTOR AGREE DALLAS COUNTY, TEXAS SHALL BE THE MOST CONVENIENT FORUM FOR JURISDICTION AND RESOLUTION OF ANY LEGAL DISPUTE HEREUNDER AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN SUCH COUNTY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT THE VENUE FOR SUCH CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE IN SUCH COURT. FOR ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT WHICH MUST BY STATUTE BE DETERMINED IN THE COURTS OF THE STATE OF GEORGIA, OWNER AND CONTRACTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA AND HEREBY IRREVOCABLY AGREE THAT THE VENUE FOR SUCH CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE IN SUCH COURT.

Section 27.11 HEADINGS AND CONSTRUCTION.

The section headings are inserted for convenience of reference only and shall in no way effect, modify, define, or be used in construing the text of this Agreement. Where the context


                                      140                             Article 27

                                  CONFIDENTIAL

requires, all singular words in this Agreement shall be construed to include their plural and all words of neuter gender shall be construed to include the masculine and feminine forms of such words. The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation." Notwithstanding the fact that this Agreement has been prepared by one of the parties, all of the parties confirm that they and their respective counsel have reviewed, negotiated and adopted this Agreement as the joint agreement and understanding of the parties. This Agreement is to be construed as a whole and any presumption that ambiguities are to be resolved against the primary drafting party shall not apply.

Section 27.12 SOLE BENEFIT.

This Agreement and all rights hereunder are intended for the sole benefit of the parties hereto and, except (i) to the extent expressly provided in this Agreement, for the benefit of the Construction Lender and (ii) to the extent expressly provided in this Agreement, for the benefit of additional Persons to be indemnified, shall not imply or create any rights on the part of, or obligations to, any other person. No other party shall have rights under this Agreement or be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time.

Section 27.13 SUCCESSORS AND ASSIGNS.

All of the terms of this Agreement shall apply to, be binding upon and inure to the benefit of the parties hereto, their respective successors, permitted assigns and all other Persons claiming by, through or under them.

Section 27.14 LIMITATION OF OWNER'S LIABILITY.

By its execution and delivery of this Agreement, Contractor agrees for itself and its successors and assigns that any claim, judgment or order against the Owner or any partner in Owner which may arise under this Agreement shall be enforceable against only Owner and Owner's Assets. No judgment, order or execution entered in any suit, action or proceeding in favor of Contractor, whether legal or equitable, relating in any way to this Agreement, shall be obtained or enforced against any Associated Company of either Owner or any partner in Owner, against any officer, director or stockholder of Owner or any partner in Owner or their Associated Companies, or against the individual assets of any such Persons for the purpose of obtaining


                                      141                             Article 27

                                  CONFIDENTIAL

release and satisfaction of any obligation arising under this Agreement and any right to proceed against such Persons is hereby expressly waived, renounced and remitted by Contractor for itself and its successors and assigns. Nothing in this Agreement shall increase the liability of a limited partner in Owner beyond the liability of a limited partner as provided by law.

Section 27.15 CONTRACTOR RESPONSIBILITY.

Contractor has full responsibility for engineering, procurement and construction. Contractor shall coordinate all Work and shall be responsible for the performance of any obligations of Contractor under this Agreement, whether the Work is performed by Contractor, by Subcontractors, by Lower-tier Subcontractors or any other persons, either directly or indirectly, employed or used by Contractor or Subcontractors. Contractor warrants and represents that the design, engineering and Equipment meet the requirements of this Agreement and that Contractor has relied only upon its own investigation, research, analysis and preparation, including a thorough assessment of all factors and conditions which may affect its performance, including conditions at the Plant Premises.

Section 27.16 SURVIVAL. Termination of this Agreement (a) shall not relieve either party of any obligation hereunder that expressly survives termination of this Agreement, (b) shall not relive either party of any obligation hereunder which by its nature would normally survive a termination, including warranty and indemnification, and (c) except as otherwise provided in any provision of this Agreement expressly limiting the liability of either party, shall not relieve either party of any obligation or liabilities for loss or damage to the other party arising out of or caused by acts or omissions of such Party prior to the date of such termination. The provisions of Article 17, Article 22 and Section
27.16 shall expressly survive the termination of this Agreement.


                                      142                             Article 27

                                  CONFIDENTIAL

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer in duplicate originals and effective as of the date first above written

                        CONTRACTOR:
                        ZACHRY CONSTRUCTION CORPORATION, a Delaware corporation

                           By: /S/
                               -------------------------------------------------
                               Title:  Vice President

/S/_________________________

Witness

                           OWNER:

                           TENASKA GEORGIA I, L.P.

                           By: TENASKA GEORGIA, INC.
                           Managing General Partner

                           By: /S/
                               -------------------------------------------------

                           Title:  Vice President

/S/________________________

Witness

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 1  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

ATTACHMENTS.......................................................................................................3

1.0   INTRODUCTION................................................................................................4


2.0   SITE DESCRIPTION AND CONDITIONS.............................................................................4


3.0   PROJECT DESCRIPTION.........................................................................................5

3.1   Gas Turbine.................................................................................................5

3.2   Continuous Emissions Monitoring.............................................................................5

3.3   Fuel System.................................................................................................6

3.4   Water Supply and Treatment Systems..........................................................................7

3.5   Fire Protection System......................................................................................7

3.6   Plant High Voltage Power System............................................................................10

3.7   Plant Auxiliary Power System...............................................................................10

3.8   Emergency Diesel Generator.................................................................................12

3.9   DC Power Supply............................................................................................12

3.10  Uninterruptible Power Supply...............................................................................12

3.11  Plant Control Systems......................................................................................13

3.12  Plant Control System.......................................................................................14

3.13  Communications Systems.....................................................................................16

3.14  Area Classification........................................................................................16

3.15  Security System............................................................................................17


--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 2  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.16  Lighting/Receptacles.......................................................................................17

3.17  Grounding/Lightning Protection.............................................................................18

3.18  Cathodic Protection........................................................................................18

3.19  Miscellaneous Equipment....................................................................................19

3.20  Plant Water Discharge System...............................................................................19

3.21  Storm Water Drainage System................................................................................19

3.22  Civil......................................................................................................20

3.23  Structural/Architectural...................................................................................21

3.24  Interconnections...........................................................................................23

3.25  Noise Control..............................................................................................23

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 3  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ATTACHMENTS

           I.   Site Location Map
          II.   Preliminary Water Balances and Preliminary Water Analyses
         III.   Preliminary Building Arrangement
          IV.   Preliminary Geotechnical Engineering Report
           V.   Site Legal Descriptions and Topographic Map
          VI.   Not Used

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 4  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROJECT DESCRIPTION

1.0    INTRODUCTION

              Tenaska is proposing to construct, own and operate a simple cycle independent power production facility in Heard County, Georgia. The power production facility and ancillary facilities are described below.

              The Tenaska facility has contracted to sell the entire net plant electrical output to PECO Energy Company (PECO). The firm contract capacity of the plant is 950 MW net.

              The plant will be designed with the best available control technology (BACT) to limit emissions. Tenaska proposes that BACT for this facility will be the combustion of natural gas or No. 2 fuel oil to limit SO2 and particulate emissions, the use of dry low NOx combustors to control NOx to 25 ppmvdc when firing natural gas, and water injection when firing oil to control NOx to 42 ppmvdc.

              Commercial operation of the plant is scheduled as defined in the EPC Agreement.

2.0    SITE DESCRIPTION AND CONDITIONS

              The site for the proposed facility is located in Heard County, Georgia approximately nine miles northeast of Franklin and approximately 40 miles southeast of Atlanta. The site location is shown on a section of a USGS topographical map included as Attachment I. A 500 kV transmission line owned by Georgia Transmission Corporation (GTC) runs through the site and will be used to interconnect the Project into the transmission system. Transco's natural gas pipelines run approximately one mile south of the site. The site is being purchased from Temple Inland and is currently forested. Temple Inland, a forest products company, will harvest the trees from the plant site, leaving a buffer zone of trees around the plant. The site is currently zoned for "RFA-Residential, Forest and Agricultural" by Heard County, and will be rezoned for industrial and power plant use. Plant elevation is approximately 785 feet above mean sea level. The site is bounded on the south and the west by Hilly Mill Creek and on the north and west by an unnamed tributary. A portion of the site is within the 100-year flood plain. A site topographic map with wetlands delineation is included as Attachment III. A preliminary geotechnical report by EMCON is included as Attachment IV.

              The following information shall be used for plant design:

              Parameter                                   Summer            Winter*
              ---------                                   ------            -------
              Dry-bulb temperature, F                       95                 18
              Wet-bulb temperature, F                            78                  15

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 5  of 23
--------------------------------------------------------------------------------

              *Freeze protection and HVAC to be designed in accordance with design criteria specified in Exhibit B.

              Precipitation:                      51 inches annual average

              Frost Line:                         12 inches

              Wind pressure and seismic design loads will be in accordance with the Standard Building Code, for an 80 mph basic wind speed and Seismic Risk Zone 2A.

              Site Elevation                      785  feet above mean sea level


3.0    PROJECT DESCRIPTION

              The following subsections briefly describe key plant components. These components are shown on the Plot Plan, Plot Plan Detail, P&IDs, One-Line, and Heat Balance/Process Flow Sheet in Exhibit B. Water requirements are shown on the maximum and average Water Balances provided in Attachment II. Scope of work and detailed technical requirements are specified in Exhibit B.

3.1    GAS TURBINE

              Six (6) General Electric Frame 7FA heavy-duty, single-shaft gas turbine generator units and auxiliary equipment as described in Exhibit H. CT stacks and silencers shall be provided by the Contractor.

3.2    CONTINUOUS EMISSIONS MONITORING

              Continuous Emissions Monitoring (CEM) for NOx, O2, and stack flow in conformance with 40 CFR Part 60 Appendix B and 40 CFR 75 shall be provided at the stacks. SO2, CO and CO2 emissions will be calculated using fuel flow rate and fuel composition data. Contractor shall develop a CEM quality control plan in compliance with 40 CFR 60 Appendix F and 40 CFR 75 and a reporting system which generates monthly reports.

              The Continuous Emissions Monitoring System (CEMS) will consist of six individual extractive-type systems. The systems will be housed in two shelters, each with a group of three systems. The extractive sample conditioning will

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 6  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              consist of heated sample probe and line with moisture removal at the analyzer racks.

3.3    FUEL SYSTEM

              Natural gas shall be the primary fuel, with low sulfur No. 2 fuel oil used for backup fuel. The gas turbines shall be capable of switching fuels on-line and shall be capable of start-up on either natural gas or fuel oil.

              Natural gas will be regulated and delivered to the plant at a nominal pressure of 470 psig. A gas supply inlet pressure signal shall be provided in the control room by the Contractor. Natural gas will be metered by Transco at the gas pipeline tap, approximately one mile south of the site. The meter signal, (containing gas pressure, flowrate, delta-P, and temperature) will be transmitted to a radio receiver at the site via a radio transmitter located at the meter. The meter signal will be converted to a digital signal by the radio receiver. The Contractor shall connect to the radio receiver and transmit the meter signal into the control room for monitoring and recording. The Contractor shall provide a gas chromatograph and two 50% capacity, indirect bath type gas heaters for the gas supply to the turbines. The gas heaters will be sized to provide a minimum of 50 degrees Fahrenheit of superheat in the gas to the turbines.

              A 165,000 barrel fuel oil storage tank shall be provided. The fuel oil tank shall be located within a dike sized to contain the full content of the fuel oil tank plus 12 inch freeboard. An impervious lining shall be placed within the diked area to prevent fuel oil from entering the soil. Four (4) fuel oil pumps shall be provided to pump from the fuel oil storage tank to the gas turbines. Each pump shall be capable of meeting the maximum fuel oil requirements of two gas turbines. Tank location is shown on the Site Arrangement Drawing. Any underground fuel oil piping shall be installed in a concrete trench with removable covers or within a secondary containment pipe. The trench or containment pipe shall be sloped to drain to the oil/water separator. The fuel oil tank will be in accordance with API 650.

              Fuel oil deliveries will be made by truck. Unloading systems and pumps shall be provided to unload four trucks at the same time and up to six (6) trucks per hour, with each truck having a capacity of 6000 gallons. Flowmeters shall be provided to measure unloaded fuel oil quantities. The unloading area shall be curbed and surfaced to contain oil spills, with drains from the unloading areas piped to an oil/water separator. A roof over the unloading area shall be provided to reduce rainwater flow to the oil/water separator.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 7  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.4    WATER SUPPLY AND TREATMENT SYSTEMS

              Water for the plant will be supplied from the Heard County Water Authority. The water will be of potable water quality. An interconnection will be made to a six inch diameter water main at George Brown Road immediately north of the plant site. The major water demands in the power plant are water for the gas turbine inlet air evaporative coolers and water for injection into the gas turbine combustion chambers for NOx control when firing fuel oil The plant will be designed to minimize water consumption. Attachment II shows a preliminary water balance for the plant. The evaporative coolers will only operate when the ambient temperature is 60oF or greater and the gas turbines are operating. If necessary, the plant can be operated without the evaporative coolers in service. Water for injection into the gas turbine combustion chambers will be required only when natural gas is curtailed and the plant operates on fuel oil.

              Truck mounted demineralizer systems will be used to provide demineralized water for NOx control when burning fuel oil. Regenerated demineralizer systems will be brought to the site as needed and returned to their supplier for regeneration. No chemicals will be required on-site.

              A Fresh Water Storage Tank shall be provided on-site for storage of fresh water, and a Demineralized Water Storage Tank shall be provided for storage of demineralized water. The Fresh Water Storage Tank shall have 2,000,000 gallon capacity and the Demineralized Water Storage Tank shall have 7,000,000 gallon capacity. The water tanks will be in accordance with AWWA D100. The tanks will be internally coated to protect against corrosion and contamination of the water.

              A fire water system shall be installed within the plant with water supplied from Fresh Water Storage Tank. The bottom 200,000 gallons of the Fresh Water Storage Tank shall be reserved for fire water.

3.5    FIRE PROTECTION SYSTEM

              The fire protection system for the generation facility shall be designed in conformance with National Fire Protection Association
              (NFPA) 850, Recommended Practice for Fire Protection for Electric Generating Plants. The system's design shall be reviewed with the local fire department to ensure conformance with applicable codes and standards. All equipment installed in the plant for fire protection shall be compatible with the local fire department's firefighting equipment. The fire protection system shall include a fire water loop

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 8  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              and monitors, water sprinkler systems for selected areas, and portable fire extinguishers. General Electric will provide the FM200 and CO2 fire extinguishing systems for the gas turbines as described in Exhibit H,

              Any additional fire protection equipment and systems which may be required by the local authority having jurisdiction or Owner's insurance carrier requirements shall be provided by the Contractor at the Owner's cost.

       3.5.1  FIRE WATER SYSTEM

              A fire water system sized to deliver a minimum of 1,500 gpm of water shall be provided to protect plant facilities against fire. The fire water system shall be supplied from the Fresh Water Storage Tanks. Electric motor driven and Diesel engine driven fire pumps shall provide 125 psig pressure at their discharge. An electric motor driven jockey pump will operate on continuous standby and shall start or stop to maintain fire water pressure between low-pressure and high-pressure points. The electric motor driven main fire pump shall start when system pressure drops below a lower set point. The diesel engine driven fire pump shall start if system pressure drops to a second lower set point. The fire pumps and controllers shall be Factory Mutual approved. The system shall include a fire water supply loop, fire hydrants, fire monitors, and hoses located at appropriate locations. Multiple flow paths shall be provided in the loop piping so that if one pipe fails, another pipe can supply sufficient fire water to other outlets. Sectionalizing post indicator valves shall enable isolation of any failed section. Hose connections at hydrants shall be compatible with the local fire department's firefighting equipment. Fire hoses shall be sized for two-man operation.

       3.5.2  GAS TURBINE, BUILDING, AND EQUIPMENT FIRE EXTINGUISHING SYSTEM

              The gas turbine mechanical package, turbine enclosure, and electrical control package shall be protected by an automatically actuated CO2 & FM200 systems supplied by General Electric as described in Exhibit H. When either the FM200 or CO2 system is actuated, alarms or indications at the control panels shall be activated.

              The control room battery room, Power Distribution Center (PDC), and electrical/electronic equipment rooms shall be protected by dry pipe, pre-action sprinkler systems. Upon actuation, an alarm or visual indicator will be activated at a fire protection alarm panel.

              Wet pipe sprinkler system shall be provided for the administration and office areas and for the fire water pump buildings. The sprinkler piping shall be filled with water under pressure from the fire water system. System activation shall occur when thermally-sensitive sprinkler heads open due to high temperature.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 9  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              Dry pipe sprinkler systems shall be provided in the maintenance and warehouse areas. The sprinkler piping shall use thermally-sensitive sprinkler heads attached to a piping system containing air under pressure. When a sprinkler head opens due to high temperature, the air in the system is released, opening a diaphragm-operated valve. With the valve open, water flows into the piping and discharges from the nozzles.

              Deluge sprinkler systems shall be provided at the main transformers and the auxiliary transformers. Deluge spray subsystems use open spray nozzles attached to piping connected to the fire water supply through a deluge valve. The deluge subsystem is activated by a dry pilot detection system installed in the same area as the spray nozzles. Thermally-sensitive sprinkler heads are attached to a piping system containing air under pressure. When a sprinkler head opens due to high temperature, the air in the system is released, actuating a deluge valve. With the deluge valve open, water flows into the piping and discharges from all nozzles. Fire walls shall separate the main transformers and auxiliary transformers from each other and from the rest of the plant.

              A semi-fixed foam system shall be provided at the fuel oil storage tank. Connections shall be provided at a safe and convenient location outside of the containment area for attaching a portable foam system (by others) to deliver fire suppression foam to the fuel oil storage tank.

              Portable fire extinguishers shall be provided throughout the plant and within buildings or structures. The type and number of extinguishers shall be appropriate for the area of the plant. Fire extinguishers shall be sized for one-man operation.

       3.5.3  FIRE DETECTION AND ALARM SYSTEM

              Fire detection equipment shall consist of fixed temperature heat detectors, rate compensated heat detectors, and ionization type smoke detectors which respond to both visible and invisible products of combustion.

              A fire protective signaling system shall be provided to monitor the various fixed fire protection systems throughout the power plant. The system shall include local supervisory panels at the local valve stations and a main fire alarm annunciator panel
              (FAAP) in the control room to monitor system status. Audible fire and trouble alarms shall be provided at the local supervisory panels for the hazard areas and at the FAAP.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 10  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.6    PLANT HIGH VOLTAGE POWER SYSTEM

              The high voltage system receives 18.0 kV electrical power produced by the gas turbine generators and transforms it to 500 kV for transmission to Georgia Transmission Corporation's system. The 500 kV system and switchyard from the main step-up transformer high side bushings to the 500 kV GTC transmission lines will be furnished and installed by others.

              The plant site high voltage power system shall include the following equipment:

              o Isophase bus ducts connecting the gas turbine generator to the main step-up transformers.

              o Six (6) generator unit breakers on the 18 kV side of the main transformers.

              o Three (3) 18.0 k V to 500 kV, three winding, main step-up transformers.

              o      Three (3) 18.0 kV/4160 V auxiliary transformers.

              o      Control equipment including CT's and protective relays.

              The generation facility shall be supplied by three (3) identical 18.0/4.16 kV transformers, each connected to the 18.0 kV bus on the primary side and each relay protected. The secondary side shall be cable connected to the 5 kV switchgear. Auxiliary power for plant startup and shutdown and during plant outages and maintenance periods, will be backfed from the 500 kV interconnection.

3.7    PLANT AUXILIARY POWER SYSTEM

              The plant auxiliary power system shall include transformers, bus circuit breakers, switches, motor starters, and other necessary electrical equipment and controls for supplying power at 4160 V, 480 V, and lower voltages to the various plant auxiliary power and lighting loads. The plant auxiliary power system shall be capable of supplying sufficient power to start three gas turbines simultaneously. These in-plant loads shall include the following:

              o      Gas turbine auxiliary loads

              o      4160 V - motors larger than 250 hp

              o      480 V - motors 250 hp and smaller

              o      Lighting and miscellaneous loads

              Plant power shall be distributed from the Switchgear at 4160 V and 480 V via cable in cable trays throughout the plant. Three 4160-480 V transformers, with appropriate protection, shall be connected to the 480 V switchgear with normally open tie-breakers to supply the plant low voltage power system.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 11  of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              The 5 kV metal clad switchgear shall have copper bus and be cable connected to the secondary of the auxiliary transformers. It shall be relay protected, have a tie-breaker, provided with local kilowatt, volt, and ampere metering, have provisions for remote status monitoring and supply the 4160-480 V transformers. The 5 kV switchgear shall contain motor controllers with solid state protective relays which supply 4000 V motors and 4160-480 V transformers. Motor protection shall include, but not be limited to, over-current, under-current, single phase, phase unbalance, and over-temperature. Each unit shall have local-remote control selection with remote permissive control allowing only the central control station to relinquish control once the motor has been started and placed in operation. They shall also have red (running) and green (off) indicating lights and provisions for locking in the deenergized position.

              The 480 V switchgear shall be bus connected to the three identical transformers and cable connected to 480 V motor control centers
              (MCC). The 480 V switchgear shall have relay protection, a tie-breaker, provisions for local volt, ampere, and kilowatt metering, and remote status monitoring. The motor starters in the MCCs shall have overload protection and indicating lights. It shall also have provisions for locking the circuit breakers in the deenergized position. The Contractor shall provide two 480 V feeders from two separate load centers to the 480 V panel in the switchyard and control building.

              General Electric will provide motor control centers for all equipment provided with the gas turbine generators as described in Exhibit H. Contractor shall provide motor control centers for all other equipment.

              The 480 V system shall generally be used to serve all plant buildings, turbine auxiliary power, motors 250 hp and smaller and area lighting systems. Auxiliary power for the plant during plant outages and maintenance periods will be supplied through the interconnect with Georgia Transmission Corporation, refer to Electrical One-Line Drawing in Exhibit B.

              The remote control and monitoring of the 500 kV switchyard and GTC Substation (monitoring only) circuit breakers and metering, 5 kV and 480 V switchgear and 480 V motor control centers shall be accomplished through the plant control system (PCS). The Contractor shall provide the cable from the plant PCS system to the control panels in the switchyard control building.

              Generally, motors 25 hp and larger not in continuous service shall have motor winding heaters. Motor heaters over 1000 W shall be rated for 208 V operation. Motor heaters shall be energized when the motors are not operating. When standby or alternate motors are supplied, the main motor shall be connected to one MCC and the standby, or alternate, to the other.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 12 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.8    EMERGENCY DIESEL GENERATOR

              Provision shall be made on the 480 V bus for connecting a portable 1000 KW/1250 kVa, 480 volt, three phase diesel engine driven generator in case of an emergency. The diesel engine will burn the No. 2 fuel oil used for the gas turbine. The emergency diesel generator will be furnished by the owner.

3.9    DC POWER SUPPLY

              The DC power supply system provides a reliable source of power for critical control and power functions during normal and emergency plant operating conditions and shall provide the normal source of power for the uninterruptible power supply system. The plant shall be provided with one 120-volt DC batteries. Under normal operating conditions, two full-capacity battery chargers shall operate in parallel and supply DC power to the DC loads. The battery chargers shall receive 480 volt, three-phase, AC power from the low voltage power supply system and continuously float charge the unit battery while simultaneously supplying power to the DC loads. The batteries shall operate ungrounded. A ground detection scheme shall be provided to detect grounds on either polarity of the DC power supply system for annunciation in the control room.

              Under abnormal or emergency conditions when 480 volt power from the low voltage power supply system is unavailable, the unit batteries shall supply DC power to the DC power supply system loads and the uninterruptible power supply (UPS). Recharging of discharged batteries shall occur whenever 480 volt power becomes available from the low voltage power supply system.

              The 120 volt DC batteries and the battery charges shall be connected together in the station battery panel. DC loads shall be fed from individual molded case circuit breakers in this panel. The 120 volt DC batteries shall be sized to provide power after loss of AC power. The battery chargers shall be sized so a completely discharged battery can be recharged in less than 24 hours while still supplying all normal DC loads plus the largest anticipated emergency load on a continuous basis.

3.10   UNINTERRUPTIBLE POWER SUPPLY

              The uninterruptible power supply (UPS) system provides 240/120 volt AC, single-phase, 60 hertz power to essential instrumentation and equipment loads that require noninterruptible AC power. The normal source of power for the UPS shall be from the DC power supply system. A full-capacity inverter will be connected

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 13 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              to a 240/120 volt AC panelboard through a static transfer switch and a manual bypass switch. The inverter shall be in a free-standing, floor-mounted enclosure and use solid state silicon controlled rectifier switching assemblies and other devices to invert DC to AC power. Protecting, monitoring, regulating and phasing devices shall be included with the inverter. During normal operation, the inverter shall supply the essential AC loads.

              A solid-state switch connected to the output of the inverter shall continuously monitor both the inverter output and the alternate AC source. Upon loss of the inverter output, the static switch shall automatically transfer essential AC loads without interruption from the inverter output to the alternate source. The power supply for the alternate source transformer and regulator shall be the low voltage power supply system.

              During normal operation, the inverter-static switch-power panel combinations shall be dedicated to furnishing the power required by the UPS. The low voltage power supply system shall be utilized as a backup to the inverter systems. A manual bypass switch shall be provided to enable isolation of the inverter-static switch from service for testing and maintenance without interruption to the UPS system loads. UPS system loads shall be fed from the UPS AC panelboards through fast tripping circuit breakers. The inverter shall be maintained in synchronism with alternate AC power source.

3.11   PLANT CONTROL SYSTEMS

              The plant shall be controlled from a central control room. In addition, the gas turbines shall have local redundant control stations comprising the following:

              o      Turbine control panel

              o      Generator control panel

              o      Generator auxiliary panel

              o      Protective relay panel

              The control system shall be a microprocessor-based, -control system designed with redundancy for safety, reliability and efficiency. All essential control data and alarms shall be indicated in the central control room.

              The gas turbine-generator supplier will provide controls for the gas turbines and the equipment provided with the gas turbine-generators. The Contractor shall provide the PCS system and controls for all equipment not provided by the gas turbine supplier, and be responsible for integrating the control equipment into a workable control system.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 14 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.12   PLANT CONTROL SYSTEM

              The plant control system (PCS) shall provide modulating control, digital control, monitoring, alarming, logging, data archiving, and indicating functions for the plant systems. The following functions shall be provided:

              o Overall control of the combustion turbine generators and other systems in a coordinated response to unit load demands

              o Plant startups and shutdowns initiated by the plant operators

              o Operator interface for the turbine generator controls for normal or automatic operation

              o Operator interface for the auxiliary electric system and switchyard

              o Visual and discernible audible alarms for abnormal events based on field signals or software generated signals (including out-of-limit parameters) from the systems, processes or equipment

              o Consolidated sequence-of-events recording for the combustion turbine and balance-of-plant systems to assist with diagnostic evaluation of plant upsets, trips and plant operation

              o Operator interface through control consoles consisting of CRTs, keyboards, trackballs, and printers

              o On-line hardware and software diagnostics with tuning capability

              o      On-line programming and logic changes

              o Monitoring of plant equipment and process parameters and providing this information to the plant operators in a meaningful format

              The Balance of Plant (BOP) equipment will be controlled from a redundant GE Fanuc PLC added to the Combustion Turbine (CT) controls data highway. All of the CT Mark V controls will be linked together by an t ethernet data highway. The GE CT operator interfaces will be upgraded to the Cimplicity software, running on a NT PC platform. The Cimplicity software PCS creates a single level, integrated control system for the plant, which combines the Mark V turbine control HMI and the PLC controller to provide BOP control on a single operator interface. It's ethernet communication capabilities allow it to communicate directly with the turbine controller without the need for hardwired I/O. In addition, the PCS Human Machine Interface (HMI) can communicate with the BOP controllers and the turbine controllers without the need for any foreign device interface hardware. Three PCs will be provided for the operator interface. This will allow the control room operator to access any of the CTs from one location. This will also provide the platform requested for coordinated response to unit load commands. An additional PC for "engineering" activities will be provided. The contractor shall provide, at no additional cost to Owner, a Data Historian. The Owner will provide, at Owners cost, the conversion to the HMI Mark V's.

              The majority of plant equipment control and information functions shall be implemented in the PSC . The combustion turbine control systems shall interface

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 15 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              with the PCS through data links and a limited complement of hard-wired I/O for operator actions and information display; however, the equipment control and protection logic shall be implemented in the proprietary control systems provided by the respective equipment suppliers.

              Input/output (I/O) modules shall be used for interfacing with transmitters and other sensors, final control elements, motor starters, breakers, and other plant equipment located throughout the plant. The I/O modules containing inputs/outputs used for control functions shall normally be connected directly to the individual control processors such that a failure of the communications network shall not affect the availability of the inputs/outputs necessary for execution of the control functions of the system. Where control information is transmitted between processors via the data highway, the overall security and response times of the control loops and digital control operations shall be evaluated for acceptability. To the extent practical, the system shall be organized so that the program within a processing unit shall stand alone without dependence upon another processing unit or loop communications. Where remote I/O cabinets are used, they shall be located in protected, ventilated (or air conditioned) environments as appropriate for solid-state electronics, in accordance with the manufacturer's recommendations.

              Each processing unit shall be backed up by a redundant, fully capable processing unit, operating in a "hot standby" mode, with automatic transfer of function to the standby unit in the event of failure of the operating processing unit.

              Visual display work stations shall be provided to allow for ease of operation of the plant control systems, while simultaneously maintaining separate dedicated CRT displays for alarming and data acquisition functions. All PCS displays and operator interface functions shall be available on at least two independent work stations. The work stations shall include keyboards for entering operator-initiated control commands. "Hard-wired" devices such as push buttons and indicators shall be limited to those required by codes and regulations, and those provided for hard-wired emergency shutdown push buttons in the unlikely event of control system failure.

              The PCS shall be designed such that no single failure of any equipment or power source will interrupt or disrupt any system function, nor will any single failure cause any controlled equipment to change status unless specifically required in accordance with the design. System outputs controlling redundant or parallel process equipment shall be assigned to minimize the impact of an output card failure. In general, the use of redundant PCS outputs shall be avoided. In cases of a failure of a single system input transducer or of an input module serving only that transducer, a predicted PCS system control response to the failure shall be allowable. All such failures, however, shall be alarmed.

              The PCS shall be equipped with a diagnostic package that includes both

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 16 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              hardware and software to detect system malfunction and equipment failure. The occurrence of any malfunction or equipment failure shall be immediately alarmed. The diagnostic package shall be capable of pinpointing the defective component down to the card level.

              The PCS shall be designed to react in a predictable manner to certain failure:

              o Upon system logic failure, as detected by system diagnostics, a controller shall transfer to its backup. If the backup is unavailable, the controller outputs shall fail to a predictable state and shall enable any manual shutdown facilities which are appropriate to provide orderly shutdown of equipment.

              o Upon system logic power supply failure, the controller shall transfer to its backup. If the backup is unavailable, the system outputs shall fail to a de-energized state.

              o Upon power failure to an active or running controlled device or equipment, the system shall react in a predetermined manner, either to command a restart of the equipment upon power resumption, or to cycle the logic to a status requiring equipment shutdown.

              The response time of the system shall be sufficient to maintain control over the plant processes under all system operating conditions including extreme plant upset conditions with all points in alarm.

3.13   COMMUNICATIONS SYSTEMS

              Provisions will be made for communication with Georgia Transmission Corporation and other electric utilities over power line carrier and by telephone. The plant control system shall be capable of interacting with digital signals from the microwave control and the communications systems as required.

              A page/party system with local handsets and paging speakers shall be provided for communication within the plant. Telephones shall be provided in office areas and the control room.

3.14   AREA CLASSIFICATION

              Hazardous areas in the facility shall be classified in accordance with the appropriate sections of the NEC and API RP-500 series. A preliminary determination of such areas follows. Contractor is responsible for making final determinations and designing accordingly.

              Class 1, Group D and/or B, Division 1 (Explosion Proof)

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 17 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                     Within 5 ft of fuel relief valves. Dumps or drains, or other below grade facilities within the process area.

              Class 1, Group D and/or B, Division 2 (Explosion Proof)

                     Metering and Regulator Area
                     Metering and Separator Area
                     Scrubber and Separator Area
                     Lube Oil Storage Tank
                     Fuel Oil Storage Tank
                     Areas adjacent to Division 1 Areas
                     Gas Turbine Fuel Oil Forwarding Area
                     Gas Turbine Fuel Gas Metering and Control Area

              Non-Hazardous (Any area not otherwise classified)

                     Control Building
                     Office Buildings
                     Switchyard Control Building
                     Warehouse Buildings
                     Pressurized Buildings, Cubicles, or Panels

3.15   SECURITY SYSTEM

              The plant security system shall consist of an electrically operated main gate with remote open, stop, and close controls. The secondary gate will be opened manually.

              The main gate shall be capable of being operated at either the office or control room and have Closed Circuit TV (CCTV) and two-way speakers with on-off control. Contractor shall provide all permanent surveillance facilities, including CCTV. Contractor shall provide security monitor (minimum 14" screen) in the control room and provide CCTV cabling between gates and the control room. CCTV's shall have remote pan and zoom capabilities.

              Both gates shall be equipped with either card keys or key switches for use by plant employees.

              Owner's responsibility for security will commence on the commercial operation date and when the plant security system is completed.

3.16   LIGHTING/RECEPTACLES

              The plant roadway and parking areas shall be provided with high pressure sodium area lighting with photo electric relay control suitable to the specific area being illuminated.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 18 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              All high-intensity lighting shall be directed downward and inward, not outward from the facility towards off-site locations. There shall be no adverse effects on safety or interference with existing views.

              Indoor low ceiling areas shall be provided with fluorescent lighting suitable to the task being illuminated. Illumination levels shall be designed using the latest IES recommendations.

              Wall mounted emergency lighting futures with integral battery, trickle charger, and two incandescent lamps shall be provided for egress routes. Lighting duration shall be in accordance with the latest NFPA 101 Life Safety Code. Optionally, emergency lighting may be powered from the plant 125 Vdc system.

              Power receptacles shall be provided in all finished and unfinished building areas. Receptacles shall be provided throughout the plant area to provide suitable coverage for maintenance activities. Welding receptacles shall be provided throughout the plant area for maintenance activities and shall be supplied from 480 V MCCS.

              The telephone system, telecopier, and control room computer will be powered from the UPS to provide a regulated, uninterruptible source of power.

3.17   GROUNDING/LIGHTNING PROTECTION

              A grounding grid system(s) consisting of driven copper clad ground rods and stranded copper cable shall be installed at the facility. All major electrical equipment, major structural steel members, stacks, tanks, cooling tower, fencing, etc. shall be bonded to the ground system. The Contractor shall provide the final site soil resistivity survey for use in the grounding system design.

              Lightning protection shall be provided for all buildings, structures and equipment provided by the Contractor. Lightning terminals with roof conductors and down conductors shall be installed on building roofs, stack, and other areas as required.

3.18   CATHODIC PROTECTION

              Cathodic protection system shall be provided on equipment and tanks as required and on all underground metallic piping systems. The system shall be of the impressed grid type with surface coatings for the piping. The cathodic protection systems shall be designed in accordance with NACE requirements and shall be based on the results of the Contractor's soils testing.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 19 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.19   MISCELLANEOUS EQUIPMENT

              The proposed generation facility shall include the following miscellaneous equipment:

              o Air compressors, dryers, and receivers for instrument and plant air systems. Two air compressor systems capable of producing air as required (at 125 psig) shall be provided, with the plant air system piped to provide backup for the instrument air system. The air receiver shall be 1,000 gallons minimum to minimize cycling of the air compressors.

              o Safety showers and eyewash stations shall be provided in chemical handling areas and in battery room.

              o Mechanical equipment including air handling units, heating and air conditioning units, hot water heater, locker rooms, and fire extinguishers as required for plant buildings.

              o      Monorail hoists in the maintenance shop rated at 5 tons

3.20   PLANT WATER DISCHARGE SYSTEM

              Process equipment areas shall be surfaced and curbed, with drains directed to sumps. Sump pumps shall be provided to deliver water collected in the oil/water sumps to an oil/water separator. Oil removed from the water will be collected and disposed of by a qualified contractor. Design shall accommodate the disposal contractor connection.

              Water from the gas turbine evaporative coolers will discharge to a 300,000 gallon retention pond. Treated water and other oil-free wastewater streams from the oil/water separator shall discharge to a 5,000 gallon plant sump. Water from the plant sump shall be combined with evaporative cooler blowdown at a metering/sampling structure and sent to Hilly Mill Creek.

              Sanitary wastewater from the plant shall be discharged to a septic tank field system in conformance with local regulations.

3.21   STORM WATER DRAINAGE SYSTEM

              A storm water collection and drainage system shall be provided to collect storm water from non-process areas, and control and discharge storm water runoff from the site in accordance with the NPDES Permit and County regulations. A system of ditches and culverts, or catch basins, and storm sewers shall be provided as required to collect and control the storm water runoff. The storm water runoff from non-process areas shall be directed to the biofiltration swale. The water cleaned by the biofiltration swale will discharge to Hilly Mill Creek. Storm water

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 20 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              runoff from process areas shall be routed directly to the oil/water separators.

              The diked area around the fuel oil storage tank shall connect to the plant oil/water separator system through a control structure with a shutoff valve that will remain closed to contain any oil spill. An impervious lining shall be placed within the diked area to prevent fuel oil from entering the soil and ground water.

3.22   CIVIL

              The site of the proposed facility is currently undeveloped and forested. A forest products company will harvest the trees from the plant site leaving a buffer zone around the plant. The remaining trees on the site shall not be removed or disturbed.

              A preliminary site Grading and Draining Drawing has been included in Attachment IV to show existing site topography and the preliminary site drainage plan. The Contractor shall prepare the final grading plan for Owner's review and approval. As part of the final grading plan the Contractor shall provide landscaping berms approximately 8-10 feet above finished grade, along the north side of the entrance road to the site. Contractor is only obligated to provide the landscaping berms to the extent that cut exceeds fill. The Owner will plant trees and shrubs on the berms as part of the final landscaping plan.

              On-site surfacing shall be in accordance with Exhibit B. On-site plant roads and parking areas shall be asphalt. Plant parking areas shall accommodate 10 cars. Areas where leaks or containments may occur shall be concrete slab and isolated to retain spillage. The plant switchyard area and areas around the equipment shall be surfaced with crushed stone. Other areas of the plant not receiving paving or crushed stone shall be finish graded and seeded as specified in Exhibit B.

              Fencing shall be installed around the plant proper main step-up transformers and the switchyard. The fence for the plant proper shall have one motor operated main gate and one secondary gate. The switchyard shall have three vehicle access gates.

              During construction activities the Contractor shall comply with the mitigation measures as outlined in the environmental permits for this project.

              The project work scope does not include wetlands delineation or mitigation. All wetlands delineation and mitigation will be the Owner's responsibility. Contractor's work scope does not include the salvage, relocation, or replanting of any trees.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 21 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

3.23   STRUCTURAL/ARCHITECTURAL

              3.23.1 FOUNDATIONS

              For purposes of preliminary design, the foundation design as recommended in the Preliminary Soils Survey, Attachment VI, shall be utilized. The Contractor shall obtain a final geotechnical report from a qualified firm for the designing of foundations.

              Outdoor equipment and structural steel foundations shall be a minimum of 1 foot above finished grade. Equipment installed indoors shall be set on equipment pads or foundations which are a minimum of 6 inches above the finished floor elevation.

              The gas turbines shall be installed on reinforced concrete pedestals or foundations isolated from other structures or foundations.

              3.23.2 BUILDINGS AND STRUCTURES

              A building enclosing the following areas shall be provided for the facility:

              o      Control Room, Switchgear, Offices, Maintenance and
                     Warehouse Areas

              o      Firewater and Water Pump Building(s)

              o      Continuous Emissions Monitoring Building(s)

              o      4160/480 Switchgear Building(s)

              The Control Area shall contain areas for 480 V switchgear, and motor control centers, UPS battery system, and control room.

              The Maintenance and Office Areas shall contain the main entrance vestibule, offices, restrooms/locker rooms, conference/lunchroom, electrical/instrument shop, general storage warehouse, mechanical equipment room, storage and maintenance workshop area, and janitor's closet.

              The Contractor shall design the maintenance, office, warehouse, control and switchgear areas of the plant to provide the following areas as a minimum:

              AREA/ROOMS                                                   MINIMUM SIZE/FT2
              ----------                                                   ----------------
              One office                                                         190
              Four offices                                                       120 (ea)
              Administrative Area Conference Room                                200
              Administrative Assistant Area                                      100
              Entry/Reception Area                                               150
              Library                                                            120
              Office Area Storage Room                                            75


--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 22 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              Janitor's Closet                                                    40
              Employee Lunch/Conference Room                                     250
              Men's Locker Room/Restroom                                         250
              Women's Locker Room/Restroom                                       175
              Electrical/I & C Shop                                              300
              Maintenance Shop                                                  2800
              Warehouse                                                         1500
              Control Room                                                      By Contractor
              Electrical Equipment Room                                         By Contractor
              Battery Room                                                      By Contractor
              Mechanical Equipment Room                                         By Contractor


              A preliminary building layout is included in Attachment V to indicate the conceptual layout of the building. The Contractor shall develop a final building layout during detail design. The final building layout shall be acceptable to the Owner.

              In addition to the main building, the following special purpose buildings shall be provided:

              o The location and number of pump buildings and the location of pumps shall be finalized by the Contractor during the Contractor's detail design.

              o A CEM building(s) shall enclose the Continuous Emissions Monitoring equipment.

              o      Any additional buildings required by Contractor's design.

              3.23.3 ARCHITECTURE

              The architectural design shall be based on the aesthetic requirements, the functional building and spatial requirements, and the provision for low maintenance materials which are compatible with the Project and desired aesthetic treatment.

              A preliminary layout of the buildings is shown in the Plot Plan. The Contractor shall generally follow the arrangement shown. The Contractor may offer alternate arrangements based on the actual equipment offered and based on the Contractor's experience.

              All buildings shall be steel framed or pre-engineered metal structures with insulated metal siding and roofing. Masonry buildings with steel truss roofs will be considered as an alternative.

                     3.23.3.1 SIGNAGE AND FLAGPOLES

              Signs and graphic designs for identification and directions shall be incorporated into the finishing of spaces. Signage shall be employed for safety, ease of

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 23 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              operation and direction. The signage system utilized shall provide simple and direct indications using both graphics and text.

              A lighted sign shall be installed at the main entrance gate to the facility. The sign shall be a minimum of 5' x 10'. An aluminum flagpole shall be installed on the front lawn of the office facility. All signage shall be subject to Owner approval.

3.24   INTERCONNECTIONS

              Contractor shall provide the following interconnections. Points will be located as shown on the Site Interconnection Drawing in Exhibit B, Attachment I. Contractor shall be responsible for coordinating interconnection design and construction as required for proper tie-in suitable to Owner and affected parties. The Contractor is responsible for determining actual distances required.

              o Natural Gas - Provide a tie-in to the Transco pipeline at the southern portion of the site.

              o Waste Water - Provide a discharge from the sampling/metering structure to Hilly Mill Creek as shown on Attachment I of Exhibit B.

              o Storm Water - Provide a discharge from the biofiltration swale to Hilly Mill Creek as shown on Attachment I of Exhibit B.

              o City Water - Provide a tie-in to the Heard County, Georgia water main on Attachment I of Exhibit B.

              o Electrical - Provide an electrical tie-in point at the high side bushings of the main step-up transformers for the 500 kV system. Provide two 480 V power supplies to the switchyard control building.

              o Control Signals - Provide cabling from plant control room to the switchyard control building for relay signals, monitoring switchyard meters and circuit breaker positions and from the control room to the gas meter signal receiver (located on the plant site).

              o Telephone - Provide suitable raceway from telecommunication closet to the telephone company tie-in location. The telephone company will install telephone company owned circuits into the telecommunications closet.

3.25   NOISE CONTROL

              The Plant shall be designed to comply with a 58 dBA far field sound level limitation at 1200 feet. Sound level limitations are exclusive of startup, shutdown, transients and off normal operating conditions. The noise levels shall be met and guaranteed with the plant equipment including building ventilation systems in normal operation.

--------------------------------------------------------------------------------
           TENASKA GEORGIA GENERATION PROJECT              EPC - Exhibit A
                                                        ------------------------
                                                           Page 24 of 23
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

              Plant equipment shall be designed for sound levels not to exceed 90 dBA measured at three feet from the equipment or equipment enclosure, exclusive of startup, shutdown, transients and off normal operating conditions and sound emissions attributable from the combustion turbine exhaust. The combustion turbine/generator equipment will be furnished by General Electric with near field noise levels in accordance with Exhibit H.

              Noise control during construction shall include limiting noise levels produced by construction equipment and restricting construction activities at night.

                       TENASKA GEORGIA GENERATING PROJECT



                                    EXHIBIT A

                                  ATTACHMENT I

                                  SITE LOCATION

The following is a description of the information which cannot be submitted electronically:

MAP OF TENASKA GEORGIA GENERATION FACILITY SITE LOCATION

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT A

                                  ATTACHMENT II

                           PRELIMINARY WATER BALANCE &
                           PRELIMINARY WATER ANALYSIS

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT A

                                 ATTACHMENT III

                    PRELIMINARY SERVICES BUILDING ARRANGEMENT

The following is a description of the information which cannot be submitted electronically:

DRAWING OF TENASKA GENERATION PROJECT ADMINISTRATION/MAINTENANCE WAREHOUSE BUILDING

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT A

                                  ATTACHMENT IV

                           PRELIMINARY GEOTECH REPORT

The following is a description of the information which cannot be submitted electronically:

PRELIMINARY GEOTECHNICAL EVALUATION OF THE HEARD COUNTY GEORGIA POWER GENERATION FACILITY IN HEARD COUNTY, GEORGIA PREPARED FOR TENASKA, INC. ON JUNE OF 1998 BY EMCON - 18 PAGES

EMCON TOPOGRAPHIC/SITE LOCATION MAP - FIGURE 1 OF HEARD COUNTY POWER GENERATION FACILITY

EMCON DRAWING OF BORING LOCATION PLAN - FIGURE 2


APPENDIX A - EMCON BORING LOGS - 19 PAGES

APPENDIX B - EMCON LABORATORY TEST RESULTS
             A)  GRADATION CURVE - 5 PAGES
             B)  MOISTURE-DENSITY RELATIONSHIP TEST - 2 PAGES
             C)  SOIL/WASTE ANALYSIS - 1 PAGE

                                    EXHIBIT A

                    LEGAL DESCRIPTION FOR TENASKA PLANT SITE

         ALL THAT TRACT OR PARCEL OF LAND SITUATE, LYING AND BEING IN LAND LOT 237 OF THE THIRD LAND DISTRICT OF HEARD COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

     COMMENCING AT THE INTERSECTION OF THE WESTERLY RIGHT OF WAY LINE OF JOE STEPHENS ROAD (80 FOOT WIDTH) WITH THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD (PRESCRIPTIVE RIGHT OF WAY, 40 FEET, MORE OR LESS, IN WIDTH), SAID POINT BEING THE POINT OF REFERENCE; THENCE ALONG THE SOUTHERLY RIGHT OF WAY LINE OF GEORGE BROWN ROAD SOUTH 72 DEGREES 57 MINUTES 18 SECONDS WEST FOR A DISTANCE OF 916.24 FEET TO A STEEL FENCE POST FLUSH WITH THE GROUND, SAID POINT BEING THE POINT OF BEGINNING FOR THE HEREIN DESCRIBED PARCEL OF LAND. THENCE SOUTH 00 DEGREES 16 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 902.40 FEET TO A STEEL FENCE POST; THENCE SOUTH 02 DEGREES 39 MINUTES 49 SECONDS EAST FOR A DISTANCE OF
321.00 FEET TO A ONE INCH PIPE; THENCE SOUTH 00 DEGREES 34 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 802.62 FEET TO A ONE INCH PIPE; THENCE SOUTH 00 DEGREES 34 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 291.17 FEET TO A POINT IN THE CENTERLINE OF HILLY MILL CREEK; THENCE FOLLOWING THE COURSE OF THE CENTERLINE OF HILLY MILL CREEK IN A WESTERLY DIRECTION, TRAVERSED AS FOLLOWS; NORTH 62 DEGREES 07 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 98.34 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE SOUTH 20 DEGREES 00 MINUTES 44 SECONDS WEST FOR A DISTANCE OF 136.80 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 74 DEGREES 21 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 223.86 FEET TO A POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE RIGHT OF WAY (150 FOOT WIDTH); THENCE NORTH 74 DEGREES 21 MINUTES 03 SECONDS WEST FOR A DISTANCE OF 36.90 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 47 DEGREES 24 MINUTES 20 SECONDS WEST FOR A DISTANCE OF 127.90 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 79 DEGREES 16 MINUTES 25 SECONDS WEST FOR A DISTANCE OF 274.76 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 54 DEGREES 59 MINUTES 10 SECONDS WEST FOR A DISTANCE OF 188.31 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE LEAVING THE CENTERLINE OF THE CREEK NORTH 27 DEGREES 08 MINUTES 04 SECONDS WEST FOR A DISTANCE OF 142.40 FEET TO A POINT; THENCE NORTH 76 DEGREES 02 MINUTES 42 SECONDS WEST FOR A DISTANCE OF
170.99 FEET TO A POINT; THENCE NORTH 54 DEGREES 14 MINUTES 27 SECONDS WEST FOR A DISTANCE OF 280.96 FEET TO A POINT; THENCE NORTH 66 DEGREES 49 MINUTES 01 SECONDS WEST FOR A DISTANCE OF 101.90 FEET TO A POINT; THENCE SOUTH 55 DEGREES 21 MINUTES 00 SECONDS WEST FOR A DISTANCE OF 162.95 FEET TO A POINT; THENCE NORTH 81 DEGREES

39 MINUTES 29 SECONDS WEST FOR A DISTANCE OF 406.05 FEET TO A POINT; THENCE NORTH 30 DEGREES 16 MINUTES 39 SECONDS WEST FOR A DISTANCE OF 496.12 FEET TO AN INTERSECTION OF SAID LINE WITH THE CENTERLINE OF AN UNNAMED CREEK FROM THE NORTHEAST; THENCE FOLLOWING THE CENTERLINE OF SAID UNNAMED CREEK TO THE NORTHEAST, TRAVERSED AS FOLLOWS; NORTH 67 DEGREES 00 MINUTES 13 SECONDS EAST FOR A DISTANCE OF 336.28 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 64 DEGREES 26 MINUTES 52 SECONDS EAST FOR A DISTANCE OF 296.07 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 53 DEGREES 40 MINUTES 03 SECONDS EAST FOR A DISTANCE OF 67.68 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 16 DEGREES 14 MINUTES 29 SECONDS EAST FOR A DISTANCE OF
228.26 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 22 DEGREES 18 MINUTES 47 SECONDS EAST FOR A DISTANCE OF 241.49 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 06 DEGREES 14 MINUTES 09 SECONDS EAST FOR A DISTANCE OF 71.42 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 78 DEGREES 23 MINUTES 44 SECONDS EAST FOR A DISTANCE OF 307.88 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 47 DEGREES 11 MINUTES 56 SECONDS EAST FOR A DISTANCE OF 157.63 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 26 DEGREES 01 MINUTES 20 SECONDS EAST FOR A DISTANCE OF 111.97 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 54 DEGREES 06 MINUTES 33 SECONDS EAST FOR A DISTANCE OF 128.35 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE NORTH 07 DEGREES 03 MINUTES 45 SECONDS EAST FOR A DISTANCE OF
34.61 FEET TO A POINT IN THE CENTERLINE OF THE CREEK; THENCE LEAVING THE CREEK SOUTH 89 DEGREES 40 MINUTES 10 SECONDS EAST FOR A DISTANCE OF 290.53 FEET TO POINT AT THE CENTERLINE OF A GEORGIA POWER COMPANY TRANSMISSION LINE EASEMENT (150 FOOT WIDTH); THENCE SOUTH 89 DEGREES 40 MINUTES 10 SECONDS EAST FOR A DISTANCE OF 177.44 FEET TO A 12 INCH DIAMETER WOOD POST; THENCE NORTH 71 DEGREES 45 MINUTES 00 SECONDS EAST FOR A DISTANCE OF 405.46 FEET TO A STEEL FENCE POST FLUSH WITH THE GROUND; SAID POINT BEING THE POINT OF BEGINNING.

     SAID PARCEL CONTAINS 73.53 ACRES OF LAND, AND IS MORE PARTICULARLY SHOWN AS TRACT "A" ON SHEET 1 OF 2 OF THAT CERTAIN ALTA/ACSM LAND TITLE SURVEY FOR TENASKA, INC., FIRST AMERICAN TITLE INSURANCE COMPANY AND OTHER PARTIES TO BE NAMED, PREPARED BY DONALDSON, GARRET & ASSOCIATES, INC., MACON, GEORGIA, DATED APRIL 3, 1998.

The following is a description of information which cannot be submitted electronically:


TOPO MAP OF TENASKA GEORGIA GENERATION FACILITY SITE PLAN

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT A

                                  ATTACHMENT V

                       SITE LEGAL DESCRIPTION AND TOPO MAP

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT A

                                  ATTACHMENT VI

                                    NOT USED

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT B

                                  SCOPE OF WORK

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 1 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                                TABLE OF CONTENTS
1.0      SCOPE OF WORK.....................................................................................2
         1.1 Introduction..................................................................................2
         1.2 Engineering and Design........................................................................4
         1.3 Construction, Erection and Commissioning.....................................................10
         1.4 Project Management...........................................................................15

2.0      TECHNICAL REQUIREMENTS AND SPECIFICATIONS........................................................16
         2.1 General......................................................................................16
         2.2 Civil........................................................................................18
         2.3 Structural...................................................................................28
         2.4 Architectural................................................................................40
         2.5 Mechanical...................................................................................46
         2.6 Electrical...................................................................................84
         2.7 Instrumentation and Control.................................................................113

                                   ATTACHMENTS

         Attachment I - Design Guide Drawings
         Attachment II - Redacted Electric Utility Interconnection Agreement Attachment III - Not Used
         Attachment IV - Redacted Power Purchase Agreement
         Attachment V - Control System Configuration Black Diagram Attachment VI - Extended Warranty Equipment List

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 2 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

1.0      SCOPE OF WORK

1.1      INTRODUCTION

                  The Contractor shall be responsible for the design, engineering, equipment and materials procurement, construction, commissioning, start-up, and testing of the plant. The scope of work shall include all tasks necessary to provide to the Owner with a complete and functional facility in conformance with the performance parameters indicated in this document and acceptable to the Owner. The design guide drawings included in Attachment I shall be used as a guide. They may be modified by the Contractor as his design requires, subject to approval of the Owner.

                  The engineering, procurement and construction services to be performed by the Contractor shall include, but not be limited to, the following:

                  - Review of and compliance with local, state and federal codes, regulations and standards

                  - Coordinate with the appropriate regulatory officials for design submittals and interpretation of codes, regulations, and standards

                  - Obtain all building, construction and occupancy permits

                  - Prepare and issue plot plans and general arrangement drawings

                  -        Prepare and issue energy and mass balances

                  -        Prepare and issue P&IDs

                  -        Prepare and issue electrical one-lines

                  -        Prepare and issue plant control system block diagrams

                  - Provide schedule for use by Owner in developing overall project schedule

                  - Provide written facility description and system descriptions

                  -        Prepare and issue equipment list

                  -        Conduct final soils investigations

                  - Develop civil and structural design criteria based upon geotechnical program

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 3 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                  - Prepare engineering analysis and calculations by discipline (mechanical, project, electrical, civil/structural and instrumentation)

                  -        Prepare equipment and material specifications

                  -        Prepare construction drawings

                  - Procure and install all equipment and material between the tie-in points necessary for a complete generation facility

                  - Prepare requisitions for equipment and material, review bids and issue purchase orders for equipment and materials, except for the combustion turbine-generators

                  - Provide technical personnel for interface during field construction, checkout and start-up

                  - Process and review vendor drawings and maintain a vendor document control system

                  - Provide support to construction contractors as required during construction

                  - Provide start-up and checkout services and supervision as required, supplemented as necessary by vendor personnel

                  - Provide system descriptions and class room training support by the project mechanical engineer and the project electrical/control engineer for a period of two weeks each for the Owner's operator training program for up to ten (10)operators

                  - Provide 10 sets of Operating and Maintenance manuals in English and U.S. units for all equipment

                  -        Provide Plant Startup Procedures

                  -        Publish monthly progress report for Owner review

                  - Expedite vendors as required to maintain project schedule

                  -        Specify and conduct performance test(s)

                  - Participate in monthly project meeting conducted by Owner

                  - Maintain detailed drawing schedules and overall project schedules

                  - Provide quality control and quality assurance programs

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 4 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


1.2      ENGINEERING AND DESIGN

                  1.2.1    General Requirements

                           The Contractor shall be responsible for providing all engineering and design services required for the construction of the generation facility. Detail engineering shall include the preparation of equipment and material specifications, construction drawings based on calculations, studies and vendor information, and final as-built drawings.

                           The Contractor shall review and comply with all applicable local, state and federal codes, regulations and standards. Coordination with the appropriate regulatory officials shall be the Contractor's responsibility.

                           The engineering and design shall assure that all equipment and systems fit and work together as integrated systems and that the design and installation are compatible with systems provided by others such that their function, operation, safety and performance are not impaired.

                           The Contractor shall keep one (1) copy of all drawings, specifications, amendments, O&M manuals, and other pertinent data at the jobsite and engineers office, which shall be kept in good order and available for use by the Owner.

                           All Contractor specifications and design and construction drawings shall be stamped and signed by a professional engineer registered in the State of Georgia.

                           The Contractor shall prepare and maintain, on a current basis, drawing and specification lists, engineering and design schedule, and purchasing and delivery schedules to help monitor and expedite the progress of the work. The engineering/design and purchase/delivery schedules shall be prepared using the critical path method (CPM) scheduling technique and shall be coordinated with the Contractor's construction schedule.

                           The Contractor shall prepare and maintain complete plot plans, underground utility plans and plant general arrangement drawings showing the exact location and elevation of the equipment, apparatus, roadways, access/maintenance aisles, platforms, walkways, stairs, etc. These drawings will be updated to agree with the final equipment outline drawings as they become available from the vendors.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 5 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                  1.2.2    Civil Work

                           The Contractor shall be responsible for the full development of the civil engineering and design for the facility. This shall include, but not be limited to, the preparation of calculations, drawings and specifications for the following:

                           -        Site layout and arrangement

                           -        Site preparation, clearing and grubbing

                           -        Grading, excavation and backfill

                           -        Erosion and sedimentation control

                           -        Surface and underground drainage systems

                           -        Roadways, parking and walkways

                           -        Site security, fencing and gates

                           -        Oil and chemical spill containment

                           -        All underground utilities and yard piping

                           The Contractor shall prepare specifications for final soils exploration and site survey as required for the engineering and design of the foundations for buildings, auxiliary structures, and equipment and preparation of site work drawings.

                  1.2.3    Structural Work

                           The Contractor shall be responsible for the full development of the structural engineering and design including preparation of calculations, drawings and specifications for all equipment and building foundations, sub-structures, slabs and pedestals; plant buildings including structural steel and floor systems; and steel structures including equipment supports, pipe racks, platforms, stairways and handrails.

                  1.2.4    Architectural Work

                           The Contractor shall be responsible for the full development of the architectural design. The architectural design and specifications shall include all power plant buildings, including roofing systems, wall systems, interior and exterior finishes, finish and hardware schedules, window and doors, and architectural materials.

                           The design of the Facility shall include the fire protection provisions as specified in Exhibit A.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 6 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                           Materials shall be selected and design criteria developed based on aesthetics, durability and ease of maintenance. Finish materials and colors shall be approved by the Owner. Finish and color schedules shall include, but not be limited to, the following:

                           - All areas including floor, base, walls and ceilings

                           -        Handrails

                           -        Doors

                           -        Windows and glazing

                           -        Cabinets and countertops

                           -        Lockers

                           -        Toilet partitions and accessories

                           -        Equipment and piping

                  1.2.5    Mechanical WorkERROR! BOOKMARK NOT DEFINED.

                           The Contractor shall be responsible for the full development of the mechanical engineering and design. The mechanical design shall include, but not be limited to, the following:

                           - Preparation of piping and instrument diagrams (P&ID's) for each piping system indicating all equipment tag numbers, line sizing, valving, specialties, flow elements and instrumentation.

                           - Design of piping systems included in the scope of supply. Preparation of piping drawings as necessary to establish clearances and locate pipeline connections to major components of equipment as well as to evaluate location of any supports. Preparation of stress, vibration, pulsation and flexibility analysis as required. Piping drawings shall locate required valves, fittings, specialties and connections. Drawings shall be suitable for general pipe fabrication and erection. Pipe support and pipe hanger drawings shall be provided as necessary for construction.

                           - Specifications and lists of necessary valves, piping materials, specialties and miscellaneous items.

                           -        Specification requirements for heat
                                    insulation and freeze protection and
                                    covering both for heat retention and
                                    personnel protection. These

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 7 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                    specifications shall define materials,
                                    thicknesses and type of finish and
                                    jacket materials.

                           - Preparation of heating, ventilation, and air conditioning equipment schedules and installation drawings.

                           -        Preparation of lists of mechanical
                                    equipment, lubricants, spare parts, and
                                    chemicals as specified by equipment vendors.
                                    All lube oils for the gas turbine lube oil systems shall meet the turbine manufacturer's requirements.

                           -        Preparation of plumbing plans and details.

                           - Preparation of facility general arrangement drawings showing equipment location, access for maintenance, repair and removal, and administration/maintenance area arrangements.

                           - Preparation of mass and energy balance diagrams for the entire operating range of the equipment being supplied. The diagrams shall be updated as design progresses to use actual turbine data, etc.

                  1.2.6    Electrical Work

                           The Contractor shall be responsible for the full development of the electrical engineering and design. The electrical design, as a minimum, shall include the following:

                           - Preparation of detailed one-line diagrams, illustrating major power equipment and power circuitry. These drawings shall also indicate the ratings of the major electrical apparatus as well as indicate the instrumentation and protective relaying functions and cable size and numbers being provided.

                           - Development of arrangement drawings locating the electrical apparatus. This design effort shall consider access for the installation of the equipment. These drawings shall be utilized in defining the configuration of the electrical equipment, determining material lengths and fittings, etc.

                           - Preparation of conduit and cable schedules for the interconnecting power, control and instrumentation cables. These lists shall define terminating points, sizes and types of cables, lengths, routing, and, where applicable, color coding.

                           - Preparation of installation drawings for the electrical equipment and associated interconnecting cables. Such drawings shall define conduit routing, cable tray routing, duct bank routing, grounding, manhole,

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 8 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                    pullboxes and other details as necessary to guide the installation effort and determine the installation material requirements.

                           - Preparation of specifications required for the installation of equipment and materials.

                           - Preparation of drawings for lighting within the scope of this contract. These drawings shall indicate the approximate location and types of lighting fixtures. They shall consist of wiring diagrams, schedules, plans, sections and lists, providing for all the associated switches, conduit and wiring.

                           - Preparation of electrical equipment, motor and electrical load lists.

                           - Preparation of termination, elementary and interconnection drawings.

                           - Preparation of three-line diagrams of 3-phase electrical systems showing all relaying, metering and synchronizing connections down through 4.16 kV transformers.

                           - Preparation of grounding drawings showing grounding method and connections to equipment and structures.

                           - Preparation of cathodic protection drawings showing electrical connection diagrams and locations of equipment and materials.

                           - Perform the required basic electrical studies such as short circuit, voltage drop, relay coordination, grounding, load flow and motor starting.

                           - Preparation of lightning protection system design.

                           - Design of plant security and communication system.

                           -        Design of the uninterruptible power supply
                                    (UPS) and DC systems.

                  1.2.7    Instrumentation and Control

                           The Contractor shall be responsible for the full development of the instrumentation and control (I&C) engineering and design. The I&C design shall include, but not be limited to, the following:

                           - Preparation of specifications for the procurement and installation of instruments, control systems, PCS, CEM system, control valves and control panels

                           -        Preparation of instrument list with
                                    instrument tag numbers, service,
                                    manufacturer, model number, location, set points, etc.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 9 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           - Preparation of logic diagrams and control loop diagrams per ISA Standards

                           -        Instrument installation details

                           - Preparation of detailed block diagrams illustrating the major components of the plant control system (PCS). All CRT display screens shall be included.

                           - Preparation of the control room arrangement drawing showing arrangement of PCS consoles, printers, and auxiliary control panels/consoles.

                           - CRT graphic display sketches and I/O list for the PCS

                  1.2.8    Drawings

                           The Contractor shall prepare all drawings required for procurement of equipment and materials, for construction of the facility, and for obtaining the required construction and building permits. The drawings shall show complete details of all components and types and location of all materials and equipment.

                           The Contractor shall prepare, and maintain up to date, a master drawing list of all drawings, both design and vendor, for the project.

                           The Contractor shall review and approve all vendor documents including outline drawings, diagrams, shop drawings, inspection and test procedures, samples and other vendor submissions for conformance with the design concepts and quality levels of the plant and for compliance and consistency with the Contractor's engineering calculations, drawings, and specifications.

                           The Contractor shall furnish to Owner three (3) copies of each drawing, including vendor drawings, in accordance with Exhibit L.

                           Upon completion of the work, Contractor shall update all approved working drawings, so that they show the final installation (as built) complete in all respects, and shall provide Owner with one (1) set of full size reproducibles on 3-mil Mylar base, bond paper, or similar material, with matte finish on both sides and on computer disk (CD) one (1) set of final CADD drawings if available to the Contractor. Certain vendor documents and catalog type cut sheets need not be submitted on Mylar or as CADD files. All drawings, drawing notes, design data, and calculations, etc. shall be in English and use the units of weights and measures commonly employed by engineers in the United States.

                           Owner shall be allowed 8 business days for review of drawings, equipment specifications, etc. without compromising project schedule.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 10 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           Approval or failure to approve and/or comment by Owner on any of the Contractor drawings, drawing notes, design data, and calculations, etc. will not relieve and shall not waive any of Contractor rights, obligations, duties, and responsibilities under the terms of the contract or applicable law.

                  1.2.9    Specifications and Procurement

                           The Contractor shall prepare specifications for the procurement of all equipment and materials required for the project, except for the gas turbine generators. The Owner will purchase the gas turbine generators and assign the Owner's Purchase Agreement to the Contractor.

                           The Contractor shall obtain equipment and materials from suppliers acceptable to the Owner. Contractor may submit non-pre-approved suppliers to the Owner for review and approval. Where vendor engineering is used, the Contractor is responsible for all aspects of the vendor's design.

                           The Contractor shall furnish copies of the technical portions of all Purchase Orders for equipment and materials.

                           The Contractor shall monitor and expedite the submittal of vendor documents and delivery of equipment and material to maintain the Project Schedule.

                           The Contractor shall conduct shop inspections and witness shop tests on selected equipment including, but not limited to, turbine generators, switchgear, PCS, and unit substations. The Owner shall have the right to inspect or witness the inspection of any equipment, materials, test, etc. The witnessing or inspection by the Owner does not in any way relieve the Contractor of his obligations.

1.3       CONSTRUCTION, ERECTION AND COMMISSIONING

                  1.3.1    General RequirementsERROR! BOOKMARK NOT DEFINED.

                           The construction, erection and commissioning services shall consist of necessary management, materials, technical advisory services, supervision, labor and construction aids to install and make ready for turnover all the equipment and materials being provided in this project.

                           The Contractor shall maintain a quality control program which provides that the engineering, manufacture, fabrication and construction are controlled at all points required to provide a facility meeting the requirements of the project.

                  1.3.2    General Field ServicesERROR! BOOKMARK NOT DEFINED.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 11 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------




                           - The Contractor shall provide construction management for the overall plant site construction and scheduling.

                           - The Contractor shall provide surveying as necessary to construct the project.

                           - The Contractor shall be responsible for the overall plant site construction and scheduling, and shall coordinate construction activities with the switchyard and gas pipeline contractors.

                           - The Contractor shall prepare and maintain, on a current basis, a detailed construction schedule using the critical path method
                                    (CPM) scheduling technique.

                           - The Contractor shall be responsible for loading all equipment and materials included in its scope, onto suitable conveyances and transporting the equipment to the work site as well as unloading, sorting, inspecting, storing and cataloging of all received items. The Contractor shall receive equipment delivered to local rail sidings, such as the combustion turbine-generators and transport the equipment to the work site. The Owner will provide a ten (10) acre site near the plant site for the Contractor's use for temporary laydown and storage.

                           - The Contractor shall store all materials and equipment normally requiring protection on arrival at the site under weatherproof coverings and will protect the materials from injury during construction until Commercial Operation.

                           - The Contractor shall provide temporary office space, warehouse, sanitation, heating, telephone, site security, staff accommodations and housing and tool room facilities and supplies as required for the performance of the field services included in its scope of supply.

                           - The Contractor shall provide the necessary temporary distribution system for utilities such as water, electric lighting, electric power, fire protection, and sanitary facilities.

                           - The Contractor shall provide all necessary erection aids including cranes, scaffolding, tools, consumable supplies and expendable devices as required for the scope of work.

                           - The Contractor shall conduct welder's qualification tests, as required, to meet the appropriate welding code standards stipulated herein.

                           - The Contractor shall be responsible for the clean-up, removal, and disposal of trash, litter, garbage, and for the restoration of all above areas used during the course of this contract.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 12 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                           - The Contractor shall be responsible for compliance with all federal, state and local ordinances including noise and stormwater runoff regulations.

                           - The Contractor shall obtain and pay for all building permits, fees, and inspections required by federal, state, and city or local authorities.

                  1.3.3    Equipment Related Erection Services

                           - The Contractor shall unpack, uncrate, and place on foundations, all of the equipment furnished as part of the EPC Agreement.

                           - The Contractor shall assemble and align, at the job site, all the equipment and materials included in this offering. Piping materials and insulation, electrical conduit, wires and cable shall be assembled and connected as described on the construction drawings.

                           - The Contractor shall provide touch-up painting of equipment shipped already finished painted, where required, in accordance with its painting system and shall prime and finish painting all other plant equipment and materials.

                           - The Contractor shall provide technical advisory personnel for the erection of the power plant, its appurtenances, and other equipment as required.

                  1.3.4    Procurement and Construction Services

                           1.3.4.1  Civil/Structural/Architectural

                                    -       The Contractor shall supply and
                                            erect all structural supports for
                                            platforms, ladders, stairs and
                                            railings for this equipment.

                                    -       The Contractor shall supply and
                                            install the foundation embedded
                                            materials such as anchor bolts,
                                            baseplates, anchoring devices and
                                            conduits.

                           1.3.4.2  Mechanical

                                    -       The Contractor shall supply and
                                            install all piping systems and
                                            equipment.

                                    -       The Contractor shall supply and
                                            install all HVAC systems and
                                            equipment.

                                    -       The Contractor shall supply and
                                            install all rotating equipment
                                            required for the plant.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 13 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                                    -       The Contractor shall supply and
                                            install all process related
                                            equipment and materials.

                                    -       The Contractor shall supply and
                                            install all auxiliary and
                                            miscellaneous equipment and
                                            materials.

                           1.3.4.3  Electrical/Instrumentation and Control

                                    -       The Contractor shall supply and
                                            install all electrical equipment
                                            such as HV and LV transformers,
                                            switchgear, control panels,
                                            breakers, and all auxiliary
                                            equipment.

                                    -       The Contractor shall supply and
                                            install all PCS equipment such as
                                            computers, CRT terminals, printers,
                                            data highway, local PCS drops
                                            (remote I/O cabinets) and all
                                            auxiliary equipment.

                                    -       The Contractor shall supply and
                                            install all conduit, cable trays,
                                            wiring and cables.

                                    -       The Contractor shall supply and
                                            install all lighting switches,
                                            controls, and lighting fixtures and
                                            supports.

                                    -       The Contractor shall supply and
                                            install all electrical grounding
                                            within the plant. Grounding in the
                                            switchyard will be by others.

                                    -       The Contractor shall supply and
                                            install all electrical measuring,
                                            metering, controlling interlock and
                                            warning system within the plant.

                                    -       The Contractor shall supply and
                                            install all auxiliary equipment or
                                            accessories incidental to the safe
                                            and efficient operation of all major
                                            equipment supplied under the EPC
                                            Agreement.

                           1.3.4.4  Commissioning Services

                                    Upon completion of the erection of the
                                    equipment:

                                    -        The Contractor shall develop
                                             detailed startup procedures.

                                    -        The Contractor shall perform a
                                             checkout of the complete
                                             installation.

                                    -        The Contractor shall provide for
                                             start-up and testing of equipment
                                             and systems included in this
                                             project.

                                    -        The Contractor shall complete the
                                             as-built drawings.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 14 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                    -        The Contractor shall provide the
                                             project mechanical engineer and the
                                             project electrical/control engineer
                                             for a period of two weeks each to
                                             support the Owner's classroom
                                             training of the Owner's operating
                                             personnel in the operation of the
                                             plant. The engineer shall cover
                                             system overviews, design and
                                             control philosophy, system
                                             limitations, and performance
                                             optimization.

                                    -        The Contractor shall dispose of
                                             flushing, testing, and cleaning
                                             media in a manner acceptable to
                                             Owner and local authorities.

                           1.3.4.5  General

                                    The Contractor shall provide:

                                    -        On-site Construction Management
                                             Team

                                    -        Field Quality Control and Testing

                                             -        Concrete

                                             -        Soil compaction, moisture
                                                      control

                                             -        Weld inspection; visual,
                                                      penetrant, X-ray, sonic
                                                      testing, magnetic
                                                      penetrant, etc.

                                             -        Weld preheat and stress
                                                      relieving

                                             -        Visual inspection for HV
                                                      electrical connections
                                                      (including stress cones)
                                                      and LV connections for
                                                      frayed wires and loose
                                                      terminations

                                             -        Cleaning, and disposal
                                                      (chemical or otherwise)

                                             -        Electrical
                                                      Pre-Commissioning Testing

                                             -        Instrumentation
                                                      calibrating

                                    -        Field safety program

                                    -        Receipt and control of Owner
                                             furnished spare parts, and all
                                             equipment and materials furnished
                                             and installed under the EPC
                                             Agreement

                                    -        Checkout and start-up

                                    -        Scheduling (weekly look-ahead,
                                             monthly and total project CPM)

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 15 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                    -        Monthly project meeting with Owner

                                    -        Normal painting and touch up of
                                             equipment, steel, pipe, tanks, etc.

                                    -        Constructibility reviews during
                                             design phase

                                    -        Establish Field Procedures

                                    -        Provide support for performance
                                             test(s)

1.4      PROJECT MANAGEMENT

                  The management of the project will be under the direction of the Contractor's project manager who will be in charge of all aspects of the project. He will be in direct contact with Owner's designated representative and will report to the Contractor's corporate management. His responsibility and authority for the project will be limited only by terms of the contract, by company policies, and by directives from management. The principal functions of the project manager throughout the course of the project can be summarized as follows:

                  - Organize the project work; select and assign qualified staff; delegate responsibility and authority to key staff; establish effective working relationships within the project group, the vendors, construction contractor(s), and with Owner's designated project manager.

                  - Plan the work so it can be effectively accomplished by the project staff in accordance with a clearly defined scope of work and overall schedule.

                  - Supervise project activities and ensure close contact is maintained with the Owner, that departments providing support services have all necessary relevant information and that effective project wide communications are established.

                  - Provide the overall project management to direct the engineering, procurement and other services through project completion and start-up of the facilities.

                  -        Publish a monthly progress report for Owner's review.

                  -        Coordinate project administrative activities.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 16 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


2.0      TECHNICAL REQUIREMENTS AND SPECIFICATIONS

2.1      GENERAL

                  The Contractor shall furnish all engineering, procurement and construction work, and all equipment, materials, tools and other requirements necessary to provide a complete facility in accordance with the requirements and scope of work as described in the contract documents. The technical requirements and specifications in this section describe the design basis and minimum level of quality for equipment, systems, materials and work.

                  The Contractor is encouraged to propose to the Owner any deviations from these specifications which, in the opinion of the Contractor, would improve the quality, appearance or performance of the facility. The deviations from these documents require written approval by the Owner.

                  All electrical equipment supplied shall bear the label of Underwriters Laboratories, or equal, as approved by the Owner. If such label is not available the equipment shall conform to ANSI standards and be acceptable to the Owner.

                  It is the Contractor's responsibility that equipment and materials furnished and the design and construction work be in conformance with all applicable codes, regulations and standards. If not otherwise specified in this document, the following general codes and standards shall apply:

                  (a)      Welding shall conform with American Welding Society
                           (AWS) requirements.

                  (b) Structural steel shall conform with American Institute of Steel Construction (AISC) requirements.

                  (c) Concrete shall conform with American Concrete Institute (ACI) requirements.

                  (d)      Pressure vessels shall conform to ASME Pressure
                           Vessel Code.

                  (e)      Federal Occupation Safety and Health Act of 1970
                           (OSHA) including all amendments and supplements and State of Georgia Occupational Safety and Health requirements.

                  (f) Domestic piping and plumbing shall conform with the Standard Plumbing Code (SPC). (Note: local codes which may supersede shall be used).

                  (g) Power piping shall conform with the Power Piping Code, ASME B31.1.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 17 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                  (i) Work which is within the scope of codes or standards comprising the American National Standards Institute
                           (ANSI) shall conform to the minimum applicable requirements of such codes or standards.

                  (j) Instrumentation, controls and related work shall conform to the Instrument Society of America (ISA) standards.

                  (k) Fire protection shall meet the recommendations of the National Fire Protection Association (NFPA) and local fire codes.

                  (l) Electrical power distribution, grounding and related work shall conform to the National Electric Code
                           (NEC) and the National Electric Safety Code (NESC) or any local codes.

                  CODES AND STANDARDS LIST
                           Americans with Disabilities Act (ADA)
                           American Boiler Manufacturers Association (ABMA)
                           American Concrete Institute (ACI)
                           American Electrical Association (AEA)
                           American Gear Manufacturers Association (AGMA)
                           American Institute of Steel Construction (AISC)
                           American National Standards Institute (ANSI)
                           ANSI A58.1 Building Code Requirements for Minimum
                             Design Loads in Buildings & Other Structures
                           American Society of Civil Engineers (ASCE)
                           American Petroleum Institute (API)
                           American Society of Heating, Air Conditioning,
                            Refrigeration Engineers (ASHRAE)
                           American Society of Mechanical Engineers (ASME)
                           American Society of Testing and Materials (ASTM)
                           ASTM Annual Book of Standards
                           American Water Works Association (AWWA)
                           American Welding Society (AWS)
                           American National Standards Institute (ANSI)
                           Crane Manufacturers Association of America (CMAA)
                           Electrical Construction Materials List (ECML)
                           Factory Mutual Engineering Corp. (FM)
                           Heat Exchange Institute (HEI)
                           Hydraulics Institute (HI)
                           Illuminating Engineering Society (IES)
                           Institute of Electrical and Electronics Engineers (IEEE)
                           Instrument Society of America (ISA)
                           National Electric Code (NEC)
                           National Electric Safety Code (NESC)
                           National Electric Manufacturers Association (NEMA)
                           National Fire Protection Association (NFPA)
                           National Plumbing Code (NPC)

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 18 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           Occupational Safety and Health Administration (OSHA) Steel Structures Painting Council (SSPC)
                           Tubular Exchangers Manufacturers Association (TEMA) Underwriters Laboratory (UL)
                           Southern  Building Code (SBCCI)
                           Standard Plumbing Code (SPC)
                           Standard Gas Code
                           Standard Mechanical Code

2.2      CIVIL

                  2.2.1    Site Clearing

                           The Contractor shall furnish all labor, materials, tools, equipment and services for all site clearing, tree protection and stripping of topsoil.

                           The Contractor shall clear from within the limits of construction all shrubs, brush, downed timber, rotten wood, heavy growth of grass and weeds, rubbish, structures and debris. Stumps, roots, root mats, logs and debris below the surface encountered within the limits of construction shall be grubbed (removed) if they are within areas to be paved or where fill is less than 3 feet in depth. The Owner has arranged to have a forest products company harvest the trees from the plant site and leave a buffer zone of trees around the plant.

                           The Contractor shall strip topsoil to whatever depths encountered and in a manner to prevent intermingling with underlying subsoils or objectionable materials. Where trees are to remain stop topsoil stripping sufficient distance from trees to prevent damage to the main root system. The topsoil shall be stockpiled on-site with the pile being constructed to freely drain surface water. The stockpile shall be seeded, covered, or have a silt fence installed around perimeter.

                           The Contractor shall protect existing trees or other vegetation to remain against damage. Do not smother trees by stockpiling construction materials or excavated materials within the dripline. Foot or vehicular traffic or parking of vehicles within the tree dripline shall be avoided. Temporary protection shall be provided. All trees or vegetation damaged by construction operations shall be repaired or replaced.

                           All waste shall be removed from the site including any rubble, discarded junk or other debris encountered within the limits of construction. Combustible materials shall not be burned or organic matter buried on the site. On-site burning of cleared vegetation is acceptable if done in compliance with local codes and regulations.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 19 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                  2.2.2    Earthwork

                           Furnish all labor, materials, tools, equipment, and perform all work and services in connection with site excavation and grading and excavation, filling and compacting for structures:

                           2.2.2.1  Site Excavation and Grading

                                    The work shall include all operations such as excavation, borrow, construction of fills and embankments, rough grading and disposal of excess materials in connection with the preparation of the site for construction of the proposed facility.

                                    The Contractor may use suitable on site
                                    soils for back fill. Spoil material may be disposed of on site. The borrow and spoil areas shall be graded and seeded. The final contours of the disturbed areas shall conform to existing terrain and ensure proper drainage.

                                    Prior to starting fill operation, the ground surface shall be scarified to a minimum depth of 6 inches in all proposed embankments and fill areas. Where the ground surface is steeper than one vertical to four horizontal, the ground surface shall be plowed in a manner to bench and break up the surface so that fill material will bind to the existing surface.

                                    Maintain existing utility lines (either
                                    overhead or underground), sidewalks or
                                    pavement, indicated on drawings, or as
                                    specified. Repair any item, unknown or not, that is inadvertently damaged, to original condition. Protect and maintain benchmarks, monuments or other established reference points.

                                    Shape and drain embankments and excavation to protect rough grading during construction. Maintain ditches and drains to provide proper drainage at all times. Protect graded areas against the action of the elements and reestablish grade where settlement or washing occurs. All work shall be performed in accordance with an approved erosion and sedimentation control plan.

                                    The Contractor shall provide fill which is free from roots, organic matter, trash, frozen material, and stones having a maximum dimension greater than 2 inches. Do not place material in layers greater than 8 inches loose thickness unless the Contractor demonstrates to the Owner that placement of thicker layers will result in achieving the specified compaction. All layers shall be placed horizontally and compacted prior to placing additional fill. The fill shall be compacted by sheepsfoot, pneumatic roller, vibrators or other equipment as required to obtain the specified density. Control the moisture for each layer necessary to meet requirements of compaction.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 20 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           2.2.2.2 Excavation, Filling and Compaction for Structures

                                    In general, work includes, but is not
                                    necessarily limited to, excavation for
                                    structures and retaining walls, removal of underground obstructions and undesirable soils, fill, backfill, and subgrade compaction.

                                    Excavations shall be made to dimensions and elevations as shown on Contractor design plans and shall allow space as required for construction operations and inspection of foundations. The bottoms of excavations to receive foundations, floor slabs, equipment support pads or compacted fill shall be leveled off. Remove loose materials and bring excavations into satisfactory condition to receive concrete or fill materials.

                                    Fill material, foundations, retaining wall footings, floor slabs-on-grade, and equipment support pads shall be placed as soon as weather conditions permit after excavation is completed and after forms and reinforcing are placed. Before concrete or fill material is placed, protect subgrades from becoming loose, wet, frozen or soft due to weather conditions, construction operations or other reasons. Where compacted, fill material must be placed to bring subgrade elevations up to the underside of construction. The existing subgrade shall be scarified to a depth of 6 inches and compacted to the required density.

                                    Where groundwater is or is expected to be encountered during excavation, install a dewatering system to prevent softening and disturbance of subgrade below foundations and fill material, to allow foundations and fill material to be placed in the dry, and to maintain a stable excavation side slope. Groundwater shall be maintained below the bottom of any excavation. Review soils investigation before beginning excavation and determine where groundwater is likely to be encountered during excavation. Keep dewatering system in operation until dead load of structure exceeds possible buoyant uplift force on structure. Dispose of groundwater to an area which will not interfere with construction operations or damage existing construction. Install groundwater monitoring wells as necessary. Shut off dewatering system at such a rate to prevent a quick upsurge of water that might weaken the subgrade.

                                    If subgrade under foundations, fill
                                    material, floor slabs-on-grade, or equipment support pads is in a frozen, loose, wet, or soft condition before construction is placed thereon, remove frozen, loose, wet, or soft material and replace with approved compacted material. Provide compaction density of replacement material required. Loose, wet, or soft materials may be stabilized by a compacted working mat of well graded crushed stone. Compact the stone mat thoroughly into subgrade to avoid future

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 21 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                                    migration of fines into the stone voids.
                                    Remove and replace frozen materials. Do not place floor slabs-on-grade including equipment support pads until piping has been tested and reinforcement placement. Building floor slabs-on-grade including equipment support pads shall be installed in accordance with ACI.

                                    Shore, sheet pile, slope, or brace
                                    excavations as required to prevent
                                    collapsing. Remove shoring as backfilling progresses but only when banks are stable and safe from caving and collapse.

                                    Control grading around structures so that the ground is pitched to prevent water from running into excavated areas or damaging structures. Maintain excavations where foundations, floor slabs, equipment support pads or fill material are to be placed free of water. Provide pumping as required to keep excavated spaces clear of water during construction. Provide free discharge of water by trenches, pumps, wells, well points, or other means as necessary and drain to point of disposal that will not damage existing or new construction or interfere with construction operations.

                                    Do not place foundations, slabs-on-grade, equipment support pads, or fill material on frozen ground. When freezing temperatures may be expected, do not excavate to full depth indicated unless foundations, floor slabs, equipment support pads, or fill material can be placed immediately after excavation has been completed and approved. Protect excavation from frost if placing of concrete or fill is delayed.

                                    A minimum of 6 inches of granular fill shall be placed under building floor slabs-on-grade. Also, a continuous vapor barrier shall be installed as required under building floor slabs-on grade.

                                    Fill and backfill material shall be placed in lifts as necessary to obtain the required compaction density. Fill and backfill shall not be placed when the subgrade is frozen, wet, loose or soft. Compact material to obtain the required compaction densities by means of equipment of sufficient size and type. Use hand-operated equipment for filling and backfilling next to walls. Vibratory equipment shall be used to compact granular fill. Water shall not be used as a means of compaction or consolidation.

                           2.2.2.3  Quality Assurance

                                    The Contractor shall hire an independent soils laboratory, acceptable to the Owner, to conduct in-place moisture-density tests for the work.

                                    Compaction densities shall comply with the following requirements:

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 22 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                                    a. Site Work
                                            Under Paved Areas,
                                            Sidewalks and Piping:
                                            - Cohesive Soils           95%, ASTM D1557 or D698
                                            - Cohesionless Soils       75%, ASTM D4253 & D4254

                                            Unpaved Areas:
                                            - Cohesive Soils           85%, ASTM D1557 OR D698-
                                            - Cohesionless Soils       60%, ASTM D4253 & D4254

                                    b. Structures
                                            Inside Structures          95%, ASTM D1557 or D698

                                            Outside Structures         90%, ASTM D1557 or D698
                                              next to walls, piers,
                                              etc.

                                    c. Special Areas
                                            Outside Structures         95%, ASTM D1557 or D698
                                              under foundations

                                            Under Void Forms           85%, ASTM D1557 or D698

                                            Granular Fill Under        75% relative,
                                              slabs                      per ASTM D4253 & D4254

                  2.2.3    Trenching, Backfilling and Compacting for Utilities

                           The Contractor shall furnish all labor, materials, tools, equipment and services for the excavation, trenching, backfilling and compacting for all underground utilities.

                           Trenches shall be excavated by open cut method to the depth required to accommodate the work. The Contractor shall verify the location of all utilities prior to excavation and shall comply with local rules and regulations governing the respective utilities.

                           Open trenching outside of building, units or structures generally shall be limited to 600 linear feet or the distance between manholes, whichever is less at any one time. Open trenching within buildings shall be limited to no more than 100 linear feet at any time.

                           Trenches shall be kept free of water.

                           Where allowed by the design and/or construction sequence, the trenches shall not be backfilled more than 6 inches above the utility until tests to be performed on the system show that the system is in compliance with the specified requirements. All piping will be tested. The Contractor may test the pipe at the

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 23 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           Contractor's risk after backfill if required by the design and/or construction sequence.

                           Backfill shall be placed in lifts not exceeding 8 inches in loose depth unless the Contractor demonstrates to the Owner that placement of thicker lifts will result in achieving the specified compaction. The backfill shall be placed so pipe is fully bedded without bridging or voids and compacted to the required densities. Water flushing for consolidation is not permitted.

                           Backfill shall be free of rock cobbles, roots, sod or other organic matter and frozen material. The moisture content at the time of placement shall be within +3% of the optimum content in accordance with ASTM D1557 or D698. Well-graded pea gravel or crushed rock can be used for subgrade stabilization.

                           Compact all trench backfill in areas under paved roads, parking areas, sidewalks and other structures to at least 95% of maximum dry density per ASTM 1557 or D698. In locations where trenches will not be under paved areas, the backfill shall be compacted to a minimum of 85% of the maximum dry density per ASTM 1557 or D698.

                           The Contractor shall hire an independent soils laboratory, acceptable to the Owner, to conduct in-place, moisture-density tests for the work.

                  2.2.4    Top Soiling, Finish Grading and Seeding

                           The Contractor shall furnish all labor, materials, tools, equipment and perform all work and services for top soiling, finish grading and seeding.

                           Prior to top soiling and finish grading, all rough graded areas shall be corrected, adjusted and/or repaired. All mounds and ridges shall be cut off, gullies and depressions filled and other necessary repairs made.

                           The finished surface shall be free of stones, sticks or other material 1 inch or more in any dimension and shall be smooth and true to required grades. The topsoil stockpile area shall be restored to the condition of the rest of the work. Finish grade tolerances shall be plus or minus 0.1 foot from the required finish elevation.

                           After finish grading is completed the Contractor shall seed all areas that were disturbed during construction and which will not be paved or covered with crushed rock. In general the work shall include soil preparation, fertilizing, seeding, laying sod and mulching. The seeding shall be in accordance with local requirements and recommendations, including watering to establish the growth.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 24 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                  2.2.5    Soil Erosion and Sedimentation Control

                           The Contractor shall provide a soil erosion and sedimentation control plan design that complies with local requirements. The approved system shall be furnished, installed and maintained by the Contractor through Commercial Operation of Phase II.

                           In addition to local requirements the system shall comply with the "Standards and Specifications for Soil Erosion and Sedimentation Control in Developing Areas" by the U.S. Department of Agriculture, Soil Conservation Service.

                           In accordance with the allowance of Section 1.2.1, the Contractor shall complete the required notification forms and assist the Owner in obtaining the required stormwater NPDES permit for construction of the facility from the Federal, state and local agencies.

                  2.2.6    Chain Link Fence and Gates

                           The Contractor shall furnish and install all chain link fence and gates required for the plant and construction areas.

                           All fences, except for the switchyard and fencing around the main step-up transformers, shall be 6 foot high chain link with a 1 foot extension with 3 strands of barbed wire. Eight-foot fences with 3 strands of barbed wire shall enclose the switchyard and main step-up transformers. Fence shall enclose the plant so that access is prohibited without passing through gates.

                           The fence surrounding the switchyard shall have at least three 20-foot gates. The fence surrounding the plant proper shall have one 35-foot main gate and one 20-foot secondary gate. The main gate shall be motor operated by a card reader and shall have provisions to be operated remotely from the control room. One personnel gate and one 15- foot gate shall be provided on each of the main step-up transformer fenced areas.

                           Road sensors shall be provided such that as an exiting vehicle approaches the main gate from inside the plant, the gate shall automatically open.

                           The fencing and gates shall comply with the Chain Link Manufacturers' Institute for "Galvanized Steel Chain Link Fence Fabric and Accessories" and applicable ASTM standards. All fencing fabric, posts, braces, rails, gates, barbed wire and fittings shall be hot dipped galvanized steel.

                           All posts shall be set in concrete footings. The fencing shall be grounded per the electrical requirements of this Exhibit.

                  2.2.7    Paving

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 25 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                           This specification sets forth the requirements for all paving, both asphaltic and concrete, and curbs and sidewalks for the project. The Contractor shall furnish all labor, materials, tools, equipment, and perform all work and services required in connection with paving. All paved or curbed equipment areas where oil or other chemicals could spill shall be sloped and drained to the oily water separator and kept separate from the storm drainage system.

                           Roadway pavement and subgrades designs shall be reviewed and designed for appropriate load requirements. Typically, the roadway pavement and subgrading shall be designed for HS-20 loading. Heavier loadings for cranes, stator transporter trailers, etc. shall be considered where appropriate.

                           Unless otherwise specified paving shall comply with Georgia State Department of Highways, American Association of State Highway and Transportation Officials (AASHTO) and American Society for Testing Materials (ASTM) standards.

                           2.2.7.1  Asphaltic Paving

                                    The work shall include, but not be limited to, grading, stabilizing subgrade, placing sub-base course, applying prime and tack coats, and placing wearing surface courses and painting traffic and parking lines.

                                    The Contractor shall not place asphaltic concrete when the ambient temperature is below 40 DEG. F. Also, materials shall not be placed when the underlying surface is muddy, frozen or is wet.

                                    The Contractor shall protect adjacent
                                    surfaces from damage by equipment and
                                    deposits of asphalt material.

                                    The Contractor shall hire an independent testing laboratory, acceptable to the Owner, to inspect construction and to perform density and thickness testing and core sampling.

                                    The areas to be paved are as follows:

                                    -        Total CT Power Block area - 6"
                                             base, 2" asphalt
                                    -        On-site main access road, and other
                                             access roads, driveways and parking
                                             - 8" base, 4" asphalt

                           2.2.7.2  Concrete Paving, Curbs and Sidewalks

                                    The work shall include, but not be limited to, grading and preparation of subgrade, placing and finishing concrete and painting traffic and parking lines.

                                    The materials for paving, curbs and
                                    sidewalks shall be in accordance with
                                    Section 2.3.2 of this document.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 26 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------



                                    Forms for paving and curbs shall be of rigid wood or steel forms except for curves and returns. Flexible or wood forms shall be used for curves and returns. For sidewalks, forms may be wood. The depth of the forms shall be equal to the thickness of the concrete.

                                    All concrete surfaces shall be screed,
                                    floated and broom finished. Curing and
                                    sealing compounds shall be applied as
                                    required. Expansion and construction joints shall be provided as required by layout and Contractor's design.

                                    The Contractor shall hire an independent testing laboratory, acceptable to the Owner, to inspect construction and to perform slump and strength testing.

                  2.2.8    Aggregate Surfacing

                           This section covers the furnishing and installation of materials for aggregate surfaced areas including, but not limited to, 3 foot shoulders along all roads. The Contract shall furnish all labor, materials, equipment and perform all work and services required in connection with aggregate surfacing.

                           The materials, application of aggregate surfacing, sampling and testing shall comply with Georgia State Department of Highway Specifications.

                           The subgrade shall be prepared and shaped to the required grade and cross-section prior to surfacing. Subgrade preparation shall be in accordance with
                           Section 2.2.2 of this document. Aggregate material shall not be placed on soft, muddy or frozen subgrade.

                           The areas to receive aggregate surfacing shall receive a minimum of 6 inches of graded crushed rock free from lumps or balls of clay and other objectionable material. The aggregate shall meet the following specifications:

                                               Sieve                          Percent
                                            Screen Size                Retained On Screen
                                            -----------                ------------------
                                              1-1/2 in                            0
                                              1-1/4 in                           10
                                                1 in                             40
                                               3/4 in                            75
                                               3/8 in                           100

                  2.2.9    Storm Drainage System

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 27 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           The work covered by this specification consists of furnishing all labor, material, equipment, tools and performing all work in connection with the design, installation and construction of the storm drainage system.

                           The Contractor shall design the final storm drainage system. The system shall comply with the applicable local and state regulations, including testing if required.

                           The fuel oil containment area shall have provisions to allow stormwater from within the containment area to the storm drainage system. The fuel oil containment drain pipe shall be provided with a drain valve which is normally locked shut.

                           Site grading, earthwork, etc. shall be in accordance with the requirements of Section 2.2.2 of this document. The liner for biofiltration swales, if required by local regulations, shall be in accordance with Section 2.2.10. Piping, manholes, and catch basins shall meet the requirements of the following ASTM standards:

                           -        Reinforced Concrete Pipe - ASTM C76

                           -        Polyvinyl Chloride Pipe (PVC) - ASTM D3034
                                    and D2729

                           - Manholes and Catch Basins - Circular precast concrete, ASTM C478

                           -        Corrugated High Density Polyethylene
                                    Pipe-AASHTO M294

                           All piping shall be laid true to lines and grades based on the Contractor's design. Pipe grades between manholes and structures shall be uniform to eliminate low spots and provide unrestricted flow. Piping shall not be laid in water or when trench conditions or weather are unsuitable for such work.

                           The construction of forms, mixing, placing, finishing and curing of concrete for drainage structures shall be in accordance with Section 2.3.3.

                           The Contractor shall conduct
                           infiltration-exfiltration testing on each section of the drainage system. The total infiltration-exfiltration shall not exceed 4 gallons per inch diameter per 100 feet.

                  2.2.10   Liners

                           This section covers the furnishing, installation and testing of geotextile and high-density polyethylene
                           (HDPE) liners for fuel oil storage tank area, wastewater retention ponds, berms, biofiltration swales if required by local regulations, and infiltration trenches if required by local regulations. The Contractor shall furnish all labor, material, equipment, tools and perform all work in connection with the design, installation and construction of the liners. Liners shall be weighted down at the toe of the slope with sand or weight sealed into cavities or pockets.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 28 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                                                                 Page 28 of 132

                           The liners shall be manufactured and installed by firms and subcontractors which have a minimum of 5 years of experience in the satisfactory production and installation of liners similar to the types specified.

                           The Contractor shall provide a 20-year warranty against manufacturing defects and material degradation and a 5-year warranty against installation defects.

                           The liners shall be installed in accordance with manufacturers' recommendations. Subgrades shall be properly prepared and compacted and shall have all sharp rocks, objects, vegetation and stubble removed. The subgrade shall be sterilized prior to application of the liners.

                           Geotextiles for the liner subgrade, liner protection or filter fabric as required by the liner manufacture's recommendations shall be a non-woven fabric inert to common chemicals and hydrocarbons and resistant to ultraviolet radiation, mildew, rot and insects.

                           HDPE liners shall be extruded in uniform sheets free of holes, tears, or other manufacturing defects. HDPE liners shall have a minimum thickness of 40 mils.

                           Geotextiles and HDPE liners shall conform to applicable ASTM standards.

                  2.2.11   Sanitary Waste System

                           All sanitary sewage shall be collected and disposed on-site via mounded septic system in accordance with local requirements.

2.3      STRUCTURAL

                  2.3.1    Design BasisERROR! BOOKMARK NOT DEFINED.

                           The intent of this section is to provide the basic structural parameters and guidelines for this Project. Design loads for all structures shall be in accordance with the Southern Building Code (SBCCI) or ANSI A58.1, "Building Code Requirements for Minimum Design Loads in Buildings and Other Structures" or the following requirements, whichever is the more stringent:

                           2.3.1.1  Dead Loads

                                    The structures shall be designed to support dead loads such as weight of structure, roofing, piping systems, electrical systems, flooring, ceilings, partition loads, mechanical/electrical equipment, and other built-in or attached installations.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 29 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           2.3.1.2  Live Loads

                                    Live loads shall consist of uniform live loads and equipment live loads. These uniform live loads shall not be applied to floor areas which will be permanently covered with equipment.

                                    Equipment live loads are calculated loads based upon the actual weight and size of the equipment and parts. Equipment live loads shall also include loading to be placed on floors during dismantling, or temporarily placed on or moved over floors during installation.

                                    Floors and supporting members which are
                                    subject to heavy equipment live loads shall be designed on the basis of the weight of the equipment in addition to a uniform load of 50 psf, or specifically defined live loads, whichever is greater. Each member in the floor which may carry these loads shall be designed for the heaviest piece or pieces of equipment arranged in the most critical position.

                                    -        FLOOR LIVE LOADS. Ground floor
                                             slabs shall be designed for a
                                             minimum of 250 psf in equipment
                                             laydown areas and all areas where
                                             2-ton forklift operation is
                                             determined during the design.
                                             Consideration shall be given to
                                             designing appropriate areas of the
                                             ground floor for support of heavy
                                             equipment such as construction and
                                             maintenance cranes. Slabs for
                                             control and switchgear areas shall
                                             be designed for a minimum of 150
                                             psf, or the actual weight plus 50
                                             psf for surrounding open areas.

                                             Ground floor slabs for shops and
                                             auxiliary buildings shall be
                                             designed for 150 psf. Storage areas
                                             shall be designed for the actual
                                             weight of the stored material, but
                                             no less than 150 psf in light
                                             storage areas and 250 psf in heavy
                                             storage areas (maintenance shop).

                                             Suspended grating floors shall be
                                             designed for a loading of 100 psf
                                             to supporting members. The grating
                                             itself shall be designed for 150
                                             psf (dead plus live loads) to
                                             minimize deflection.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 30 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                                    -        SUSPENDED FLOORS. Suspended floors
                                             shall be designed for the following
                                             load conditions:

                                                                                   Minimum
                                                                                Uniform Load
                                                                                ------------
                                                                                     psf
                                            Maintenance Platforms                    150
                                            Stairways, Landings/Corridors            100
                                            Access Grating Platform                  100

                                    -       ROOF LOADS. All roof areas shall be
                                            designed for wind loads as indicated
                                            in Wind Loads. Ponding loading
                                            effect due to roof deck and framing
                                            deflections shall be determined in
                                            accordance with AISC. All roof areas
                                            shall be designed for a minimum of
                                            30 psf live load in addition to dead
                                            loads.

                                    -       IMPACT LOADS. Impact loads shall be
                                            added to other loads for components
                                            supporting reciprocating or rotating
                                            machines, elevators, hoists, cranes,
                                            or other equipment creating dynamic
                                            forces. The following impact loads
                                            shall be used, unless manufacturers
                                            recommend higher values or analysis
                                            indicates higher or lower values.

                                            -        Hoists and cranes

                                                     Vertical--25 percent of the
                                                     maximum static wheel load.

                                                     Horizontal-lateral--20
                                                     percent of the sum of the
                                                     lifted load plus the
                                                     weights of the hoisting
                                                     component.

                                                     Horizontal-longitudinal--10
                                                     percent of the total moving
                                                     load.

                                            -        Railroads and roadways--25
                                                     percent of the wheel or
                                                     crawler loads.

                                            -        Rotating and reciprocating
                                                     equipment--50 percent of
                                                     the machine weight.

                                            -        Hangers supporting floors
                                                     and platforms--33 percent
                                                     of the sum of the dead load
                                                     and reduced live load.

                                    -       PIPE HANGER LOADS. Pipe hanger loads
                                            for the major piping systems, shall
                                            be specifically determined and
                                            located. Piping expansion and
                                            dynamic loads shall be considered on
                                            an individual basis for their effect
                                            on the structural systems. Loads

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 31 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                                            imposed on perimeter beams around
                                            pipe chase areas shall also be
                                            considered on an individual basis.

                                            Pipe loads for other areas shall be
                                            treated as uniform loads per unit
                                            floor area, and shall be carried to
                                            the columns and foundations as dead
                                            loads. Pipe loads shall not be
                                            considered as reliable dead load for
                                            uplift. In addition to the uniform
                                            dead load, a concentrated "phantom"
                                            load shall be placed at the center
                                            of all primary beams for the purpose
                                            of sizing the member. This load
                                            shall not be carried over to the
                                            sizing of other members. Both the
                                            uniform loads and phantom loads
                                            shall vary in accordance with piping
                                            layout and design.

                                    -       EQUIPMENT LOADS. Equipment loads
                                            shall be specifically determined and
                                            located. For major equipment,
                                            structural members and bases shall
                                            be specifically located and designed
                                            to carry the equipment load into the
                                            structural system. For equipment
                                            weighing less than the minimum live
                                            load, the structural system shall be
                                            designed for the minimum live load.

                                    -       WIND LOADS.  Wind loads for all
                                            structures, except the steel stacks,
                                            shall be based on SBCCI.  A step
                                            function of pressure with height
                                            under Exposure C conditions shall be
                                            used.

                                    -       SEISMIC LOADS. The seismic risk zone
                                            for this site is Zone 2A as
                                            determined from UBC. Seismic loading
                                            shall be used in the design of
                                            structures only when they are
                                            greater than the computed wind
                                            loads.

                           2.3.1.3  Vertical Clearances

                                    The following minimum vertical clearances shall be used in the design of the facility:

                                    -       Walkways and platforms                                7 ft

                                    -       Work areas and aisles for forklifts                  10 ft

                                    -       Work areas and access routes at grade                10 ft

                                    -       Pipe rack road crossing                              18 ft

                  2.3.2    Foundations

                           The Contractor shall furnish labor, materials, tools, equipment, and services for all foundations. Detailed design criteria and types of foundation support methods

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 32 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                           shall be determined by the Contractor based on the final geotechnical investigation provided by the Contractor.

                           Except for storage tanks, allowable settlements, elastic plus consolidation, shall be limited as follows:

                           -        Total settlement--1/2 inch.

                           - Differential settlement--0.1 percent slope between adjacent concentrated load points or loaded areas.

                           The turbine foundation support mats shall be designed to meet the total and differential settlement established by the turbine manufacturers if more stringent than the allowable settlements listed above.

                           The ground floor slabs shall be subdivided into pours by designating construction joints on the drawings. Major drain system headers shall be encased in the floor slabs or buried beneath the floor slabs. Pressurized process piping shall not be encased in the floor slab. Cast iron soil pipe, polyvinyl chloride pipe, or high density polyethylene pipe shall be used on drain lines inside the power block area except where fiberglass reinforced pipe is required for chemical drainage. Equipment drains, conduit, and miscellaneous piping shall be generally embedded or buried. The foundations for the transformers shall be designed as individual foundation structures separate from the turbine mats. The turbine area mats shall be reviewed for support of cranes for erection of the equipment. No areas of standing water will be allowed.

                           Miscellaneous structures include the transformer area, pipe racks, plant wastewater/oil separator and sump, tanks, secondary unit substations, and other facilities for which a foundation shall be provided.

                           Geotechnical data shall be analyzed to predict the bearing and settlement characteristics of the soils. Criteria shall be established to permit design of the most economical foundation that is compatible with life expectancy and service of the building or structure. Spread footings, slabs on grade, and foundation components used on other buildings in the project shall be utilized.

                           All equipment shall be supplied with an equipment base suitable for its operation. Where the equipment could induce vibration problems, the base shall have adequate mass to dampen vibration motions. Special consideration shall be given to vibration and stiffness criteria where specified by the equipment manufacturer.

                           Equipment that does not require a special base shall be placed on a nominal 6-inch high equipment pad to keep the equipment off the floor surface. Bases shall have minimum temperature and shrinkage reinforcing unless it is determined that additional reinforcement is required for the equipment loads. The bases shall be

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 33 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                           designed to develop the yield strength of the equipment anchor bolts embedded therein as a minimum.

                  2.3.3    Concrete

                           This section covers the requirements for concrete materials and mixing, placing, jointing and curing concrete. The materials for concrete shall be as follows:

                           - Cement used in all concrete mixes shall be portland cement meeting the requirements of ASTM C150, Type I or II. At the Contractor's option , high-early strength cement, ASTM C150 Type III, may be used to achieve 28-day strength in 7 days.

                           - All aggregates shall meet the requirements of ASTM C33.

                           - Plasticizers and retarders may be used to control setting times and to obtain optimum workability. Air entrainment of 4-6% by volume shall be used in all mixes. The use of calcium chloride is not permitted. Admixtures shall conform to ASTM C260 and ASTM C494.

                           - Clean water of potable quality shall be used in all mixes.

                           - Expansion joint filler shall be premolded conforming to ASTM D1751.

                           -        Water stops shall be polyvinyl chloride
                                    (PVC) conforming to U.S. Corps of Engineers
                                    Specification CRD-C572, or water swelling rubber or bentonite seals.

                           -        Curing materials shall conform to ACI-301.
                                    Waterproof sheet material shall meet ASTM
                                    C171 requirements and curing compounds shall conform to ASTM C307.

                           - Non-shrink grout shall be used where specifically required by design, i.e., where close tolerances are required to be maintained, such as required for the proper installation of rotating equipment. Structural steel column base plates need not be set with non-shrink grout. Grout shall be non-metallic, non-corrosive, non-staining and have a 28-day strength of 5000 psi minimum.

                           The Contractor shall furnish all materials, labor, supervision, services, tools and equipment required for all design fabrication and construction for concrete work required for all foundations, equipment pedestals and bases, concrete pavement, sidewalks, curbs, floor slabs and other plant structures.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 34 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           Reinforced concrete structures shall be designed in accordance with ACI 318, Building Code Requirements for Reinforced Concrete and the Southern Building Code (SBCCI).

                           The system of concrete and steel strength (at 28 days) combination shall be as follows:

                           -        Most Applications         4,000 psi

                           -        Duct Banks                2,000 psi

                           The concrete shall be mixed, transported, and placed in accordance with ACI standards 304, 305R, 306R, 309 and 318 and ASTM Standard C94.

                           Construction, expansion and control joints shall be located and constructed based on the Contractor's approved design drawings.

                           The Contractor shall hire an independent testing laboratory, acceptable to the Owner, to perform the following tests:

                           - Two sets of compression test cylinders, three cylinders per set, will be made from each proposed concrete mix. One set of three cylinders will be tested at an age of 7 days, and the other set will be tested at an age of 28 days. Tests will be in conformity with ASTM C39.

                           - A slump test shall be made from each of the first three batches mixed each day. An additional test shall be made for each 50 cubic yards placed in any one day. Slump tests shall be in accordance with ASTM C143.

                           - An air content test shall be made from one of the first three batches mixed each day and from each batch of concrete from which compression test cylinders are made. Air content tests shall be in accordance with ASTM C231.

                           - Two sets of three concrete compression test cylinders shall be made each day from each class of concrete being placed. Two additional sets of cylinders shall be made when from 25 to 100 cubic yards of each class of concrete are placed. For each additional 100 cubic yards of each class, or major fraction thereof, placed in any one day, two additional sets of cylinders shall be made. One cylinder of each set shall be tested at an age of 7 days, and the cylinder of each set shall be tested at an age of 28 days. The third cylinder shall be kept as a backup. Compression tests shall be in accordance with ASTM C39.

                           2.3.3.1  Form Work

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 35 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                    Forms shall be used wherever required to confine concrete and shape it to the required dimensions. Forms shall be of sufficient strength to withstand the pressure resulting from the placement and vibration of concrete and of sufficient rigidity to maintain required dimensions.

                                    Forms shall be constructed of either plywood or metal. The forms shall be tight to prevent leakage, straight, and without dents.

                                    Before placing either reinforcing steel or concrete, clean all form surfaces of mortar, grout and foreign material and cover the surfaces of forms with a coating (form release agents) that will prevent the absorption of moisture and prevent bonding with concrete.

                           2.3.3.2  Reinforcement

                                    Reinforcing steel shall meet the
                                    requirements of ASTM A615, Grade 60
                                    including Supplementary Requirements S1.
                                    Welded wire fabric shall conform to ASTM
                                    A185 and be fabricated of cold drawn steel wire having nongalvanized finish.

                                    Reinforcing steel shall be handled, stored and placed in such fashion as to prevent their being bent or sprung and becoming excessively rusted or contaminated with earth, oil or other foreign material which is detrimental to bonding. Reinforcing steel shall be placed in accordance with the requirements of ACI 301 and CRSI "Recommended Practice for Placing Reinforcing Bars."

                                    Reinforcing steel shall be supported and fastened together to prevent displacement. Rebar shall not be welded.

                                    Unless otherwise required by the
                                    Contractor's design, the minimum concrete protective covering for reinforcement shall be:

                                    -        3 inches for concrete deposited
                                             against earth

                                    -        2 inches for #6 bars or larger and
                                             1-1/2 inches for bars less than #6
                                             for formed surfaces exposed to
                                             weather or in contact with earth

                                    -        2 inches for all rebar for formed
                                             surfaces exposed to or located
                                             above any liquid

                                    -        1-1/2 inches for interior beams,
                                             girders and columns

                                    -        3/4 inch for interior slabs, walls
                                             or joists

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 36 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                  2.3.4    Masonry

                           The Contractor shall furnish all materials, labor, supervision, tools and equipment required to design, furnish and install block masonry work, precast sills and lintels, mortar, grout, reinforcing, etc. as required for unit masonry work required for the project and building design.

                           Materials for masonry work shall be as follows:

                           - Concrete block units shall be normal weight moisture controlled units conforming to ASTM C90 and shall have smooth face.

                           - Mortar and mortar materials shall conform to ASTM C270, Type S. General purpose grout mixes shall comply with ASTM C476, Table I.

                           - Joint reinforcement shall be galvanized cold drawn steel wire in accordance with ASTM A82 and ASTM A153.

                           -        Reinforcing steel shall be ASTM A615, Grade
                                    60.

                           All masonry units and accessories shall be handled, stored and set in such a manner as to prevent their soiling, chipping or damage of any kind.

                           All masonry shall be installed in accordance with ACI
                           530.1 requirements and National Concrete Masonry Association's (NCMA) "Guide Specification for Concrete Masonry."

                           Walls shall be laid out in advance of installing masonry units to provide uniform and accurate spacing on patterns and joints and to properly locate openings. Masonry shall be laid to a line with wall being plumb and straight and in level courses.

                           During adverse or cold weather masonry shall be properly perfected by suitable enclosures or weatherproof coverings and heated as required to prevent freezing. In freezing weather the masonry shall be kept warm for 3 days after laying.

                           All cutting of masonry units shall be by masonry saws.

                           All masonry required to be painted shall be thoroughly cleaned before being painted. All exposed masonry walls shall be painted unless finished brick.

                  2.3.5    Structural and Miscellaneous Steel

                           The Contractor shall furnish all materials, labor, services, tools and equipment required for the design, fabrication and erection of all structural and miscellaneous steel required for the project.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 37 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           The work shall include, but not be limited to, the following:

                           - Prepare general framing design and drawings, detailed design and shop fabrication drawings for structural and miscellaneous steel, joists and metal decking.

                           - Structural steel shall include columns, beams, bracing, bolts, nuts, washers, steel joists, metal decking, base plates, etc.

                           - Miscellaneous steel shall include grating, checkered plate, handrail, stair treads, ladders, kick plates, manhole covers and frames, anchor bolts, bollards, etc.

                           2.3.5.1  Structural Steel

                                    Steel framed structures shall be designed in accordance with Southern Building Code (SBCCI); AISC Specification for the Design, Fabrication, and Erection of Structural Steel for Buildings, and all supplements thereto; Steel Deck Institute (SDI) design manual for Composite Decks, Form Decks and Roof Decks; and Steel Joist Institute (SJI) Recommended Code of Standard Practice for Steel Joists and Joist Girders.

                                    Structural steel shapes, plates, and
                                    appurtenances for general use shall conform to ASTM A36 or A36 modified to 50,000 psi yield. Connection bolts shall conform to ASTM A325. Connections shall conform to AISC Specification for Structural Joints. Welding electrodes shall be as specified by AWS. Steel decking shall be ASTM A446, Grade A sheet steel with G90 galvanized coating conforming to ASTM A525. Steel joists shall be fabricated of ASTM A36 steel and be in accordance with SJI. All exterior steel shall be galvanized. All interior structural steel shall be shop primed. The shop coat of primer paint shall be blocked out at all structural connections so that no paint is present on the surfaces of the connection, if required by the design. All exposed interior structural steel shall be finished painted in the field.

                                    Mill test reports or reports of tests made by the fabricator shall be required certifying that all material is in conformance with the applicable ASTM specification. In addition, the fabricator shall provide an affidavit stating that all steel specified has been provided at yield stresses in accordance with the drawings and the specifications.

                                    All steel framed structures shall be
                                    designed as "rigid frame" (AISC
                                    Specification Type 1) or "simple" space
                                    frames (AISC Specification Type 2),
                                    utilizing single-span beam systems, vertical diagonal bracing at main column lines and horizontal bracing at the roof and major floor levels. The use of Type 1 rigid frames shall be limited to one-story, open garage,

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 38 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                    warehouse or shed type structures, or to pre-engineered buildings. All other framed structures shall utilize Type 2 design and construction.

                                    Connections shall be in accordance with
                                    standard connection design for shop welded and field bolted connections. Connections shall be designed for 3/4-in bolts for bearing type connections with threads permitted in the shear plane, except for slip-critical connections which shall be friction type joints. The connection bolts shall be pre-tensioned in accordance with slip-critical type joint requirements.

                                    Structural steel shall be fabricated in
                                    accordance with AISC "Code of Standard
                                    Practice for Steel Buildings and Bridges" and "Specification for Steel Buildings."

                                    The erection of structural steel shall
                                    conform to the applicable requirements of the "Code of Standard Practice for Steel Buildings and Bridges" and "Specification for the Design, Fabrication and Erection of Structural Steel for Buildings" of AISC.

                                    Bolts shall be tightened by the
                                    "turn-of-nut" method or other methods
                                    approved by the Owner. Bolts tightened by the "turn-of-nut" method shall have the outer face of the nut match-marked with the protruding bolt point before final tightening. Tightened bolts shall be checked for proper torque with a direct reading torque wrench.

                                    Inspection of welding shall be in accordance with the provisions of the current welding code AWS D1.1.

                           2.3.5.2  Miscellaneous Steel

                                    -       STEEL GRATING. Steel grating floors
                                            shall use grating manufactured in
                                            accordance with applicable
                                            requirements of the "Metal Bar
                                            Grating Manual" published by
                                            National Association of
                                            Architectural Metal Manufacturers
                                            (NAAMM).

                                            Steel grating shall be welded bar
                                            grating, with 3/16-inch wide by
                                            1-1/4 inch deep bearing bars.
                                            Spacing for bearing bars shall be
                                            1-3/16 inch center-to-center.
                                            Grating shall be galvanized and
                                            fabricated from ASTM A36 steel.

                                            All gratings shall lie flat with no
                                            tendency to rock when installed. For
                                            each panel, the transverse bow shall
                                            not exceed 1/8 inch per foot of
                                            panel width, with no transverse bow
                                            to exceed 3/8 inch. The longitudinal
                                            bow shall not exceed 1/200 of the
                                            panel length. Gratings shall be
                                            bolted down using studs and
                                            galvanized clip fasteners.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 39 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                                    -       KICKPLATE. Kickplate shall be
                                            applied to all platform areas as
                                            required to satisfy OSHA standards
                                            for protection of personnel. It
                                            shall consist of 1/4-inch thick
                                            steel plate, ASTM A36, and shall
                                            project 4 inches above the platform
                                            surface. Kickplate shall receive the
                                            same type of coating as the material
                                            to which it is attached.

                                    -       HANDRAILS. Handrails shall confirm
                                            to the requirements of OSHA and
                                            SBCCI. Handrails shall be
                                            fabricated of 1-1/4 inch ASTM A53
                                            steel pipe. The top rail shall be
                                            42 inches above the walkway surface
                                            and 34 inches above the nose of a
                                            tread. Post spacing shall be
                                            proportioned to the length of the
                                            protected horizontal opening, but
                                            shall not exceed 6 feet
                                            center-to-center of posts. Hand
                                            railing shall be shop fabricated
                                            for specific locations and field
                                            welded or bolted to the erected
                                            structural steel. Handrails shall
                                            be galvanized for outdoor locations
                                            and painted for interior locations.

                                    -       STAIR TREADS. Grating for stair
                                            treads shall be as specified for
                                            steel grating except that bearing
                                            (main load carrying) bars shall not
                                            be less than 3/16 inch by 1 inch
                                            for tread lengths up to and
                                            including 3 feet. Each tread shall
                                            be serrated non-slip grating or
                                            provided with a continuous
                                            one-piece cast aluminum abrasive
                                            nosing attached to the tread with
                                            galvanized flat heat bolts, lock
                                            washers and nuts. All stair treads
                                            shall be hot-dip galvanized.


                                    -       LADDERS. Ladders shall be
                                            fabricated of ASTM A36 steel and
                                            not less than 20 inches wide, with
                                            1 inch diameter solid steel rungs
                                            spaced 12 inches center-to-center.
                                            Ladder side rails shall be steel
                                            bars 2-1/2 inches by 1/2 inch.
                                            Ladder side rails shall be punched
                                            for the rungs. Ladders shall extend
                                            3 feet 6 inches above the top of
                                            the grating or floor. Cages shall
                                            be provided per OSHA. All ladders
                                            shall be hot-dipped galvanized
                                            after fabrication.

                                    -       FLOOR PLATE. Checkered floor plate
                                            shall be fabricated from ASTM A786
                                            carbon steel with a skid resistant
                                            pattern. Floor plates shall be
                                            designed so that there are no
                                            recesses or pockets that might
                                            collect water or debris. Each
                                            section of floor plate shall be
                                            anchored with not less than four
                                            machine screws. Maximum spacing of
                                            machine screws shall not exceed 1
                                            foot 6 inches. All floor plate
                                            shall be hot-dip galvanized.

                                    -       BOLLARDS. Bollards shall be
                                            fabricated of 8 inch diameter,
                                            concrete filled, extra-strength
                                            steel pipe. Bollards shall be

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 40 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                                            installed at roll up doors to
                                            buildings and at other locations as
                                            required to protect equipment and
                                            fire hydrants.

                                    -       MANHOLES AND TRENCH COVERS.
                                            Manholes and trench covers shall be
                                            of prefabricated heavy duty
                                            castings conforming to ASTM A48 or
                                            A536. They shall be designed for
                                            AASHTO HS-20 wheel loading.

2.4      ARCHITECTURAL

                  2.4.1    Pre-Engineered Metal Buildings

                           The Contractor shall furnish all materials, labor, services, tools and equipment for the design, fabrication and construction of all pre-engineered (rigid frame) buildings provided for the project.

                           Pre-engineered metal buildings shall include all steel, siding, roofing, exterior doors, exterior windows and wall louvers. All work required to finish the building such as the floors, interior walls and partitions, ceilings, plumbing, HVAC, lighting, electrical work and interior finishes shall be furnished and installed on-site by the Contractor. The building shall be designed to meet the requirements of local building codes, Seismic Zone2A, ASCE, and Metal Building Manufacturers Association
                           (MBMA).

                           The buildings shall be of manufacturer's standard modular rigid frame type construction with tapered or uniform depth rafters rigidly connected at their ends to vertical, pinned-base, tapered or uniform depth columns. Purlins and girts shall be cold-formed "C" or "Z" sections conforming to the "Specifications for the Design of Cold-Formed Steel Structural Members" of AISI. All other members shall be of ASTM A36 or A36 modified steel hot-rolled shapes in accordance with the "Specification for the Design, Fabrication and Erection of Structural Steel for Buildings" of AISC.

                           Roof slopes shall be within the range of 1/2 inch to 1 inch of rise per 12 inches of run. Basic design criteria and loading shall be in accordance with those stated in Section 2.3 of this Exhibit. Exposed metal roof coverings shall consist of galvanized pre-finished standing seam panels of 24-gauge minimum. Edge and end joint details shall be such that, when erected, the roof covering system shall be completely watertight. Roof panel gauge and shape of panels shall be sufficient to withstand all design loadings without excessive deflection or vibration.

                           Wall coverings shall consist of factory-assembled, galvanized, pre-finished panels. Interior liner panels shall be provided in exposed unfinished areas and shall be 24-gauge minimum. Interior panel surfaces shall be coated with 1.0 mil minimum dry film thickness of the manufacturer's standard baked-on finish. Face

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 41 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           panels shall be 24-gauge minimum galvanized steel and factory coated. Interior surface of the face panel shall be finished with a minimum 1.0 mil minimum dry film thickness of the manufacturer's standard baked-on enamel finish. The profile of the face panels shall be ribbed with overlapping joints. Installed walls shall be weather tight.

                           Flashing and trim shall be furnished at rake, corners, eaves, framed openings, etc., to provide weather tightness and finished appearance, and shall be of same material and finish as the materials to which they are attached. Formed panels, matching the profile and slope of adjoining panels, shall be provided along the building ridge. Rubber or neoprene closure strips (solid or closed cell), matching the profile of the panel, shall be installed along roof eave lines and metal closure strips shall be installed along wall, eave, or rake lines as required to provide weather tightness.

                           Roof and wall fasteners shall be self-tapping, stainless steel or cadmium plated steel screws with recessed hex head, stainless steel or cadmium plated steel washers, and aluminum cupped neoprene washers. Wall fasteners shall be color coated to match the wall panels. Sheet metal screws for miscellaneous, light gauge flashings, trim, and cover panels shall be stainless steel. The manufacturer=s standard fasteners can be used if approved by the Owner. Secondary steel framing (purlins, girts, eave struts, rake channel, joints and bridging, base angles, girt or sill bars; eave, rake, brace and adaptor angles; roof and wall brace angles or rods and compression struts; fastening clips, etc.) shall be of hot-rolled ASTM A36 or A36 modified steel, or of cold-formed steel. Cold-formed panels and decks shall be manufactured by precision roll forming.

                           All structural steel and secondary members shall be factory primed and exposed members shall be either factory finish painted or field finish painted. Factory finish shall be field touched up as necessary and subject to Owner approval.

                           Finish color coatings will be applied to all roof and wall panels and decks, wall louvers, flashings, trim and other exposed surfaces. The coating shall be of the manufacturer's standard color approved by the Owner. Finish shall be guaranteed for a minimum of 20 years against crazing, chipping, cracking, peeling, or loss of color.

                           Gutters shall be a 26-gauge minimum, galvanized steel with cross-sectional area not less than 33 square inches. Gutters shall be supported with 16-gauge minimum, galvanized steel straps to the eave member at a maximum of 3-foot centers. Downspouts shall be 24-gauge minimum, galvanized steel of rectangular configuration. Gutters and downspouts shall be adequate for the maximum rainfall anticipated at the plant site.

                           Doors and windows shall be furnished in accordance with the requirements of Section 2.4.5 of this Exhibit.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 42 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                           All structural steel sections, welded plate members, and cold-formed structural sections shall be securely and rigidly connected to the frames and members. Necessary bracing will be included to transfer wind and earthquake forces on the building to the foundation. Frames shall be plumb and vertical to receive exterior roof and wall panels. Roof panels shall be continuous from ridge to eave wherever practicable. Laps of roof panels will be sealed with a continuous ribbon of tape sealer before lapping panels. Side laps shall be sealed, lapped, and secured according to erection drawings. Fasteners shall be installed as recommended by the building manufacturer. Wall panels shall be continuous from roof line to 1-1/2 inches below the concrete foundation floor line.

                  2.4.2    Walls and Partitions

                           The Contractor shall furnish all materials, labor, services, tools and equipment required to design, furnish, deliver and install all interior walls and partitions.

                           All interior masonry walls shall be in accordance with Section 2.3.4 of this document.

                           Drywall and stud walls and partitions shall be constructed of 5/8 inch thick gypsum wallboard and roll formed metal studs and tracks.

                           Gypsum wallboard shall have tapered edges and conform to ASTM C36. Fire rated wallboard shall be used on all fire rated walls in accordance with UL requirements. Wallboard in wet areas shall be water resistant and shall be sealed along the floor to prevent seepage into the wall or adjacent rooms.

                           Metal studs and tracks shall be 25 gauge roll formed galvanized steel conforming to ASTM C645 requirements. Two 20 gauge metal studs shall be used as jambs of openings. Metal studs shall be attached to top and bottom runner tracks with screw fasteners. Studs shall be placed 16 inches on center maximum.

                           Corner beads, PVC and metal trim shall be provided at all exterior corners between abutting materials and as required for proper installation of the wallboard finish.

                           As an option, Contractor can submit to the Owner for approval, specifications for prefinished, prefabricated wall and partition panels.

                  2.4.3    Carpentry

                           The Contractor shall furnish all materials, labor, services, tools and equipment required for all rough carpentry, finish carpentry and millwork.

                           Lumber for framing, blocking, nailers, furring, cant strips, etc. shall be well-seasoned, free of warps and comply with the dry size requirements of U.S. Department of Commerce Product Standard PS-20, Western Wood Products

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 43 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                           Association (WWPA) No. 3 for Douglas Fir, or Southern Forest Products Association (SFPA) No. 2. Plywood for rough carpentry shall be PS1, exterior type, A-C Grade.

                           Lumber for finish carpentry, millwork and cabinetry shall be as follows:

                           - Softwood shall be kiln dried B or better, vertical grain S4S Douglas Fir for interior work and construction grade for exterior

                           - Hardwood shall be premium grain with closed, tight, non-raised grain and smooth finish.

                           - Plywood shall be custom grade interior type AD grade with "A" face exposed and "D" face concealed.

                  2.4.4    Thermal and Moisture Protection

                           The Contractor shall furnish all materials, labor, services, tools and equipment required for the supply and application or installation of thermal and moisture protection as required for the project. This includes, but is not limited to, waterproofing, vapor barriers, thermal building insulation, caulking and sealants.

                           The exterior of concrete vertical wall surfaces which will be below grade, shall be coated with coal tar type waterproofing. This shall include, but not be limited to, manholes.

                           Vapor barrier for all interior concrete floors on grade shall be minimum 6 mil polyethylene film.

                           Insulation for buildings shall be noncombustible mineral wool or glass fiber blankets with minimum 4 mil vinyl film facing carrying an Underwriter's Laboratories fire hazard rating indicating a flame spread rating of 25 or less. Roof insulation shall be a minimum of R-33. Interior walls and partitions for locker rooms, restrooms, and conference rooms shall be insulated for sound isolation. Joints in the film facing shall be cemented or taped to provide a continuous vapor barrier.

                           Caulking and sealants shall be applied on the exterior and interior perimeter of all window and door frames, louvers, grills and other building penetrations; paving and sidewalk joints; flooring joints; and masonry joints. Caulking and sealants shall be applied per manufacturer recommendations.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 44 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------

                  2.4.5    Doors and Windows

                           The Contractor shall furnish all materials, labor, services, tools and equipment required for the supply and installation of hollow metal doors, rolling steel doors, windows, glass and glazing, and hardware for the project.

                           Hollow metal doors, frames and components shall be manufactured from hot-dipped galvanized cold rolled steel. Doors shall have insulated cores. The doors and frames shall be shop primed and field finish painted. Doors shall have vision lites, louvers, dampers, etc. as required by their location. The doors and frames shall be furnished and installed per Steel Door Institute (SDI) requirements. Fire rated doors shall comply with NFPA Standard No. 80 and be tested and labeled per UL requirements. All hinged exterior doors shall have automatic door closures.

                           Rolling steel doors and frames shall be manufactured from hot-dipped galvanized cold rolled steel and have insulated interlocking slats. All rolling steel doors shall be motor operated with chain backup. Doors shall be factory primed and field finish painted.

                           Windows shall be manufactured of extruded aluminum frames and ventilator sections. Windows shall be either horizontal sliding type or fixed type depending on location. In general, exterior windows shall be sliding type with screens and storm sash, and interior windows shall be fixed type. Frames shall meet standards of Architectural Aluminum Manufacturer's Association. Hardware shall provide locking capability for all sliding windows. Finish shall be selected by the Owner from the Manufacturer's standard finishes.

                           The main entrance to main building shall be a double doored vestibule with glass doors and walls.

                           Glass and glazing for windows and doors shall comply with applicable ASTM standards, Federal Specifications and Flat Glass Marketing Association. Glass for fire rated applications shall comply with NFPA No. 80 standard for Fire Doors and Windows. Glass for exterior applications shall be tinted insulating glass.

                           Hardware for doors shall comply with applicable sections of Americans with Disabilities Act (ADA), ANSI standards, Builders Hardware Manufacturers Association (BHMA) and SDI. Hardware for fire doors shall comply with NFPA 80 and UL requirements. All hardware shall be installed per manufacturer's recommendations. All locksets shall be master keyed with no more than two master key groups.

                  2.4.6    Finishes

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 45 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           The Contractor shall furnish all materials, labor, services, tools and equipment required for the installation and applications of finishes, such as acoustic ceiling, floor tile, ceramic tile and painting for the project.

                           Ceilings in finished areas will generally consist of a suspended, fire rated, exposed grid, acoustic lay in panels. For high moisture areas such as showers, locker rooms and restrooms, ceilings will have moisture resistant type suspended acoustic tile. Ceilings in unfinished areas shall be painted exposed structure.

                           Floor coverings in locker rooms, toilets, offices and other finished areas shall be resilient floor tile. Unglazed ceramic tile shall be used for high moisture areas such as showers.

                           Walls in finished areas will generally consist of painted gypsum board or masonry. The lower four feet of the walls in locker rooms and restrooms shall be finished with glazed ceramic tile. Walls in showers shall be finished with glazed ceramic tile. As an alternative to glazed tile, a one-piece prefabricated shower assembly with handicap rails may be used with Owner's approval. Concrete floors in all areas prone to chemical attack, such as battery room, shall be finished with special resistant coatings. Epoxy floor coating shall be provided for the electrical room.

                           All exposed wall surfaces, doors, and exposed steel surfaces which are not pre-finished shall be field painted. Aluminum, brass, stainless steel or plastic surfaces shall not be painted. Concrete will generally not be painted. Concrete sealer shall be applied to exposed concrete surfaces in the shop and warehouse. All equipment which is not shop finish painted shall be finish painted in the field. The painting systems provided by the Contractor shall be of adequate thickness and suitable for the environment and location to provide durability. The Contractor's paint specifications and color selection charts shall be submitted to the Owner for approval. All coatings shall be applied per manufacturer's instructions. Surface preparation and cleaning shall be per coating manufacturer instructions and applicable SSPC requirements.

                           Prior to purchasing and installing any finishes, the Contractor shall provide for Owner's review and approval a finish schedule for the project.

                  2.4.7    Specialties and Furnishings

                           The Contractor shall furnish and install all architectural specialties, such as toilet partitions and accessories, lockers, locker room benches, signs, flagpole, kitchenette, conference/training room accessories, horizontal window blinds, and fire extinguishers for the facility.

                           Toilet partitions and urinal screens for restrooms and locker rooms shall be 1 inch thick fabricated of sheet steel over sound deadening core insulation. The partitions shall be finished with the manufacturer's standard baked enamel finish.

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 46 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           The color shall be approved by the Owner. The partitions shall be furnished with doors and assist bars which comply with Americans with Disabilities Act (ADA) requirements and ANSI standards.

                           Toilet and locker room accessories shall include but not be limited to robe hooks, towel bars, toilet tissue dispensers, feminine napkin-tampon dispensers and disposals, mirrors, metal shelves, mop and broom rack, soap dispensers, paper towel dispensers, shower curtain and rods, grab bars and shower seats. These accessories shall comply with ADA requirements.

                           Steel lockers shall be 15 inches wide by 18 inches deep by 72 inches high without legs, single tier type, arranged for mounting on a nominal 4 inch high concrete base. Locker accessories shall include coat hooks, hanger bar, locker handles to receive padlocks and top shelf. The lockers shall be finished with the manufacturer's standard baked on enamel finish with the color being selected by the Owner.

                           Benches shall be installed near the front of the lockers. The benches shall be 12 inches wide by 1-1/4 inches thick full finished laminated maple with pipe pedestals for anchoring to the floor.

                           A lighted thirty (30) foot flagpole shall be located at the main entrance to the administration building. A lighted facility identification sign shall be located at the main plant road entrance. Other exterior signs shall be installed for traffic direction and information. Interior signs shall be installed as required to identify rooms, provide direction and meet ADA and ANSI A117.1 requirements.

                           All exterior windows for offices, conference room, etc. shall be provided with adjustable blinds.

                           Fire extinguishers and cabinets shall be installed throughout the facility as required by applicable codes.

                           A kitchenette unit with cabinets, sink, refrigerator, cook top, microwave, exhaust fan and garbage disposal shall be installed in the lunch room.

                           Laboratory furniture and equipment will be provided by Owner.

2.5      MECHANICAL

                  2.5.1    General Requirements

                           The Contractor shall furnish all engineering, design, labor, materials, equipment and construction services required to provide a totally functional mechanical systems associated with the project. The work shall comply with applicable codes and standards, including, but not necessarily limited to, the following:

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 47 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           - State and local codes, laws, ordinances, rules and regulations

                           -        Anti-Friction Bearing Manufacturers
                                    Association (AFBMA)

                           -        American Gear Manufacturers Association
                                    (AGMA)

                           -        American Institute of Steel Construction
                                    (AISC)

                           -        Air Moving and Conditioning Association
                                    (AMCA)

                           -        American National Standards Institute (ANSI)

                           -        American Society of Mechanical Engineers
                                    (ASME)

                           -        American Society for Testing and Materials
                                    (ASTM)

                           -        American Water Works Association (AWWA)

                           -        American Welding Society (AWS)

                           -        Crane Manufacturer's Association of America
                                    (CMAA)

                           -        Heat Exchange Institute (HEI)

                           -        Hydraulics Institute (HI)

                           -        Tubular Exchangers Manufacturers Association
                                    (TEMA)

                           -        National Fire Protection Association (NFPA)

                           -        Occupational Safety and Health
                                    Administration (OSHA)

                           -        Factory Mutual System (FM)

                           -        Underwriters Laboratories (UL)

                           In case of conflict or disagreement between codes and standards, the more stringent conditions shall govern.

                           Equipment will be designed, sized, and manufactured in accordance with applicable codes.

                           Redundancy will be provided for such equipment as lubricating oil pumps and transfer pumps. Clearances will be provided around equipment for easy operation and maintenance in accordance with OSHA requirements and good engineering practices. Manually operated valves will be located such that

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 48 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           operation can be readily performed from grade, properly located platforms or chain operators.

                           All process piping external to the ASME Section I, Division I boiler piping will be designed in accordance with ANSI B31.1 Code, Power Piping. Fluid velocities during normal and continuous operation will be maintained within good engineering design practices such as those listed below:

                                    Water, FPM                  300 -     600

                                    Pump Suction piping shall be at one-half the above velocities.

                           Critical piping will be subjected to thermal flexibility analysis in order to locate hangers, supports and anchors. Piping for systems operating at elevated temperatures will be insulated for thermal conservation and personnel protection.

                           Tanks and vessels operating at pressure greater than 15 psig will be designed and stamped in accordance with ASME Section VIII, Division I. Safety valve vent piping will be designed in accordance with ASME requirements and will be routed clear of working areas for personnel protection.

                           All underground piping is to be installed with a minimum of 3 feet of cover, unless unique design circumstances dictate less cover. Any exceptions shall be approved by the Owner.

                           Equipment shall be designed, fabricated, and assembled in accordance with the latest, commonly accepted quality, industrial, engineering and shop practices. Individual parts shall be manufactured to standard sizes and gauges so that repair parts, furnished at any time, can be installed in the field. Like parts of duplicate units shall be interchangeable. Equipment shall not have been in service at any time prior to delivery, except as required for tests.

                           Materials not specified herein shall be selected by Contractor and shall be suitable for service conditions.

                           Except where otherwise specified, structural and miscellaneous fabricated steel shall conform to the Standards of the American Institute of Steel Construction.

                           Mechanical equipment, accessory equipment, piping, and ductwork shall be set and located in accordance with the Contractor's drawings. Work shall be done by mechanics and craftsmen skilled in their various trades under the direction of experienced supervisors and manufacturer's representation. Changes or adjustments which are found necessary during the installation shall be subject to the approval of the Owner. The Contractor shall obtain installation instruction booklets and/or other recommendations from the equipment manufacturers as to installation procedures, sequence of installation, and tolerances allowed in installation. A copy of this information shall be submitted to the Owner. In

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 49 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           particular, the manufacturer's recommendations as to grout spaces required and tolerances for level and alignment shall be obtained and followed.

                           All preliminary and final measurements and settings of equipment shall be able to be witnessed by the Owner. Upon completion of all installation, the Contractor shall furnish to the Owner a record of all initial clearance measurements and settings on mechanical equipment.

                           The Contractor shall test and place in successful operation all equipment provided by the Contractor. All defects in the erection or in the equipment itself shall be corrected by the Contractor to the satisfaction of the Owner. Rotating equipment shall be checked for proper direction of rotation, shaft alignment, and balance. Equipment subject to pressures shall be carefully examined for leakage.

                           Electric motors shall be set in position, properly aligned, secured in place and grouted. Motors shall be lubricated; lubrication shall include flushing of bearings and other activities required by manufacturer's instructions. The electrical connections shall be completed and the motors bumped electrically to check for correct rotation prior to the shaft couplings being connected.

                           Machines and equipment shall be aligned and leveled using wedges, blocks, shims, or leveling bolts. All shim material which will be embedded in concrete grout under sole plates shall be carbon steel; exposed shims and those placed between the sole plate and equipment bases shall be stainless steel with no exception. Shims for concrete foundations shall be random size carbon steel plate and bars. Shims shall be located adjacent to anchor bolts and at sufficient intermediate points to assure complete alignment and support of equipment.

                           Leveling of equipment bases shall be performed using precision levels or equivalent, placed on machined surfaces, such as baseplates or nozzle faces on larger items. Where specific manufacturer's instructions are given for leveling of equipment, they shall govern.

                           Machines and equipment shall be grouted securely to the bases and foundations with non-shrink grout.

                           Care shall be taken to assure that piping connections are made to equipment and machinery so that no reactions or moments in excess of those allowed by the manufacturer are imposed during installation, test, or operation.

                           After alignment and grouting have been completed, grout has set, and attachments have been made but prior to placing any piece of equipment or machine in service, the equipment or machine shall be rechecked for alignment. Discrepancies disclosed by this check shall be corrected and rechecked until the item is found to be properly aligned. When required by the manufacturer and after the item has been checked by the Contractor to be in proper alignment, one

--------------------------------------------------- ------------------------
                                                    EPC - Exhibit B
                                                    ------------------------
          TENASKA GEORGIA GENERATION PROJECT        Page 50 of 132
--------------------------------------------------- ------------------------
--------------------------------------------------- ------------------------


                           dowel shall be placed in each of two opposite corners of each piece of machinery or equipment to facilitate future realignment. Dowels shall be carefully placed, vertical in position and fitted with jacking threads and nut to facilitate removal.

                           Before initial operation, all equipment shall be thoroughly cleaned, all shipping blocks and restraints removed and all moving or rotating parts checked for clearances and freedom from foreign matter. Lubricants of suitable quality and grade shall be furnished by the Contractor for application by the Contractor. All lubricating oils shall be as recommended by the equipment manufacturer and shall have an RBOT number greater than 450. Lubricants required for the combustion turbine will be supplied by Owner.

                           The Contractor shall provide the Owner, prior to equipment start-up, a list showing the proper lubricants for each item of mechanical equipment, approximate quantities needed per year of continuous operation, and recommended lubrication intervals. Wherever possible, the types of lubricants shall be consolidated (with the manufacturer's approval) to minimize the number of different lubricants required for plant maintenance. Equipment lubrication fittings shall be extended with tubing or piping beyond obstructions such as guards or covers to allow lubrication without disassembly of the unit.

                           In addition to ASME and other official code stamp nameplates, a nameplate shall be securely fastened in a readily visible location on each item of equipment by means of rivets, welding or screws. Nameplate shall minimally contain: design flow and conditions, rpm, horsepower, manufacturer's name and serial number, model number, recommended lubricant, and packing or mechanical seal identification, and other pertinent identifying design and operating data. Nameplate shall be extended out from the surface to be visible after insulation installation if required.

                           The Contractor shall not use permanent plant equipment for construction purposes without first securing permission in writing from the Owner. Such permission may be granted for the use of some equipment but may not be extended to the use of pumps, compressors, and similar equipment. When use is made of the plant equipment, the Contractor shall take all precautions to avoid overload or damage to such equipment and shall be responsible for the satisfactory repair or replacement of any parts suffering damage due to the use of the equipment by the Contractor. Use of plant equipment by Contractor shall not alter the time or enforcement of guarantee and warranties.

                           Equipment requiring periodic repair and adjustment shall be furnished complete with special tools, instruments, and accessories required for maintenance. Equipment requiring special devices for lifting or handling shall be furnished complete with those devices.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 51 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           The Contractor shall furnish equipment and materials required and perform tests necessary to demonstrate proper installation and operation of the equipment. Owner shall be notified in reasonable time prior to test. These tests shall include, but not be limited to, the following:

                           a.       Running tests for all rotating equipment.

                           b. Equipment having moving parts shall be tested for freedom of movement and for function.

                           c. Weight and movement tests for all lifting devices installed by the Contractor.

                           d. Correct alignment of all equipment, motors, and couplings.

                           e. Hydrostatic testing, proof, leak and/or tightness tests.

                           Nondestructive examinations shall be performed by the Contractor wherever required by design, specification, applicable code, or manufacturer's requirements including instances when a visual inspection suggests an obvious or a possible defect. Inspectors for nondestructive examinations shall be qualified in accordance with the applicable codes and standards. The record of qualification for each inspector and a listing of his area(s) of the qualification shall be submitted to the Owner for approval.

                           The highest degree of cleanliness practically achievable shall be maintained throughout this project, keeping in mind that the piping materials and equipment are to be handled, opened up, examined, assembled, heated, and welded under project construction conditions. Foreign matter, construction debris, welding rods and other consumables, miscellaneous hardware and excess materials whose presence might lead to operational difficulties or material failure shall be removed.

                           Touch-up paint shall be applied to all painted equipment as required.

                  2.5.2    Gas Turbine Generator Erection

                           This section covers the receiving, unloading, storage, protection, installation, erection, finish painting, start-up and testing of the gas turbines and auxiliary equipment as described under Exhibit H. The Contractor shall furnish all labor, tools, services, equipment and material for this work.

                           The Contractor's erection methods and procedures shall conform with accepted good engineering practice, the requirements of applicable codes and standards and in accordance with the procedures furnished and approved by the manufacturer.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 52 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                  2.5.3    Pumps

                           This section covers the design, manufacture, testing, delivery, unloading, and erection of fuel oil pumps, water pumps, sump pumps and other miscellaneous pumps required for the project. The pumps shall be furnished complete with motors, couplings, guards and baseplates.

                           Equipment, material, design, fabrication, inspection and testing shall comply with applicable industry codes, standards and specifications including, but not limited to, ASME, ANSI, AWS, NEMA, NEC, HI, and OSHA.

                           Pumps and equipment shall be selected and designed, including heads, capacities and margins, based on the Contractor's piping arrangement, system requirements and type of fluid being handled. The materials of construction of the pumps shall be compatible with the fluid pumped. The Contractor shall be fully responsible for the applicability, quality and compatibility of these materials. The selection of the pumps shall be subject to Owner's approval.

                           Similar parts of duplicate pumps shall be completely interchangeable.

                           Equipment and piping arrangement, and nozzle orientation, shall be selected for ease of maintenance and to minimize the dismantling or removal of piping and electrical connections for maintenance.

                           Shafts shall be accurately ground and polished throughout their entire lengths and furnished with shaft sleeves. They shall be designed so that the critical speed will not occur within a safe margin of operating speed of the pump.

                           Casings and nozzles shall be designed to withstand a minimum of 1 1/2 times the pump shutoff pressure. Wear rings for casing and impellers shall be replaceable.

                           In general pumps shall have mechanical seals. Where packing is utilized the stuffing boxes shall be integral with pump casing and furnished with lantern rings and leakoff piping.

                           Pumps shall be subject to shop inspection and manufacturer's standard shop tests.

                           The pumps, motors, baseplates shall be thoroughly cleaned, primed and finish coated with manufacturer's standard procedures and paint. Aluminum, galvanized steel and stainless steel surfaces shall not be painted.

                           Equipment shall be furnished with permanently mounted non-corroding metallic name plates.

                           Motors shall comply with Section 2.6.19 of this Exhibit.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 53 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           2.5.3.1  Miscellaneous Pumps

                                    The following miscellaneous pumps shall be provided for the project:

                                    -        Two (2) one hundred percent
                                             capacity demineralized raw water
                                             pumps.

                                    -        Two (2) one hundred percent
                                             capacity demineralized water
                                             injection pumps.

                                    -        Two (2) one hundred percent
                                             capacity retention basin transfer
                                             pumps

                                    -        Four (4) fuel oil supply pumps,
                                             with each pump capable of meeting
                                             the maximum fuel oil requirements
                                             of two gas turbines

                                    -        Four (4) fuel oil unloading pumps.
                                             The total capacity of all pumps
                                             shall allow the unloading of six
                                             (6), 8,000 gallon, trucks in a one
                                             hour period.

                                    -        Two (2) one hundred percent
                                             capacity evaporative cooler supply
                                             pumps.

                                    -        One (1) one hundred percent
                                             capacity motor driven fire water
                                             pump.

                                    -        One (1) one hundred percent
                                             capacity diesel driven fire water
                                             pump.

                                    -        One (1) firewater jockey pump.

                                    Each pump shall be a centrifugal type pump and shall be mounted together with its drive on a base plate. The pump shall be connected to its drive through a flexible coupling with OSHA approved coupling guard.

                                    The pumps shall be mechanically and
                                    hydraulically balanced.

                                    Pump bearings shall be of the ring oil ball bearing type with external constant level lubricating devices.

                                    Where the pumps have vertically split casing the Contractor shall provide heavy duty, ANSI design end suction, self-venting volute, back pullout unit with spacer coupling.

                                    Where the pumps have horizontally split
                                    casing the suction and discharge connections shall be located in the lower casing.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 54 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                    The suction and discharge nozzles shall be tapped for pressure gauge connections. Casings shall be provided with vent and drain connections.

                           2.5.3.2  Miscellaneous Sump Pumps

                                    If required by design, the following sump pumps shall be provided for the project. Pumps shall be provided based on the Contractor's design.

                                    -        Two (2) one hundred percent
                                             capacity oil/water separator sump
                                             pumps.

                                    -        Two (2) one hundred percent
                                             capacity fuel oil unloading area
                                             sump pumps.

                                    -        Two (2) one hundred percent
                                             capacity demineralized area sump
                                             pumps.

                                    -        Two (2) one hundred percent
                                             capacity plant sump pumps.

                                    Sump pumps shall be duplex vertical,
                                    wet-basin submerged, single suction volute type complete with support plates, motors, suction strainers, and level control floats.

                                    Pumps shall be enclosed-shaft, fully water lubricated and designed to preclude oil or grease from mixing with pumped fluid.

                                    Discharge piping shall extend above cover plate.

                                    Shaft gland and leakoff piping shall be
                                    arranged to return all leakage to the sump.

                                    Sump pumps shall be provided in each
                                    underground cable vault if required for
                                    adequate drainage.

                  2.5.4    Air Compressors, Dryers and Accessories

                           This section covers the design, manufacture, delivery, unloading and installation of two (2) air compressors, one (1) air receiver, two (2) air dryers, controls, and associated accessories.

                           The plant will be provided with one air system for both plant and instrument air, with one air receiver and with all air dried to instrument air specifications. Adequate controls will be provided to prevent surges in air demand from causing instability in the air system.

                           The air dryer absorber vessels and air receivers shall have the ASME Code stamps in accordance with the latest revision of the applicable code.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 55 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           The equipment shall be subject to the manufacturer's standard shop tests prior to shipment.

                           The air compressors shall be skid mounted, rotary screw air cooled type units with piping, valves, fittings, controls, inlet filter, oil reservoir, water/oil cooler, intercooler, aftercooler and accessories.

                           The compressors shall be designed to meet the following conditions:

                           -   Discharge pressure, psig  125

                           -   Maximum motor speed, rpm  1780

                           -   Capacity                  Per Contractor's design

                           The air receivers shall be of the vertical type with inlet and outlet connections, automatic drains, instrument connections, safety valves and manhole. The receiver shall be a minimum of 1,000 gallon capacity.

                           The air dryers shall be of the desiccant heatless type, twin towers on a steel frame, with required control, valves, piping, instrumentation prefitters and after fitters. The dryer shall be designed for an outlet dew point temperature of -40 Deg. F.

                           All equipment shall be cleaned and shop primed and finish painted with the manufacturer's standard paint. All machine surfaces shall be properly protected against corrosion.

                  2.5.5    Water Treatment System

                           This section covers the design and installation of water treatment system required for the use of truck mounted demineralizers to be used for supplying demineralized water for NOx control when burning fuel oil. Space, piping and support facilities shall be provide for five, 350 gpm, truck mounted demineralizers.

                           The water treatment system shall include, but not be limited to, the following:

                           -    Piping and valves for the supply of raw
                                water, discharge of demineralized water, and initial rinse water discharge.

                           -    Compressed air connections.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 56 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                  2.5.6    TanksERROR! BOOKMARK NOT DEFINED.

                           This section covers the design, manufacture, delivery, unloading and installation or erection of shop fabricated tanks and field erected tanks. The tanks shall include, but not be limited to, the following:

                           - One (1) demineralized water storage tank with 7,000,000 gallon storage capacity.

                           -        One (1) raw water storage tank with
                                    2,000,000 gallon storage capacity which
                                    includes 200,000 gallons of Raw Water
                                    Storage Tank reserved for fire water.

                           - One (1) fuel oil storage tank with 165,000 barrel capacity.


                           The tank shall be furnished complete including all interior and exterior coatings, supports, manholes, gaskets, belts, vents, standpipes, interior and exterior piping, overflows, wear plates, nozzles, piping connections, level gauges and as required ladders, platforms, stairs and walkways.

                           Tanks shall be designed and constructed in accordance with applicable codes and standards for each tank and OSHA. The fuel oil storage tank shall conform to API 650 requirements. The demineralized water storage tank, and raw water storage tanks shall comply with AWWA Standard D100.

                           The water storage tanks shall have a minimum corrosion allowance of 1/16 inch.

                           The fuel oil storage tank shall be furnished with a floating suction, vent flame arrestor and foam chamber. Piping shall be provided to a safe location outside of the containment berm for connection of the foam chamber to a semi-fixed foam system.

                           All carbon steel tanks shall be thoroughly cleaned and painted or coated to prevent corrosion. The exterior of the other carbon steel tanks shall be finished painted with the color being approved by the Owner.

                  2.5.7    Cranes and Hoists

                           This section covers the design, manufacture, delivery, unloading and installation of one maintenance shop hoist for the facility.

                           The crane and hoists shall be shop primed and finish painted with manufacturer's standard paint.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 57 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           A five (5) ton, electrically operated, monorail hoist shall be provided in the facility maintenance shop. The hoist shall include trolley, motors, hoist, cable, hook, pendant controls and auxiliary equipment.

                           The pendant control shall include as a minimum an "ON/OFF" switch for main power, separate "UP" and "DOWN" buttons for hoist and separate "FORWARD" and "BACKWARD" buttons for trolley.

                  2.5.8    Fire Protection System

                           This section covers the engineering, design, and installation of the fire protection systems and equipment for the project. The Contractor shall perform all engineering and design, and furnish, install and test the fire protection system specified in Exhibit A in accordance with applicable NFPA codes and standards, local codes, authorities having jurisdiction, and the Owner's insurance carrier requirements. All system components shall be UL listed and FM approved for fire service.

                           The major components of the fire protection system shall be in accordance with Exhibit A.

                           A fire detection and alarm system, per NFPA and local requirements, shall be provided throughout the plant to provide early warning and personnel safety. The detection system shall identify the area and activate the appropriate equipment. Detection of a fuel oil tank fire shall be by fixed temperature, explosion proof type detectors. The control panel shall be located in the control room.

                           CO(2) or dry chemical portable fire extinguishers shall be provided throughout the plant and within buildings and structures. The extinguishers shall be sized for one-man operation.

                           The use of halon gas systems shall not be permitted.

                  2.5.9    Piping, Valves and Specialties

                           This section covers the general requirements for piping systems including valves, fittings and piping specialties. The Contractor shall engineer, design, furnish materials and equipment, install, clean and test all piping systems for the project.

                           2.5.9.1 General Requirements

                                    All equipment, material, design,
                                    fabrication, erection, inspection, cleaning and testing shall comply with applicable state, federal, local and industry codes, standards, and specifications, including, but not limited to:

                                    -       ANSI B31.1, Power Piping

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 58 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    -       ASME Boiler and Pressure Vessel
                                            Codes, Sections I, V, VIII and IX.

                                    -       Pipe Fabrication Institute (PFI)

                                    -       American Water Works Association
                                            (AWWA)

                                    -       American Society for Testing and
                                            Materials (ASTM)

                                    -       American National Standards
                                            Institute (ANSI)

                                    -       American Welding Society (AWS)

                                    -       Manufacturer's Standardization
                                            Society (MSS)

                                    -       American Concrete Institute (ACI)

                                    The Contractor shall perform stress
                                    analysis for all piping 2 1/2 inches and larger, and 250 DEG. F or higher in operating temperature, and a pressure over 300 psig. Thermal flexibility analysis shall be performed for piping 250 DEG. F or higher in operating temperature in order to locate hangers, supports, and anchors. Stress, flexibility, vibration and water hammer analysis shall be performed as required by good engineering practice.

                                    The design pressure and temperature for
                                    piping shall be consistent with conditions established for each system. The design pressure of a piping system shall generally be based on the maximum sustained pressure plus 25 psi. The design temperature shall be based on the maximum sustained temperature plus 10 DEG. F.

                                    Above-ground pipelines 2-1/2 inches and
                                    larger shall be provided with an
                                    identification system indicating the pipe contents and direction of flow. The identification shall be easily visible and readable from floors or platforms. The system used by the Contractor shall be approved by the Owner.

                                    Insulation and lagging of piping shall
                                    comply with Section 2.5.10.

                                    The exterior of exposed carbon steel piping which is not insulated or galvanized shall be cleaned and painted.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 59 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           2.5.9.2 Materials

                                    Material selection shall be based on the design pressure, temperature and service conditions. Piping materials shall be in accordance with applicable ASTM and ANSI standards and local codes. Materials selected for use with the main cycle systems shall be free of copper materials to allow the cycle to be treated at the optimum pH for corrosion protection of carbon steel components. Piping materials shall generally be in accordance with the following:

                                    -        CARBON STEEL PIPING. Carbon steel
                                             piping 2-1/2 inches through
                                             28-inches nominal size shall be
                                             seamless ungalvanized ASTM A53 or
                                             A106. Carbon steel piping larger
                                             than 28 inches nominal size shall
                                             be ATSM A672 Grade B70, Class 21,
                                             for steam service, and ASTM A134
                                             (with ASTM A283 plate material) for
                                             cold water service, with the
                                             industrial grades as a minimum.
                                             Schedules, sizes and dimensions
                                             shall conform to ANSI B36.10.

                                    -        ALLOY STEEL PIPING. Alloy steel
                                             pipe, including large diameter
                                             special wall pipe, shall be
                                             ungalvanized seamless type. Alloy
                                             steel pipe with a 2-1/4 percent
                                             chromium content shall conform to
                                             ASTM A335, Grade P22. Alloy steel
                                             pipe with a 5 percent chromium
                                             content shall conform to ASTM A335,
                                             Grade P5. Alloy steel pipe with a 9
                                             percent chromium content shall
                                             conform to ASTM A335, Grade P91.
                                             Schedules, sizes and dimensions
                                             shall conform to ANSI B36.10.

                                    -        STAINLESS STEEL PIPING. Stainless
                                             steel pipe shall be ASTM A312
                                             Grades TP 304, TP 304L, TP 316, or
                                             TP 316L, seamless piping. All
                                             stainless steel piping materials
                                             shall be fully solution annealed
                                             prior to fabrication. Type 316
                                             materials shall be utilized for
                                             high resistance to corrosion. The
                                             Type 316L materials shall be
                                             utilized for applications requiring
                                             hot working (welding, etc.) when
                                             the piping will handle solutions
                                             that are high in chlorides.
                                             Schedules, sizes and dimensions
                                             shall conform to ANSI B36.10 or
                                             B36.19 as applicable.

                                    -        GALVANIZED CARBON STEEL PIPE.
                                             Galvanized steel pipe shall be ASTM
                                             A120 or A53. Schedules, sizes and
                                             dimensions shall conform to ANSI
                                             B36.10.

                                    -        RUBBER LINED PIPE. Lining materials
                                             for rubber lined carbon steel pipe,
                                             method of application, and lining
                                             manufacturer shall be chosen in
                                             accordance with service
                                             requirements.

                                    -        COPPER ALLOY PIPE. Copper alloy
                                             pipe shall conform to ASTM B43,
                                             Seamless Red Brass Pipe.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 60 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                    -        POLYPROPYLENE LINED PIPE.
                                             Polypropylene lined pipe shall be
                                             ASTM A53 steel pipe with an applied
                                             liner of polypropylene.

                                    -        FIBERGLASS REINFORCED PLASTIC PIPE.
                                             Fiberglass reinforced plastic pipe
                                             shall be chosen in accordance with
                                             the specific service requirements.

                                    -        POLYVINYL CHLORIDE PIPE. Polyvinyl
                                             chloride (PVC) pipe shall conform
                                             to ASTM D1785 or ASTM D2241.

                                    -        ALLOY 20 OR ALLOY 20Cb-3. Alloy 20
                                             piping shall conform to ASTM B464
                                             UNSN 08020.

                                    -        HIGH DENSITY POLYETHYLENE (HDPE)
                                             PIPE. High density polyethylene
                                             piping shall conform to ASTM D3350.

                                    -        DUCTILE IRON PIPE. Underground
                                             ductile iron pipe shall conform to
                                             ANSI A21.51 and AWWA C151.
                                             Aboveground ductile iron pipe shall
                                             conform to AWWA C151 Class 53. Shop
                                             applied cement mortar lining shall
                                             be per AWWA C104.

                                    -        CAST IRON SOIL PIPE. Cast iron soil
                                             pipe shall conform to ASTM A74,
                                             Class 5V.

                                    -        PRESTRESSED CONCRETE PIPE.
                                             Prestressed concrete pipe shall
                                             conform to AWWA C301.

                                    -        STAINLESS STEEL TUBING. Stainless
                                             steel tubing shall conform to ATM
                                             A213, Type 316. All stainless steel
                                             tubing shall be of the fully
                                             annealed type. Stainless steel
                                             tubing for use with tubing fittings
                                             shall not exceed Rockwell B80
                                             hardness.

                                    -        COPPER TUBING. Copper tubing 3/8
                                             inch and smaller shall be light
                                             drawn temper tubing conforming to
                                             ASTM B75. Copper tubing 1/2 inch
                                             and larger shall be ASTM B88 Type K
                                             drawn temper. Copper tubing shall
                                             be oxygen free or phosphorus
                                             deoxidized copper. Oxygen bearing
                                             tough pitch copper tubing shall not
                                             be used.

                                    Fittings shall be constructed of materials equivalent to the pipe with which they are used, except for polypropylene lined cast iron or ductile iron fittings which shall be used with polypropylene lined steel pipe, and rubber lined cast iron or ductile iron fittings which shall be used with rubber lined steel pipe.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 61 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    -        STEEL FITTINGS. Steel fittings
                                             2-1/2 inches and larger shall be of
                                             the butt welding type and steel
                                             fittings 2 inches and smaller shall
                                             be of the socket welding type.

                                    -        BUTT WELDING FITTINGS. The wall
                                             thicknesses of butt welding
                                             fittings will be equal to the pipe
                                             wall thickness. The fittings shall
                                             be in accordance with ANSI B16.9,
                                             ANSI B16.28, and ASTM A234 or ASTM
                                             A403.

                                    -        FORGED STEEL FITTINGS. Forged steel
                                             fittings shall be used for socket
                                             weld and steel threaded connections
                                             and shall conform to ANSI B16.11.

                                    -        CAST STEEL FLANGED FITTINGS. Cast
                                             carbon steel flanged fittings shall
                                             conform to ANSI B16.5 and shall be
                                             of materials conforming to ASTM
                                             A216 WCB.

                                    -        ADAPTERS. Reducing outlet tees
                                             should be used in lieu of specially
                                             designed adapters for branch piping
                                             2-1/2 inches and larger whenever
                                             possible. Specially designed
                                             adapters may be used in lieu of
                                             reducing outlet tees if standard
                                             reducing outlet tees are not
                                             available for the run and branch
                                             sizes specified. Specially-designed
                                             adapters must be postweld heat
                                             treated as specified in ASME B31.1.
                                             Branch connections 2 inches and
                                             smaller shall be made with special
                                             reinforced welding adapters, or
                                             shall be special welded and drilled
                                             pads.

                                    -        GALVANIZED PIPE FITTINGS. Fittings
                                             for galvanized steel pipe shall be
                                             screwed malleable iron conforming
                                             to ASTM A197 or grooved per ASTM
                                             A536.

                                    -        RUBBER LINED PIPE FITTINGS. Flanged
                                             cast iron or ductile iron fittings
                                             used with rubber lined pipe shall
                                             be lined with the same materials as
                                             the pipe with which they are used.

                                    -        BRASS AND BRONZE FITTINGS. Screwed
                                             brass and bronze pipe fittings
                                             shall conform to ANSI B16.15.
                                             Flanged brass and bronze pipe
                                             fittings shall conform to ANSI
                                             B16.24.

                                    -        POLYPROPYLENE LINED DUCTILE IRON
                                             FITTINGS. Flanged ductile iron
                                             fittings used with polypropylene
                                             lined steel pipe shall be the
                                             ductile iron fittings conforming to
                                             ANSI A21.10, and shall be lined
                                             with the same material as the pipe
                                             with which they are used.

                                    -        FIBERGLASS REINFORCED PLASTIC
                                             FITTINGS. Fittings for use with
                                             fiberglass reinforced plastic pipe
                                             shall be manufactured from

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 62 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                             material of the same type as the
                                             pipe. Joints shall be as required
                                             by the application.

                                    -        POLYVINYL CHLORIDE FITTINGS.
                                             Polyvinyl chloride pipe fittings
                                             shall be manufactured from PVC
                                             material of the same type as the
                                             pipe with which they are used. The
                                             fittings shall have socket ends
                                             with internal shoulders designed
                                             for solvent cementing.

                                    -        HIGH DENSITY POLYETHYLENE FITTINGS.
                                             High density polyethylene (HDPE)
                                             fittings shall be manufactured from
                                             HDPE material of the same type as
                                             the pipe with which they are used.
                                             The fittings shall have butt fusion
                                             ends.

                                    -        TUBING FITTINGS. Stainless steel
                                             fittings shall be used with
                                             stainless steel tubing. Fittings
                                             for use with stainless steel tubing
                                             in sizes smaller than 3/4 inch
                                             shall be of the flareless "bite"
                                             type, and fittings for use with
                                             tubing in sizes 3/4 inch and larger
                                             shall be socket weld type
                                             conforming in general design to
                                             ANSI B16.11. Fitting material and
                                             bursting strength shall be
                                             equivalent to the tubing with which
                                             they are used.

                                             Brass fittings shall be used with
                                             ASTM B75 copper tubing, and shall
                                             be of the flareless "bite" type.
                                             Braze joint fittings shall be used
                                             with ASTM B88 Type K copper tubing
                                             and shall be wrought copper,
                                             bronze, or brass, conforming to
                                             ANSI B16.22.

                                     -       DUCTILE OR GRAY IRON FITTINGS.
                                             Fittings for ductile iron pipe
                                             shall conform to AWWA C110.

                                    -        CONCRETE PIPE FITTINGS.  Concrete
                                             pipe fittings shall conform to AWWA
                                             C301, C303 and C308.

                                    Flanged joints shall be in accordance with the following requirements.

                                    -       FLANGE SELECTION. Flanges mating
                                            with flanges on piping, valves, and
                                            equipment shall be of sizes,
                                            drillings, and facings which match
                                            the connecting flanges of the
                                            piping, valves, and equipment.
                                            Flange class ratings shall be
                                            adequate to meet the design
                                            pressure and temperature values
                                            specified for the piping with which
                                            they are used. Flanges shall be
                                            constructed of materials equivalent
                                            to the pipe with which they are
                                            used.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 63 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    -       STEEL FLANGES.  Steel flanges shall
                                            conform to ANSI B16.5.

                                            Steel flanges 2-1/2 inches and
                                            larger except for grooved pipe shall
                                            be of the weld neck or slip-on type
                                            and all steel flanges 2 inches and
                                            smaller shall be of the socket type.
                                            Slip-on flanges shall generally be
                                            used only when the use of weld neck
                                            flanges is impractical. Steel
                                            flanges shall have raised face
                                            flange preparation. Flat face
                                            flanges shall be used to mate with
                                            cast iron, ductile iron, fiberglass
                                            reinforced plastic, polyvinyl
                                            chloride, or bronze flanges.

                                            Carbon steel flanges shall be of
                                            ASTM A105 material. Carbon steel
                                            flanges shall not be used for
                                            temperatures exceeding 750 DEG. F.

                                            Chromium alloy steel and stainless
                                            steel flanges shall conform to ASTM
                                            A182.

                                    -       BRASS AND BRONZE FLANGES. Brass and
                                            bronze screwed companion flanges
                                            shall be plain faced and shall
                                            conform to Class 150 or Class 300
                                            classifications of ANSI B16.24.
                                            Drilling shall be in accordance with
                                            ANSI Class 125 or Class 250
                                            standards.

                                    Compressed fiber gaskets shall be used with flat face flanges, Class 150 socket weld flanges, and raised face slip-on flanges. Spiral wound gaskets shall be used with raised face flanges, except for Class 150 socket weld flanges and raised face slip-on flanges. Gaskets containing asbestos are not acceptable.

                                    Flange bolting shall conform to the
                                    following requirements.

                                    -       Alloy steel bolting shall be used
                                            for joining all steel flanges,
                                            except steel slip-on flanges, with
                                            Class 150 or greater ratings.

                                            Bolting shall conform to the
                                            requirements of ANSI B16.5.

                                            Material for studs shall be ASTM
                                            A193 Grade B16 for piping design
                                            temperatures 750 DEG. F and
                                            above, and Grade B7 for piping
                                            design temperatures less than 750
                                            DEG. F.

                                            Material for nuts shall be ASTM A194
                                            Grade 3 for piping design
                                            temperatures 750 DEG. F and
                                            above, and Grade 2H for piping
                                            design temperatures less than 750
                                            DEG. F.

                                    -       Carbon steel bolting shall be used
                                            for joining all other flanges,
                                            including steel slip-on flanges, and
                                            shall conform to the following.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 64 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                            Bolting shall conform to the
                                            requirements of ANSI B16.1 and ANSI
                                            B16.24.

                                            Bolting for bolt sizes 1-1/2 inches
                                            and larger shall consist of threaded
                                            studs and two nuts. Bolting for bolt
                                            sizes less than 1-1/2 inches may be
                                            threaded studs and nuts or bolts and
                                            nuts.

                                            Bolts and nuts shall be heavy
                                            hexagonal head conforming to ANSI
                                            B18.2.

                                            Materials shall be ASTM A307 Grade
                                            B.

                                    -       Buried bolting shall be cadmium
                                            plated in accordance with ASTM A165
                                            or zinc plated in accordance with
                                            ASTM A153.

                                    Piping unions shall be of the ground joint type constructed of materials equivalent in alloy composition and strength to other fittings in the piping systems in which they are installed. Union class ratings and end connections shall be the same as the fittings in the piping systems in which they are installed.

                           2.5.9.3  Installation

                                    All piping shall be installed in a neat, rectangular form, except for piping specifically designated to be sloped. All piping shall be installed perpendicular or parallel to the equipment, structures or floors.

                                    Piping shall not be installed above, or
                                    within a horizontal distance of 3 feet from electrical equipment. Piping shall be installed with a minimum of 7 foot 6 inches of headroom over passageways and walkways and 10 feet over maintenance aisles. Routing shall be selected to avoid interference with locations of lighting fixtures, electrical trays, rackways or conduits.

                                    Valves shall be installed in such a manner that they can be operated from floors or platforms without the use of ladders. Valves which are inaccessible from a platform or floor shall be provided with chain operators to the nearest platform or floor below the valve.

                                    Vent and drain piping shall generally be in accordance with the following criteria:

                                    -       Vent and drain piping through an
                                            isolation valve to the vent or drain
                                            line termination shall be as
                                            described for miscellaneous piping.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 65 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    -       Vent connections shall be provided
                                            at all high points in water and oil
                                            piping, and all high points in other
                                            piping including steam lines, which
                                            will be hydrostatically tested.

                                    -       Drain connections shall be provided
                                            at all nondrainable points in steam,
                                            water, and oil piping, and all other
                                            piping which will be hydrostatically
                                            tested.

                                    -       Drain connections shall be provided
                                            at all control valve stations
                                            between the inlet isolation valve
                                            and the control valve.

                                    -       Vent and drain connections shall
                                            normally be provided with isolation
                                            valves. Vents shall normally use
                                            gate or globe valves and drains
                                            shall use gate valves to resist
                                            pluggage, if possible. Vents shall
                                            be provided with screwed caps or
                                            plugs.

                                    -       Vent and drain connections that
                                            require frequent operation or which
                                            may discharge significant quantities
                                            of fluid shall be piped to a
                                            suitable drain. Vent or drain
                                            connections that shall normally
                                            require operation at a time when hot
                                            fluids shall be discharged shall be
                                            piped to a safe termination point
                                            (drain funnel or floor area
                                            discharge).

                                    All equipment, piping and valves of a
                                    temporary nature shall be installed in a safe and workmanlike manner. This shall include such lines as temporary vents for hydrostatic test lines, lube oil flush lines, and all other temporary lines required to successfully complete the work. When the temporary piping is no longer required, the Contractor-furnished temporary piping shall be dismantled and removed from the site.

                                    All piping shall be installed so that
                                    excessive or destructive expansion forces will not exist either in the cold condition or under conditions of maximum temperatures. All bends, expansion joints, and special fittings necessary to provide proper expansion shall be furnished.

                                    Piping for instrumentation, including gauge glasses, condensing reservoirs, and instrument piping to instrument enclosures shall be installed and shall be certified by the Contractor to be in accordance with the latest requirements of the ASME Code.

                                    Where expansion joints are used, anchors or tie rods shall be installed as required to prevent damage from the forces generated by the fluid pressure in the line. Care must be taken in installing expansion joint anchors that full design movement is allowed at all times from maximum to minimum temperatures. Expansion joints shall be installed in accordance with the latest requirements of the ANSI-ASME Power Piping

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 66 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    Code B31.1 and in accordance with the
                                    recommendations of the expansion joint
                                    manufacturer.

                                    All necessary flange isolating materials and insulated bushings, unions and couplings shall be installed as required to properly isolate below grade piping from above grade piping at the combustion turbine generator units. Bolting at insulated flanges shall consist of studs and nuts with sufficient stud length to allow at least one full stud thread protruding through each nut. Sleeves shall extend into the insulating washers. After installation, insulated flanges, bushings, unions, and couplings shall be tested to determine that the piping is properly electrically isolated to the satisfaction of the Owner.

                                    The Contractor shall electrically isolate the designated piping from connecting piping and equipment, reinforcing steel, structural steel, the station grounding system, and other buried piping.

                                    The Contractor shall not use permanent plant equipment for erection, testing, lifting, support, or other similar activity during erection unless approved by the Owner.

                                    Flange faces shall be thoroughly cleaned and faces checked and dressed, if necessary, before making up joints in the field. Bolts and/or bolt-studs of the proper size and length shall be used. Identical bolts and nuts shall be used on each individual joint.

                                    For threaded joints, clean taper threads shall be cut on the pipe of proper length and depth to insure the drawing up of a pressure-tight joint without the use of packing materials and without excessive length of male thread showing outside of the fitting. Cut and threaded ends shall be reamed and free of burrs or obstructions. Teflon tape shall not be used on instrument air system threaded connections.

                                    Prior to erecting fabricated assemblies, the Contractor shall inspect all exterior surfaces and interior surfaces, where possible, for cleanliness, damage, welding, and coating. Unsatisfactory fabrication shall be repaired prior to rigging into position to minimize erection delays.

                                    After rigging and prior to welding, piping locations shall be checked for conformity to design dimensions, equipment location, and weld or gasket gaps by the Contractor. Approved welding procedures shall be used and qualified welders shall perform all welding operations. The Owner shall have the authority to halt welding operations, if, in the opinion of the Owner, the above checks have not been properly made or documented.

                                    Final connections to equipment and valve flanges or nozzles shall be accomplished by adjustment of the piping and supports to provide

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 67 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    accurate alignment at these joints without stressing of the pipe, equipment, or valves. Springing, heating or bending to align the connection will not be permitted. Welding or bolting of connections at equipment shall require the approval of the Owner prior to starting of this operation, and record of such approval shall be maintained by the Contractor.

                           2.5.9.4  Welding and Joints

                                    Welding procedures, welders, and welding operators shall be qualified in accordance with code requirements. Records of the names of the welders who make each weld shall be maintained.

                                    Documentation relative to the welder,
                                    welding operator, and procedure
                                    qualification shall be made available at a location where the work is being performed and shall be available for audit.

                                    Site facilities shall be provided where all welders shall perform qualification tests. The Contractor shall provide for on-site weld qualifications.

                                    Welding shall be performed using an electric arc welding process. Only the following welding processes shall be permitted, subject to proper code qualification.

                                    -       Shielded metal arc

                                    -       Gas tungsten arc

                                    -       Flux cored arc (except
                                            self-shielded electrodes)

                                    -       Gas metal arc (except
                                            short-circuiting transfer mode)

                                    -       Submerged arc

                                    Field welds in piping systems requiring a high degree of cleanliness and a relatively smooth contour at the inside of the welded joint (Compressed Air, Lube Oil) shall be made using the gas tungsten arc process for the first welding pass. The remaining weld passes shall be made using one of the processes listed above. All gas tungsten arc welds shall be made with the addition of filler metal.

                                    The application of heat to correct weld
                                    distortion and dimensional deviations in austenitic stainless steels shall be prohibited.

                                    Preparation of weld ends and fit-up shall be in accordance with the requirements of PFI standards. Base metals for butt weld joints shall be

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 68 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    prepared by machining or mechanized oxygen cutting. In specific instances where the use of the above equipment is impractical, permission must be secured if hand oxygen cutting is to be substituted. All slag and irregularities shall be removed from oxygen cut ends and hand cut ends shall be ground smooth.

                                    Backing rings shall not be used in any
                                    piping system without approval of the Owner.
                                    Backing rings, where allowed by Owner, shall be of the flat split ring type. The material of the backing rings shall be compatible with the composition of the pipe with which it is used.

                                    Welding preheat and interpass temperature shall be maintained in accordance with the requirements of the applicable code. Electric or gas heat sources which provide a uniform application of heat over the weld area shall be used in accordance with ASME B31.1 Section 1.3.1.

                                    Stress relieving of all welds shall be
                                    performed in accordance with the
                                    requirements of the applicable code. All welding zones, bends, and hot formed sections shall be fully stress relieved as required by the code.

                                    Wherever possible, stress relieving shall be performed by slowly heating the entire assembly to the specified temperature, holding the temperature for the required length of time, and then allowing the assembly to cool. Where this procedure is impractical, local stress relieving may be employed.

                                    Pipe bending shall be used only when
                                    specifically required or where the use of elbows is impractical. All bends shall be smooth, without buckles, and truly circular. The allowable flattening, as determined by the difference between the minor and major axes, shall not be greater than 5 percent of the nominal diameter. Allowance shall be made for thinning of the pipe wall in accordance with the requirements of Paragraph 102.4.5 of the ASME B31.1 to assure that minimum wall thickness after bending is not less than the minimum wall thickness required.

                                    All lugs, ears, and other attachments for support of piping shall be welded to the piping. Attachments for piping systems which must be stress relieved shall be welded to the pipe prior to final stress relieving. Attachments on shop fabricated piping which must be stress relieved shall be shop welded to the piping.

                                    BRAZED JOINTS. Brazing shall be accomplished in accordance with the requirements specified in ASME B31.1. Brazing filler metals shall be either silver or copper-phosphorus alloys. Filler metals containing phosphorus shall not be used for brazing steel or nickel base materials.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 69 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    FIBERGLASS REINFORCED PLASTIC PIPE JOINTS.
                                    Joints in fiberglass reinforced plastic
                                    piping shall be as required by the
                                    application. All joints shall be made by certified joiners. Individual joiners shall be trained and certified by the manufacturer for the specific pipe brand, type of joint, and pipe sizes to be used.

                                    PVC PIPE JOINTS. Joints in polyvinyl
                                    chloride (PVC) pressure piping shall be of the solvent cemented type and shall be carefully made using methods recommended by the pipe manufacturer. All joints shall be seal welded after solvent cementing by using PVC filler rod and hot air welding equipment designed for this purpose. The above requirements do not apply to plumbing, piping or underground push joint PVC pipe.

                                    HDPE PIPE JOINTS. Joints in High Density
                                    Polyethylene (HDPE) pipe shall be of the butt fusion weld type and shall be made in accordance with the manufacturer's procedures.

                           2.5.9.5  Inspection and Testing

                                    Inspection and testing of piping shall be performed in accordance with the requirements of the applicable code, and in accordance with the following criteria.

                                    Pressure testing of piping assemblies,
                                    including hydrostatic, pneumatic, and
                                    in-service leak testing, shall be performed on the system assemblies upon the completion of erection. Shop leak testing of piping shall not be required. Underground piping to be tested shall be tested prior to covering the line, except for underground push joint piping.

                                    Hydrostatic testing of all piping, except as otherwise discussed herein or for which a pneumatic leak test will be provided, shall be performed with cold water at 1-1/2 times the design pressure of the piping.

                                    During pipe system pressure tests, large safety valves shall be gagged. Small safety and relief valves shall be temporarily removed and replaced by plugs, caps or blind flanges. Provision shall be made to limit the maximum pressure applied during pressure tests. Increasing the spring compression on safety valves shall not be permitted. Test pressure shall be maintained for a sufficient length of time to permit inspection of all joints and connections.

                                    Piping that will be hydrostatically tested, but which would be adversely affected by rust, shall be tested with chemically-treated water. After the completion of testing and acceptance, this piping shall be dewatered and dried. This shall generally include high-pressure (design pressure above 150 psig) compressed gas piping and other high-pressure systems requiring a high degree of cleanliness.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 70 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    Pneumatic testing shall be provided for all pressure piping that should not be subject to water filling. This shall generally include the following piping:

                                    -       Lube oil transfer piping

                                    -       Low-pressure (design pressure less
                                            than or equal to 150 psi)
                                            compressed gas piping conveying
                                            carbon dioxide, nitrogen, and
                                            chlorine

                                    -       Station air and control air piping

                                    Lines to be leak tested by pneumatic testing shall be given an application of a leak detection fluid which shall reveal the presence of leaks by an easily visible means, such as bubble formation. The pneumatic test pressure shall generally be limited to 100 psig, with the chemically treated water hydrostatic test to be preferred for higher pressure applications. For pneumatic tests with a code required test pressure that is above 100 psig, the piping shall be completely tested at 100 psig before the pressure is elevated to the final value.

                                    Leak tolerances in control and instrument piping shall be determined in conformance with ISA Tentative Recommended Practice RP-7.1. Instruments shall be protected against overpressure during testing of piping.

                                    Nondestructive testing shall generally
                                    include visual, radiographic, magnetic
                                    particle and liquid penetrant, and
                                    ultrasonic examinations. Visual examination of welds shall be performed by personnel qualified and certified in accordance with AWS QC1, Standard for Qualification and Certification of Welding Inspectors. Radiographic examination shall be performed on welds requiring examination under the code. Magnetic particle and liquid penetrant examination shall be performed as required by the applicable code. Ultrasonic tests shall be performed as required by the applicable code.

                                    The exterior and interior surfaces of all piping shall be thoroughly cleaned of all sand, mill scale, greases, oils, dirt, and other foreign materials. The interior surfaces of carbon steel piping if used for lubricating oil systems shall be pickled. After drying, a suitable rust preventive shall be applied to the inside of the pipe. The rust preventive shall be readily soluble in oil for oil piping and water soluble for water and steam piping.

                                    During field assembly, foreign matter shall be removed from the piping and associated equipment as the work progresses. Protective plastic covers shall be placed and maintained over open piping or equipment

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 71 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    connections to prevent the introduction of extraneous material. The Contractor shall make every effort to keep the plastic covers in tact during construction and shall make any and all repair necessary to maintain the plastic covers.

                                    The Contractor shall furnish supervisory services, all labor, temporary piping and specialties, special equipment, and chemicals required to cold flush, and chemically clean, as required, the piping systems. The cleaning of the piping systems is for the purpose of removing oil, grease, mill scale, and debris as would be found in a newly erected system.

                                    The Contractor shall submit detailed
                                    procedures to the Owner for approval at an appropriate time prior to the cleaning operation.

                                    After approval of hydrostatic tested piping, the Contractor shall flush until clean the systems not chemically cleaned with cold service, demineral- ized or other clean water. Water for flushing will be supplied in sufficient quantity and at adequate pressure (system pumps or other means) to suit the flushing requirements. Systems which will operate with air or gas shall be blown out with dry air or gas.

                                    When the flushing medium is water, the
                                    system shall be flushed until the discharge is free of turbidity and color. The Contractor shall provide temporary strainers to protect all pumps. During flushing operations, the Contractor shall periodically remove and clean temporary and permanent strainers. Should differential pressures or restricted flow indicate the presence of a major obstruction in the system, the Contractor shall dismantle portions of the system required to locate and extricate the obstruction. After Owner's approval of cold flushing, the Contractor shall remove, clean and replace strainers, remove the temporary piping and supports, make up all final connections, and prepare the systems for operation.

                                    Water used for flushing and cleaning shall be disposed of in compliance with environmental permits, state and local regulations, and with the Owner=s approval.

                                    After completion of cleaning and flushing procedures, the Contractor shall remove temporary piping and appurtenances, replace valve covers using new gaskets, and make final piping connections and adjustments to place the piping systems in first-class operating condition.

                           2.5.9.6  Pipe Supports and Hangers

                                    The term "pipe supports" includes all
                                    assemblies such as hangers, floor stands, anchors, guides, brackets, sway braces, vibration dampeners,

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 72 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    positioners, and any supplementary steel required to attach pipe supports.

                                    All support materials, design, and
                                    construction shall be in accordance with the latest applicable provisions of ANSI B31.1, Power Piping.

                                    Support assemblies shall have a minimum
                                    yield strength safety factor of two, and a minimum ultimate strength safety factor of four. The safety factor shall be relative to either the minimum service strength, or the load, whichever is greater.

                                    Structure attachment components shall be fastened by welding or bolting. Pipe supports shall be attached to concrete by cast-in-place studs or plates. Where it is not practical to cast studs or plates into the concrete, anchor bolts with a minimum pullout safety factor of five shall be used.

                                    Pipe attachments shall generally be pipe clamps or lugs. Pipe attachments shall be rigid relative to the piping and insulation and shall extend sufficiently outside insulation, if any, to permit free installation and operation of other support components. Insulation saddles, securely attached by welding or bolted clamps, shall be used where required to prevent damage to insulation. No welding will be allowed on lined piping. On piping other than steel or iron, the piping manufacturer's recommendations shall be followed.

                                    Turnbuckles shall be provided near the
                                    center of rod assemblies unless the
                                    arrangement provides other means of vertical adjustment under load. Turnbuckles and other threaded adjustment components shall be provided with locknuts.

                                    Except as approved otherwise, spring
                                    assemblies shall be enclosed and shall have a load and position indicator scale. Counterweight supports shall not be used. Spring assemblies which support the pipe by use of an intermediate rod shall incorporate an adjustable rod coupling or turnbuckle with locknut. Spring assemblies shall be suitable for inside or outside installation. A field adjustment feature for varying support effort shall be provided on spring assemblies. Spring assemblies shall be provided with a means to lock the springs. When so locked, the assemblies shall be capable of carrying any hydrostatic test or chemical cleaning load. Locking devices for spring assemblies on steam piping requiring hydrostatic test shall be attached to the spring casing by means of pins or chain. Spring housing shall have nameplates with permanently stamped markings indicating their corresponding hanger number.

                                    Support component and materials shall be suitable for service at the operating temperature of the pipe to which they are attached. Where

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 73 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    support components temperature is below
                                    750oF, component material shall be carbon steel. Where support components temperature is 750oF to 950oF, components material shall be chromium-molybdenum alloy steel equal or better than ASTM A335 P11.

                           2.5.9.7  Valves

                                    Control Valves are specified in Section
                                    2.7.3.7.

                                    Valve pressure classes, sizes, types, body materials, and end preparations shall generally be as described herein. Special features and special application valves shall be utilized where required. Valves having butt weld, flanged, socket welded, or screwed connections shall have ends prepared in accordance with the applicable ANSI standards. Steel flanges shall be raised face type unless otherwise required. Cast iron and bronze flanges shall be flat faced type.

                                    Steel body gate, globe, angle, and check valves shall be designed and constructed in accordance with ANSI B16.34 as applicable. Valve bodies and bonnets shall be designed to support the valve operators (handwheel, gear, or motor) with the valve in any position without external support.

                                    STEEL BODY VALVES 2 INCHES AND SMALLER.
                                    Steel body valves 2 inches and smaller will have forged steel bodies with socket weld ends. Forged steel valves complying with the standards and specifications ASME B31.1 shall be used within the manufacturer's specified pressure temperature ratings. The use of Class 1500 and 2500 forged steel valves will be limited in accordance with the pressure temperature ratings specified in ANSI B16.34, and the criteria established in MSS SP-84.

                                    STEEL BODY VALVES 2-1/2 INCHES AND LARGER.
                                    Steel body valves 2-1/2 inch and larger
                                    shall have cast steel bodies with butt weld ends. The face-to-face and end-to-end dimensions shall conform ANSI B16.10. The use of these valves shall be in accordance with the pressure temperature ratings specified in ANSI B16.34 as applicable.

                                    Gate, globe and angle valves shall be
                                    provided with back seating construction.
                                    Gate, globe, and angle valves shall be
                                    outside screw and yoke construction. Gate valves 4 inches and larger shall have flexible wedge disks. Split disks shall not be permitted. Valves shall have full size ports, except where venturi ports are specifically permitted. The use of valves with venturi ports shall be limited to selected large diameter, high-pressure valve applications.

                                    Check valves used on pump discharge
                                    installations, and on other applications in which the valves may be subjected to significant reverse

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 74 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    flow water hammer or fluid surges, shall be of the non-slam tilting disk type. All other check valves shall be of the guided piston, swing disk, or double-disk spring check type. The use of double-disk spring check valves shall be limited to 14-inches and larger cold water services. All check valves shall be designed for installation in either horizontal or vertical piping with upward flow. Stop check valves, where specified, shall be Y-pattern globe type.

                                    IRON BODY VALVES. Iron body gate, globe, and check valves shall have iron bodies and shall be bronze mounted. The face-to-face dimensions shall be in accordance with ANSI B16.10. These valves shall have flanged bonnet joints. Gate and globe valves shall be of the outside screw and yoke construction. Body seats shall be of the renewable type. Gate valves shall be of the wedge disk type.

                                    BUTTERFLY VALVES. Rubber-seated butterfly valves shall be generally constructed in accordance with AWWA C504 Standard for Rubber-Seated Butterfly Valves. The valves shall also generally conform to the requirements of MSS Standard Practice SP-67, Butterfly Valves. Valves of the wafer or lugwafer type shall be designed for installation between two ANSI flanges. Valves with flanged ends shall be faced and drilled in accordance with ANSI B16.1. The selected use of butterfly valves shall be in accordance with the pressure temperature ratings specified in AWWA C504and the pressure temperature ratings specified by the manufacturer.

                                    BRONZE BODY VALVES. Bronze gate and globe valve 2 inches and smaller shall have union bonnet joints and screwed ends. Bronze gate and glove valves used in control air service shall have braze joint ends. Gate valves shall be inside screw, rising stem type with solid wedge disks. Globe valves shall have renewable seats and disks.

                                    Bronze check valves 2 inches and smaller shall be Y-pattern swing disk type or guided piston type designed for satisfactory operating in both horizontal piping and vertical piping with upward flow.

                                    Bronze valves 2-1/2 inches and larger shall have bolted flange bonnet joints and flanged ends. Gate and globe valves shall be of the outside screw rising stem construction. Gate valves shall have either integral or renewable seats. Globe valves shall have renewable seats.

                                    The use of these valves shall be in
                                    accordance with the pressure temperature ratings specified by the manufacturer and in accordance with the criteria established in MSS SP-80. Bronze valves shall generally be Class 200, and shall be limited to service with piping systems having design pressures of 200 psi or less, and design temperatures of 150 F or less.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 75 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    PLUG VALVES. Plug valves shall be of the eccentric, lubricated, or Teflon sleeve plug type, as required by the service. Plug valves bodies shall conform to the requirements of ANSI for dimensions, material thicknesses, and material specifications. Bonnets shall be of the bolted flange type. Body ends shall be flanged, faced, and drilled for installation between ANSI flanges. The use of these valves shall be in accordance with the pressure temperature ratings specified by the manufacturer.

                                    BALL VALVES. All ball valves shall have full area ports, Teflon seats and seals, and chrome plated carbon steel or stainless steel balls. Ball valve bodies 2 inches and smaller shall have threaded end connections. Ball valves 2-1/2 inches and larger shall have flanged ends. The valves shall not require lubrication.

                                    DIAPHRAGM VALVES. Diaphragm valves shall be straightway or weir bodies with flanged ends faced and drilled for installation between ANSI flanges.

                                    POLYVINYL CHLORIDE (PVC) AND CHLORINATED
                                    POLYVINYL CHLORIDE (CPVC) VALVES. PVC and
                                    CPVC valves will be constructed entirely from polyvinyl chloride, chlorinated polyvinyl chloride, and Teflon. Bodies will be double entry flanged or true union screwed type.

                                    VALVE OPERATORS. Valves shall be provided with manual or automatic operators as required for the service application and system control philosophy. Automatic operators shall be motor, piston, or diaphragm type. Manual operators shall be lever, handwheel, or gear type, with the use of lever operators to be limited to valves requiring a maximum of 90-degree stem rotation from full open to full closed position on valve sizes 6 inches and smaller. All operators shall be sized to operate the valve with the valve exposed to maximum differential pressure. The force required to manually operate valves shall not exceed 75 pounds. Isolation valves installed in areas inaccessible to platforms shall be furnished with chain wheels. Large motor operators on small bore piping will require additional support.

                                    VALVE SPECIAL FEATURES. Valves shall be
                                    provided with locking devices, handwheel extensions, vacuum service packings, limit switches, and other special features as required. Locking devices, when furnished, shall allow the valve to be locked either open or closed with a standard padlock. Limit switches, when furnished, shall be provided for the open and closed position of the valve.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 76 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    All valve bonnets for valves potentially exposed to high temperatures (over 150 F) shall be provided with internal drains. The drains shall prevent the bonnets from being exposed to excessive pressure when the bonnet is full of water and the valve is exposed to elevated temperatures.

                                    Valves used for isolation purposes shall be designed for as tight a shutoff as practical.

                                    Valves shall not be equipped with bypasses unless specifically required.

                           2.5.9.8  Specialties

                                    The Contractor shall furnish and install miscellaneous mechanical specialties including, but not limited to, the following:

                                    -       Expansion joints

                                    -       Strainers

                                    -       Safety and relief valves

                                    EXPANSION JOINTS. Expansion joints shall be suitable for the pressure, temperature and axial/lateral movements required by the system design. All joints shall be designed for full vacuum. End connections, size and material shall be compatible with adjacent piping or equipment.

                                    Metal expansion joints shall have stainless steel bellows and carbon or alloy steel pipe ends. Bellows shall be ASTM A-316 stainless steel. Joints shall be supplied with internal liners, protective outer shrouds and restraining rods. Metal expansion joints shall conform with Expansion Joint Manufacturer's Association (EJMA), ASME, and ANSI standards.

                                    Rubber expansion joints shall be constructed of multiple layers of fabric duck impregnated with rubber and reinforced with steel as required. Expansion joints shall be furnished with tie rods. Rubber expansion joints shall be in accordance with Rubber Expansion Joint Division of the Fluid Sealing Association.

                                    STRAINERS. Strainers shall be furnished and installed based on system requirements. This shall include all permanent and temporary start-up strainers. Strainer type, size, body material and inlet/outlet connections shall be selected based on system design requirements. Basket strainers shall be in accordance with applicable ASME and ANSI standards. All strainer bodes, except tee type strainers, shall have tapped and plugged drain connections.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 77 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    SAFETY AND RELIEF VALVES. Safety and relief valves shall be provided as required to protect piping systems and equipment and as required by code. The valve type and materials of construction shall be selected based on system pressure and temperature requirements. The valves shall be designed to allow an adjustment range of 10 percent above and below set pressure. All valves shall be designed to relieve to atmospheric pressure unless a back pressure or differential is required. Relief valve vent stacks for steam service shall be sized to prevent blowback and shall be routed vertically and away from platforms and walkways for personnel safety.

                  2.5.10   Insulation and Lagging

                           The insulation and lagging to be applied to piping, equipment, and ductwork for the purposes of reducing heat loss, reducing sweating, and personnel protection shall be in accordance with the following criteria.

                           2.5.10.1 Insulation Materials and Installation

                                    Insulation materials shall be inhibited and of a low halogen content so that the insulation meets the requirements of MIL-I-24244 Amendment 3 regarding stress-corrosion cracking of austenitic stainless steel. Insulation materials shall contain no asbestos.

                                    All piping shall be insulated as required to meet OSHA requirements. All piping operating above 140oF shall be insulated with calcium silicate molded insulation, mineral fiber insulation, or high density fiberglass.

                                    Equipment and ductwork operating at elevated temperatures shall be insulated with calcium silicate block or mineral fiber block insulation.

                                    For equipment operating above 140oF where retention of heat is not necessary for proper and efficient operation, insulation or other measures such as guards will be provided for personnel protection only.

                                    Mineral fiber block insulation for use on equipment surfaces shall be in accordance with ASTM C612, Class 3, and have a density of 8 to 12 pcf.

                                    Mineral fiber blanket insulation shall not be used, except for selected applications for practicality.

                                    Insulating cements shall be mineral fiber thermal insulating cements and will conform with ASTM C195.

                                    Antisweat insulation shall be flexible
                                    elastomeric cellular thermal insulation.
                                    Above grade indoor water piping will be
                                    provided with

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 78 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    antisweat insulation. Outdoor antisweat
                                    insulation will be protected with paint
                                    or lagging in accordance with the
                                    manufacturer's recommendations.

                                    Piping and small diameter cylindrical
                                    equipment insulation shall be hollow
                                    cylindrical shapes split in half lengthwise, or curved segments. Large diameter cylindrical equipment and other items of equipment shall be insulated with block or scored block insulation as required to obtain a close fit to the contour. Pipe fittings and accessories shall be insulated using either molded insulation or by insulation fabricated from straight pipe insulation segments.

                                    Weatherproof protective coatings shall be applied in accordance with the manufacturer's recommendations.

                                    Insulation shall be securely tied and laced in place with stainless steel wire. Blocks shall be reinforced on the exterior face with expanded metal, if necessary, to prevent sagging or cutting of insulation by lacing wire.

                                    Studs used for attachment of insulation
                                    shall be Nelson stainless steel studs in lengths suitable for the insulation thickness. Studs shall be spaced on centers not exceeding 12 inches. Washers for attachment of lacing wire shall be spaced on centers not exceeding 18 inches. All block insulation shall have joints broken and pointed up with plastic insulation.

                                    Ducts with external stiffeners shall have insulation installed between the stiffeners, and a second layers of insulation installed thereon, so that stiffeners are insulated and a level surface achieved.

                                    Vertical runs of piping shall utilize
                                    support lugs and collars to prevent slippage of the insulation.

                           2.5.10.2 Lagging Materials and Installation

                                    All insulated surfaces of equipment,
                                    ductwork, piping, and valves shall be lagged except for antisweat insulation.

                                    All aluminum lagging shall be stucco pattern embossed. Ribbed or fluted aluminum lagging for equipment and ductwork shall be 0.040-inch minimum thickness. Flat aluminum lagging shall be 0.050-inch minimum thickness, except in areas where personnel may walk thereon. In these areas, 0.080-inch minimum thickness shall be used, unless steel walkways are provided.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 79 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    Piping lagging shall be stucco embossed
                                    finish sheet aluminum, 0.020-inch minimum thickness on applications up to 13-inch outside diameter, and 0.024-inch minimum thickness on all other applications.

                                    Outdoor lagging shall be installed to secure a weatherproof installation. Lagging shall be carefully fabricated and fitted to ensure a neat appearance. Open ends of all fluted sections shall be provided with tight fitting closure pieces.

                                    All areas of contact between dissimilar
                                    metals shall be protected against galvanic corrosion by a suitable insulating coating.

                                    All lagging on curved surfaces shall be
                                    machine rolled and formed to fit the
                                    insulation curvatures. All joints shall be lapped a minimum of 2 inches and placed to shed water.

                                    Removable insulated covers shall be provided over all equipment manholes. Access doors through lagging will be provided as required.

                                    All lagging shall be secured in place using panhead self-tapping screws, fitted with neoprene washers. All joints shall be placed to shed water. On outdoor piping, in addition to screws, lagging will be secured by machine attached stainless steel bands spaced on not greater than 24-inch centers.

                                    Top horizontal surfaces of designated ducts and designated areas on equipment shall generally be provided with a system of walkways to prevent damage to the lagging during operation and maintenance. Walkways generally shall be constructed of grating and shall be supported directly from the duct or equipment with specially designed support lugs on not greater than 24-inch centers. Support lugs shall be attached to the ducts or equipment prior to placement of insulation and lagging. Grating shall be attached to the support lugs with flathead countersunk screws.

                  2.5.11   Heating, Ventilation and Air Conditioning (HVAC)

                           This section covers the design, furnishing, installation, testing and balancing of air conditioning, heating and ventilation equipment, systems and accessories for the plant. The HVAC systems shall include, but not be limited to, the following:

                           - The control room and electronics/computer room shall be heated, cooled and ventilated by a duct system with two, 100 percent redundant packaged air handling units.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 80 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           - All offices, restrooms, locker rooms, reception area, lunchroom, conference room and electrical and instrument shop shall be heated, cooled and ventilated with packaged air handling unit(s).

                           - The motor control center (MCC) room, switchgear room, and other electrical equipment rooms shall be ventilated by duct work and fans and heated with unit heaters as required to maintain the design temperatures.

                           - The maintenance shop shall be ventilated with ductwork and fan system. Unit heaters shall be installed to maintain minimum temperature.

                           - Exhaust fans shall be provided in restrooms, locker rooms, and battery room.

                           All equipment, material, design, fabrication, erection, start-up and testing shall conform to applicable local building codes and the following industry codes and standards.

                           - American Society of Heating, Refrigeration and Air Conditioning Engineer (ASHRAE)

                           -        Air Moving and Conditioning Association
                                    (AMCA)

                           -        Air Filter Institute (AFI)

                           -        Air Diffusion Council (ADC)

                           - Sheet Metal and Air Conditioning Contractors National Association (SMACNA)

                           -        ASME, ANSI, ASTM, NEMA, NFPA and OSHA.

                           The various HVAC systems shall be designed for the following conditions:

                           -        Ambient Air Design Conditions:

                                    Summer:          95 DEG.F DB, 78 DEG.F WB
                                    Winter:          18 DEG.F DB, 15 DEG.F WB

                           -        Building Design Conditions (Indoors):

                                                                 SUMMER             WINTER
                                                                 ------             ------
                                    Control/Electronic Rooms     78 DEG.F           70 DEG.F
                                    Office Area                  78 DEG.F           70 DEG.F
                                    Conference/Lunch Rooms       78 DEG.F           70 DEG.F
                                    Electrical/I&C Maint. Shop   78 DEG.F           70 DEG.F
                                    Water Treatment Bldg         104 DEG.F          50 DEG.F

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 81 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                                    Maintenance Shop             104 DEG.F          50 DEG.F
                                    MCC/Switchgear Rooms         104 DEG.F          50 DEG.F
                                    Warehouse                    104 DEG.F          50 DEG.F

                           - The relative humidity shall not exceed 60% in the control/electronic rooms, office area, locker rooms, restrooms, lunch room, Conference room, laboratory and electrical I&C maintenance shop.

                           Ductwork shall be constructed of galvanized sheet steel and in accordance with SMACNA standards.

                           Plenums, ducts, equipment shall be acoustically lined internally to prevent noise transmission. The liner shall be semi-rigid fiberglass with high density matte faced fire resistant coating.

                           Dampers shall be provided to permit balancing of the systems, prevent back drafts and fire rated isolations in walls and floors. All fire dampers shall comply with NFPA 90A and local regulations and shall carry UL label. Ceiling diffusers and return air grilles in finished areas shall be lay-in type.

                           A complete system of automatic temperature control hardware, thermostats, valves, dampers and associated controls shall be provided for each system. Thermostats and control switches shall be installed in readily accessible locations.

                           The Contractor shall have the HVAC systems checked and tested by an independent agency specializing in balancing and testing HVAC systems.

                           Ventilation inlet areas to the water treatment building, boiler feed pump building(s), maintenance shop, MCC/switchgear room(s), and warehouse shall have removable and cleanable 3 micron filters.

                  2.5.12   Plumbing

                           This section covers the design, furnishing of equipment and materials, installation, testing and placing into service of plumbing systems for the project. This shall include, but not be limited to, the following:

                           - Plumbing fixtures, equipment, piping, fittings and hardware for restrooms, locker rooms, sanitary facilities and potable water system

                           -        Hot water heater

                           -        Electric water coolers

                           - Piping, fittings and hardware for chemical waste system

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 82 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           - Piping, fittings and hardware for roof and floor drain systems

                           -        Emergency shower and eye wash stations

                           -        Backflow preventers and water meters

                           -        Wall hydrants and hose bibbs

                           All equipment, material, design, installation, testing and placing into service shall comply with applicable plumbing and building codes and industry codes and standards such as ASME, ANSI, ASTM, OSHA and NFPA.

                           All restroom, locker room, lunch room and other sanitary wastes will flow to a septic field in conformance with local regulations.

                           Plant roof drains shall carry water to the storm water drainage system.

                           Plant floor drains, trench drains and equipment drains shall discharge to the plant waste water sump. The waste water shall be pumped to the Plant retention basin.

                           Emergency shower and eyewash stations shall, as a minimum, be installed at the following locations:

                           -  Battery Room

                           Back flow preventers and water meters for incoming raw water shall be furnished and installed per the requirements of the Heard County Water Authority.

                           Pipe and fittings in accordance with code requirements, shall be installed for sanitary and waste water systems. PVC or ABS piping may be used for above ground vents and drains where permitted by code. Miscellaneous equipment drains shall be provided with galvanized or stainless steel metal funnels fabricated to fit the bell and accommodate drain lines from nearby equipment.

                           Potable water piping shall be Type L or K hard copper with lead free solder joints. Fittings shall be either wrought copper or cast brass.

                           Chemical waste drain piping shall be polyvinyl chloride or fiberglass reinforced plastic as required by application and allowed by code.

                           The potable water system shall be hydrostatically tested, flushed and disinfected per code requirements.

                           All waste drain piping shall be leak tested.

                  2.5.13   Sampling System

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 83 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           This section covers the engineering, design, manufacture and installation of a sampling system of local grab samples for the project.

                           The sampling system will extract samples from selected points to enable a chemist to perform specific analysis.

                           Manual grab sample points shall be provided on demineralized water, waste drains, fuel oil and raw water.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 84 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



2.6      ELECTRICAL

                  2.6.1    General Requirements

                           The Contractor shall furnish all engineering, design, labor, materials, equipment, and construction services required to provide a totally functional electrical system associated with the project. The work shall comply with applicable codes and standards including, but not necessarily limited to, the following:

                           - State and local codes, laws, ordinances, rules and regulations

                           -        Underwriters' Laboratories (UL)

                           -        Factory Mutual System (FM)

                           - Institute of Electrical and Electronic Engineers (IEEE)

                           -        National Electrical Manufacturer's
                                    Association (NEMA)

                           -        National Fire Protection Association (NFPA)

                           -        American National Standards Institute (ANSI)

                           -        American Society for Testing and Materials
                                    (ASTM)

                           -        Insulated Cable Engineers Association (ICEA)

                           - Illuminating Engineering Society of North America (IES)

                           -        Instrument Society of America (ISA)

                           -        Lightning Protection Institute (LPI)

                           -        Occupational, Health and Safety
                                    Administration (OSHA)

                           In case of conflict or disagreement between codes and standards, the more stringent conditions shall govern.

                           Area classifications shall be in accordance with NEC Articles 500, 501, 502 and 503. Enclosures for use with electrical equipment shall be as follows:

                           -        NEMA 12 for use in unclassified indoor
                                    locations,

                           - NEMA 3R for use with HVAC equipment in wet outdoor locations,

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 85 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           - NEMA 4 for use in wet indoor and outdoor locations except for outdoor HVAC equipment,

                           -        NEMA 4X for use in all corrosive locations,

                           - NEMA 7 for use in all Class I, Division 1 or 2, Group A, B, C or D locations unless other enclosures are approved and UL-listed for the application, and

                           - NEMA 9 for use in all Class II, Division 1 or 2, Group E, F or G and Class III, Division 1 or 2 locations.

                           Where UL test procedures have been established for the product type, electrical equipment shall be UL-approved and shall be provided with the UL label.

                           The manufacturer's standard factory-applied paint coating system(s) shall be provided on all electrical equipment. Interiors of panelboards, motor control centers, relay panels, control panels, etc., shall be either white or light gray.

                           Electrical equipment shall be provided with nameplates, appropriate warning signs, and equipment identification tags.

                           Equipment shall be installed so it is readily accessible for operation and maintenance. Equipment shall not be blocked or concealed. Do not install electrical equipment such that it interferes with normal maintenance requirements of other equipment.

                           Outdoor wall-mounted equipment and indoor equipment mounted on earth or water bearing walls shall be provided with corrosion resistant spacers to maintain 1/4 inch separation between equipment and wall.

                           All openings into outdoor equipment shall be screened or sealed to prevent the entrance of rodents or insects.

                           Concrete foundations or pads shall be provided for all free-standing electrical equipment not provided as an integral part of a factory-engineered and fabricated skid or module. Floor-mounted equipment shall be mounted on four-inch to six-inch raised concrete housekeeping pads.

                           Warning tape shall be placed in the trench directly over duct banks, direct-buried conduit and direct-buried wire and cable.

                           After installation, all equipment shall be tested as recommended by the manufacturer or as required by code. A ground-fault performance test shall be performed as required by NEC Article 230-95(c). All adjustable protective devices shall be set as recommended by the Contractor=s System Coordination Study. Ground continuity shall be verified for all systems and equipment.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 86 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           All surfaces shall be cleaned of dirt and debris. Touch-up paint shall be applied to all painted equipment. The interior of all enclosures shall be thoroughly vacuumed to remove dirt and debris.

                           Each electrical system shall be designed for maximum economy consistent with reliability of service, safety of personnel and equipment, ease of operation and maintenance, and high efficiency.

                           Insulation levels, continuous and short circuit current capabilities, protective relay schemes and mechanical strengths of all equipment shall be selected and coordinated in accordance with good utility and engineering practice.

                  2.6.2    Power Transformers

                           This section covers the engineering, design, fabrication, delivery and installation of main power transformers (MPT) and auxiliary power transformers
                           (APT), as shown on the electrical one-line, Attachment I.

                           The transformers shall be of the outdoor, oil-filled, self and forced air-cooled type dual 55/65 DEG. C rating with supplementary fan cooling. As an alternate to the 4.16kV-480/277 V oil-filled transformers, the Contractor may utilize an open, dry-type power transformer. The main step-up transformers shall be rated such that the top 55 DEG. C rating shall match the turbine-generator output at 30 DEG. C ambient and 0.85 power factor.

                           Angular displacement of voltages shall be standard as defined by ANSI C57.12.00, Section 7.2. Note that bushing numbering may or may not be in accordance with ANSI C57.12.70.

                           The audible sound level of each transformer shall not exceed 85 dBA at three feet when the transformer is operating at no load, rated tap voltage and rated frequency in accordance with ANSI C57.12.90.

                           Oil inside the transformer tank shall be isolated from atmosphere by means of a positive pressure inert gas system or an elevated expansion tank with enclosed air cell. The system shall be suitable for operation over an ambient temperature range of minus 37 DEG. C to plus 40 DEG. C. All transformer oil shall conform to the requirements of ASTM D 3487-82a and ANSI C
                           57.106. The oil shall be high grade and have no detectable or measurable amounts of inorganic acids, alkalines, corrosive sulfurs or PCB's.

                           Impedances shall be as required by the Contractor to satisfy electrical equipment fault ratings and comply with voltage limitations during motor starting and normal operation. The impedance and the base rating shall be clearly stated on the nameplate.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 87 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           The transformer parts shall be adequately sized, insulated and braced to meet the short circuit requirements of ANSI/IEEE Standard C57.12.00 and to withstand the short circuit test code as defined in ANSI/IEEE Standard C57.12.90. The transformer shall be capable of withstanding, without injury, the mechanical and thermal stresses caused by faults with 110% rated voltage maintained across the terminals of the HV winding and zero external transformer impedance used in calculating the short circuit current; the transformer impedance used shall be the minimum within tolerances. The thermal time duration shall be in accordance with ANSI C57.12.00, Sections
                           10.1.1 and 10.4.

                           The transformers shall have a high voltage tap changer suitable for operation from ground level when the transformers are deenergized. Four full load taps of two, 22% above and two, 22% below the transformer nominal kV rating shall be provided. The tap changer handle shall have provisions for padlocking, and visible indication of tap position shall be provided.

                           All control devices and appurtenances for the transformers shall be provided as required and in accordance with the specification and shall meet the requirements of NEMA ICS1 and 2. Additional alarms, auxiliary contacts, and control devices deemed necessary or desirable shall be recommended by Contractor.

                           All alarms, contacts and control devices shall be completely connected, and all wiring shall be connected with closed-ring type terminal lugs to terminal blocks located in the control cabinet. Terminal blocks shall be plainly marked to identify all connections.

                           All terminal blocks shall be designed to accommodate control cable of at least size No. 10 AWG and shall be provided with washer head screws to accept closed-ring type lugs. All wires shall be identified at the terminal blocks. All wiring external to the control cabinet shall be installed in a weatherproof rigid metallic conduit system.

                           Two grounding pads shall be furnished, located diagonally opposite on the transformer case of frame. Grounding pads shall be made of copper-faced steel or stainless steel without copper facing (NEMA 2-hole flat pad). The Contractor shall provide and connect copper ground cable from the transformer ground pad to the plant ground system.

                           The transformer base shall be designed for skidding or rolling in a direction parallel to either centerline.

                           As far as practicable, gaskets below the oil level shall be eliminated unless isolating valves are provided to permit replacement of gaskets during operation.

                           The tank shall have a welded cover, be suitable for vacuum filling in the field, and be equipped with lugs for lifting the complete transformer. One or more

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 88 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           manholes shall be provided in the cover. The transformer shall be provided with jacking lugs with 13-inch minimum lift.

                           A single core-grounding connection shall be provided for a core-form transformer. The connection shall be made to a core-grounding bushing on the tank cover at a location accessible through a manhole and shall be removable for test purposes.

                           The following accessory equipment shall be provided:

                            1. Detachable radiator coolers with valves, drain, and vent plugs. The transformer cooling equipment shall be designed and arranged to allow individual radiators to be removed from the transformer without removing the transformer from service or draining oil from any other transformer component.

                            2. Hot spot resistance temperature detector for use with the Owner's remote instrumentation. The RTD shall be a 100 ohm platinum-type (MPT only).

                            3.      Fault pressure relay (MPT only).

                            4.      Provisions only for gas detection equipment.

                            5. Cover-mounted pressure relief device with target visible from ground.

                            6.      Tank-mounted, station-type lightning
                                    arresters on the HV side with a discharge counter (MPT only).

                            7.      Oil level gauge.

                            8.      Top oil thermometer.

                            9. If required by design, high voltage bushing capacitive potential devices (MPT only).

                           10.      Pressure-vacuum bleeder.

                           11. Pressure-vacuum gauge with maximum pressure reading between 60 and 100% full scale.

                           12.      Upper and lower filter connection.

                           13.      Drain valve.

                           14.      Oil sampling valve.

                                    Note: If drain and sampling valves are
                                    furnished combined in one unit, the sampling device shall be on the discharge side of the main valve and

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 89 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                    a pipe plug for the valve shall be
                                    furnished. The drain valve shall have a
                                    two-inch diameter.

                           15.      Pressure test and gas sampling valve.

                           16.      Vacuum connection.

                           17. Ungrounded alarm contacts for the following (MPT only):

                                    a.      high oil temperature
                                    b.      pressure relief device
                                    c.      fault pressure relay
                                    d.      hot spot temperature

                           All control cabinets shall be weatherproof, fabricated of steel plate of sufficient thickness to prevent warping or buckling and shall have drip-proof hoods. All doors shall be vertically hinged and arranged to permit ready access to the inside of the control cabinet. Bracing shall be provided for cabinet and doors, as required, and devices shall be included to secure doors in the full open position. Should design of cabinets be such that door width in excess of 30 inches is required, double doors shall be provided and the doors shall be hinged for center opening. All doors shall have latches for the closed position and shall include provisions for attaching padlocks. Control cabinets shall be easily accessible from the ground level. A removable plate shall be provided in the bottom of each control cabinet to permit field drilling and installation of control system conduits. Where two doors are used, a seal shall be provided at the door interface.

                           The transformer control cabinets shall be equipped with a heater. The heater shall be automatically controlled by an adjustable temperature device set to maintain the cabinet temperature above the dew point. A manual control switch shall be provided to activate and deactivate the space heater. The voltage rating of the heaters shall be at least twice its operating voltage of 120 V ac, single phase.

                           Terminal bushings shall meet the requirements of IEEE 21 and IEEE 24.

                           All bushing current transformers shall meet the requirements of ANSI C57.13.

                           Fire walls shall be provided to isolate each main transformer and auxiliary transformer from nearby equipment and buildings.

                  2.6.3    Dry-Type Transformers

                           This section covers the furnishing and installation of dry-type transformers required for distribution power throughout the plant.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit B
           TENASKA GEORGIA GENERATION PROJECT                    ---------------
                                                                 Page 90 of 132
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                           The transformers shall be indoor, ventilated or non-ventilated, air-cooled, two winding-type transformers with a voltage rating of 480V-208/120V, delta/wye, 60 hertz. The kVA rating shall be as required by the Contractor's design.

                           Transformers shall meet or exceed ANSI C89.2 and NEMA 20 requirements.

                           Taps for the transformers shall be as follows:

                           - 1 PH, 25 kVA and below. Two, 2% FCAN and two, 2 percent FCBN.

                           - 3 PH, 30 kVA and below. Two, 2 percent FCAN and two, 2 percent FCBN.

                           - 3 PH, 3 kVA and below. Two, 2 percent FCAN and four, 2 percent FCBN.

                  2.6.4    Switchgear

                           This section covers the engineering, design, manufacture, installation and testing of 4160 volt and 480 volt switchgear as required for the project. The 4160 volt switchgear is to deliver power to the 4000 volt motor and 480 volt auxiliary power system. The 480 volt switchgear shall deliver power to large 460 volt motors and 480 volt motor control centers.

                           All equipment furnished shall conform to applicable standards of IEEE, NEMA, ANSI and OSHA. The switchgear shall be UL-labeled.

                           The switchgear shall be designed for use on 4160 volt or 480 volt, three phase, 60 hertz, three wire, resistance grounded systems. Grounding may be provided through a grounding transformer.

                           Switchgear shall be housed in suitable enclosures for indoor service and of the metal-clad, drawout type. Switchgear may be located in weather tight, walk-through, outdoor enclosures. The arrangement of breakers and starters shall be determined by the Contractor.

                           All switchgear shall have interrupting and bus bracing ratings that are adequate to withstand the worst case fault conditions.

                           The spaces above switchgear and motor control centers shall be kept free of piping to avoid contaminants from entering the housings in the event of leaks.

                           At least one equipped spare breaker of maximum rating shall be provided for each 4160V switchgear lineup, and at least one spare feeder breaker and one equipped spare shall be provided for each 480V SUS lineup.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 91 of 132
--------------------------------------------------------------------------------


                           Sufficient space shall be provided to allow easy withdrawal of breakers for operation or maintenance. Doors for equipment rooms shall be sized for the largest piece of equipment to pass through.

                           All multiple breaker metal-clad switchgear assemblies shall consist of vertical sections mounted side-by-side and connected mechanically and electrically together. Each vertical section shall consist of separate compartments where all live parts are completely enclosed within grounded metal barriers. The switchgear assembly shall be suitable for bolting to the switchgear room floor.

                           Each vertical section shall be of rigid
                           self-supporting steel of welded construction. Access to high voltage equipment compartments shall be provided by bolted-on metal covers. Hinged panels shall enclose the front of the vertical section. Panels shall be used to mount relays and instruments and also serve to cover the circuit breaker compartment. When it is not possible to install all of the equipment in a breaker unit housing, an auxiliary unit shall be furnished. The auxiliary unit shall have no provision for accepting a circuit breaker and shall be used to house equipment such as potential transformers, lightning arresters, control power transformers, etc., as required.

                           The circuit breaker compartment shall house a removable circuit breaker element and include primary and secondary disconnecting contacts. The stationary primary disconnecting contacts shall be electroplated copper and recessed within insulated supports. Automatic safety shutters shall cover the stationary primary disconnecting contacts when the breaker element is withdrawn from the connected position.

                           The instrument compartment shall have a hinged panel for mounting instruments, control and protective devices. Terminal blocks, fuse blocks and some control devices shall be mounted inside the enclosure on the side sheets. The hinged panel shall have doorstops to hold the panel in the open position. Strong hinges of the disappearing or internal type shall be used in sufficient number per panel to ensure freedom from sagging, binding, or general distortion of door or hinged parts. Opening of adjacent hinged panels to any position shall not cause shorting or grounding of electric terminals or damage to panel-mounted equipment.

                           The main buses shall be enclosed in a metal compartment with removable front and back covers to provide accessibility. The bus compartment shall be designed to permit future extension of the bus.

                           The cable termination compartments shall have two side panels bolted to the rear of breaker compartment along with a roof cover and rear sheet. The rear sheet shall be bolted to the frame and be easily removed by removing the bolts. The compartment shall be suitable for line termination by nonsegregated phase bus or solderless-type cable connectors. Insulating clamps shall be furnished to separate the cables for solderless-type connectors.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 92 of 132
--------------------------------------------------------------------------------

                           The auxiliary compartment shall be used to mount current transformers, potential transformers with associated primary fuses, surge arresters, control power transformers, etc. Where rollout trays are provided to mount potential or control power transformers, the movable carriage shall be equipped with primary and secondary disconnecting devices, grounding and a safety barrier. Auxiliary compartments shall be furnished when all auxiliary equipment cannot be accommodated in the breaker unit.

                           The circuit breakers shall be a removable air-magnetic or vacuum-type circuit breaker element. Breakers of the same rating shall be interchangeable and of standard drawout design.

                           The breakers shall be operated by motor-charged, spring-type stored energy mechanism. The electric motor shall be rated at 125 V dc.

                           The circuit breaker shall be furnished with mechanical indicators for:

                           1. Positive indication of the breaker open or closed position, and

                           2.       Breaker closing spring, charged or
                                    discharged.

                           The stored energy closing springs shall be suitable for manual as well as electrical charging, and a front-operated manual spring charging handle shall be furnished for emergency charging.

                           Trip and close levers for manual operation shall be furnished on the circuit breaker element.

                           All secondary contact surfaces and the main contact surfaces of all air magnetic-type circuit breakers shall be silver-plated and be designed and fabricated to be self-aligning and to resist burning and deterioration. No breakers shall be forced cooled.

                  2.6.5    Motor Control Centers

                           This section covers the engineering, design, manufacture, installation and testing of indoor motor control centers. The motor control centers shall supply the 480 volt station auxiliary loads. The equipment shall be suitable for operation on a 480/277 volt, three-phase, 60 hertz, grounded service.

                           Motor control centers shall conform to the requirements of UL 845, NEMA ICS1, NEMA ICS2, NEMA ICS4, and NEMA ICS6.

                           Each Motor Control Center shall consist of one or more vertical sections and shall be designed to permit future additions, changes, or regrouping. As a minimum, one equipped spare space for a size 2 starter shall be provided for each vertical section. In addition, one spare combination starter of each size and

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 93 of 132
--------------------------------------------------------------------------------

                           type less than size 5 shall be supplied in each Motor Control Center. The Motor Control Center assembly shall be of a nonventilating type. All enclosure vertical sections shall be mounted on continuous front and back channel iron sills and bolted firmly together to form a rigid, freestanding, dead-front, completely enclosed, front line assembly.

                           Vertical sections shall be formed of manufacturer's standard gauge sheet steel with uniform, blemish-free surfaces. Each vertical section may contain a maximum of six unit compartments. End sections shall have removable end closing plates, and provisions shall be provided for access to horizontal bus and horizontal wireways. Easily removable blank hinged doors shall cover all unused unit spaces. Bolted covers shall be furnished on the rear of the section. The vertical bus and its insulation in the rear section shall be covered with sheet metal plates suitable for mounting control and other devices.

                           Conduit entrance space and wire entry room greater or equal to cross-sectional area of vertical wireways shall be provided at both the top and bottom of each section. Top and bottom horizontal wireways with full length continuity shall be provided. Wireways shall be isolated from the bus bars by barriers.

                           A vertical wireway shall extend from the top horizontal wireway to the bottom horizontal wireway for the purpose of routing cables to control units. The wireway shall be isolated from all units and the bus bars to guard against accidental contact. A separate hinged door shall cover the vertical wireway for easy and safe access to wiring without disturbing control units. The vertical wireway shall be greater than a 24 square inch cross sectional area. The vertical wireway shall have one hole, two inches or larger per unit compartment, for cables from the rear of the section to unit compartments. Hole edges shall be suitably covered to safeguard against injury to cables.

                           Each unit compartment shall have a front door, securely mounted with rugged hinges which allow the door to swing open to facilitate maintenance. Unit doors shall be fastened to the stationary structure so they may be closed to cover the unit space when the units have been temporarily removed. A panel for any required pilot devices shall be attached to the control unit, not the unit compartment door. Panels for pilot devices shall be furnished even when pilot devices are not originally specified for control units. Motor starting and feeder tap unit doors shall be interlocked mechanically with the unit disconnect device to prevent unintentional opening of the door while energized and unintentional application of power while the door is open. Means shall be provided for releasing the interlock for intentional operation while the door is open. Provision shall be made to lock the disconnect device in the OFF position with two separate padlocks. The unit disconnect operating switch shall not be mounted on the unit door. The disconnect switch shall indicate ON, OFF, and automatic trip position with the door open or closed. Means shall be provided for padlocking the unit in the partially withdrawn and disconnected positions.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 94 of 132
--------------------------------------------------------------------------------


                           Each plug-in unit shall be supported and guided so that unit installation is easily accomplished. Support and guidance devices shall be easily transferred from one location to another to facilitate rearrangement of the Motor Control Center. Each unit shall be isolated from the bus compartment, wireways, and adjacent unit compartments by grounded sheet metal barriers. Hand holds shall be provided on each unit to facilitate installation and removal. Wireway holes shall be grommeted.

                           A continuous main three-conductor copper horizontal bus shall be provided over the full length of the control center. Buses shall be mounted edgewise and supported on insulated bus supports. Front removable or sliding barriers shall be provided to prevent accidental contact with the horizontal bus. Bus bars, removable top plate, and all bolted connections shall be accessible from the front of each vertical section.

                           The main horizontal bus and vertical bus rating shall be minimum 600 amp and 300 amp rms continuous, respectively. All buses shall be braced for an rms symmetrical interrupting current consistent with the electrical system design (e.g. 25,000 or 42,000 amps).

                           A continuous copper ground bus capable of carrying short circuit current shall be rigidly bolted to the structure across the full length of the Motor Control Center. Equipment requiring grounding shall be connected to the ground bus.

                           Motor Control Centers shall be Class 1, Type B. Wiring between front unit compartments and rear-mounted equipment shall be done by the equipment supplier.

                           All power wiring insulation shall be 90 DEG. C thermosetting material, shall be non-propagating and fire-resistant, and shall meet test requirements of NEMA WC-3, Part 6. Minimum wire size shall be No. 12 AWG for power cables and No. 14 AWG for control cables. Wire ties shall be furnished in vertical wire troughs to group and securely hold wires in place.

                           A sufficient number of terminal blocks (TB) shall be installed to provide no less than 20 percent unused terminal points for Owner's use, distributed throughout the Motor Control Center. All connections to internal equipment shall be made on one side of the TB, and not more than two wires shall be connected under a single terminal.

                           A combination motor control unit shall consist of an external disconnect that operates a molded-case circuit breaker and a magnetic starter. They shall be any of the following types: (a) full voltage, non-reversing, (b) full voltage reversing, or (c) full voltage, two-speed, one-winding.

                           Feeder tap units shall be used principally for non-motor loads. They shall consist of molded-case circuit breakers. Feeder tap units shall have an interrupting or

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 95 of 132
--------------------------------------------------------------------------------


                           short circuit rating which equals or exceeds available short circuit current at the horizontal main bus.

                           Circuit breakers of the same frame size shall be physically interchangeable.

                           The Contractor shall select appropriate heater sizes and furnish heater selection tables and time current characteristic curves. Short circuit withstand ratings of heaters shall also be furnished by the Contractor. Overload relays shall be provided with a manual reset bar for operation from outside the enclosure. Heater elements shall be front accessible. By changing heater elements, it shall be possible to change relay ratings with ease. The heater element design shall permit its installation only in the proper position (e.g. not backwards, facing out of the overload relay). Heater characteristic curves shall closely resemble the temperature rise curve of standard induction motors.

                           One normally closed overload relay contact shall be furnished in the control circuit. If an overload condition occurs in any phase, it shall cause the magnetic relay to trip the starter by opening normally closed contacts.

                           Control power transformers shall be the
                           pressure-molded type. The voltage ratio shall be 600/120 V ac, 60 Hz. Rated secondary current of control power transformers shall exceed the continuous duty current of the control circuit. The transformer VA rating shall be a minimum of 100 VA in excess of the requirements for the Contractor and equipment supplier needs.

                           Each control transformer secondary circuit shall have one leg fused and the other leg grounded. The Contractor shall provide time-current characteristic curves covering all fuse sizes and types.

                           The Contractor shall furnish safe thermal capability curves for Control Power Transformers.

                           Four auxiliary contacts, in addition to holding coil contacts, two normally open and two normally closed, shall be provided in each non-reversing motor starter for interlocking, PCS and Owner's use. Similarly, two auxiliary contacts, in addition to holding coil contacts, one normally open and one normally closed, shall be provided in each contactor in each reversing motor starter.

                  2.6.6    NOT USED.

                  2.6.7    Utility Interconnect and Switchyard

                           This section covers the engineering, design, furnishing, installation and testing of the interconnection of the plant with Georgia Transmission Corporation Switchyard.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 96 of 132
--------------------------------------------------------------------------------


                           The one-line diagram included in Exhibit B, Attachment I shows the overall general arrangement. The design, procurement and construction of the switchyard facilities will be by others, except as noted herein.

                           The Contractor shall furnish and install the fencing around the switchyard and the areas around the three main step-up transformers, and the aggregate surfacing within the areas.

                           The switchyard contractor will furnish and install all equipment and structures from the high voltage bushings of the main step-up transformers to the GTC transmission line including the grounding grid in the switchyard.

                  2.6.8    Wire and Cable

                           This section covers the furnishing and installation of all power, control and instrument cable for the project. Wire and cable shall comply with ICEA, IEEE, NFPA, UL, ANSI and IPCEA codes, standards and specifications.

                           Cables shall be sized to withstand the anticipated fault current at the load terminals for the anticipated fault duration or 0.5 seconds, whichever is greater.

                           Cables routed through a combination of different raceways or environments, such as cable tray, conduit, underground or high ambient areas, shall be sized in a manner resulting in the largest conductor size.

                  Cable ampacities shall be based upon 125 percent of motor nameplate rating or maximum running load, whichever is greater; 125 percent of a transformer's highest continuous rating; and the maximum ambient temperature to which they shall be subjected.

                  Cables shall be suitable for installation in wet or dry locations, indoors and outdoors, in cable tray, conduit or duct banks.

                  Power cable shall be provided with Class B, uncoated, annealed copper conductor. Control and instrument cable shall be provided with Class B, uncoated annealed copper conductor. Medium voltage cable shall be shielded in accordance with ICEA S-68-516.

                  The Contractor shall provide cable types as follows:

                  Cable Type                Insulation               Jacket (flame retardant)
                  ----------                ----------               ------------------------
                  8kV/5kV Single Cond       EPR                      PVC or CPE
                  shielded Power

                  600V single cond          EPR or XLP               PVC, CPE, or None
                  Power

                  Multi conductor           EPR, XLP                 CPE or PVC

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 97 of 132
--------------------------------------------------------------------------------


                  Power

                  Control Cable             EPR, XLP, PVC-Nylon      CPE or PVC

                  Instrument Cable          EPR/XLP/PVC-Nylon        CPE or PVC

                  Thermocouple              XLP, PVC-Nylon           CPE or PVC

                  Shielding tape for instrumentation cable shall be copper or aluminum providing 100 percent coverage.

                  Individual raceway systems shall be established for each of the following services:

                  (1)      Instrumentation and Low Voltage (GE Level 1)
                  (2)      High Level Signals and Control (GE Level 3)
                  (3)      480V Power and 120V Control (GE Level 4)
                  (4)      4.16 kV and higher power cables (GE Level 4s)

                  Spare instrumentation and control wires at control panels and motor control centers may be left unterminated. Conductors shall be left long enough to terminate on any terminal strips. Conductors shall be taped at both ends.

                  Control and secondary wiring in the control box shall not be spliced in the control box. Control and secondary cable that pass through conduit shall not be spliced inside the conduit. Weatherproof junction boxes with terminal blocks may be used to extend secondary wiring passing through conduit.

                  Every terminal block, every terminal point, and every wire terminated thereon shall be clearly identified and labeled, with permanent labels.

                  Cable and wire shall be color coded per ICEA standards.

                  Stress cones shall be used on all medium voltage cable.

                  No wire smaller than #12 AWG shall be used except that pilot control and signal may be #14 AWG unless ampacity or voltage drop dictates otherwise.

                  Termination of wires shall be made with full compression ring-tongue or spade type with hooked ends lugs with insulated ferrules.

                  Each cable type shall be given voltage tests, insulation resistance tests, conductor resistance tests and flame tests per applicable codes.

                  Each medium voltage cable shall be given a high potential test after installation. All cable shall be given megger and continuity tests.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 98 of 132
--------------------------------------------------------------------------------


         2.6.9    Conduit, Wireways, Raceways, Cable Tray and Duct Bank

                  This section covers the design and installation of conduit, wireways, raceways, cable tray and underground duct tanks for the project. The Contractor shall furnish and install all equipment and material required for a complete system and in accordance with applicable codes.

                  Above grade conduits shall be galvanized rigid steel conduit, except that electrical metal tubing (EMT) or intermediate galvanized steel conduit may be used for indoor concealed location such as office areas, warehouse, lunch room, locker rooms, restrooms, etc. Above ground conduit in corrosive areas shall be PVC-coated galvanized rigid steel. Conduit in duct banks shall be schedule 40 PVC with steel risers and elbows. Flexible conduit shall be used for connection of all motors and instruments. Conduit in duct banks shall be continuously sloped toward manholes to prevent accumulation of water within the conduits.

                  Cable tray shall be either hot-dipped galvanized steel or extruded aluminum alloy with an inside depth of three inches and an overall depth of four inches.

                  Wireways shall be aluminum and of the lay-in type with full-length hinged covers.

                  Conduit and cable tray shall be sized in accordance with NEC requirements. Cable tray, conduit and cable shall be installed in accordance with recommendations contained in IEEE Standards 422, 518 and 525. Conduit smaller than [X]-inch shall not be used except that 2-inch conduit may be used for connection to control devices, thermocouples and light fixtures. Maintain adequate spacing between conduits and cable trays for different types of wiring to prevent noise interference among high, medium and low susceptibility wiring and medium and low voltage power feeders.

                  Cable tray systems shall be utilized within the facility wherever possible. Separate cable trays shall be provided for instrumentation, control, and power cable, 480 volts and higher.

                  Cable tray and metallic conduit systems shall be electrically continuous in their entirety in accordance with NEMA and NEC requirements. A 1/0 bare copper grounding conductor shall be installed throughout the length of the cable tray system on 600V power and medium voltage power cable trays only.

                  Conduit and cable tray shall be run parallel or at right angle with beams, walls, columns and building lines. All conduit and cable tray shall clear steam or other hot process piping by a minimum of 12 inches and shall clear all other piping or hot piping in congested areas by a minimum of six inches. Group parallel runs of conduit in aligned banks. Horizontal runs of conduit or cable tray shall be as high above the floor as possible, and in no case lower than seven foot, six inches above floors, walkway or platforms.

                  The total number of bends in a conduit run shall not exceed 360 degrees.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 99 of 132
--------------------------------------------------------------------------------


                  Conduits shall be installed to eliminate moisture pockets. Where water cannot drain to openings, provide drain fittings in the low spots of the conduit run.

                  Provide air and water seals for holes and openings in floors, walls, ceilings and roofs between interior and exterior areas and between temperature-controlled areas and nontemperature-controlled areas. Fire stops shall be provided where conduit or cable tray penetrate firewalls or floors.

                  Cable tray installed outdoors shall be covered (instrument cable tray and top tray), nonventilated to prevent "nesting perches" for rodents and birds. Cable tray entrances to structures and modules shall be completely sealed to prevent entrance by rodents and birds.

                  Cables, in vertical runs of cable trays, shall be secured with cable clamps or ties. Tray covers shall be installed on all vertical cable tray runs to a minimum of eight feet above finished floor and walkways, on all tray-carrying cables rated at 15 kV and above, and vertical risers from MCC and switchgear. Cable tray systems passing under grating, walkways and platforms shall be covered to a distance of six feet on both sides of grating, walkway and platform.

                  Underground duct banks shall be encased in red concrete. Red dye stirred into the top few inches of concrete immediately following final pour is acceptable. The minimum size of the conduit shall be two inches. Conduits for main feeders shall be at least three inches in diameter, and shall be grouped in duct banks of no fewer than three conduits.

                  Conduit duct banks shall not be installed under turbine foundations or in area of excessive vibration. Conduit duct banks shall be installed a minimum of two feet from finished grade to the tops of the ducts.

                  Where required for above grade extensions, non-metallic conduit shall be provided with approved adapters for connection to galvanized steel conduit. Adapters shall be installed directly below grade within the concrete encasement. Conduit embedded in turbine foundations shall be RGS.

                  Cable tray and conduit shall be thoroughly cleaned prior to pulling of cable.

         2.6.10   Bus Duct

                  This section covers the design, manufacture and installation of completely coordinated isolated phase bus duct for the gas turbine generator and, if required by Contractor's design, 4.16kV nonsegregated bus duct for station auxiliaries. The bus duct shall be designed, manufactured and tested in accordance with the latest applicable ANSI, IEEE and NEMA standards.

                  The Contractor shall furnish and install the bus duct system complete with all equipment and accessories including, but not limited to, the following:

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 100 of 132
--------------------------------------------------------------------------------


                  - isolated phase bus duct between the gas turbine generators and main step-up power transformers,

                  - if required by the Contractor's design, the three (3) 4.16kV nonsegregated bus ducts from the auxiliary power transformers to the 4.16kV switchgear,

                  -        supporting structures, and

                  -        disconnect links.

                  The phase bus conductors shall be either copper or aluminum alloy.

                  The bus enclosures shall be steel or aluminum alloy with manufacturer's standard hardware for indoor sections and stainless steel for outdoor sections. Supporting structures shall be ASTM A36 steel with the outdoor structures being hot-dipped galvanized.

                  Outdoor bus duct section shall be provided with space heaters to maintain an internal duct temperature above the dew point.

                  All bolted connections of the bus conductors shall be silver-plated for copper bus and tin-plated for aluminum.

                  Provide continuous copper bar ground bus the full length of the bus duct and electrically connecting all enclosure sections. If the bus duct is constructed to provide a continuous path for ground current the enclosure may serve as the ground bus.

                  Taps or connections shall be provided, as required, to accommodate auxiliary equipment such as lightning and surge protection, generator controls, metering and relaying, and current and potential transformers.

                  Removable covers shall be provided to permit access to the interior of the enclosure.

                  After fabrication, all metalwork of the enclosures shall be thoroughly cleaned and any steel work shall be phosphorized, or equivalent, and shall be painted with gray ANSI 61, or equivalent, paint.

                  Design and production tests shall be per ANSI requirements.

         2.6.11   Panelboards and Switchboards

                  This section covers the furnishing and installation of panelboards and switchboards for low-voltage power and lighting systems. Panelboards and switchboards shall comply with applicable NEMA, NFPA, NEC and UL requirements and be UL-listed and labeled.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 101 of 132
--------------------------------------------------------------------------------


                  Panelboards shall be constructed of hot-dipped galvanized sheet metal boxes. Switchboards shall be constructed of sheet metal for floor mounting. Panelboards and switchboards shall be finished with a rust-inhibiting coating, ANSI 61 light gray.

                  Panelboards shall be provided with hinged doors and lock and catch combinations.

                  Nameplates shall be provided on the front of all panelboards and switchboards. In addition, nameplates above each switchboard breaker handle shall be installed.

                  The short circuit current rating of the assembled panelboard or switchboard shall be equal to or greater than the interrupting capacity of the highest rated branch breaker.

                  A circuit directory cardholder and card with a clear plastic covering shall be provided on the inside of each panelboard door.

                  Breakers shall be provided per Contractor's design. Space for spare breakers shall be provided.

                  Switchboards shall be provided with flush or semi-flush meters with shatterproof case. Indicating instruments shall be 250 degree nonparallel scale, uniformly scaled with accuracy of one percent in multiples of 10 or 100 of standard scale. Scales shall match with current and potential transformer ratings.

                  Switchboards shall be provided with space heaters to minimize internal condensation.

         2.6.12   Grounding and Lightning Protection

                  This section covers the design, furnishing, and installation of the grounding system and lightning protection system for the plant.

                  2.6.12.1 Grounding

                           The Contractor shall furnish and install a grounding system, complete with grounding grid, rods and all connections. The grounding within the switchyard, except for fencing, will be by others. The grounding system shall include, but not be limited to, the following:

                           - Buried ground grids and ground rods for the main plant, stacks, fencing, miscellaneous yard structures and duct banks, and

                           - Extension and connection of ground risers to structures, electrical equipment, raceways and systems.

                           The grounding network for the facility shall accomplish the following:

                           - Limit the difference of potential between all uninsulated conducting objects in the facility,

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 102 of 132
--------------------------------------------------------------------------------


                           - Provide for isolation of equipment and circuits when a fault occurs, and

                           - Limit overvoltages appearing on the system under various conditions.

                           Facilities shall be provided to eliminate the transfer of hazardous potentials beyond the facility boundary limits.

                           A site soil resistivity survey shall be conducted for use in system design.

                           Equipment grounding shall be provided to meet the following objectives:

                           - Tensor freedom from dangerous electric shock voltage (touch potentials) exposure to personnel in the area,

                           - Provide current-carrying capability, both in magnitude and duration, adequate to accept the ground fault permitted by the protection system devices without creating a fire or explosive hazard to buildings or contents, and

                           - To contribute to superior performance of the electrical system.

                           The grounding system shall be designed in accordance with IEEE requirements. Equipment grounding shall be in accordance with Article 250 of the NEC where applicable.

                           Grounding of the power systems shall be as follows:

                           - The generator neutral point shall be grounded through a distribution-type transformer with a resistance-loaded secondary.

                           - The star points of the 4.16kV windings on 480/4.16 kV and 18.0 kV/4.16V auxiliary transformers shall be grounded directly.

                           - The midpoints of the 240 V windings on lighting and power transformers shall be solidly grounded.

                           A separate instrument ground bus shall be provided in the Control Room and shall be used only for connecting instrument ground terminals and instrument cable shields. The purpose of this ground bus is to prevent noise in the instrument signals due to multi-purpose grounds.

                           Each ground rod and system ground shall be tested for ground resistance.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 103 of 132
--------------------------------------------------------------------------------


                  2.6.12.2 Lightning Protection

                           The Contractor shall furnish and install complete lightning protection systems for the stacks, main plant building, gas turbines, and other outdoor facility equipment and structures, as required. Lightning protection for the switchyard equipment and structures will be by others.

                           The systems shall be complete with air terminals, conductors and ground rods.

                           The installation shall be accomplished by an experienced installer. Design, installation and materials shall be in accordance with LPI and NFPA standards.

                           Surge arresters shall be placed on electric and telephone service entrances, utility lines to the main transformer, service entrances in which overhead lines are utilized, and on all generator leads.

         2.6.13   Cathodic Protection

                  This section covers the design, furnishing, installation and testing of the cathodic protection system.

                  All buried metallic pressure piping shall be electrically isolated from the copper ground grid and dielectric insulation flanges, or unions, shall be installed at connecting points of the buried-to-above grade piping.

                  Electrical isolation from the copper grounding grid shall be provided for storage tanks resting on grade. Such tanks shall have separate grounds connected to buried sacrificial anodes.

                  Piping connections to above-ground storage tanks shall be made with isolating flanges at the tanks.

                  Motors, motor-operated valves and other tank-mounted devices shall be isolated from the facility grounding grid.

                  Mechanical joints and Dresser-coupled joints in buried piping, for which cathodic protection is provided, shall be bonded to ensure electrical continuity.

                  Cathodic protection systems shall be designed and installed to meet the criteria of the National Association of Corrosion Engineers (NACE). Based on the results of soil resistivity testing, Contractor shall determine whether cathodic protection systems shall be of the sacrificial or impressed current types.

                  Test stations shall be installed to monitor the effectiveness of the cathodic protection systems and the integrity of the electrical isolation means.

         2.6.14   Lighting and Receptacles

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 104 of 132
--------------------------------------------------------------------------------


                  This section covers the design, materials and equipment, installation and placing into service of interior and exterior lighting, emergency lighting, and convenience and welding receptacles.

                  2.6.14.1 Lighting

                           Lighting fixtures shall be located to obtain uniform illumination and for ease of relamping and maintenance. On walkways and other outdoor areas, lighting fixtures shall favor landings of stairs and ladders, gauges, flow meters, panel boards and other equipment requiring adequate illumination.

                           Fixtures shall not be mounted directly over equipment having exposed moving parts or which emit appreciable heat or fumes.

                           Lights on walkways shall not be more than eight feet above the walkway in order to permit relamping without the use of a ladder.

                           Indoor low ceiling areas shall be provided with fluorescent lighting suitable to the task being illuminated. Illumination levels shall be designed using the latest IES recommendations. Lighting fixtures for general illumination shall be mounted 12 feet or more above finished grade or a floor.

                           High pressure sodium floodlights shall be used for lighting of general outside areas. The outdoor plant, roadway and parking areas shall be provided with high pressure sodium area lighting with photo electric relay control. Indoor lighting shall be high pressure sodium or fluorescent fixtures. Incandescent lighting may be used only for incidental, switched low level or low usage lighting. High pressure sodium lighting shall be 208 V, and incandescent and fluorescent lighting shall be 120 V.

                           High intensity discharge lamps shall not be used in areas where the length of the restrike time after a voltage dip may be a safety hazard to personnel, unless an adequate number of fixtures are equipped with instantaneous auxiliary lights or by using incandescent or fluorescent fixtures to supplement the high pressure sodium lighting. All high-intensity lighting shall be directed downward and inward, not outward from the facility towards off-site locations. There shall be no adverse effects on safety.

                           Outdoor and indoor lighting fixtures shall have adequate design for the environment. Poles used for outdoor lighting supports shall be galvanized steel installed in accordance with manufacturers specifications.

                           All lighting shall be fed from local lighting panels.

                           High pressure sodium lamps shall be used for roadway lighting. The lighting shall be fed from 480 V motor control centers with photocell control. Luminaries

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 105 of 132
--------------------------------------------------------------------------------


                           shall be mounted at a sufficient height to satisfy the minimum clearances for the area exterior.

                           The instrument control panels in the Control Room shall be illuminated to provide the required foot-candle intensity on the face of the instruments, without glare, either directly from the lighting fixtures or reflected from the instruments or panels. Fixtures shall be four tube fluorescent fixtures, two feet by four feet, recessed with parabolic plastic cube (12" x 12 " x 1") louvers.

                           Emergency dc lighting shall be provided in the Control Room, relay room, battery room, stairways, exits, and other critical areas of the facility. The egress route lighting shall consist of wall-mounted dual seal beam lights. Lighting duration shall be in accordance with the latest NFPA 101 Life Safety Code. Optionally, emergency lighting may be powered from the plant 125 Vdc system.

                           The lighting system shall be designed to provide the following minimum maintained illumination:

                           LOCATION                                               FOOT-CANDLES
                           --------                                               ------------
                           Offices                                                     50

                           Conference/Lunch Rooms                                      40

                           Platforms, Stairs & Walkways                                10

                           Maintenance Areas                                           50

                           Toilets and Locker Rooms                                    40

                           Warehouse, Mechanical Room                                  20-30

                           Control Room (Luminous Ceiling)                             30/70 two level

                           Water Treatment                                             30

                           General Outside Area Illumination                           0.5-2

                           Roadway and Parking Areas                                   1-2

                           Electrical Rooms                                            40-50

                           Lighting and power panels shall be located in the area served and shall be conveniently accessible for operation. Lighting and power panels shall be used for the control of lighting, convenience receptacles and other similar loads. Lighting and power panels shall be provided with minimum 20 ampere plug-in circuit breakers and a 225 ampere bus. Each panel shall be provided with

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 106 of 132
--------------------------------------------------------------------------------


                           approximately 20 percent spare breaker capacity, and a directory indicating the circuit numbers and services. Exterior lighting shall be controlled with a photocell with ON-OFF auto selector switch.

                  2.6.14.2 Receptacles

                           Convenience receptacles shall be limited to eight per circuit, with a circuit loading of 180 watts for each receptacle, unless specific conditions necessitate other requirements. Maximum spacing of receptacles along walls in office areas and maintenance shop shall not exceed 12 feet. Each office shall have a minimum of two receptacles. 120 V convenience receptacles shall be installed in operating areas at 70 foot intervals, on the basis of 50-foot extension cords. Convenience receptacles shall be provided at each manway platform. Office and administration areas shall have a duplex receptacle, two wire, three pole, grounded type, rated 15 amperes, 125 volts ac.

                           Welding outlet circuits shall consist of No. 4 AWG or larger conductors with circuit protective devices located in the low voltage motor control centers. Each circuit shall supply a maximum of three welding receptacles. Outlets shall be provided in the operating areas and shall be located at points that may require the greatest service. Outlets shall be located so that no point in that area requires a welding cable in excess of 125 feet. Welding receptacles shall be three wire, four pole, rated 60 amperes, 600 volts ac, three phase.

         2.6.15   Freeze Protection

                  This section covers the design, furnishing and installation of freeze protection systems for plant process piping systems, equipment, and instrumentation. The systems shall include control panels, transformers, thermostats, heating cable and accessories.

                  Heat tracing conductors shall be self-limiting parallel circuit construction with adjustable thermostats.

                  The heat trace control panels shall be complete with branch circuit breakers, annunciator, control transformer, contactors and relays totally wired for a 480 volt, three-phase supply.

                  The required heat density in watts per foot shall be calculated based on service, required temperature to be maintained, minimum anticipated ambient temperature of 0 DEG. F in a 20-mph wind, pipe size and type and thickness of insulation.

                  The heat tracing shall maintain a minimum temperature of 35 DEG. F for water.

                  Installation procedures shall be in accordance with manufacturer's recommendations.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 107 of 132
--------------------------------------------------------------------------------


         2.6.16   Uninterruptible Power Supply and DC Systems

                  This section covers the engineering, design, furnishing and installation of the uninterruptible power supply (UPS) system and DC battery system. The systems shall include batteries, battery racks, battery charger(s), invertor(s), controls and accessories for the facility.

                  The UPS system and DC battery system shall be provided as required to permit an orderly and safe shutdown of the plant and to supply power for emergency lighting and operating emergency equipment in the event of loss of AC power. The system, equipment and batteries shall have sufficient capability to supply the demand of the connected loads for a period of not less than 90 minutes. The 90 minute period shall be predicated on turning off all nonessential power during that period.

                  The DC system shall operate at a nominal 125 vdc, ungrounded.

                  The battery charger(s) shall be capable of recharging completely discharged batteries within 12 hours at normal loads. The charger shall be of the automatic constant-voltage, self-regulating and self-compensating type with control panel for control and indication. The battery charger shall operate with a 480 volt, three phase, 60 hertz input power supply.

                  The battery chargers shall be sized to amply cover the normal operating loads connected to the battery and to maintain the batteries in a ten percent overcharged condition.

                  Batteries shall have a minimum design life of 20 years.

                  The batteries and free standing racks shall be installed in an enclosed, ventilated battery room. A continuously operated exhaust fan shall be installed to prevent hydrogen buildup.

                  The UPS system shall use station batteries and associated charger as its DC source. Any connected AC loads shall normally be powered by the plant's Inverter AC supply and upon failure of normal AC supply, the load shall automatically transfer any required AC loads through a transfer switch to the invertor. Upon restoration of normal AC supply the invertor shall automatically synchronize with the plant AC power supply and automatically reconnect the load to the normal AC power supply.

                  The telephone system, one telecopier, and control room computer will be powered from the UPS to provide a regulated, uninterruptible source of power.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 108 of 132
--------------------------------------------------------------------------------


         2.6.17   Fire Detection and Alarm System

                  This section covers the design, fabrication, installation, and testing of the plant automatic and manual pre-signal, zoned, non-coded evacuation alarm, supervised, closed circuit, positive non-interfering 24 V DC fire detection and alarm system including, but not limited to, the following:

                  -        Main fire alarm control panel in the control room,

                  - Non-coded zoned evacuation manual stations with key operated auxiliary non-coded evacuation alarm contacts located in the main building and other areas as required,

                  -        Evacuation alarm bells,

                  -        Automatic heat or infrared detectors,

                  -        Duct work smoke detectors,

                  -        Carbon dioxide fire protection system alarms,

                  -        Water flow alarms, and

                  -        Fan shutdown relays.

                  The system shall comply with NFPA standards and local authority requirements.

                  The complete fire detection and alarm layouts, wiring diagrams and operational details shall be provided by the system manufacturer or authorized technical representative. Typical layouts are not permitted.

                  Activation of any signal initiating device shall activate a pre-signal alarm to sound a local alarm bell in the control room and illuminate a specific zone light on the panel annunciator.

                  A representative of the system manufacturer shall test the system.

         2.6.18   Communication System

                  This section covers the design, installation and placing into service of the plant communication system which shall include commercial telephone system and page/party communication system.

                  The commercial telephone system shall be a microprocessor-based system with a minimum capacity of 15 trunk connections to the telephone company lines in the telephone closet. Conduit is provided by the contractor for circuit installation and terminations by others. Dedicated direct lines (conduit and circuits) shall be installed by

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 109 of 132
--------------------------------------------------------------------------------


                  the Contractor from the property line (referenced on the Interconnection Drawing in Exhibit B, Attachment I) to the Switchyard Control building, and on into the main control room. Also, a connection for the plant PCS direct dial-up port shall be provided.

                  All phone lines shall be routed in an independent conduit system.

                  The actual location of the telephone communication stations shall be coordinated with Owner during design.

                  At least six lines shall be available for fax machines, modems, or other equipment.

         2.6.19   Motors

                  This section covers the general requirements of motors for the generation facility.

                  Except as specified herein, all motors shall conform to NEMA MG1, with respect to material, workmanship, design, and tests. All motors shall be designed for the environmental atmosphere of their location.

                  The specific requirements for each motor shall be shown on the Motor Data Sheets. One data sheet shall be completed for each motor type and frame size.

                  Motors shall permit the driven equipment to develop its specified capacity continuously without exceeding the specified temperature and without encroaching on the service factor.

                  When motors are furnished with driven equipment, the driven equipment supplier shall be responsible for mounting motor and driven equipment as a complete unit.

                  Motor enclosures shall be as follows:

                  - 460 V and 4000 V motor enclosures shall be weather-protected Type II or totally enclosed fan cooled (TEFC) for outdoor locations and TEFC for indoor locations,

                  - 115 V motor enclosures shall be totally enclosed non-ventilated (TENV) or TEFC,

                  All motors rated 1/2 hp and larger shall be three-phase, squirrel cage induction type, 230/460 V, up to and including 250 hp, and 4,000 v above 300 hp, 60 Hz. All motors rated below 1/2 hp shall be single phase, 115 v, 60 Hz. DC motors shall be rated at 125 v for service from the Contractor-supplied battery system.

                  Motors shall be provided with Class F insulation limited to Class B rise suitable for the conditions encountered at this power generating station, except for fractional horsepower motors which may be furnished with Class B insulation.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 110 of 132
--------------------------------------------------------------------------------


                  Motors shall be designed for across-the-line starting and shall be capable of accelerating the connected load to full load speed with the calculated voltage drop at the motor terminals.

                  DC motors shall be capable of accelerating the connected load running continuously for supply varying in accordance with the unit battery cyclic operating conditions.

                  The full load current when operating at 90 percent of rated voltage shall not exceed 1.11 times rated full load current.

                  Motor safe locked rotor time at rated locked rotor current shall be equal to or greater than the maximum accelerating time at minimum specified starting voltage.

                  Motors shall be selected to permit the connected load to develop its specified output continuously without encroaching on the service factor under normal operating conditions. Motors shall be selected to permit operation up to, but not to exceed, their service factor rating during infrequent and short periods of operation.

                  Motors 15 hp and smaller shall have a service factor of 1.15, or a service factor of 1.0 with 15 percent sizing margin.

                  Bearings shall be conservatively sized, suitable for continuous service under the conditions specified, and sealed against the entrance of dirt and the escapement of lubricant. Bearings shall be insulated to prevent the passage of shaft currents through the bearings, wherever necessary. The life for anti-friction bearings is the L-10 service life calculated in accordance with AFBMA 9 and AFBMA 11 for the design speed and applied load conditions.

                  All motors shall produce sound levels of 85 dBA or less when measured at 3 feet.

                  Space heaters shall be provided for all motors 25 hp and larger.

                  Resistance-type temperature detectors or thermocouples shall be provided in each bearing for motors 250 hp and larger. 4,000V motors shall have resistance-type winding temperature protection in each phase winding to detect hot spots.

                  Separate terminal boxes shall be provided for main leads, space heater leads, and temperature device leads for all 4,000V motors. All 460V motor terminal boxes shall be the manufacturers standard. Main terminal boxes shall be capable of rotation in 90 degree steps.

         2.6.20   Protective Relays, Synchronizing and Metering

                  This section covers the furnishing and installation of protective relays, synchronizing and metering for the plant electrical systems and equipment. Protective relays for the switchyard will be furnished and installed by others. The Contractor shall coordinate with

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 111 of 132
--------------------------------------------------------------------------------


                  the switchyard Contractor to ensure that protective relays for the total plant are coordinated.

                  Protective relays shall be provided for optimum protection of the gas turbine generator, step-up transformers, station auxiliaries, and personnel in the event of electrical faults or abnormal system conditions. Protective relays for the gas turbine generators shall be provided as described in Exhibit H.

                  The protection system shall be designed such that the protective device nearest the fault operates first, with backup protection being provided by subsequent relay stages. Selectivity shall apply to phase-to-phase and three phase, as well as to ground faults.

                  The generator zone protection or turbine trip shall shut down the GTG and isolate them from the electric power system.

                  Transformer differential, overcurrent protection and sudden pressure relays shall be applied to the main and auxiliary transformers.

                  The generator and overall system protection relay devices supplied for the project shall consist of the minimum level of protection as follows:

                           Description                              Function
                           -----------                              --------
                           Overexcitation Volts per Hertz              24
                           Sync Check                                  25
                           Bus Undervoltage                            27B
                           Undervoltage                                27
                           Reverse Power or Anti-Motoring              32
                           Loss of Excitation                          40
                           Negative Sequence Current                   46
                           Transformer Neutral Overcurrent             51N
                           Generator Ground Fault                      59GN
                           Voltage Balance                             60
                           Bus Ground Fault                            59B
                           Generator Differential                      87G
                           Transformer Differential                    87T
                           Generator Lockout                           86G
                           Transformer Lockout                         86T
                           DC Field Ground                             64
                           Phase Fault                                 51V
                           Over/Under Frequency                        81 O/U
                           Auxiliary Power Running Trip                94AR
                           Auxiliary Power Transformer Overcurrent     50/51
                           Out of Step                                 78

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 112 of 132
--------------------------------------------------------------------------------


                  Protective relays shall be electrical-mechanical or solid state type electric utility grade in individual semi-flush draw out cases. Relay selection and calibration range and settings shall be determined by the Contractor in a complete relay coordination study and report.

                  The Contractor shall provide three test plugs of each type required for each different relay style.

                  The Contractor will be responsible for the total integration (including assigned gas turbine generators and accessories) when addressing the project system protection, metering, breakers, etc.

                  Motors fed from switchgear buses shall be protected against overcurrent caused by short circuits and overloads. The relay settings shall be calculated to afford the maximum overload protection for the motor combined with the ability to ride through starting current without nuisance tripping. The following values are typical:

                  1.       Maximum trip:             1.15-1.4 times the full
                                                     load current

                  2.       Instantaneous trip:       2.5 times the locked rotor
                                                     current

                  3.       Timed trip:               2-5 seconds more than the
                                                     motor starting time at the
                                                     locked rotor current

                  Motors fed from motor control centers shall be protected against short circuit and overload by combination starters using motor circuit protectors and thermal overload devices. Overload settings shall be in accordance with NEC, except that certain critical valve motor operators may not be provided with overload protection.

                  The following points shall be included with outputs to the digital control system (PCS):

                  -        Generator gross watts

                  -        Generator gross VARS

                  -        Auxiliary load watts

                  -        Auxiliary load VARS

                  -        Generator stator amps

                  -        Generator gross watthours (pulse to PCS)

                  -        Auxiliary watthours (pulse to PCS)

                  A synchronizing system shall be provided that will prevent the closing of any breaker in an out-of-phase condition. Automatic and manual synchronizing will be provided for the following breakers:

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 113 of 132
--------------------------------------------------------------------------------


                  -        Generator breakers

                  - Synchrocheck provisions shall be included for all other breakers where the possibility exists for the voltage being out-of-phase.

                  - Manual and automatic synchronization of the gas turbine will be accomplished via the Mark V gas turbine control systems as described in Exhibit H.


2.7      INSTRUMENTATION AND CONTROL

         2.7.1    General Requirements

                  The Contractor shall furnish all engineering, design, labor, materials, equipment, and construction services required to provide a totally functional instrumentation and control systems associated with the project. The work shall comply with applicable codes and standards including, but not necessarily limited to, the following:

                  - State and local codes, laws, ordinances, rules and regulations

                  -        American Society of Mechanical Engineers (ASME)

                  -        American Society for Testing and Materials (ASTM)

                  -        American National Standards Institute (ANSI)

                  -        Institute of Electrical and Electronic Engineers
                           (IEEE)

                  -        Instrument Society of America (ISA)

                  -        National Bureau of Standards (NBS)

                  -        National Fire Protection Association (NFPA)

                  -        Underwriters' Laboratories (UL)

                  -        Scientific Apparatus Manufacturers Association (SAMA)

                  The Contractor shall furnish an integrated control system that interfaces with the control system furnished for the gas turbine generators. The integrated control system shall be a state of the art microprocessor based system. The integrated control system is intended to provide control for other balance of plant items such as the circuit breakers, air switches, and miscellaneous control loops. The Contractor shall supply all instrumentation required to monitor and control all process variables. This shall include, but not be limited to, primary elements, transmitters, temperature sensor devices, flow meters, control valves, control drive units and all other instrumentation and controls

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 114 of 132
--------------------------------------------------------------------------------


                  required to make a complete system. The integrated control system shall interface with other control systems in the plant and shall tie all the control systems and devices together so that the plant may be controlled and monitored from one common location in the control building.

                  The integrated control system as well as all PCs and PLCs provided throughout the plant shall include the necessary hardware/software changes to accommodate and recognize date stamps for the year 2000 and beyond.

                  Normal operation of the system shall be capable of being accomplished by a full time operator from the centralized control room.

                  The control system shall provide all the necessary control and monitoring functions for manual/automatic operation of the plant. All process starts and stops shall be initiated from the centralized control room. The Contractor shall be responsible for the application, loading and debugging of all software, and for testing, calibration, and start-up of the control system.

                  A block diagram showing the control system configuration is included as Attachment V of this Exhibit. The diagram defines what control and monitoring functions will be provided at the centralized control panel, and at various locations throughout the system.

                  All control and instrumentation design will be performed under the supervision of a Professional Engineer.

                  The controls and instrumentation provided shall be complete in all respects, requiring no further additions. Redundancy of all important measurements shall be provided to increase reliability. Annunciation shall ensure that the operator is alerted to any abnormal condition or equipment failure. The system shall function automatically over the entire turndown range of the plant. Operator action shall be required for normal start-up and shut-down of the plant. All process variables and alarms shall be monitored and trended in the centralized control room. Interlocks shall be provided to ensure an orderly shutdown of the system in the event of operation of a protective device, or equipment failure.

                  Transfer between manual and automatic operation shall be bumpless, with automatic tracking while in the manual mode. When dual pumps (or devices) are provided for lead-lag operation, provisions shall be made to select either pump (or device) for lead operation.

                  Local controls shall be provided for equipment as required.

                  The control system and its components shall be designed to operate in the temperature ranges and humidity conditions noted in Exhibit A.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 115 of 132
--------------------------------------------------------------------------------


                  Electrical housings for all instrumentation and control system auxiliary devices shall be designed for the environmental conditions in which they are installed (e.g. weatherproof, hazardous). See Section 2.6.1 for NEMA ratings.

                  Unless otherwise required for instrument compatibility, electric control signals shall be 4 to 20 ma and pneumatic signals shall be 3 to 15 psig.

                  The Contractor shall provide a documented failsafe analysis of gas flow controls, related power supplies, backups, and interlocks.

                  The Contractor shall select a single supplier of each category of instruments furnished. Additional suppliers for a given category will be considered only if the primary supplier cannot meet the design requirements for a specific instrument.

                  All instruments shall bear an instrument data plate which gives the salient technical data for the instrument.

                  The Contractor shall verify that all instruments and control devices are calibrated. Calibration shall be certified by an independent laboratory or agency with traceability to the National Bureau of Standards.

                  The Contractor shall check control signal generation, transmission, reception and response for all control loops under simulated conditions.

                  System electronics shall be shielded against electromagnetic interferences and shall be capable of withstanding surges in power supplies.

         2.7.2    Plant control system

                  This section covers the design, fabrication, installation and testing of the plant control system as specified in Exhibit A
                  .

                  The Balance of Plant (BOP) equipment will be controlled from a redundant GE Fanuc PLC added to the Combustion Turbine (CT) controls data highway. All of the CT Mark V controls will be linked together by a redundant ethernet data highway. The GE CT operator interfaces will be upgraded to the Simplicity software, running on a NT PC platform. Three PCs will be provided for the operator interface in addition to the Mark V
                  < I >'s. This will allow the control room operator to access any of the CTs from one location. This will also provide the platform requested for coordinated response to unit load commands. An additional PC for "engineering" activities will be provided.

                  The system will be physically distributed throughout the plant site with interconnection via a redundant data highway. The following locations and equipment are identified as minimum requirements:

                  -        Control Room

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 116 of 132
--------------------------------------------------------------------------------


                           Four operator work stations, each consisting of dual color CRT monitor, keyboard, touch screen, and a mouse or trackball.

                           One engineer work station consisting of processor, color CRT monitor, keyboard, mouse or trackball, hard disk drive, floppy disk drive, color printer, and other necessary programming software and facilities.

                           One color utility printer, switchable between the operator work stations.

                           One color alarm printer.

                           One log printer.

                           Magnetic tape drive or optical disk drive for data archival.

                           All operator interface functions related to the PCS shall be conducted from the operator work stations.

                           Each work station shall be mounted in a low profile desk type control console. CRTs shall be 19 inches nominal diagonal dimension. CRT resolution shall be at least 1024 pixels horizontal by 768 pixels vertical.

                  -        Control Building Electrical Equipment Room

                           System cabinets for analog and digital input/output devices, controllers/logic modules and associated equipment for control and monitoring of switchgear motor control center (MCC), 480 V Loadcenter as well as control and monitoring of a majority of the power plant systems.

                           System cabinets (if required) for Sequence of Event recording. All inputs shall be time tagged at the cabinet prior to dumping on the data highway. Approximately 100 sequence of events points will be provided and the maximum scan time shall not be greater than 1 millisecond.

                  -        The PCS shall utilize Microsoft Windows NT version
                           4.0 (or higher) operating system for the Operator Interface and Engineering Workstation Consoles.

                  - The redundant PCS network shall have a 100 Mega bit per second capacity.

                  - The PCS shall be capable of having any configuration changes downloaded to the control processors while on-line without jeopardizing system integrity (bumpless transfer and bumpless configuration download capability).

                  - The PCS shall be capable of having all Operator Interface and Engineer Workstation functions implemented by an optional Remote Engineering Workstation connected over the Wide-Area-Network interface using TC/IP network protocol.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 117 of 132
--------------------------------------------------------------------------------


                  - The PCS shall be equipped with dual Ethernet links to an external plant network. A software application will be provided with the PCS that is capable of supplying high speed process data over the Ethernet link using TCP/IP protocol to either OLE, Active-X or NetDDE clients on the external plant network. The PCS shall be capable of supplying all available process analog and digital values at the configured I/O hardware scanning frequency to the client applications without overloading the PCS network.

                  The PCS shall be designed to control, monitor and alarm the various power plant systems and shall be capable of interfacing with external devices in a convenient matter. Its operation shall be easy to understand by operating personnel with a basic knowledge of the process and without special programming skills. The PCS shall be of a field proven design utilizing standard equipment and programming techniques. The input/output components shall be mounted in free-standing cabinets with connections via a redundant data highway to CRT/keyboard and printers. Flexibility is to be allowed in location of all devices. Field connections shall be readily accessible without disturbing electronic components.

                  The PCS shall be 32 bit microprocessor based and shall include analog control (PID), discrete digital (on-off) control, data acquisition and alarm capabilities. The operator interface with the total system shall be by 19 inch color CRT consoles. The CRT consoles shall include dedicated push-button keyboards with operator and engineering functions including process overview displays, process group displays, control loop detail displays, alarm summary and control loop configuration and tuning functions. Hard copy data logging shall be provided by the printers. The printers will be used for alarm, logging and demand printouts.

                  The microprocessor based control system shall have built-in self checking and diagnostic features provided. These features should include detection of failures and equipment degradation associated with power supplies, memory, CPU programming, analog and digital I/O systems and peripheral devices.

                  The system should be modularly configured for ease of maintenance, trouble shooting and field modifications and shall provide the capability for in-service checkout and maintenance without impairing the availability of the overall system. Controller failures shall result in an automatic switchover to the redundant unit for multi-loop controllers or transfer to manual with all process outputs maintained at their last value prior to failure for single loop controllers. The control system shall incorporate self diagnostics to detect failures or off normal conditions and to alert the operator to these conditions. Data shall be displayed which identifies the component which has malfunctioned and gives sufficient location information for trouble shooting. No failure of a single component shall cause failure of more than one control loop. All components, except the I/O termination cards, shall have a 100% fully redundant hot backup with automatic switchover on failure of the primary component.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 118 of 132
--------------------------------------------------------------------------------


                  Capability shall be provided, when a control loop is transferred to manual, which allows replacement of a defective module e.g. logic or control card, while maintaining full manual control of the affected loop from the CRT.

                  Provisions shall be made for the prevention of unauthorized or accidental changes to system configuration. System data logging and recovery capability shall be provided so that control system configuration and data base can be quickly restored in the event of an operator error or system failure.

                  The system shall have the capacity for up to 20 percent increase in size in the future.

                  The PCS will be controlling and monitoring the gas turbine generator as well as the balance of plant. There will be several remote I/O locations. Each of the remotes must be able to communicate with the other remotes, as well as the CRT's over the redundant data highway.

                  The system shall have a control console which shall consist of CRT's with sealed keyboards and auxiliary console sections, which shall be physically similar to the CRT consoles. The CRT's and auxiliary consoles shall be supplied as one integrated control panel assembly.

                  The CRT's shall each be capable of controlling and monitoring all of that unit's systems. Under normal operation, one CRT will be dedicated as an alarm CRT for all system alarms. The other CRT's will be used for control and monitoring. These two functions shall be interchangeable between the CRT's.

                  An ethernet link, necessary hardware, and software shall be provided to allow interface between the PCS Data Highway and a Contractor furnished personal computer based Performance Monitoring System and Data Historian.

                  The system shall have one master clock which shall synchronize all clocks within the system including the sequence of events recorders and the digital display clocks mounted on the auxiliary control consoles. The system shall also synchronize the gas turbine control system clocks to the PCS clock.

                  There will be several systems which will be controlled and/or monitored by the PCS. These systems will be identified by the three (3) letter code at the beginning of each I/O point number. The operator interface unit shall have, in addition to the keys necessary to perform all the operator functions, a labeled key for each plant system which the operator can use to gain access to information alarms or control functions within that plant system.

                  The PCS shall be capable of automatic generation control (AGC) of each of the gas turbine generator unit over the full load range from approximately 50% load to base without interruption.

                  2.7.2.1  Input and Output Devices (I/O)

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 119 of 132
--------------------------------------------------------------------------------


                           All inputs to and outputs from the Plant control system shall be identified by a point ID. The point ID shall have up to nine (9) characters and information about the point shall be obtained from the CRT keyboard using this point ID.

                           All I/O to and from the PCS shall comply with ANSI C37.90A.

                           To permit removal of I/O modules without removing field wiring, all I/O field terminations shall be terminated on separate field termination blocks in I/O cabinets provided by the Contractor. Cabinets and enclosures shall shield against RFI pickup and high voltage electrical noise.

                           The Contractor shall include a minimum of 20% spare of each type of I/O point at each of the I/O locations which shall be wired to the termination cabinets.

                           The system shall be designed to perform data acquisition functions for all process inputs as described herein.

                           The scan rate of all process inputs shall be as follows:

                           - Analog Inputs - Once per 1.0 second average, with provisions for scanning at least 5 percent of the analog inputs at a rate of once per 0.1 second.

                           - Contact Inputs (low resolution) - Once per second.

                           - Contact Inputs (high resolution) - Once per millisecond.

                                    The system shall have the capability to
                                    perform real-time calculations using the input data processed. The system shall be capable of further performing real-time calculations using the calculated variables. All analog inputs, digital inputs, and calculated variables shall be available for use by the system to perform the control, alarm, display, and logging functions.

                                    The Contractor shall provide a complete set of programmed instructions and displays with the system to execute the modulating type control algorithms as defined in SAMA Standard SR22-11-1966.

                                    During transient conditions causing
                                    deviations of process variables, the control system shall not permit deviations which exceed those permitted by manufacturers of controlled process equipment. In no event shall the performance of the control system become the limiting factor on unit responsiveness. The PCS shall be capable of producing smooth load changes without overshoot, unless these changes are not achievable because of plant equipment limitations.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 120 of 132
--------------------------------------------------------------------------------


                                    In cases where the PCS modulates more than one similar auxiliary device, the system logic shall automatically compensate the tuning constants of all affected control loops so as to provide equally responsive control no matter which combination of auxiliary devices may be in service.

                                    The PCS shall include provisions to apply function generator compensation to outputs so as to linearize control response when modulating final devices which may be nonlinear (e.g., control valves).

                                    The arrangement and type of input and output devices shall be as follows:

                                    -       Process transmitters shall be
                                            located in the process area and
                                            shall measure pressure, flow, level
                                            and temperature.

                                    -       Electrical transducers shall be
                                            located at the electrical equipment
                                            and shall measure voltage and
                                            current and determine watthour,
                                            varhour, watt and var. All
                                            transducers shall be of the
                                            electronic type and shall be
                                            self-powered.

                                    -       Process switches shall be located in
                                            the process area and shall monitor,
                                            alarm and sequence various
                                            equipment. All switches shall be
                                            voltage sensed from the PCS. All
                                            switches shall be electrically
                                            isolated from ground and from one
                                            another.

                                    -       Thermocouples, and RTDs and 100 ohm
                                            platinum RTDs shall be located in
                                            the process area and shall be
                                            directly terminated in the I/O
                                            Cabinets.

                                    -       Control transducers shall be located
                                            in the process area and in response
                                            to signals configured in the PCS
                                            shall actuate valves and dampers,
                                            etc. All transducers shall accept a
                                            4-20 mA DC signal from the PCS and
                                            shall be electrically isolated from
                                            ground and from one another.

                                    -       Switchgear, Load Centers, and Motor
                                            Control Centers located locally and
                                            in the Control Building shall
                                            control circuit breakers, motors,
                                            and motor operated valves in
                                            response to signals configured in
                                            the PCS. All of these shall accept
                                            dry contacts from the PCS.

                           2.7.2.2  Operator Interface

                                    The operator interface equipment shall be located in the Control Building and shall provide the operator access to the process utilizing CRT display terminals with functional sealed keyboards and one alarm printer,

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 121 of 132
--------------------------------------------------------------------------------


                                    one demand printer and one log printer. In the event of loss of electrical power the unit shall be capable of maintaining memory functions for a minimum of two (2) hours and shall provide fail-save outputs.

                                    The PCS shall provide the following minimum features.

                                    -       The PCS Operator Interface consoles
                                            shall utilize Microsoft Windows NT
                                            version 4.0 (or higher) operating
                                            system.

                                    -       Be conveniently programmable and
                                            capable of controlling from any of
                                            the CRT/keyboard operator interface
                                            terminals. A security system shall
                                            be provided to prevent unauthorized
                                            entries.

                                    -       Provide graphically an overview of
                                            all setpoints, process variables and
                                            deviations from limits with dynamic
                                            updating.

                                    -       Provide graphic display of several
                                            control loops including setpoint,
                                            process variable control output and
                                            control mode status with dynamic
                                            updating.

                                    -       Provide display and operator control
                                            of individual loops setpoint,
                                            process variable, control output,
                                            control mode status, and alarms with
                                            dynamic updating.

                                    -       Provide visual, audible indication
                                            and high speed printout of all
                                            deviations from limits and alarm
                                            conditions.

                                    -        Provide sequence of events display
                                             and hard copy.

                                    -        Provide process variable trend
                                             displays.

                                    -        Provide two EIA/RS-232C ports for
                                             interfacing with devices such as
                                             telephone modems, computer, etc.

                                    -        Provide periodic and trip logs in
                                             Purchaser-configurable format up to
                                             25 logs of 100 items each.

                                    -        Provide trending capability for all
                                             of the analog points in the system.

                                    -        Provide self-checking diagnostic
                                             display of PCS malfunctions.

                                    -        Provide redundant facilities for
                                             storing and loading the system
                                             program and short term data storage
                                             i.e., magnetic tape drive or
                                             optical drive for date archived.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 122 of 132
--------------------------------------------------------------------------------


                                    -        Provide custom graphics displays
                                             for up to 50 schematic diagram
                                             arrangements with dynamic updating.

                                    -        Provide long term data storage for
                                             plant record. As a minimum the long
                                             term data storage shall collect all
                                             trended data, all logs, all alarms,
                                             and all operator actions. In
                                             addition, the transfer of
                                             information from short term to long
                                             term data storage shall be fully
                                             automatic and the control system
                                             shall remain completely operational
                                             during the data transfer.

                           2.7.2.3           Load Control

                                    The PCS shall utilize the revenue meter
                                    (MWH) to trim the load on gas turbines
                                    selected by the operator to match the
                                    preselected load (energy) setpoint entered by the operator. The system will continously monitor, project, and adjust the load on the selected gas turbines to maintain a deviation between the setpoint and the actual delivered energy which does not exceed 1.8 MWh, or 0.9% of the Energy Request for a given hour (as defined in the Power Purchase Agreement), which ever is greater.

                           2.7.2.4  Power Supplies

                                    Plant control system power shall be supplied by the Contractor from the following sources:

                                    -       Primary - 120 V a-c, 60 Hz, not
                                            exceeding PLUS OR MINUS 2% voltage
                                            variation, PLUS OR MINUS 0.5%
                                            frequency variation, and less
                                            than 5% harmonic distortion.

                                    -       Backup - 125V d-c, Battery System
                                            through the 120V ac UPS.

                                    The Contractor shall supply within his
                                    cabinet loss-of-power alarms to monitor each of the above power sources. These alarms shall be mounted ahead of any distribution panels and internal power supplies.

                                    The Contractor shall supply whatever power supplies that are required to operate the Plant control system. Each of these power supplies shall have a full capacity on-line backup power supply. Each power supply shall have an associated failure alarm. Power distribution within the PCS shall be arranged such that the loss of power at an individual subsystem does not impair the correct operation of other subsystems or create an unsafe condition.

                                    Ground fault detection shall be provided for systems utilizing floating power supplies.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 123 of 132
--------------------------------------------------------------------------------


                                    Power distribution circuit breakers shall be provided with individual trip indication. Fuses shall be of the indicating type.

                                    Each cabinet shall be provided with
                                    convenience outlets to facilitate
                                    maintenance work. These convenience outlets shall be powered from a separate 120 V a-c supply provided by the Contractor. The Contractor shall also provide redundant cooling fans and cartridge filters in each cabinet and the fans shall be fed from the primary and backup power supplies.

                                    A tinned coated copper ground bus shall be installed at the bottom and across the full width of each enclosure. It shall be drilled at each end for extension and shall have a suitable indent-compression type lug bolted to it near each end for the Contractor's ground cable to the plant ground grid. A flexible strap or bar link shall be provided at each shipping split. This ground bus shall be connected to all enclosure steel.

                                    A second similar ground bus shall be
                                    installed above the first and insulated from all enclosure steel. When instrument loops require signal points or cable shields to be grounded, this bus shall be used. All other grounds shall be connected to the uninsulated ground bus unless otherwise noted.

                                    Ground wires, if used, shall be so installed as to be visible and accessible after all other wiring has been completed.

                           2.7.2.5  System Configuration

                                    The Contractor shall configure, load and debug the PCS data base at the factory. A printout of the data base and detailed configuration diagrams shall be supplied to the Owner for review and comment prior to finalization of system configuration.

                           2.7.2.6  Programmable Logic Controller (PLC)

                                    Digital logic, sequential control, and
                                    emergency shutdown systems may be done
                                    through microprocessor controllers
                                    distributed throughout the plant. The
                                    microprocessor controllers shall interface with the PCS, and be capable of performing efficiently the digital function. Specific complete systems with local operator interfaces could be proposed to be microprocessor based PLC systems as manufactured by Modicon and Allen-Bradley, but shall be provided with the necessary interface to the central PCS to allow for higher level coordination and central control room remote operation and monitoring.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 124 of 132
--------------------------------------------------------------------------------


                  2.7.3    Instrumentation and Control Valves

                           This section covers the instrumentation and controls furnished and installed for the project.

                           All instrument scales shall be calibrated and printed in the system of units as specified by the Contractor. All scales shall be graduated and marked in English units only. Scales and charts shall have linear graduations.

                           Instrument scales shall be white with black division marks and, where practical, the divisions shall be based on multiples of 10.

                           Preferably instrument ranges shall be selected to have the "normal" reading at 75% of full scale.

                           2.7.3.1  Transmitters

                                    Transmitters shall be 4-20 mA dc two-wire, solid-state type, with plug-in circuit board. External zero and span adjustments are required.

                                    All parts of the transmitter in contact with the process medium shall be constructed of materials suitable for the application and the pressure-temperature conditions encountered.

                                    Transmitters utilized for measuring
                                    differential pressure, flow, and level shall be furnished with a preassembled valve manifold suitable for mounting directly on the transmitter.

                                    All transmitters shall be designed to
                                    prevent the process medium from contacting the electronics or from entering the wiring circuit if the measuring element fails.

                                    The accuracy of all transmitters shall be "0.5 percent of the calibrated range or better. Repeatability shall be "0.1 percent or better.

                                    Each transmitter shall have an integral
                                    junction box with terminal strip, integral test jacks, and conduit connection, and shall be complete with all mounting accessories.

                                    When transmitters are required to provide multiple outputs to recorders, indicators, etc, as well as providing an input to the control system, the circuit shall be arranged so that disconnecting an input to a recorder, indicator, etc, shall not cause an upset in the control system, or a change in transmitter calibration.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 125 of 132
--------------------------------------------------------------------------------


                                    It shall be possible to ground either output terminal of a transmitter or its receiver without affecting transmitter characteristics. There shall be no signal grounds within the transmitters.

                                    Reservoirs shall be furnished by the
                                    Contractor when required by the service or type of transmitter supplied.

                                    The dynamic response of transmitters and converters shall be compatible with the performance requirements of the loops or systems.

                           2.7.3.2  Thermocouples, RTD's and Thermowells

                                    Thermocouples shall be stainless steel
                                    sheathed, magnesium oxide insulated with an overall sheath. Thermocouples used in thermowells shall be ungrounded. The sheath shall be spring-loaded to maintain thermal and electrical contact. Where safety requirements dictate, the hot junctions shall be grounded.

                                    Chromel Constantan Type E or Chromel Alumel
                                    Type K shall be used for temperature
                                    sensing.

                                    Thermocouple limits of error shall be
                                    PLUS 2 DEG. F up to 600 DEG. F and PLUS 3/8 percent above 600 DEG. F. Where such accuracy is not satisfactory for the process, ungrounded 100 ohm platinum RTDs may be used.

                                    The overall horizontal and vertical
                                    dimensions of the head shall be not less than 4 inches. The internal arrangement shall be such that rotation of the screw cover does not damage the internal components. A grounding terminal shall be provided in the connection head. Complete thermocouple parts shall be shop-assembled to form a thermocouple assembly including the protection wells. The bore of each well must be concentric with the outside diameter within PLUS 10 percent of the wall thickness. Wells shall be of the same material as the pipe.

                           2.7.3.3  Local Temperature Indicators

                                    Normally, local temperature indication shall be by bimetallic type indicators with universal joint and 5-inch diameter dial. Each thermometer shall be supplied with a thermowell.

                           2.7.3.4  Pressure Switches

                                    Pressure sensing switches for alarm and
                                    shutdown shall have separate housings.

                                    Switch contacts shall be rated at 125-V ac, 10A resistive and 125-V dc 0.5A resistive. Switch contacts shall have separate terminals. Alarm

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 126 of 132
--------------------------------------------------------------------------------


                                    switches shall close to alarm. Switches
                                    used for shutdown and control shall close to cause desired action.

                                    Switches shall be snap-acting type. All
                                    wetted parts shall be Series 300 stainless steel. Pressure connections shall be 1/2-inch FNPT. Alarm and shutdown switch settings shall not be adjustable from outside the housing.

                                    Instruments and controls shall be installed with suitable isolation valves to permit removal while the system is in operation.

                           2.7.3.5  Level Switches

                                    Level switches provided by the Contractor to monitor process level conditions shall be of the externally mounted float type, suitable for the pressure temperature and general service conditions and functions specified.

                                    Floats shall be fabricated of stainless
                                    steel and shall be encased in a cage. All cages shall have a flanged connection to permit removal of the float.

                                    Piping connections shall be made on the side and bottom of the cage and shall have 1 inch socket weld ends. All electrical conduit connections shall be 3/4 inch NPT.

                                    Electrical switches shall have the following minimum inductive load ratings:

                                            125 VDC - 0.5 amp (break)
                                            (resistive) 120 VAC - 5.0 amp
                                            (break)

                                    The individual switches provided with each level switch shall be electrically isolated.

                           2.7.3.6  Local Pressure Indicators

                                    Pressure indicators shall be bourdon type, accurate to within 1 percent of span. Dials shall be white with black markings and shall be 4-1/2 inches in diameter with markings for 170 degrees of the dial. Units of measurement shall be specified on the dial face. Pointer shall be externally adjustable. Gage movements shall be stainless steel, geared type. Case shall have a blowout disc in the back. Bourdon tubes shall not contain copper material.

                           2.7.3.7  Control Valves

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 127 of 132
--------------------------------------------------------------------------------


                                    The entire operating load range of the plant shall be fully considered when developing the control valve specification sheets. Control valve body sizes shall not be more than one pipe size smaller than the nominal pipeline size up to eight (8) inches. For nominal line sizes greater than eight (8) inches, control valve body sizes shall not be more than 2 pipe sizes smaller than the nominal pipeline size. Valve travel shall not exceed 80 percent at the maximum operating condition. Valve noise (excluding steam conditioning valves) shall not exceed 95 dBA @ three (3) feet.

                                    Control valve sizing and detailed
                                    requirements shall be the responsibility of the Contractor. ISA Format Data Sheets shall be used to specify the valves.

                                    Control valves shall conform to the
                                    requirements of ANSI B31.1, Code for Power
                                    Piping and be suitable for use under the specific operating conditions.

                                    Handwheels shall be provided on all
                                    air-operated valves.

                                    The control valve body shall be no more than two nominal sizes smaller than the line in which the valve is installed.

                                    Body fluid velocities shall be limited to 40 fps as liquid and 0.3 mach as vapor or gas. Trim sizes may be reduced to 0.4 factor trim minimum when pipe size or velocities are limiting.

                                    Valves shall be capable of passing 125
                                    percent of the normal capacity. If the
                                    maximum capacity is listed, the valve shall be capable of passing 105 percent of that figure.

                                    Globe and angle type valves will have cage, top and bottom, or top guiding (no skirt guiding). Bonnets shall be flanged or of integral construction. The packing gland shall be the bolted type.

                                    Under the normal range of operating
                                    conditions the sound level at any point 3 ft radially from the surface of the downstream pipe at a distance of 3 ft downstream of the valve outlet should not exceed 90 dBA (excluding steam conditioning valves).

                                    Valve materials shall be ASTM or ASME type carbon steel, chrome moly, or stainless steel, as required by the service conditions.

                                    All trim materials shall be stainless steel, as a minimum, with hardened 400 Series stainless steel or Stellite hard surfaced trim where pressure drops exceed 100 psi or wear is expected from erosion.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 128 of 132
--------------------------------------------------------------------------------


                                    Rotary valves may have plugs similar to body materials but must have alloy steel shafts for corrosion and shear resistance.

                           2.7.3.8  Solenoid Valves

                                    Valves shall be selected to incorporate body construction, trim materials, and internal arrangements suitable to the application. Solenoid enclosures shall be NEMA 4 unless otherwise required. Solenoid coils shall be Class H high temperature construction and shall be suitable for continuous duty.

                           2.7.3.9  Flow Elements

                                    Flowmeters shall preferably be those of the differential pressure type with an accuracy of "1 percent of the span maintained over a 10:1 flow turndown. The materials of the meters and their associated parts shall not be deteriorated by the working fluid. Flow transmitters shall have output linear with differential pressure with an accuracy of within "0.5 percent of full scale range.

                                    Flow metering primary elements and
                                    installations shall be designed in
                                    accordance with ASME "Fluid Meters" Part
                                    Two, "Application of Fluid Meters". Primary elements shall be ASME long radius flow nozzles or thin plate square edge concentric orifices as appropriate to system operating conditions and as described herein. Steam flows shall be measured with ASME long radius flow nozzles. Annubars are not acceptable.

                                    The Contractor shall be responsible for
                                    verifying that sufficient length of straight pipe is provided on each side of all primary elements. Any internal boring of adjacent pipe shall be by the Contractor. The pressure taps for flow nozzles shall be installed in the pipe well as described in "Fluid Meters" Part Two. Orifices shall be installed between specially designed orifice flanges.

                                    Where required, flow metering shall be
                                    temperature and/or pressure compensated. For flow metering of oil, positive displacement meters or area meters shall be provided. For flow metering of fuel gas to the gas turbine, an orifice plate meter run shall be provided.

                                    Condensing reservoirs shall be provided on all flow transmitter services where low differential pressures relative to the static pressure are present in steam service. Condensing reservoir inlet and outlet connections shall be a minimum of 20 mm.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 129 of 132
--------------------------------------------------------------------------------


                                    -       Nozzles - Flow nozzles shall be
                                            constructed of Type 304 stainless
                                            steel and shall be designed in
                                            accordance with Paragraphs II-III-20
                                            through II-III-26 of the ASME report
                                            "Fluid Meters," Part Two Application
                                            of Fluid Meters - Especially
                                            Differential Pressure types.

                                    -       Orifice Plates - Orifice plates
                                            shall be constructed of Type 304 or
                                            316 stainless steel. Orifice plates
                                            shall not be less than 1/8 inch
                                            thick for nominal pipe diameters up
                                            to and including 12 inches, and
                                            shall not be less than 1/4 inch
                                            thick for nominal pipe diameters
                                            above 12 inches. Orifice plates
                                            shall be constructed in accordance
                                            with ASME/AGA standards.

                                    -       Fuel Flow Meters - Individual fuel
                                            gas flow and fuel oil flow metering
                                            systems shall be provided for the
                                            gas turbine. A fuel gas check
                                            metering system shall be installed
                                            in the main gas lines. The check
                                            meter shall be installed per API
                                            standards. The metering systems
                                            shall be complete with all required
                                            transducers, including, but not
                                            necessarily limited to, the
                                            following:

                                            Flow meter

                                            Density or specific gravity
                                            transmitters

                                            Pressure transmitters

                                            Temperature elements

                                            The Contractor's Plant control
                                            system programs shall include the
                                            proper algorithms to continuously
                                            provide the determination of heat
                                            input to the gas turbine in
                                            accordance with methods described in
                                            the ASME PTC 22-1985 references
                                            contained herein.

                           2.7.3.10 Gas Chromatograph and Flow Computer

                                    An on-line gas chromatograph and flow
                                    computer (Daniel or Owner approved equal) shall be provided in the main gas line for measuring plant gas flow, heating value (Btu/Scf), relative density (specific gravity), and compressibility of the fuel gas. The chromatograph shall employ thermal conductivity detection with an accuracy of 0.1% over an operating range of 0oF to 130oF. The data shall be transmitted to a gas computer (provided by the Contractor) and then to the PCS for gas flow and equipment performance calculations. The Contractor shall incorporate reference conditions common to the gas suppliers. The orifice metering run shall meet the straight length requirements of ISO-

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 130 of 132
--------------------------------------------------------------------------------


                                    5167 and the manufacturing and installation requirements of ASME MFC-3M-1989. Meter shall be designed for 10:1 turndown and shall contain stacked transmitters.

                           2.7.3.11 Installation

                                    All instruments shall be installed in
                                    accordance with Contractor's drawings and manufacturers' recommendation. All instruments shall be located where they will be accessible from ladders, platforms, or grade. All locally mounted indicating instruments shall face forward toward the normal operating area and shall be within reading distance and in the line of sight.

                                    The Contractor shall mount instruments level and plumb, rigidly supported and in such a manner as to provide protection from heat, shock and vibration; accessibility for maintenance; and freedom from interference with piping, conduit and equipment. Current-to-pressure transducers shall not be mounted on the control valves unless the transducers are received from the manufacturer already valve mounted and tubed, or specific instructions to valve mount the transducers are given on the drawings.

                                    Single tubes and multitube bundles shall be installed in a neat, workmanlike manner and show no sign of crumpling, bends of too short a radius, flattening, etc. Extreme care shall be exercised to keep foreign matter out of the system. All open tubing ends and connections shall be kept plugged to keep out dust, dirt, moisture, oil, etc. Tube benders shall be of the proper dimensions. Tubing shall not be installed with damaged walls or flattened ends.

                  2.7.4    Control Panels

                           This section covers the design, fabrication and installation of floor and wall mounted control panels for the project.

                           Control panels shall meet applicable requirements of NEMA as defined in Paragraph 2.6.1.

                           Panels shall be of all welded steel construction. Exterior surfaces shall be smooth and free of defects and imperfections. All welds shall be ground smooth. Exposed edges, corners and edges of cutouts shall be smooth and rounded.

                           Control panel doors shall be provided with full length piano type hinges and three point latching system fasteners with stainless steel handles. the locks shall be keyed alike.

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 131 of 132
--------------------------------------------------------------------------------


                           Braces and stiffening members shall be provided as required to prevent any panel distortion. Braces and stiffeners shall not interfere with instrument locations.

                           Panel tubing and wiring shall be neatly routed and supported and shall not block access to instruments. Tubing and wiring shall be terminated on tubing terminal plates or terminal strips, respectively. Twenty (20) percent spare connections shall be provided.

                           All devices and components in the rear or interior of the panel, as well as back of front mounted equipment, shall be identified. Name plates shall be installed on the front of the panels to identify all instruments, gauges, etc.

                           Free standing panels shall be provided with internal lighting fixtures and electrical outlets.

                           Panels shall be ventilated or air conditioned as required to prevent overheating and moisture condensation.

                           Control panels shall be cleaned, primed, and finish painted with the manufacturer's standard painting system.

                  2.7.5    Continuous Emission Monitoring System

                           This section covers the design, procurement, installation, testing and certification of the continuous emission monitoring system (CEMS) for the plant. The CEMS equipment shall comply with NEMA, ASME, ISA, ANSI, IEEE and OSHA codes and standards as applicable; Environmental Protection Agency (EPA) requirements in 40 CFR Part 60, and 40 CFR Part 75; State of Georgia Department of Natural Resources, Environmental Protection Division (DNR) requirements including air permit requirements; and the requirements of other local and state regulations.

                           All CEMS equipment shall be provided as a complete and operational system designed to function as a coordinated unit. The equipment and system shall include, but not be limited to, all probes, sample lines, analyzers, enclosures, data acquisition system, heaters, piping, instrumentation valves, supports, blowers, gas dryers, pumps, filters, coolers and other equipment and materials for a complete system.

                           The CEMS system shall utilize only dry extractive or wet extractive type monitoring equipment. Dilution extractive type systems are not acceptable.

                           The CEMS system shall monitor for the following stack flue gas constituents:

                           -        NO(2)
                           -        O(2)

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 132 of 132
--------------------------------------------------------------------------------


                           -        Stack flue gas flow rate

                           SO2, CO and CO2 emissions will be calculated using fuel flow and fuel composition data.

                           The system accuracy, span, and specifications and test procedures shall meet 40 CFR 60, 40 CFR 75, and performance specifications established by DNR.

                           All probes and all material exposed to the flue gas shall, as a minimum, be 316L stainless steel.

                           The sample lines from the stack sample probes to the analyzers shall be heat traced and insulated for freeze protection. Sample lines shall be shop fabricated as a continuous length. Splicing of the lines is not acceptable.

                           The Continuous Emissions Monitoring System (CEMS) will consist of six individual extractive-type systems. The systems will be housed in two enclosures, each with a group of three systems. The extractive sample conditioning will consist of heated sample probe and line with moisture removal at the analyzer racks. The enclosures shall be insulated, dust tight, and environmentally controlled. The enclosures shall be sized to provide maintenance access around the cabinets and racks. A minimum of 30 inches clearance shall be provided between the outside walls and the cabinets/racks. A minimum of a 48 inches access aisle shall be provided at the front of the cabinets/racks. A 30 inch by 60 inch work bench shall also be provided in the enclosure. Adequate lighting and electrical outlets shall be provided in the interior of the enclosure. The enclosure shall conform to applicable state and local codes.

                           An integrated system for CEMS control and data acquisition shall be provided and shall be capable of interfacing with the plant plant control system. The data acquisition system (DAS) shall be separate, dedicated, IBM compatible personal computer system located in the plant control room. The DAS shall collect and store CEMS data, perform required calculations and generate reports as required for plant operations and regulatory compliance.

                  The DAS computer shall, as a minimum, be provided as follows:

                           -        Pentium II, 400 MHz microprocessor (minimum)

                           - Internal memory of at least 32 MB RAM with a minimum 5 GB hard disk drive

                           - One 3-1/2 inch floppy drive and one compact disk drive

                           -        15 inch VGA color monitor

--------------------------------------------------------------------------------
                                                            EPC - Exhibit B
                                                            --------------------
              TENASKA GEORGIA GENERATION PROJECT            Page 133 of 132
--------------------------------------------------------------------------------


                           - High speed, letter-quality wide carriage printer

                           -        56k baud telephone modem

                           - Utilize WINDOWS NT Version 4.0 or later and software required for all calculations and report generation

                           The Contractor shall perform all required factory and field tests required to certify the CEMS equipment according to 40 CFR 60, 40 CFR 75 and TNRCC requirements.

                  2.7.6    Plant Weather Instrumentation

                           A plant weather station shall be provided to monitor plant ambient dry bulb temperature, wet bulb temperature, relative humidity, barometric pressure, wind speed, and wind direction. Hardware will basically consist of a wind monitor and mast, temperature/RH sensor with solar radiation shield, barometric pressure sensor, programmable translator, and sensor cabling. The translator device shall provide 4-20 mA output signals to the PCS for wind speed, wind direction, dry bulb temperature, relative humidity, barometric pressure, and wet bulb temperature (calculated). The weather station instruments shall be located such that plant equipment does not impact the readings.

                  2.7.7    Security System

                           The main gate shall be capable of being operated at the control room and have Closed Circuit TV (CCTV) and two-way speakers with on-off control. Contractor shall provide all permanent surveillance facilities, including CCTV with two cameras. Contractor shall provide space for security monitor (minimum 14" screen) in the control room and provide CCTV cabling between gates and the control room. CCTV's shall have remote pan and zoom capabilities.

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT B

                                  ATTACHMENT I

                              DESIGN GUIDE DRAWING

The following is a description of information which cannot be submitted electronically:

DRAWINGS:

1)       TENASKA GEORGIA GENERATION FACILITY SITE PLAN
2)       TENASKA GEORGIA GENERATION FACILITY PLOT PLAN
3)       TENASKA GEORGIA GENERATION FACILITY EXISTING CONTOURS
4)       TENASKA GEORGIA GENERATION FACILITY ONE LINE DIAGRAM
5)       TENASKA GEORGIA GENERATION FACILITY DEMINERALIZED WATER SYSTEM - P&ID
6)       TENASKA GEORGIA GENERATION FACILITY CO2 & HYDROGEN SYSTEM - P&ID
7)       TENASKA GEORGIA GENERATION FACILITY NATURAL GAS SYSTEM - P&ID
8)       TENASKA GEORGIA GENERATION FACILITY WATER DISCHARGE/DRAINAGE
         SYSTEM - P&ID
9)       TENASKA GEORGIA GENERATION FACILITY FUEL OIL SYSTEM - P&ID
10)      TENASKA GEORGIA GENERATION FACILITY FIRE PROTECTION SYSTEM - P&ID
11)      TENASKA GEORGIA GENERATION FACILITY COMPRESSED AIR SYSTEM - P&ID
12) TENASKA GEORGIA GENERATION FACILITY ELECTRICAL SYSTEM - DC AND UPS POWER SYSTEM - ONE LINE DIAGRAM

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT B

                                  ATTACHMENT II

                   ELECTRIC UTILITY INTERCONNECTION AGREEMENT

                                     [LATER]

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT B

                                 ATTACHMENT III

                                    NOT USED

                                    EXHIBIT B

                                  ATTACHMENT IV

                     [Form of Power Purchase Agreement Removed]


f


                       TENASKA GEORGIA GENERATING PROJECT






                                    EXHIBIT B

                                  ATTACHMENT V

                       CONTROL SYSTEM CONFIGURATION-BLOCK

The following is a description of information which cannot be submitted electronically:

DRAWING OF TENASKA GEORGIA GENERATION PROJECT CONTROL AND MONITORING SYSTEM - PLANT CONTROL SYSTEM - ARCHITECTURE

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT B

                                  ATTACHMENT VI

                        EXTENDED WARRANTY EQUIPMENT LIST

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT B

                                  ATTACHMENT VI

                        EXTENDED WARRANTY EQUIPMENT LIST

In accordance with Article 9.9 of the EPC Agreement, the following equipment shall have extended warrantees such that the warranty shall not expire prior to the longer of eighteen (18) months after the Scheduled Commercial Operation of the last Unit in Phase II or twelve (12) months after Commercial Operation of the last Unit in Phase II. This equipment is expected to enter commercial service with Phase I.

-------------- ---------------------------------------------------------- -----------------------------------
Item           Description                                                Warrantee Period

-------------- ---------------------------------------------------------- -----------------------------------
Item 1         Generator 18kV/500kV Step-up Transformer  serving Units    The longer of eighteen (18) months
               3 and 4.  T2 per the Contract One-Line Diagram.            after the Scheduled Commercial
                                                                          Operation of the last Unit in
                                                                          Phase II or twelve (12) months after
                                                                          Commercial Operation of the last
                                                                          Unit in Phase II.
-------------- ---------------------------------------------------------- -----------------------------------
Item 2         Power Distribution Center (PDC) including installed        Same as Item 1 above.
               equipment.
-------------- ---------------------------------------------------------- -----------------------------------
Item 3         Fuel Gas Supply System gas preheaters and gas              Same as Item 1 above.
               chromatograph
-------------- ---------------------------------------------------------- -----------------------------------
Item 4         Fuel Oil Supply System fuel oil unloading pumps and        Same as Item 1 above.
               forwarding pumps
-------------- ---------------------------------------------------------- -----------------------------------
Item 5         DC Electrical system including battery, battery charger,   Same as Item 1 above.
               and UPS including inverter.
-------------- ---------------------------------------------------------- -----------------------------------
Item 6         Air compressors and air dryers.                            Same as Item 1 above.
-------------- ---------------------------------------------------------- -----------------------------------
Item 7         Oil/water seperator                                        Same as Item 1 above.
-------------- ---------------------------------------------------------- -----------------------------------
Item 8         Water Injection Supply Pumps                               Same as Item 1 above.
-------------- ---------------------------------------------------------- -----------------------------------
Item 9         Evaporative Cooler Supply Pumps                            Same as Item 1 above.
-------------- ---------------------------------------------------------- -----------------------------------
Item 10        Auxiliary Transformers 18kV/4160V.   Transformers T7 &     Same as Item 1 above.
               T8 per the Contract One-Line Diagram.
-------------- ---------------------------------------------------------- -----------------------------------
Item 11        Auxiliary Transformers 4160V/480V.   Transformers T10 &    Same as Item 1 above.
               T11 per the Contract One-Line Diagram.
-------------- ---------------------------------------------------------- -----------------------------------

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT C

                            LIMITED NOTICE TO PROCEED

                               September 10, 1999

Mr. Gerald P. Burke                                  Via Facsimile #210 475 8096
Zachry Construction Company
527 Logwood
PO Box 240130
San Antonio TX  78221-0130

RE:      Limited Notice to Proceed

Dear Gerald:

Tenaska Georgia I, L.P., a Delaware limited partnership ("Owner") and Zachry Construction Corporation, a Delaware corporation ("Contractor") have negotiated a draft of an Engineering, Procurement and Construction Agreement for a dispatchable electric generating plant to be located on Owner's premises in Heard County in the State of Georgia (the "EPC Agreement"). This letter authorizes Contractor to proceed with the scope of Work set forth in Exhibit C attached to this letter for the compensation set forth in Exhibit C and below. In performing such Work, Contractor shall be governed by the terms set forth in the September 10, 1999 draft of the EPC Agreement. In the event that the EPC Agreement is finally approved and executed by Owner and Contractor, this letter will serve as the Limited Notice to Proceed under the EPC Agreement, effective as of September 10, 1999; all payments made pursuant to this letter shall be applied against the Guaranteed Lump Sum Price in such EPC Agreement and to any applicable cancellation charges provided for in Exhibit C or in such EPC Agreement; and all services performed by Contractor shall be considered as having been performed under such EPC Agreement. If Contractor has not received an Authorization to Proceed under the EPC Agreement by November 15, 1999, or such EPC Agreement has not been finally approved and executed by such date, Contractor may invoice Owner for [*] and Owner shall pay such invoice within fifteen (15) days of receipt, provided that this Limited Notice to Proceed shall remain in full force and effect notwithstanding such invoice and payment, pending final approval and execution of the EPC Agreement and delivery of an Authorization to Proceed thereunder. If Contractor has not received an Authorization to Proceed under the EPC Agreement by December 15, 1999, or such EPC Agreement has not been finally approved and executed by such date, Contractor may invoice Owner for an additional [*] and Owner shall pay such invoice within fifteen (15) days of receipt, provided that this Limited Notice to Proceed shall remain in full force and effect notwithstanding such invoice and payment, pending final approval and execution of the EPC Agreement and delivery of an Authorization to Proceed thereunder. This

Mr. Gerald P. Burke
September 10, 1999
Page 2

letter does not release Contractor to perform any other services anticipated under the EPC Agreement, except at its sole risk, and Contractor specifically agrees not to perform any additional services at Owner's premises until released by Owner with respect to such additional services.

         Owner and Contractor agree to use good faith efforts to proceed with the negotiation, approval and execution of the EPC Agreement. Notwithstanding this letter, or any past or future discussions or other communications between the Parties, neither of the Parties will have any liability or obligation whatsoever to the other with respect to entering into the EPC Agreement. If either Party chooses to rely to its detriment on the expectation that the other will, in fact, enter into the EPC Agreement, such reliance is undertaken at that Party's sole risk, and the other Party will have no liability or responsibility for any adverse consequences if no such agreement is signed, regardless of the reason.

                                       TENASKA GEORGIA I, L.P.

                                       By: TENASKA GEORGIA, INC.

                                       Managing General Partner

                                       By: /S/
                                              ------------------------
                                       Title:  Vice President

This Limited Release is acknowledged and accepted, effective as of September 10, 1999.

                                       ZACHRY CONSTRUCTION CORPORATION,
                                       a Delaware corporation

                                       By: /S/
                                              ------------------------
                                       Title:  Sr. Vice President

Attachment

--------------------------------------------------------------------------------
                                                                  EPC-Exhibit C

            TENASKA GEORGIA I, L.P.
                                                             Page 1 of 2
      TENASKA GEORGIA GENERATING PROJECT                     Date 09/10/99
--------------------------------------------------------------------------------


As described in Article 20 of the draft EPC Agreement of September 10, 1999, Owner may issue a Limited Notice to Proceed prior to the issuance of an Authorization to Proceed. During this Limited Notice to Proceed, the Contractor will start engineering and procurement functions in preparation for construction activities. The following activities are expressly authorized during this Limited Notice to Proceed.

1.       Perform geotechnical investigations at the plant site.

2. Proceed with engineering and procurement functions, as the Contractor deems necessary to support the Project Schedule. These activities may include the following:

         -        Geotechnical investigation subcontract.
         - Engineering to evaluate geotechnical data and develop foundation design criteria.
         -        Project planning and schedule.
         -        Develop engineering design criteria.
         -        Coordinate General Electric Engineering Services.
         -        Prepare General Arrangement Drawings.
         -        Issue site preparation drawings.
         -        Initiate turbine generator foundations.
         -        Initiate building architectural design.
         -        Finalize Project Schedule.
         -        Prepare Project Design Manual.
         -        Prepare General Construction Specifications.
         - Prepare Project Execution Strategy (i.e., Project procedures manual)
         - Prepare Site Specific Construction Manuals - (Environmental, Health & Safety and QA).
         -        Prepare preliminary P&ID's.
         -        Initiate underground utility drawings.
         -        Initiate piping layouts.
         -        Prepare electrical one-lines.
         -        Prepare electrical load flow studies.
         -        Initiate electrical grounding design.
         - Perform necessary design, specification preparation, bidding, contract negotiations, and awards for procurement of stacks, silencers, field erected tanks, generator breakers, iso-phase bus, power distribution center (MCC, switchgear, etc.), auxiliary transformers, and step-up transformers.
         - Perform necessary design and specification preparation for the compressed air system, plant control system, and CEMS.

--------------------------------------------------------------------------------
                                                                  EPC-Exhibit C

            TENASKA GEORGIA I, L.P.
                                                             Page 2 of 2
      TENASKA GEORGIA GENERATING PROJECT                     Date 09/10/99
--------------------------------------------------------------------------------

         - Perform engineering functions, as required, to support Owner's permit applications.

3. Support GE ODM Meeting.

         Owner may terminate this contract during the Limited Notice to Proceed period provided that the following cancellation charges are paid at the time of termination. Contractor shall be paid (1) actual termination costs incurred by Contractor in terminating all equipment purchase orders; and (2) Contractor's actual costs of termination which are in addition to item (1) plus 10%, provided Contractor's actual costs of termination shall not include any charges for direct or indirect general and administrative costs or allocations of overhead, but in no event shall Contractor be entitled to receive more than the applicable Cumulative Cancellation Charge listed below.

                                                       Cumulative
                Event                             Cancellation Charge

         September 15, 1999                              $100,000
         October 1, 1999                                 $225,000
         October 15, 1999                                $325,000
         November 1, 1999                                $425,000
         November 15, 1999                             $1,147,500
         December 1, 1999                              $2,662,809
         December 15, 1999                             $2,917,809
         After Authorization to Proceed            See Article 18 EPC Agreement

         The Cumulative Cancellation Charge shown above for any date shall remain in effect until the next date shown on the chart at which time the Cumulative Cancellation Charge shall be increased to the amount shown.

         During the period from September 10, 1999 until the earlier of (1) delivery of an Authorization to Proceed under the EPC Agreement or (2) December 31, 1999, Owner shall have the right, prior to execution of each of Contractor's purchase orders, to review the cancellation provisions of such purchase order.

         The above cancellation charges do not include any cancellation charges related to the Turbine Contract. In the event that, after the assignment of the Turbine Contract, Contractor must pay any cancellation charges that are currently provided for under the Turbine Contract, the above charges will be increased by an amount equal to such cancellation charges.

                       TENASKA GEORGIA GENERATING PROJECT






                                    EXHIBIT D

                           ACCEPTANCE TEST GUIDELINES,
                          PROCEDURES AND SPECIFICATIONS

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 1 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


Section
--------


1        Introduction and General Requirements....................................................................2

2        Owner Tests..............................................................................................5
         2.1      Performance Tests...............................................................................5
                  2.1.1    Concepts and Objectives................................................................5
                  2.1.2    General Requirements...................................................................5
                  2.1.3    Guaranteed Commercial Operation Performance............................................7
                  2.1.4    Integrated Plant Systems Tests.........................................................9
                  2.1.5    Final Report...........................................................................9
         2.2      Demonstration Tests............................................................................10
                  2.2.1    General Requirements..................................................................10
                  2.2.2    Demonstration Tests Required for Commercial Operation.................................11
                  2.2.3    Demonstration Tests Not Required for Commercial Operation.............................12
                  2.2.4    Final Report..........................................................................13
         2.3      Emissions Tests................................................................................13
                  2.3.1    General Requirements..................................................................13
                  2.3.2    Compliance Test Report................................................................15
         2.4      Availability Tests.............................................................................15
                  2.4.1 Unit AvailabilityTests...................................................................15
                  2.4.2 Plant Availablity Test...................................................................16

3        PECO Tests..............................................................................................17
         3.1      Utility Capacity Test..........................................................................17
         3.2      Procedures and Test Requirements...............................................................17
         3.3      Standard Conditions............................................................................20
         3.4      Final Report...................................................................................20

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 2 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------



All Section references in this Exhibit D shall be to Sections in this Exhibit D unless otherwise specifically stated.

SECTION 1         INTRODUCTION AND GENERAL REQUIREMENTS

1.l This Exhibit describes the Acceptance Test procedures, guidelines and specifications for the Georgia Generation Project located in Heard County, Georgia. The simple cycle generation plant is comprised of six
         (6) General Electric PG7241FA gas turbine-generators.

1.2 The Acceptance Tests described in this Exhibit fall into two (2) categories: Owner Tests and PECO Tests. The Owner Tests, which are covered under Section 2.0 of this Exhibit D, consist of Performance Tests (including Component Tests) if required, Demonstration Tests, Emissions Test and Availability Test. The PECO Tests, which are covered under Section 3.0 of this Exhibit D, consist of a Utility Capacity Test and an Evaporative Cooler Test.

1.3 During all Acceptance Testing the plant and equipment will be operated within normal design limits of the equipment and in a manner consistent with Good Utility Practice for continuous long-term operation, and the gas turbine control temperatures shall not exceed manufacturer's recommendation for continuous long-term operation. During testing, the Plant will be operated from the control room with systems normally operated in automatic operating in the automatic mode.

         During the Acceptance Testing period, the Contractor will develop a daily testing schedule and submit it to Owner at least twelve (12) hours prior to testing. Contractor will notify owner of any changes in the schedule as soon as possible. Contractor will always notify Owner at least one (1) hour prior to start of any given test.

1.4 During the Performance Tests (Exhibit D, Section 2.1), the Gas Turbine Fuel Oil Firing Test (Section 2.2.2.1), the Minimum Load Test (Section 2.2.2.8), the Unit Availability Test (Section 2.4), and the Utility Capacity Test, (Section 3.0) stack emissions shall be equal to or less than the permit limits included in Exhibit G.

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 3 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------



         Verification of stack emissions shall be performed using the CEMS (referred to as the "CEMS Requirements" in Section 12.2(d) of the EPC Agreement). CEMS equipment shall be tested in accordance with the applicable requirements of 40 CFR Pt. 60, Appendix F and 40 CFR Pt. 75, Appendix A, as appropriate, prior to the start of Acceptance Testing and the CEMS shall be in service throughout the tests.

         Contractor shall be responsible for the field functional testing, calibration testing of the CEMS prior to all Acceptance Testing. Contractor shall be responsible for developing CEMS certification protocol and calibration. The certification protocol shall be submitted to the Owner for Georgia Department of Natural Resources approval at least 90 days in advance of the certification and calibration.

1.5 For the purposes of this exhibit, the term "Unit" refers to the gas turbine being tested at one time. The "Plant" refers to all completely installed gas turbines at the time of the Plant test.

1.6 Acceptance Testing will be conducted on the Unit. The tests will be conducted after installation of equipment for each gas turbine. Temporary instrumentation will be used if permanent plant instrumentation is not available and if data is required. During Acceptance Testing the Unit will operate with normal plant staffing. All operating functions will be conducted by the permanent operating staff and the Contractor's personnel will provide supervision only and will not perform any hands-on operating functions. The Unit will run in a normal manner with no required equipment shutdown to reduce auxiliary load. Only equipment required for normal operation will be in operation. During the Performance Test for both natural gas and oil operation, the demineralizer raw water pumps and the portable demineralizer trains will not be in service.

1.7 During all Acceptance Testing the Unit shall be capable of operating in compliance with all permit limits and requirements as measured by plant instrumentation.

1.8 The Owner will cooperate with Contractor to attempt to complete the Performance and PECO Tests before [*] of gas turbine operation have accumulated on each of the six gas turbine Units. If more than [*] have elapsed before the Performance and PECO Tests are completed, then the gas turbine manufacturer's representative may inspect the equipment to determine whether the units are in the new and clean condition. If the manufacturer's representative determines that the Units are not in the new

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 4 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

          and clean condition, the Contractor shall clean the Units by off-line water washing per the manufacturer's instruction manual. If the Owner at it's sole discretion operates the Plant in excess of [*] , the performance degradation schedule included as an attachment to Appendix C in Exhibit H shall be used.

1.9 The general methods outlined in the applicable ASME Performance Test Codes will be used as a guide to the extent not in conflict with other requirements of the Agreement. Acceptance Testing procedures for all plant Acceptance Testing (including Component Testing) shall be developed by the Contractor and shall be generally as described in the General Electric Contract for Purchase, Exhibit H, Appendix C.

1.10 The gas turbine net electrical output will be measured using the utility kilowatt hour meter(s) on the 500 kVhigh voltage (secondary) side of the generator step-up transformers. The Metering Equipment will meet the accuracy standards established in the latest revision of Standard C12.1 of the American National Standards Institute. Inc.

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 5 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


Section 2  Owner Tests

2.1      Performance Tests

2.1.1    Concepts and Objectives

2.1.1.1 The objective of the Performance Tests will be to determine if each gas turbine achieves the guarantees of Commercial Operation Net Output operating on natural gas as set forth in Section 13.3 of the Agreement and of Commercial Operation Net Heat Rate operating on both natural gas and fuel oil set forth in Section 13.4 of the Agreement.

2.1.1.2 The Performance Tests will be an input/output Test for individual gas turbines generally in accordance with ASME PTC 22-1997, and where applicable ASME PTC 46-1996, Performance Test Code on Gas Turbine Performance and Overall Plant Performance respectively, with measurements of additional parameters required to assure that the gas turbines are operating at the Basis of Guarantee or to enable correction of measured performance to the Basis of Guarantee. Concurrent with the input/output Performance Test and Net Equipment Maximum Electrical Output Test, measurements shall be taken as required to allow calculation of Component performance for the gas turbines.

2.1.1.3 During the performance Test, the conditions that each gas turbine are operating under, will most likely not be equal to design. For this reason Correction Factors will be applied to the as-tested values of gas turbine Net Electrical Output and Heat Rate. The following parameters will be corrected for during the Performance Tests are:

               -    Compressor Inlet Dry bulb Temperature
               -    Compressor Inlet Relative Humidity
               -    Ambient Barometric Pressure
               -    Fuel Analysis & Temperature
               -    Power Factor

2.1.2    General Requirements

Data for each Performance Test will consist of instrument readings taken at no greater than ten-minute intervals over a two (2) hour continuous time span after steady-state conditions and

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 6 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

          following a one (1) hour pretest stabilization period have been established. Four consecutive thirty minute tests will be conducted, and the average of the four tests' results will be used to determine the achievement of the Preliminary Liquidated Damages Performance Guarantees.

2.1.2.2 The gas turbine will be considered to be in a steady-state condition when the turbine wheel space temperatures do not change more than 5 degrees F in 15 minutes prior to the test point.

2.1.2.3 Barometric pressure at the Plant premises will be located near the CTG inlet and measured with a digital barometer with a calibration certificate. The accuracy will be in accordance with paragraph 4.13.8 of ASME PTC-22 (1997).

2.1.2.4 To monitor compressor inlet temperature for the Performance test, a minimum of four RTD's or thermocouples will be mounted directly into ductwork through nipple connections upstream of the compressor inlet. If the evaporative cooler is in service, the compressor inlet relative humidity shall be determined by analysis, using the ambient dry bulb, ambient wet bulb, and the compressor inlet wet bulb temperatures. If the evaporative cooler is not in service, the compressor inlet relative humidity shall be the measured ambient relative humidity.

2.1.2.5 Ambient conditions will be measured near the gas turbine inlet air filter. Ambient dry bulb temperature will be measured with a thermometer or thermocouple. Ambient relative humidity or wet bulb temperatures will be determined using a psychometer.

2.1.2.6 The Transco natural gas custody transfer meter will be used for the combustion turbine performance related calculations applicable when burning gas. If all parties agree, the GE installed individual combustion turbine high accuracy inlet orifice plate meters will be used for performance calculations in lieu of the Transco meter. Gas fuel flow to the plant will be measured with a flat plate orifice installed in accordance with the requirements of ASME MFC-3M-1989 and ISO-5157-1. Tenaska/Transco may consider AGA-3 as the preferred standard. The upstream pressure will be measured with a precision test instrument, calibrated differential pressure transducer or gauge, and the gas temperature with a thermometer or thermocouple.

2.1.2.7 . Gas samples will be taken from the fuel gas system during the gas fired tests for laboratory measurement of higher heating value and specific gravity. The higher and

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 7 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


         lower heating value will be determined from the laboratory gas analysis per ASTM D3588. At least one gas sample will be taken every 30 minutes during the tests. The gas chromatograph on site will be used for backup and verification of analyses. If mutually agreed by all parties, the chromatograph results may be used for the fuel gas constituent analysis, the heating value will than be determined by Table 4.12.6 of ASME PTC-22.

2.1.2.8 Calculation of gas flow will be done in accordance with the latest AGA standards using compressibility factors calculated from Detail Method of AGA Report No. 8 - 1994.

2.1.2.9 Corrected Commercial Operation Output for each CTG will be determined using the CTG net revenue kilowatt-hour meter on the high voltage (secondary) side of the generator step-up transformers. The As-tested power will be corrected for ambient conditions. The corrected value of Commercial Operation Output will be determined as outlined in Attachment I of this Exhibit. An example calculation is included as Attachment II of this Exhibit.

2.1.2.10 The Corrected Commercial Operation Heat Rate for each CTG will be determined as outlined in Attachment I of this Exhibit:

2.1.3    Guaranteed Commercial Operation Performance
         The total Plant performance will be determined at the conclusion of the six (6) individual gas turbine performance tests. The total Plant As-Tested Output will be determined by the sum of the six (6) individual CTG Corrected Commercial Operation Output values. The total Plant heat rate will be determined by dividing the sum of the six individual corrected Heat Consumption values by the total facility output (as determined above).

         The guaranteed performance may be summarized on an individual Unit basis as follows.

         -        Commercial Operation Net Output for each Unit (natural gas):
                  156,410 kW

         -        Commercial Operation Heat Rate for each Unit (natural gas):
                  10,683 Btu/kW-Hr (HHV)

         - Commercial Operation Heat Rate for each Unit (oil): 10,821 Btu/kW-Hr (HHV)

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 8 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


2.1.3.1 Interim Performance Requirements

         -        Unit Net Power Output (natural gas):                       [*]

         -        Unit Net Heat Rate (natural gas):                          [*]

         -        Unit Net Heat Rate (oil)                                   [*]


2.1.3.2 Basis of Guarantee: The following parameters will define the base operating conditions for the Performance Tests. This will be the basis for any corrections or adjustments to the "as-tested" values for Commercial Operation Output and Commercial Operation Net Heat Rate parameters.

         - Customer Gas composition Fuel Gas Analysis included in Exhibit H, Appendix A.

         -        Gas turbine compressor inlet temperature:         77 DEGREE F

         -        Gas turbine compressor inlet relative humidity            88%

         -        Fuel Gas Temperature                              60 DEGREE F

         - Fuel oil will be considered to be a Light Distillate or Diesel Fuel as defined in Appendix A in GEI-41047H.

         -        Ambient conditions
                  Dry bulb temperature:                             94 DEGREE F
                  Wet bulb temperature:                             74 DEGREE F

         -        Barometric pressure:                    14.29 psia (785 ft el)

         -        Generator power factor as
                  measured at generator terminals                   0.95 lagging

         -        Generator terminal frequency                          60 Hertz

         -        Evaporative coolers are in service

         -        Inlet loss (Corrections will be              4 inches of water
                  allowed only to the extent applied to
                  GE performance test results)

         - Gas Heaters are not in service (Correction for gas heater fuel consumption will be permitted if heaters are required during the test).

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 9 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


2.1.3.3 Instrument measurement uncertainty will be applied to the results of the Performance Tests based on the accuracy of the individual test measurements. Measurement uncertainty shall be applied to the test results before comparison to guaranteed parameters set forth in Sections 2.1.3.1 and 2.1.3.2. An evaluation of the instrument uncertainty will be included in the proposed detailed test procedure and mutually agreed upon by Owner and Contractor prior to conducting the Performance Tests. Total measurement Uncertainty (including effects from bias and precision errors) shall not exceed 1.0% on Commercial Operation Net Output and 1.5% on Commercial Operation Net Heat Rate. The maximum values of the uncertainty (stated above) shall be applied as a tolerance to the Guarantee Output and Heat Rate values for the purposes of determination of successful Performance Tests.

         All kWh measurements used for determining test results will have an accuracy of + 0.35% or less. All Fuel Gas flow measurements will have an accuracy of + 0.8% or less.

2.1.4    Integrated Plant Systems Tests

         Three (3) Integrated Plant Systems Tests will be performed as part of the Acceptance Testing for the Plant. At the conclusion of the individual testing of the initial three (3) Units, a Phase I Integrated Plant Systems performance test run will be performed with Units 1, 2, and 3 operating simultaneously.

         At the conclusion of the individual testing of the final set of three
         (3) Units, a Phase II Integrated Plant Systems performance test run will be formed with Units 4, 5, and 6 operating simultaneously.

         The Phase I and II Integrated Plant Systems tests, described above may be considered to be the Phase I and II PECO Tests described in Section 3.1.1.

         The final Integrated Plant Systems performance test will be performed with all six (6) units operating simultaneously.

         The Integrated Plant Systems Tests will be performed in accordance with
         Section 2.1.1 and 2.1.2 of this Exhibit.

         The Integrated Plant Systems Performance Tests will verify that the Plant, when operated

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 10 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


         at the conclusion of Phases I and II and later the entire Plant as a whole, is not limited in its capability to produce the Commercial Operation Output. The Integrated Plant Systems Tests will also be used to confirm that the plant auxiliary loads including generator step up transformer losses associated with the individual Unit performance tests were properly accounted for and any corrections were made accurately.

2.1.5    Final Report

         A written report of the results of the Performance Tests for each gas turbine will be prepared. The report will include, as a minimum, the following:

         - A copy of the approved test procedure with uncertainty analysis.

         -        Date and time of the test start and finish.

         - Description of the conditions under which the tests were performed including meteorological information.

         - Summary of instrument calibration data including signed and approved instrument calibration forms.

         - Summary of all test data and results including any tests conducted on individual components.

         -        Summary of test instrument measurement uncertainties.

         -        Comparison of test results to the performance guarantees.

         -        Conclusions from the test results.

2.2      Demonstration Tests

         Demonstration Tests will be conducted to demonstrate satisfaction of the requirements for plant or system capabilities set forth in Section
         2.2.2 and 2.2.3.

2.2.1    General Requirements

         Demonstration Tests required for Commercial Operation as delineated in
         Section 2.2.2 below will be conducted in accordance with the requirements for notification for Acceptance Testing as described in
         Section 12.2(b) of the Agreement. Demonstration Tests not required for Commercial Operation delineated in Section 2.2.3 below; will be

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 11 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

         conducted in accordance with the requirements for notification for Acceptance Testing described in Section 12.2 of the Agreement.

         Units # 2 and # 3 will not require commissioning or testing on fuel oil as a condition of Commercial Operation. Commissioning on fuel oil and completion of the Deferred Tests shall be performed after Commercial Operation. The Deferred Tests are those tests which require fuel oil firing as follows:

         a.       Net Equipment Heat Rate Test (Section 2.1) on fuel oil.
         b.       Air Emissions Test (Section 2.3) on fuel oil.
         c.       Gas Turbine Fuel Switching Test (Section 2.2.2.2).
         d.       Minimum Load Operation at 50% Base Load on fuel oil (Section
                  2.2.2.8)
         e.       Gas Turbine Startup on fuel oil (Section 2.2.2.3).
         f.       Gas Turbine Load Rate Change on fuel oil (Section 2.2.2.5).
         g.       Gas Turbine Fuel Oil Firing (Section 2.2.2.1).

2.2.2    Demonstration Tests Required for Commercial Operation

         The Demonstration tests required for commercial operation is summarized as follows.

         -        Gas Turbine Fuel Oil Firing
         -        Gas Turbine Fuel Switching
         -        Gas Turbine Startup
         -        Startup Durations
         -        CTG Response Characteristics
         -        Generators Leading/Lagging Operation
         -        Minimum Load Operation
         -        Automatic Generation Control

         The following will be the acceptance criteria for the Owner Demonstration Tests required for Commercial Operation unless noted otherwise.

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 12 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


2.2.2.1  Gas Turbine Fuel Oil Firing

         The gas turbine-generators shall operate for one (1) hour at base load in accordance with the Demonstration Test included in Exhibit H, Appendix C, Section 6.8, while fired 100% with fuel oil without any combustion system or gas turbine temperature alarms.

2.2.2.2  Gas Turbine Fuel Switching

         Each gas turbine shall switch fuel (natural gas to fuel oil and back from fuel oil to natural gas) at conditions in accordance with the Demonstration Test included in the General Electric Contract for Purchase, Exhibit H, Appendix C, Section 6.2.

2.2.2.3  Gas Turbine Startup

         Each gas turbine shall startup on natural gas and fuel oil in accordance with the Demonstration Test included in Exhibit H, Appendix C, Section 6.4.

2.2.2.4   Reserved

2.2.2.5  Gas Turbine Response Characteristics

         The gas turbine-generators shall demonstrate the loading/unloading rate in accordance with the Demonstration Test included in Exhibit H, Appendix C, Section 6.5.

2.2.2.6  Reserved

2.2.2.7  Generators Leading/Lagging Operation

         The gas turbine-generators shall operate at the power factors in accordance with the Demonstration Test included in Exhibit H, Appendix C, Section 6.1.

2.2.2.8  Minimum Load Operation

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 13 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


         Each gas turbine shall operate stably at 50% of base load, for a period of two (2) hours while maintaining emissions compliance in accordance with the Demonstration Test included in Exhibit H, Appendix C, Section 6.3..

2.2.2.9  Automatic Generation Control

         Automatic generation control shall be demonstrated for the entire facility and individual gas turbines from 50% base load to maximum output. Two separate tests (each in Phase I and again in Phase II) will be performed; the first, with the gas turbine being tested, and second with all of the installed gas turbines for that Phase in service. In each test the automatic generation control equipment will be used to balance load on the gas turbine(s) ramping the unit(s) from 50% to base load. Plant response characteristics shall meet and can be used to satisfy the AGC requirements referred to in item 2.2.2.5 above.

2.2.2.10 Reserved

2.2.3    Demonstration Tests Not Required for Commercial Operation

         The Demonstration tests not required for commercial operation is summarized as follows.

         -        Noise

         The following will be the acceptance criteria for the Owner Demonstration Tests not required for Commercial Operation unless noted otherwise.

2.2.3.1  Noise

         Noise emission audits for each Phase shall be conducted by the Contractor during operation of the Facility to verify that plant noise emissions do not exceed the noise emissions limits as defined in
         Section 3.25 of Exhibit A. The noise emissions audit shall be conducted at maximum plant output with normal operating equipment in service and building ventilation fans in operation. Satisfactory demonstration that the noise emissions with all six units in operation at the completion of Phase II shall be a condition for Final Acceptance.

2.2.4    Final Report

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 14 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

         A written report of the Demonstration Tests performed under Section
         2.2.2 and Section 2.2.3 will be prepared. The report will include, as a minimum, the following:

2.2.4.1  Date and time of each test

2.2.4.2  Names of the participants who witnessed the tests

2.2.4.3  Description of the conditions under which the tests were performed

2.2.4.4  Summary of all test data and results

2.2.4.5  Conclusions from the test results

2.3      Emissions Tests

2.3.1    General Requirements

         The Initial Determination of Compliance (Source Emission Test) and Continuous Determination of Compliance for CO and NOx (CEMS design and Quality Assurance Testing) shall be conducted by the Contractor for the gas turbine stacks in accordance with Georgia Department of Natural Resources (GDNR) and Prevention of Significant Deterioration (PSD) permit to construct as included in Exhibit G of this Agreement. Conducting the Emission Test shall not be a precedent condition for Commercial Operation of the Plant..

         Fuel fired during the Emission Tests shall be in accordance with the Fuel Analyses, GE Gas Fuel Specification GEI-41040F, and GE Gas Turbine Liquid Fuel Specifications GEI-41047H, included in Exhibit H, Appendix A.

2.3.1.1 The Source Emission Test must be conducted no later than 60 days after achieving the maximum production rate at which each gas turbine will be operated but no later than 180 days after initial startup of each unit. Tests will be made for the following pollutants:

                  a.       NOx and O2 - EPA Method 20 (or equivalent)
                  b.       CO - EPA Method 10 or 10B

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 15 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

                  c. PM-10 - EPA Method 201A and 202 or Method 5 modified to include back-half condensables, including an allowance for ambients
                  d. VOC - EPA Method 25A modified to exclude methane and ethane
                  f. Opacity - EPA Method 9
                  g. Moisture - EPA Method 4
                  h. Flue Gas flow - EPA Method 2

         Combustion turbine emissions testing and system adjustments are conducted in accordance with GE document GEK-28172D, Standard Field Testing Procedure for Emissions Compliance, included in Exhibit H; provided that in the event of a conflict between the foregoing document and the GDNR Emission Test requirements, the GDNR requirements shall prevail.

2.3.1.2 The Contractor shall submit a Source Emission Test plan to the Owner for GDNR approval at least 45 days in advance of the test date and notify the Owner and the GDNR at least thirty (30) days in advance of the exact scheduled test date.

         Consistent with the Air Permit in Exhibit G, Contractor guarantees that the hourly average exhaust emissions from each of the six GT units shall not exceed the following concentrations or emission rates in steady-state operation from base load down to 50% of gas turbine base load as verified by GDNR-approved compliance testing.

2.3.1.3 The CEMS shall measure NOx, CO, and O2 and meet the applicable quality-assurance requirements specified in 40 CFR Pt. 60, Appendix F, Procedure 1 and any other requirements of the Air Quality permit attached as Exhibit G. If applicable, the CEMS will be required to meet the design and performance specifications, pass the field tests, and meet the installation requirements and data analysis and reporting requirements specified in the applicable performance specifications in 40 CFR Pt. 75, Appendix A.

         The Contractor shall notify the customer at least 30 days prior to any required relative Accuracy Test audit to provide them the opportunity to observe the testing.

2.3.2    Compliance Test Report

         The Compliance Test report shall be prepared by the Contractor and be submitted to the Owner for submittal to the GDNR within 60 days after successful completion of the test.

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 16 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

         All original monitoring and quality assurance data on the CEMS will be maintained by and become the property of the Owner.

2.4      Availability Tests

2.4.1 Unit Availability Tests

The Unit Availability Test will demonstrate the ability of each gas turbine Unit to operate reliably with a 99% availability or greater. The Unit Availability Test will be deemed satisfied when each Unit operates reliably and with a 99% availability for 12 consecutive hours per day over a period of 2 consecutive days or Owner provides Contractor written notification that the Availability Test is satisfied

During each hour of the Unit Availability Test, the Unit will be expected to operate above the applicable gas-fired, base load Guaranteed Net Equipment Electrical Output value shown in Exhibit H, Appendix C, Table 1-1. Credit for Unit output above the applicable value in the tables will not be allowed. No corrections to Unit output will be made unless ambient conditions exceed the test rating conditions in Section 2.1.3.3. The Unit Availability Test will be deemed successful if the corrected net energy (kWh) value divided by the number of hours operated during the Availability Test is greater than 0.99 multiplied by the the applicable Guaranteed Net Equipment Electrical Output value from Exhibit H, Appendix C, Table 1-1.

If the gas turbine Units are available to run but cannot due to reasons beyond Contractor's control, the Availability Test will be deemed satisfied when :

1) each Unit operates reliably and with a 99% availability for 40 hours, or

2) 30 calendar days have passed since Contractor has made the Units available for the Availability Test.


         During the test all necessary systems for normal and continuous operation for the Phase shall be in final configuration.

         At the Contractor's option, the PECO Tests (Section 3.0) may be conducted during the Availability Test.

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 17 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


2.4.2 Plant Availability Test

A Plant Availability Test will be performed prior to Plant Commercial Operation. The Plant Availability Test will demonstrate the ability of the Plant to operate reliably with a 99% availability or greater. The Plant Availability Test will be deemed satisfied when the Plant operates reliably and with an availability of 99% for 12 consecutive hours per day over a period of 2 consecutive days or Owner provides Contractor written notification that the Plant Availability Test is satisfied. For purposes of the Plant Availability Test, any non-availability attributed to the Equipment supplied by General Electric in accordance with Exhibit H will be excused and such Equipment will be deemed to have an availability of 99%.

If the Plant is available to run but cannot due to reasons beyond Contractor's control, the Availability Test will be deemed satisfied when :

2) the Plant operates reliably and with a 99% availability for 40 hours, or

3) 30 calendar days have passed since Contractor has made the Plant available for the Availability Test.




SECTION 3         PECO TESTS

         The PECO Tests shall consist of a Utility Capacity Test and a Gas Turbine Evaporative Cooler Test.

3.1      Utility Capacity Test

         In general, the Utility Capacity Test herein will comply with Exhibit 5.01, Section 5.01 of the Power Purchase Agreement (PPA) included as an Attachment III to this Exhibit.

3.1.1 The objective of the Utility Capacity Test is to determine the maximum Net Output of the facility as measured, based on actual performance of the facility, and use test data to

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 18 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------

         assist Owner in establishing Contract Capacity as outlined in the PPA. The test shall be conducted with the simultaneous operation of all the gas turbines associated with each Phase (Units 1, 2, & 3 in Phase I, Units 4,5, & 6 in Phase II) at their guaranteed output as established in Exhibit H, Appendix C. The evaporative cooler shall be in service provided ambient temperatures exceed 60oF. As part of the Utility Capacity Test, a Gas Turbine Evaporative Cooler Test shall be conducted as specified in Section 3.2.2.

3.1.2 In-plant station instrumentation and metering in conjunction with precision instrumentation will be used so that the PECO Tests can be conducted with minimal special preparation.

3.1.3 Test corrections will be used to adjust the tested output capability of the Plant to Standard Conditions listed in Section 3.3. These Standard Conditions include the variables which most significantly affect the capacity capability of the Plant.

3.1.4 Manufacturer's data and performance curves will be used for correcting test data to Standard Conditions listed in Section 3.3.

3.2      Procedures and Test Requirements

3.2.1    General Requirements for the Utility Capacity Test

3.2.1.1 Contractor will develop in coordination with Owner, detailed Performance Test Procedures thirty (30) days prior to the commencement of Acceptance Testing.

3.2.1.2 The Capacity Test will be two (2) hours in duration. Data will be collected during two (2) 60-minute intervals during the Capacity Test.

3.2.1.3 The Capacity Test will be conducted with all normally operated auxiliaries in service and with the Plant operated at a power factor between 0.95 leading to 0.95 lagging.

3.2.1.4 The Plant will be operated on natural gas.

3.2.1.5 Owner will provide notice to PECO at least ten (10) days before the Capacity Test. Utility personnel will be allowed to witness the Capacity Test.

--------------------------------------------------------------------------------
                                                                EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT

                                                                 Page 19 of  20
--------------------------------------------------------------------------------

ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS         Date 9/13/99
--------------------------------------------------------------------------------


3.2.1.6 Contractor will provide qualified test engineers to direct the Utility Test, assist with data collection and perform calculations.

3.2.1.7 Reactive power data will be collected from the Utility (kWh) meter used for measuring net reactive power output to the transmission system. The change in meter readings over a set time period will be used to calculate a net capacity value.

3.2.1.8 The output of the gas turbine generators shall be corrected in accordance with the conditions specified herein. The corrections will then be applied to the Utility kWh meter readings.

3.2.1.9 Calculated contract capacity shall be rounded off to the nearest 100 kW.

3.2.1.10 No adjustments shall be made to the capacity calculations for tolerances due to measurement uncertainties.

3.2.1.11 Data shall be collected at ten minute intervals for each one (1) hour test run.

3.2.1.12 Computations for correcting capacity shall be performed immediately following each test run.

3.2.1.13 The preliminary corrected capacity results shall be available upon completion of the test run calculations.

3.2.1.14 The Plant Net Capacity shall be the average of the Net Plant Output corrected to Standard Conditions (Section 3.3) calculated for each test run.

3.2.1.15 A preliminary report summarizing the test results will be prepared and issued by the Contractor within 24 hours upon which the test is completed. Contractor shall issue Final Report within two (2) weeks of test completion.

3.2.1.16 Contractor may retest if not satisfied with the test results.

3.2.2    Gas Turbine Evaporative Cooler

         Gas turbine evaporative cooler effectiveness shall be determined by test data as follows:

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT


                                                                 Page 20 of  20
--------------------------------------------------------------------------------
ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS           Date 9/10/99
--------------------------------------------------------------------------------


                    X              (Dbt - CITt) / (Dbt - WBt)
         Test evaporative cooler effectiveness will be used to determine the compressor inlet temperature at Standard Conditions (Section 3.3) as follows:

                    CITsc    -       Dbsc  - X (Dbsc  - Wbsc) = 94  - X (20)

                  where:

                    X        =       tested evaporative cooler effectiveness
                    DBt      =       dry bulb temperature, DEGREE F
                    CITt     =       compressor inlet temperature, DEGREE F
                    WBt      =       wet bulb temperature, DEGREE F
                    t        =       at test conditions
                    sc       =       at standard conditions
                    DBsc     =       94 DEGREE F
                    WBsc     =       74 DEGREE F

         The Evaporative Cooler Test shall be performed only if : (1) the dry bulb temperature exceeds 60 DEGREE F, and (2) there is a minimum
         10 DEGREE F difference between wet bulb and dry bulb temperatures.

         If the Evaporative Cooler Utility Test cannot be performed due to ambient restrictions in stated above, then the design evaporative cooler effectiveness (85%) will be used during the interim to determine Plant Net Capacity. The evaporative cooler will be tested independently at earliest time acceptable to all parties (PECO, Owner and EPC Contractor).

3.3      Standard Conditions

         Test data from the Utility Test described in this Section 3.0, shall be corrected to the Standard Conditions set forth in Exhibit 5.01 of the PPA. Correction factors shall be developed by the Contractor with the participation of the turbine manufacturer as part of the procedure for performing the test and at the Contractor's option, in accordance with the guidelines set forth in ASME PTC-22 for the gas turbine unit.

--------------------------------------------------------------------------------
                                                                 EPC - Exhibit D

                           TENASKA GEORGIA GENERATION PROJECT


                                                                 Page 21 of  20
--------------------------------------------------------------------------------
ACCEPTANCE TEST GUIDELINES, PROCEDURES AND SPECIFCATIONS           Date 9/10/99
--------------------------------------------------------------------------------

         (a) 3.3.1      Test data from the Utility Test described in this
         Section 3, shall be corrected to the Standard Conditions set forth in
         Exhibit 5.01 of the PPA.

3.4      Final Report

3.4.1    A Final Report will be provided in writing to the Owner within fourteen
        (14) days of the test completion.

3.4.2 A written report of the results of the PECO Tests for the facility will be prepared. The report will include, as a minimum, the following:

         -        A copy of the approved test procedure .
         -        Date and time of the test start and finish.
         - Description of the conditions under which the tests were performed including meteorological information.
         - Summary of instrument calibration data including signed and approved instrument calibration forms.
         - Summary of all test data and results including any tests conducted on individual components.
         -        Summary of test instrument measurement uncertainties.
         -        Comparison of test results to the performance guarantees.
         -        Conclusions from the test results.

                       TENASKA GEORGIA GENERATING PROJECT











                                    EXHIBIT D


                                  ATTACHMENT I

[*] The following five (5) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                       TENASKA GEORGIA GENERATING PROJECT











                                    EXHIBIT D


                                  ATTACHMENT II

[*] The following nine (9) pages have been omitted and filed separately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT D

                                 ATTACHMENT III

                   PERFORMANCE TEST GUIDELINES AND PROCEDURES

                                  EXHIBIT 5.01

                   PERFORMANCE TEST GUIDELINES AND PROCEDURES

Annual Capacity Tests shall be conducted by Tenaska in accordance with Georgia
                         PPA Capacity Test Procedures.

Temperature measurements for the Capacity Test will comply with ASME Performance
                    Test Codes PTC 19.3, PTC 22 and PTC 46.

                             CAPACITY TEST PROCEDURE

1.0      INTRODUCTION

         Following is the procedure for conducting the Capacity Test. The Plant is comprised of gas turbine generators and associated plant equipment.

2.0      CAPACITY TEST

2.1      CAPACITY TEST OBJECTIVE

         The objective of the Capacity Test is to determine the net electrical output capability of the plant to be used in establishing Contract Capacity.

2.2      CAPACITY TEST PERIOD

         The Capacity Test will be conducted over a minimum 4-hour operating period. As-tested plant capacity will be based on data recorded during two 60-minute intervals. Results from each of the two one-hour intervals will be corrected to the rating conditions shown in Table 2-1. The evaporative cooler effectiveness will be calculated from data taken during the test period, unless the ambient temperature and wet bulb temperatures are outside the limits specified in Section 2.3.2.2. If necessary, the Evaporative Cooler Effectiveness Testing can be performed independent of the Capacity Test at a time mutually agreeable to PECO and Tenaska. The effectiveness will be used to establish the standard condition compressor inlet temperature (CIT).

2.3      CAPACITY TEST PROTOCOL

         This section outlines the detailed procedures for conducting the Capacity Test.

2.3.1    RESPONSIBILITIES

         Tenaska will have overall responsibility for conducting the Capacity Test and for directing operation of the unit during testing. A Test Coordinator will be assigned by Tenaska. The responsibilities during and following the conclusion of the Capacity Test will include the following:

         --       Collection of test data.

         -- Input manual measurements and calculate specified performance parameters for test conditions.

         -- Preparation and submittal of a preliminary report to PECO within 48 hours of completing the Capacity Test.

         -- Preparation and submittal of the final report to PECO two weeks after completion of the test.

2.3.2    TEST CONDITIONS

2.3.2.1 GENERAL. General test conditions are as follows:

         -- The rating parameters for the Capacity Test herein referred to as Standard Operating Conditions are shown in Table 2-1.

         -- Since test conditions will differ from those shown in Table 2-1, corrections will be calculated and applied to test data.

         -- To increase the potential for utilizing the evaporative cooler, the continuous two-hour test period will be selected during the afternoon hours.

         -- If the Evaporative Cooler Effectiveness Testing cannot be performed due to not meeting the conditions stated in 2.3.2.2, the Evaporative Cooler Effectiveness Testing will be conducted at a time mutually agreeable to Tenaska and PECO. For the initial Capacity Test (if an Evaporative Cooler Effectiveness Testing has not already been performed), the manufacturer's design evaporative cooler effectiveness will be used for the interim to establish the standard condition CIT as defined in
                  Section 2.7.1. For subsequent Capacity Tests, the evaporative cooler effectiveness determined in the previous Capacity Test will be used for the interim to establish the standard CIT as defined in Section 2.7.1.

2.3.2.2 PREREQUISITES. The following items represent prerequisites for the initiation of testing:

         -- The gas turbine compressor section will be inspected and cleaned following manufacturers' instructions, if deemed necessary by Tenaska.

         -- The gas turbine Evaporative Cooler Effectiveness Testing will be performed only when: (1) the dry bulb temperature exceeds 60 DEGREE F, and (2) there is a minimum of 10 DEGREE F difference between the wet bulb and dry bulb temperatures.



                                    TABLE 2-1
                          STANDARD OPERATING CONDITIONS

---------------------------------------------------------- ------------------------------------
                       PARAMETER                                          VALUE
---------------------------------------------------------- ------------------------------------
Ambient Dry Bulb Temperature, DEGREE F                                           94
---------------------------------------------------------- ------------------------------------
Compressor Inlet Temperature, DEGREE F (each gas turbine)      To be determined based on the
                                                            Evaporative Cooler Effectiveness
                                                           Testing described in Section 2.7.1.
---------------------------------------------------------- ------------------------------------
Barometric Pressure, Psia                                                 14.29
---------------------------------------------------------- ------------------------------------
Ambient Wet Bulb Temperature, DEGREE F                                      74
---------------------------------------------------------- ------------------------------------
Fuel                                                                   Natural Gas
---------------------------------------------------------- ------------------------------------
Generator Power Factor                                        0.95 leading to 0.95 lagging
---------------------------------------------------------- ------------------------------------

2.3.2.3 PRETEST ACTIVITIES. The following describe pre-test activities that must be completed prior to beginning the Capacity Test:

         -- Notify PECO as required in Section 5.01(c) of the Power Purchase Agreement. Notify Local Utility prior to start of the test.

         -- The plant shall be brought on-line and the load increased to the desired load conditions, which is gas turbine base firing mode and evaporative cooler in service if conditions are right.

         -- Once the gas turbine reaches the exhaust temperature control, the plant shall be allowed to stabilize and reach steady-state conditions. The gas turbine will be considered to be in a steady-state condition when the turbine exhaust temperatures do not change more than 5 DEGREE F in 15 minutes.

         --       Determine instrumentation status.

         -- Check critical cycle parameters via the plant control system and the gas turbine control system to resolve parameters which demonstrate significant variance to expected values.

         -- After the period of time allowed for unit stabilization has elapsed, recording of test data shall begin, as determined by the Test Coordinator.

2.3.2.4  CAPACITY  TEST. The plant will be operated with the following activities to be performed during the Capacity Test:

         -- Equipment status will be determined in order to establish that all necessary systems and equipment are operational and functional prior to the commencement of the test. Changes in equipment status and the time of status change will be recorded in the operator log. A copy of the operator log will be provided to the test coordinator by operations personnel during the Capacity Test.

         -- The facility and equipment will be operated within normal design limits of the equipment and in a manner consistent with good utility practices for continuous long-term operation.

         -- During testing the plant will be operated with all normally operated auxiliaries in service.

         -- The gas turbine will be operated on natural gas and at the manufacturers rating for continuous service.

         -- The Test Coordinator will announce the start of the Capacity Test to all test personnel.

2.3.2.5 ONE-HOUR RUNS. Each one-hour run will be conducted at the desired load conditions determined by the Test Coordinator prior to the test.

         The following activities will be performed during each one-hour run:

         -- The Test Coordinator will announce the start of each one-hour run.

         --       Manual data will be taken at intervals of 10 minutes.

         -- Automated data collection will occur at pre-defined intervals as shown in Table 2-2.

         -- The Test Coordinator will announce the end of each one-hour run.

2.4      DATA COLLECTION

         The data collected during the Capacity Test shall include unit capacity, the test start and stop times, and output data. The data collected during each one-hour run period shall include the following:

          -- Data taken manually from temporary test instrumentation, if applicable.

          --   Data for plant instruments via the plant data acquisition system
               (DAS).

          --   Record of all alarms and logs from the DAS.

          --   Data from plant instruments from the turbine control systems.

         Access to data collected manually and data collected through the DAS will be controlled by Tenaska and will provide all data necessary for determining the corrected net plant capacity. At the conclusion of the Capacity Test, preliminary sets of pertinent data will be provided to PECO. Final performance data will be provided in the Test Report.

         If the test is suspended due to anything outside the control of Tenaska's responsibilities such as interruption of service from Georgia Transmission Corporation or the gas supplier, the duration of the Capacity Test will be extended as mutually agreed upon by Tenaska and PECO.

2.5      TEST DATA REQUIREMENTS

         The measurements required to determine the level of achievement during the Capacity Test are listed in Table 2-2. Additional measurements will be monitored in order to confirm normal plant performance.

2.5.1    PERFORMANCE MONITORING AND MEASURING FREQUENCY

         Where practical, those parameters listed in Table 2-2 will be monitored using the DAS. The data will be collected as shown in the Table. Data collected through the DAS will be logged and printed on one-minute intervals. The manual data will be collected on ten-minute intervals during each one-hour period.

                                    TABLE 2-2
                   REQUIRED PERFORMANCE TEST MEASUREMENTS LOG


--------------------------------------------------- -------------------------------------------------------------------------------
                                                                                   INSTRUMENTATION    MEAS.      SAMPLING     TEST
DESCRIPTION                                         INSTRUMENT/REMARKS(3)              METHOD(2)      METHOD     FREQUENCY  REQT.(1)
-----------                                         ---------------------          ----------------   -------   ----------- --------
ELECTRICAL POWER MEASUREMENTS
------------------------------------------------------------------------------------------------------------------------------------

Net Plant Output (HV custody transfer meters),      Power Meters (2)3                Plant           DAS             N/A          C
kWh's/Pulse                                                                          Instrument
-----------------------------------------------------------------------------------------------------------------------------------
Gross Gas Turbine Electrical Output, MW             GT reading at generator          Plant           DAS             1 Minute     C
                                                    terminals (6)3                   Instrument
-----------------------------------------------------------------------------------------------------------------------------------
Gross Gas Turbine Electrical Output, MVar           GT reading at generator          Plant           DAS             1 Minute
                                                    terminals (3)3                   Instrument
------------------------------------------------------------------------------------------------------------------------------------
Auxiliary Power consumption, kW                     4160V Switchgear 1 & 2 (2)3      Plant           DAS             1 Minute     B
                                                                                     Instrument
-----------------------------------------------------------------------------------------------------------------------------------
CORRECTION MEASUREMENTS
------------------------------------------------------------------------------------------------------------------------------------
CT Compressor Inlet Temperature, DEGREE F           Min. of 2 temp indicators per    Plant or Test   DAS or Manual   1 or 10      C
                                                    GT (12+)3                        Instrument                      Minutes
--------------------------------------------------- -------------------------------- --------------- --------------- ------------ --
Ambient Dry Bulb Temperature, DEGREE F              RTD                              Plant or Test   DAS or Manual   1 or 10      C
                                                                                     Instrument                      Minutes
--------------------------------------------------- -------------------------------- --------------- --------------- ------------ --
Ambient Wet Bulb Temperature, DEGREE F              Psychrometer                     Plant or Test   DAS or Manual   1 or 10      C
                                                                                     Instrument                      Minutes
--------------------------------------------------- -------------------------------- --------------- --------------- ------------ --
Ambient Barometric Pressure, psia                   Barometer                        Plant or Test   DAS or Manual   1 or 10      C
                                                                                     Instrument                      Minutes
--------------------------------------------------- -------------------------------- --------------- --------------- ------------ --

Notes:

     (1) Test requirements refers to whether the measurement will be used for correction calculations or used for backup measurement
           C = Used in calculation of net plant capacity; B = Backup measurement
     (2)   DAS = Data acquisition system
     (3)   Number of primary instruments if greater than one

--------------------------------------------------------------------------------

2.5.2    AMBIENT CONDITIONS REQUIREMENTS

         The rating conditions (Table 2-1) contain ambient weather conditions at the plant which are the basis for performance corrections and for determining the evaporative cooler effectiveness. Tenaska will use plant and test instrumentation as required to measure compressor inlet temperature, ambient dry bulb temperature, ambient wet bulb temperature, and ambient barometric pressure.

2.6      INSTRUMENTATION/DATA ACQUISITION

         The test procedures described in these documents are based on use of plant instrumentation, supplemented with any special test instrumentation required.

         To assure the best possible accuracy with the available instrumentation, the following procedures should be used:

          -- Instrumentation to be used to measure the parameters shown in Table 2-2 shall be calibrated as near as practical to the initiation of the test. Calibration records will be prepared at the time of calibration.

          -- Two independent measurements will be taken for critical data points when possible in order to facilitate detection of instrument reading errors and to provide backup instrumentation in case of on-line device malfunctions during the course of the test.

         If during the test run, or during the evaluation of the data after the run, obvious errors are found in the recorded data, those readings will be disregarded. The test run will be considered valid provided Tenaska and PECO agree to evaluation using data considered to be correct.

2.6.1    POWER MEASUREMENTS

         Net plant electrical output will be measured using the Utility (Georgia Transmission Corporation) kilowatt-hour meters on the high side of the generator step-up transformers.

         Auxiliary power will be calculated for use in the plant corrections and will be measured as a backup on the low side of the auxiliary transformer.

         Individual gas turbine power output will be measured for use in plant corrections.

2.6.2    AMBIENT CONDITION MEASUREMENTS

         Ambient conditions used to correct for variations in the nominal operating conditions will be measured with plant and test instrumentation as described in Table 2-2. Compressor inlet temperature will be measured with a minimum of two calibrated RTD's in the compressor inlet of the gas turbine. Ambient dry bulb and wet bulb temperatures, and barometric pressure will be measured with test instruments and plant weather instrumentation.

2.7      EVALUATION OF TEST RESULTS

         Each measured parameter collected by the DAS during the test period will be averaged for each of the one-hour tests. Data collected manually will also be based on 10-minute intervals. From this data, the ten-minute logged data will be averaged into a one-hour average. This one-hour average will represent the as-tested performance. The determination of evaporative cooler effectiveness will be based on the calculation method in Section 2.7.1. The plant capacity will be determined based on performance calculations using the performance correction curves provided by the equipment manufacturers.

2.7.1    EVAPORATIVE COOLER EFFECTIVENESS TESTING

          For each gas turbine the evaporative cooler effectiveness will be determined by test data as follows:
                        X                 =       (DBt - CITt) / (DBt - WBt)

         The test evaporative cooler effectiveness will be used to determine the compressor inlet temperature at Standard Operating Conditions as follows:

                  CITSC             =       DBSC - X (DBSC - WBSC) =  94 - X(20)

                  where:

                           X        =       Tested evaporative cooler
                                            effectiveness
                           DB       =       Dry bulb temperature, DEGREE F
                           CIT      =       Compressor inlet temperature,
                                            DEGREE F
                           WB       =       Wet bulb temperature, DEGREE F
                           t        =       At test conditions
                           sc       =       At standard conditions

                           DBSC     =       94 DEGREE F

                           WBSC     =       74 DEGREE F

2.7.2    AS-TESTED NET PLANT CAPACITY

         The as-tested measured values of electrical power are determined from the gas turbines watt meter readings and the utility meters. The turbine generator electrical output is considered to be gross electrical output. The electrical output will be determined as follows:

         kWaux             =        kWGT - kWneta

         where:

                  kWneta   =        As-tested (Power Metering Equipment)
                                    measured simple cycle net electrical output, kW. Megawatt-hour pulses will be summed for each of one-hour period. The total megawatt-hours will be calculated and converted to kW.

                  kWGT     =        Measured gas turbine electrical output at
                                    generator terminals, kW (the sum of all gas turbine measurements).

                  kWaux    =        Auxiliary electrical consumption (calculated
                                    by difference), including transformer losses kW.

2.7.3    CORRECTED NET PLANT CAPACITY OUTPUT

         The net, as-tested, Capacity output, determined during the test, is based on plant operating conditions. These operating conditions may be different from Standard Operating Conditions (Table 2-1). Net capacity depends on ambient conditions, which are beyond the control of Tenaska. Because of this, if the values of these conditions are different from the Standard Operating Conditions, adjustments will be made to the as-tested generator output to account for these differences.

         After the as-tested values for each of the one-hour performance runs are calculated, the adjustments will be performed. The correction factors that will be applied to the as-tested gross generator output include the following:

          --   Compressor inlet temperature

          --   Barometric pressure

A description of the correction method is as follows:

         kWnetc            =        kWGTc - kWaux

         where:

                  kWnetc   =        Corrected net plant output, kW

                  kWGTc    =        Gas turbine adjusted gross electrical
                                    output, kW (the sum of all corrected gas turbine outputs with each corrected independently such that kWGTc= kWGTxCgtkwCITxCgtkwBP for each unit)

                  kWaux = Auxiliary electrical consumption, including transformer losses, kW CgtkwCIT = Gas turbine electrical output correction for compressor inlet temperature (for each unit)

                  CgtkwBP  =       Gas turbine electrical output correction for
                                   barometric pressure

         The specific curves used for correcting the Capacity Test to be provided by manufacturers include: Gas Turbine Output vs CIT and Gas Turbine Output vs Barometric Pressure.

         Corrected net plant output results from the two one-hour performance runs will be arithmetically averaged and rounded off to the nearest 100 kW. This value will be referred to as Corrected Capacity Test Output. No correction for measurement uncertainty will be allowed.

2.8      TEST REPORT FORMAT AND REQUIREMENTS

         A written test report will document the results of the Capacity Test. The report will include the following as a minimum:

         --       Date and time of test start and finish

         --       Description of the conditions of the tests

         --       Summary of instrument calibration data

         -- Performance data from each of the test runs including data sheets, DAS printouts and guaranteed emissions

         -- Summary sheet tabulating corrected capacity for each 60-minute test run, an average of the capacity values, and a statement that reads, (Corrected Capacity
                  Test                       Output                         is

                                        MW.)
                  ---------------------

          -- A list of any abnormal occurrences that could affect results of the test

          --   Summary of applied corrections and corrected test results


          --   Conclusions from test results


          The data recorded during the Capacity Test and the calculations of the results will be included as appendices to the report.

                       TENASKA GEORGIA GENERATING PROJECT








                                    EXHIBIT E

                                    NOT USED

                       TENASKA GEORGIA GENERATING PROJECT






                                    EXHIBIT F

    The following is a description of information which cannot be submitted electronically:

                           PROJECT SCHEDULE - 10 Pages

                       TENASKA GEORGIA GENERATING PROJECT








                                    EXHIBIT G

                             OWNER SUPPLIED PERMITS

                             OWNER SUPPLIED PERMITS


         AGENCY                                      APPROVAL/PERMITS
        --------                                   ----------------------

FEDERAL

Federal Energy Regulatory           Certification of Exempt Wholesale Generator Status
Commission
                                    Order Accepting Filing related to Market Based Rates

U.S. Environmental Protection       Certificate of Representation (Acid Rain Prevention Program)
Agency
                                    Oil Pollution Act Facility Response Plan

U.S. Army Corps of Engineers        Authorization for wetland fill under Nationwide Permit 26,
                                    Clean Water Act Section 404

Federal Aviation Administration     Obstruction to Navigation Notice

STATE

Georgia Department of Natural       Air Quality Permit
Resources Environmental
Protection Division (EPD)           Phase II Acid Rain Permit

                                    Air Operating Permit per Title V of the Clean air Act
                                    Amendments of 1990

LOCAL

Heard County                        Zoning approval

Heard County Water Authority        Water supply agreement.



The following is a description of information which cannot be submitted electronically:

A COPY OF THE NATIONAL POLLUTANT DISCHARGE ELIMINATION SYSTEM (NPDES) PERMIT NO. GA0037893 DATED JULY 9, 1999 - 33 PAGES

                                    EXHIBIT H

                        [Form of Turbine Contract Removed]

                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT I

                    MONTHLY PROGRESS REPORT/SCHEDULE OF VALUE

--------------------------------------------------------------------------------
                                                                EPC - Exhibit I

           TENASKA GEORGIA GENERATING PROJECT                       Page 1 of 2
--------------------------------------------------------------------------------

                               SCHEDULE OF VALUES

Payment Schedule - Owner to pay Contractor in accordance with the following:


                  Limited Notice to Proceed (LNTP)                    [*] Paid 66 days after LNTP
                                                                      [*] Paid 96 days after LNTP



                  Mobilization                                  50%   Paid at ATP
                                                                50%   Paid 30 days following ATP

                  Payment & Performance Bond                   100%   Paid at ATP

                  Engineering                                         Actual Progress in billing period based
                                                                      upon mutually agreed progress of
                                                                      engineering deliverables.

                  Equipment Procurement                         10%   Upon issuance of P.O. or Contract
                                                                 5%   Upon receipt of vendor drawings

                                                                10%   Upon drawing approval and manufacturing
                                                                      release
                                                                55%   During Manufacture
                                                                10%   Upon final assembly, shop test or ready for
                                                                      delivery
                                                                10%   Upon delivery

                  Civil/Mechanical/Electrical                         Bulk Materials - 100% following site
                  Startup and Testing                                 delivery


                                                                      Construction - actual progress in billing
                                                                      period based upon mutually agreed
                                                                      actual construction erected in place.

                  Construction Overheads                              Payable starting on ATP at 1/29 of the
                                                                      total overhead amount until 100% paid.

                  Taxes                                               At the aggregate percent of above items.

                  ATP = Authorization to Proceed

--------------------------------------------------------------------------------
                                                                EPC - Exhibit I

           TENASKA GEORGIA GENERATING PROJECT                       Page 2 of 2
--------------------------------------------------------------------------------


                                                                                            PERCENT
DESCRIPTION                                                TOTAL DOLLARS                    OF TOTAL
-----------                                                -------------                   -----------
LIMITED NOTICE TO PROCEED (LNTP)                                     [*]                    0.28%

MOBILIZATION (ATP)                                                   [*]                    0.60%

PURCHASE PAYMENT & PERFORMANCE BOND                                  [*]                    0.29%

ENGINEERING                                                          [*]                    1.21%

EQUIPMENT PROCUREMENT                                                [*]                    84.95%
          Combustion Turbines                                        [*]                    75.20%
          Mechanical Equipment                                       [*]                    3.92%
          Electrical Equipment                                       [*]                    5.83%

CIVIL CONSTRUCTION                                                   [*]                    4.74%
          Site Preparation                                           [*]                    0.67%
          Site Improvements                                          [*]                    0.75%
          Structural Concrete                                        [*]                    2.26%
          Structural Steel                                           [*]                    0.19%
          Buildings/Architectural Work                               [*]                    0.46%
          Fire Protection Work                                       [*]                    0.37%
          Painting                                                   [*]                    0.04%

MECHANICAL CONSTRUCTION                                              [*]                    3.43%
          Combustion Turbine Erection                                [*]                    2.00%
          Purchase Piping Materails                                  [*]                    0.29%
          Underground Piping                                         [*]                    0.16%
          Aboveground Piping                                         [*]                    0.28%
          Instrumentation                                            [*]                    0.57%
          Insulation                                                 [*]                    0.13%

ELECTRICAL CONSTRUCTION                                              [*]                    2.56%
          Misc U/G Electrical Systems                                [*]                    0.32%
          Electrical Equipment Installation                          [*]                    0.42%
          Purchase Electrical Materials                              [*]                    0.18%
          Misc A/G Electrical Systems                                [*]                    0.29%
          Ductbank Installation                                      [*]                    0.55%
          Conduit Installation                                       [*]                    0.09%
          Cable Tray Installation                                    [*]                    0.03%
          Cable Installation & Terminations                          [*]                    0.67%

START UP AND TEST ACTIVITIES                                         [*]                    0.32%

CONSTRUCTION OVERHEADS                                               [*]                    1.62%

SUBTOTAL                                                             [*]                    100.00%
Less Allowance for CTG's                                             [*]
ZACHRY TOTAL                                                         [*]


                       TENASKA GEORGIA GENERATING PROJECT

                                    EXHIBIT J

                         SCOPE CHANGE, UNITS, RATES AND
                                  OPTION PRICING

--------------------------------------------------------------------------------

                                                                 EPC - Exhibit J

                             TENASKA GEORGIA GENERATING PROJECT

-------------------------------------------------------------------------------


1.       PROJECT TEAM UNIT RATES

         The following rates shall be used for engineering cost adjustments for scope of work changes:


         POSITION CATEGORY                                             HOURLY BILLING RATE
         -------------------                                          ---------------------
A.       Engineering Team

                  Project Management                                                 [*]
                  Project Department Engineer                                        [*]

                  Project Control Manager                                            [*]
                  Legal/Environment Coordinator                                      [*]
                  Senior Engineer                                                    [*]
                  Design Engineer                                                    [*]
                  Associate Design Engineer                                          [*]
                  Project Secretary                                                  [*]
                  Planner/Scheduler                                                  [*]
                  Designer                                                           [*]
                  Drafter                                                            [*]
                  Drafting Supervisor                                                [*]
                  PC Usage Rate                                                      [*]
                  CADD Usage Rate                                                    [*]

         B.       SITE MANAGEMENT TEAM

                  Construction Management                                            [*]

                  Site Department Manager/Superintendent                             [*]
                  Senior Engineer                                                    [*]
                  Engineer                                                           [*]
                  Associate Engineer                                                 [*]
                  Field Engineer                                                     [*]
                  Secretary/Clerical                                                 [*]

The above hourly rates are all inclusive of indirect labor cost, overhead and profit. Direct expenses such as long distance telephone expenses, computer charges, prints,

--------------------------------------------------------------------------------

                                                                 EPC - Exhibit J

                             TENASKA GEORGIA GENERATING PROJECT

-------------------------------------------------------------------------------


reproduction, traveling, and living expenses, cost paid by the Contractor to third parties, and other direct expenses associated with scope of work changes shall be charged in accordance with the Contractor's standard expense rates.

The above hourly rates are valid through an Authorization to Proceed of April 17, 2000. Hourly rates shall be escalated in accordance with Exhibit P of the EPC Agreement if Authorization to Proceed occurs after April 17, 2000.

The following rates shall be used for construction cost adjustments for scope of work changes:


POSITION CATEGORY                                                      HOURLY BILLING RATE
---------------------------------------------------------------------------------------------
General Foreman                                                                    [*]
Foreman                                                                            [*]
Journeyman                                                                         [*]
Helper B                                                                           [*]
Helper A                                                                           [*]
Laborer - Common                                                                   [*]

The above rates are all inclusive of indirect costs, hand tools and consumables, overhead and profit; however, these rates do not include construction equipment costs. When using the above unit rates, normal changes will be supervised by on-site staff at no charge. However, in the event the scope of change requires additional Contractor staff to be assigned, or current staff to be assigned longer to the Project, the Owner will be billed at the Site Management Team rates.

The above rates are valid for an Authorization to Proceed date of April 17, 2000, and for work performed through May 1, 2002. Rates shall be escalated in accordance with Exhibit P of the EPC Agreement if Authorization to Proceed occurs after April 17, 2000, or if extra work is performed after May 1, 2002.

--------------------------------------------------------------------------------

                                                                 EPC - Exhibit J

                             TENASKA GEORGIA GENERATING PROJECT

-------------------------------------------------------------------------------

III.     OTHER RATES

         On-site Subcontractor's Work         [*]
         Construction Equipment
                  Contractor Owned            [*]

                  Outside Rent                [*]

         Engineered Equipment and             [*]
         Material (Non-Subcontract)

         General Electric Changes             [*]


IV.      OPTION PRICING

         1. DELETE GAS CHROMATOGRAPH                                        [*]

         2. DEDICATED TRAIN (NOT TO EXCEED)                                 [*]
         In accordance with Article 2(s) of the EPC Agreement.

         3.  55 DBA NOISE LEVEL AT 1,200 FEET                               [*]
         If noise option is not exercised prior to June 1, 2002, escalation charges of [*] shall be added to the above price.

         4.  REDUCE BUILDERS ALL RISK DEDUCTIBLE                            [*]
         If Owner obtains All Risk Builder's Risk insurance policy with a deductible amount for Testing (to apply only to losses arising out of hot testing) of [*], rather than [*]. (Refer to Art 15.5 of the EPC Agreement.)

                       TENASKA GEORGIA GENERATING PROJECT










                                    EXHIBIT K

                                   GUARANTEES

                              H. B. ZACHRY COMPANY.

                             GUARANTY OF OBLIGATION

This Guaranty is made by H. B. Zachry Company, a Delaware corporation ("Guarantor"), in favor of Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Owner") with respect to that certain Engineering, Procurement and Construction Agreement dated the 15th day of September, 1999, between Tenaska Georgia I, L.P., a Delaware limited partnership ("Tenaska") and Zachry Construction Corporation, a Delaware corporation ("Contractor") for the construction of the Tenaska Georgia Generation Station in Heard County, Georgia, as amended, supplemented or otherwise modified from time to time, (hereinafter called the "EPC Agreement"). Tenaska, having assigned the EPC Agreement to Owner, effective November 10, 1999, and such assignment having been consented to by Contractor, now requires this Guaranty, as provided in the EPC Agreement.

Contractor is an affiliate of Guarantor. Guarantor will derive direct and indirect benefit from the making of the Guaranty.

NOW, THEREFORE, for good and valuable consideration, Guarantor hereby covenants and agrees as follows:

1. Guarantor hereby unconditionally guarantees the full and timely performance by Contractor of all of its obligations under the EPC Agreement, as it from time to time may be amended, and hereby undertakes that if Contractor shall in any respect fail to perform and observe all of the terms, provisions, conditions, and stipulations of the EPC Agreement, Guarantor warrants the faithful performance of all of such terms and conditions and will fully indemnify and keep indemnified Owner against all claims, losses, damages, costs and expenses whatsoever which Owner may incur by reason of Contractor's failure to perform and observe any of the terms, provisions, conditions, and stipulations of the EPC Agreement and in addition against all claims, losses, damages, costs and expenses which Owner may incur by reason of Contractor's breach of any other duty to Owner, (collectively the "Guaranteed Obligations"). THE OBLIGATIONS OF GUARANTOR HEREUNDER SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL THE GUARANTOR BE DISCHARGED FROM ANY THEREOF, FOR ANY REASON WHATSOEVER (other than, the payment, observance and performance of the Guaranteed Obligations and other than as provided in Section 9 of this Guaranty), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Guarantor shall have received notice thereof):

         (a) (i) any increase in, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Guaranteed Obligations;

         (b) (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other enforceability of, any other guaranties of the Guaranteed Obligations;

         (c) any termination of or change in any relationship between Guarantor and Contractor, including any such termination or change resulting from a change in the ownership of Guarantor or from the cessation of any commercial relationship between Guarantor and Contractor;

         (d) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to Owner, including (i) any election not or failure to exercise any right of set-off, recoupment or counterclaim, and (ii) any election of remedies effected by Owner, and

         (e) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF GUARANTOR HEREUNDER OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF THE GUARANTOR HEREUNDER OR DISCHARGE GUARANTOR FROM ANY THEREOF.

2. Guarantor represents and warrants to Owner and Owner's successors and assigns that:

         (a) Guarantor is duly organized and validly existing as a Delaware corporation;

         (b) Guarantor directly or indirectly owns all of the issued and outstanding shares of the capital stock of Contractor;

         (c) Guarantor is authorized and has all necessary power and authority, corporate and other, to execute and deliver this Guaranty and to perform the obligations of Guarantor, including all obligations of Contractor pursuant to the EPC Agreement, this Guaranty reasonably may be expected to benefit directly or indirectly, Guarantor, and this Guaranty has been duly executed and delivered by Guarantor and is the valid, binding, and enforceable contract of Guarantor, and;

         (d) The execution and delivery of this Guaranty by Guarantor and its performance of its obligations under the Guaranty, do not (and, to the best of Guarantor's knowledge, will not) conflict with any law, rule or regulation, or any agreement, instrument, indenture, deed or any other restriction, to which Guarantor is subject or a party, or accelerate or affect any of its obligations under any thereof.

3. Guarantor shall cause Contractor to duly and timely perform all of the Guaranteed Obligations including the obligations of Contractor under the EPC Agreement, as it may from time to time be amended.

4. The obligations of Guarantor hereunder include, without limitation, all liabilities for liquidated or similar damages and warranty obligations of Contractor.

5. Owner may enforce against Guarantor any and all of the rights of Owner under this Guaranty without having instituted or completed any legal, arbitration or other proceedings against Contractor.

6. This Guaranty shall be governed by and construed according to the laws of the State of Texas. Guarantor designates Zachry Construction Corporation, a Delaware corporation, as agent for service of process in any action by Owner under this Guaranty, submits to personal jurisdiction in the State of Texas and further agrees that the non-exclusive venue for any such action may be Texas.

7. Guarantor waives: (a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Contractor, or any other guarantor or any collateral for the Guaranteed Obligations; (b) (i) notice of acceptance of and intention to rely on this Agreement, and (ii) all other notices that may be required by Applicable Law or otherwise to preserve any rights against Guarantor under this Agreement, including any notice of default, demand, dishonor, presentment and protest; and, (c) diligence.

8. Guarantor shall not assert any right to set off against claims by Owner hereunder other than claims which Contractor has a right to set off under the EPC Agreement.

9. Notwithstanding any other provision to the contrary set forth herein, Guarantor retains the right to assert any and all claims, defenses and limitations of liability possessed by Contractor under the terms of the EPC Agreement (including without limitation, Section 14.2 of the EPC Agreement, but excluding any defense based upon absence of binding effect of the EPC Agreement) or arising from the parties' performance or failure to perform thereunder.

10.      Guarantor's obligations hereunder (a) are absolute and unconditional,
         (b) subject to Section 9 above, are unlimited in amount, (c) constitute a guaranty of payment and performance and not a guaranty of collection,
         (d) are as primary obligor and not as a surety only (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and (f) shall be irrevocable.

11. This Guaranty may be assigned by Owner to Owner's lenders for the project and shall inure to the benefit of such assignee(s).

12.      Notice to Guarantor shall be to:

                  H.B. Zachry Company
                  527 Logwood (78221-1738)
                  P.O. Box 240130
                  San Antonio, TX 78224-0130
                  Attn: R.J. Kalt
                  Telefax: (210) 458-8572
                  Telephone: (210)458-8050

         With a copy to:

                  Murray L. Johnston, Jr.
                  General Counsel
                  310 S. St. Mary's Street, Suite 2600
                  San Antonio, TX 78205
                  Telefax: (210) 258-2699
                  Telephone: (210)258-2600

         IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered to Owner in the name and on behalf of Guarantor by one of its officers who is duly authorized to do so, for the benefit of Owner, as of this
    day of           , 1999.
----      -----------

                                    Guarantor
                                    H. B. Zachry Company

                                    By:
                                       -------------------------
                                                          (Name)

                                       ---------------------------
                                                          (Title)

ATTEST:

By:
   --------------------------
Title:

                          CERTIFIED COPY OF RESOLUTION

         "RESOLVED: H. B. Zachry Company ("Guarantor") is authorized to provide a Guaranty of the obligations of Zachry Construction Corporation, a Delaware corporation ("Contractor"), to Tenaska Georgia Partners, L.P., a Delaware limited partnership ("Owner") in connection with the agreement between Tenaska Georgia I, L.P., a Delaware limited partnership, and Contractor for the construction of the Tenaska Georgia Generation Station in Heard County, Georgia, which agreement has subsequently been assigned to Owner with the consent of Contractor. Guarantor states and acknowledges that such Guaranty reasonably may be expected to benefit, directly or indirectly, Guarantor."

                                   ***********


         I,            , certify that I am the Secretary of H. B. Zachry
          -------------
Company, a Delaware corporation.

         I certify that:
         (1) The resolution quoted above was adopted on September 13, 1999 by Unanimous Written Consent of the Executive Committee of the Board of Directors.
         (2) This action of the Executive Committee of this corporation may be taken without a meeting if all of the members of the Executive Committee consent in writing.
         (3) The signed Consent has been filed in the minute book of the corporation.
         (4) I have compared the resolution quoted above with the resolution in the minute book and verify that the language is identical.
         (5) The resolution has not been revoked or amended and is now in full force and effect.

         SIGNED AND SEALED on behalf of the corporation                   ,
                                                       --------------------
1999.

                                            [SEAL]
                                                  -----------------------------

                       TENASKA GEORGIA GENERATING PROJECT










                                    EXHIBIT L

                              DOCUMENT DISTRIBUTION

-------------------------------------------------------------------------------

                                                                EPC - Exhibit L

                             TENASKA GEORGIA GENERATION PROJECT

--------------------------------------------------------------------------------



                              DOCUMENT DISTRIBUTION

                                                                                    NUMBER OF COPIES       500KV
DOCUMENT                                                             OWNER            LENDER'S ENG.       UTILITY*
--------                                                            ------         ------------------    ----------
ARCHITECTURAL
Building Plans and Elevations                                          3
Arch Finish Schedules                                                  3

CIVIL
Site Plans                                                             3                    1
Paving, Drainage & Fencing Plans                                       3                    1
Underground Piping                                                     3
Construction Specifications                                            2
Calculations                                                     See Note 1(c)

STRUCTURAL
Foundation Plans/Details                                               3
Steel Plans, Elevations & Details                                      3
Construction Specifications                                            2
Calculations                                                     See Note 1(c)

ELECTRICAL
One-Line Diagrams                                                      3                    1                 1
UPS One-Line Diagrams                                                  3
Protective Relaying Functional Diagrams                                3
Protective Relaying Calculations & Settings                            2                                      1
Transformer Three-Line Diagram                                         3
500kV Utility One-Line                                                 3                    1                 1
18kV Bus One-Line                                                      3                    1                 1
4160V Three-Line                                                       3                    1                 1
480V One-Line                                                          3                    1                 1
MCC One-Line                                                           3                                      1
Sync Circuit Diagram                                                   3                                      1
Telephone, Security System Diag.                                       3
Grounding Plans                                                        3
Underground Bus Duct/Conduit Plans                                     3                                      1
Metering and Relaying Diagrams                                         3                                      1
Equipment Specifications & POs                                         2
Construction Specifications                                            2
Cable & Raceway Schedules                                              3
Interconnection & Wiring Diagrams                                      3

-------------------------------------------------------------------------------

                                                                EPC - Exhibit L

                             TENASKA GEORGIA GENERATION PROJECT

--------------------------------------------------------------------------------


                                                                                    NUMBER OF COPIES       500KV
DOCUMENT                                                             OWNER            LENDER'S ENG.       UTILITY*
--------                                                            ------         ------------------    ----------
ELECTRICAL (Cont'd)
Motor List                                                             3
Vendor Shop Drawings                                                   1
Calculations                                                     See Note 1(c)

MECHANICAL
Plot & General Arrangement Plans                                       3                    1                 1
Key Piping Plans                                                       3
Piping Plans                                                           3
Underground Piping Plans                                               3
Cathodic Protection Specs & Plans                                      2
Pipe Support Plans                                                     3
Pipeline Lists                                                         3
Valve Lists                                                            3
Mechanical Specialty Lists                                             3
Equipment Lists                                                        3
Hanger Lists                                                           3
Fire Protection Specs & Plans                                          2                    1
Insulation Specifications & Plans                                      2
P&ID's                                                                 3                    1
Heat & Mass Balances                                                   3                    1
Process Flow Diagrams                                                  3                    1
Construction Specifications                                            2
Equipment Specifications & P.O.'s                                      2                    1
Vendor Shop Drawings                                                   1
Calculations                                                     See Note 1(c)

INSTRUMENTATION & CONTROL
DCS/PLC Block Diagrams                                                 3
DCS Cab Interconnect Wiring Diagrams                                   3
Control Wiring Diagrams                                                3
Logic Diagrams                                                         3
Loop Diagrams (DCS Vendor Drawings)                                    1
Instrument Plans                                                       3
I/O Lists                                                              3
Panel Drawings                                                         3
Vendor Shop Drawings                                                   1
Calculations                                                     See Note 1(c)

PROJECT MANAGEMENT
Drawing Lists/Status (Monthly)                                         3

-------------------------------------------------------------------------------

                                                                EPC - Exhibit L

                             TENASKA GEORGIA GENERATION PROJECT

--------------------------------------------------------------------------------

                                                                                    NUMBER OF COPIES       500KV
DOCUMENT                                                             OWNER            LENDER'S ENG.       UTILITY*
--------                                                            ------         ------------------    ----------
PROJECT MGMT. (Cont'd)
Monthly Progress Reports with Project Schedule                         3                    1                 1
Procurement/Vendor Expediting Reports                                  2                    1
Vendor Manual List  (Monthly)                                          2
Vendor Drawing List (Monthly)                                          2                    1

STARTUP & COMMISSIONING
Startup & Commissioning Procedures/Schedules                           3                    1
Commissioning Tests                                                    3                    1
Equipment Checkout                                                     3                    1
Performance Test Procedures                                            3                    1
Performance Test Reports                                               3                    1
Plant Capability Curves                                                2                    1
Operator Training Manuals                                              10
Vendor O&M Manuals                                                     10
Lube Oil Lists                                                         3
Spare Parts Lists                                                      3                    1
System Turnover Packages                                               2



GENERAL NOTES:
1.       Owner Distribution:

         a) Where three (3) copies are designated above, distribution will be as follows:
                  - Owner's Project Manager - 1 Copy Tenaska - Omaha, NE)
                  - Owner's Site Representative - 2 Copies (Tenaska - Project
                    Site)
                  The Owner's Site Representative will make distribution to the Owner's Operations and Maintenance Manager.

                  Where less than 3 copies are designated above, the copies will be transmitted to the Owner's Project Manager (Tenaska - Omaha, NE)

         b) Copies of bid and construction issue drawings are to be distributed as indicated above. Large drawings will generally be reduced to half-size for distribution to Owner.

         c) The Contractor shall provide final drawings, including as-builts and final calculations, as set forth is Section 3 of the EPC Agreement.

                  * - The 500kV Utility shall be the entity responsible for design approval for the 500kV switchyard.

                       TENASKA GEORGIA GENERATING PROJECT








                                    EXHIBIT M

                       APROVED SUBCONTRACTORS AND VENDORS

                       TENASKA GEORGIA GENERATING PROJECT
                                    EXHIBIT M

                           SUBCONTRACTORS AND VENDORS
                                APPROVED AT DATE
                                  OF EXECUTION


I.  SUBCONTRACTORS

As set forth in Section 2 (l) of the EPC Agreement, the following subcontractors are approved at the date of execution of the EPC Agreement.


         ITEM                                                 ACCEPTABLE SUBCONTRACTOR
        -------------------------------------------------------------------------------

         Engineering                                          Utility Engineering Corporation

         Sitework (Drilled Piers)                             [*]
                                                              [*]
                                                              [*]

         Concrete Supply                                      [*]
                                                              [*]
                                                              [*]

         Insulation                                           [*]
                                                              [*]
                                                              [*]

         HVAC                                                 [*]

         Equipment, Heavy Haul                                [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Radiography/Stress Relief                            [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Painting                                             [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Substation/Switchyard                                [*]

                       TENASKA GEORGIA GENERATING PROJECT
                                    EXHIBIT M

                           SUBCONTRACTORS AND VENDORS
                                APPROVED AT DATE
                                  OF EXECUTION


I.  SUBCONTRACTORS (CONT.)


         ITEM                                                 ACCEPTABLE SUBCONTRACTOR
         ------------------------------------------------------------------------------

         Trucking (Excavation Hauling)                        [*]
                                                              [*]

         Mechanical Erection                                  [*]

         Concrete Pumping                                     [*]
                                                              [*]

         Fencing                                              [*]
                                                              [*]
                                                              [*]

         Rebar Fabrication                                    [*]
                                                              [*]
                                                              [*]

         Concrete Testing                                     [*]

                                                              [*]

                                                              [*]

         Fire Protection                                      [*]
                                                              [*]
                                                              [*]

         Seeding                                              [*]
                                                              [*]
                                                              [*]

         Liners                                               [*]

         Soil Testing                                         [*]
                                                              [*]
                                                              [*]

         Paving                                               [*]
                                                              [*]

                       TENASKA GEORGIA GENERATING PROJECT
                                    EXHIBIT M

                           SUBCONTRACTORS AND VENDORS
                                APPROVED AT DATE
                                  OF EXECUTION


I.  SUBCONTRACTORS (CONT.)


         ITEM                                                 ACCEPTABLE SUBCONTRACTOR
         -----------------------------------------------------------------------------
         Field Fabricated Tanks                               [*]

                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]


II.  VENDORS

The following are acceptable manufacturers approved at the date of execution of the EPC Contract.


         ITEM                                                 ACCEPTABLE MANUFACTURER
         -----------------------------------------------------------------------------
         Embeds                                               [*]

         Air Compressors                                      [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Air Dryers                                           [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Miscellaneous Horizontal Pumps                       [*]
                                                              [*]
                                                              [*]

         Fire Water Pumps                                     [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

                       TENASKA GEORGIA GENERATING PROJECT
                                    EXHIBIT M

                           SUBCONTRACTORS AND VENDORS
                                APPROVED AT DATE
                                  OF EXECUTION


II.  VENDORS (CONT.)

         ITEM                                                 ACCEPTABLE MANUFACTURER
        -------------------------------------------------------------------------------
         Sump Pumps                                           [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Control Valves                                       [*]
                                                              [*]
                                                              [*]

         Transformers                                         [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Circuit Breakers                                     [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Distributed Control System                           [*]
         (CTG Controls by GE)                                 [*]
                                                              [*]
                                                              [*]

         Programmable Logic Controllers                       [*]
                                                              [*]
                                                              [*]

                       TENASKA GEORGIA GENERATING PROJECT
                                    EXHIBIT M

                           SUBCONTRACTORS AND VENDORS
                                APPROVED AT DATE
                                  OF EXECUTION


         II.  VENDORS (CONT.)

         ITEM                                                 ACCEPTABLE MANUFACTURER
        -----------------------------------------------------------------------------
         Continuous Emission Monitoring System                [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Pre-Engineered Metal Buildings                       [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Motors                                               [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Uninterruptible Power Supply                         [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Batteries and Battery Chargers                       [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

                       TENASKA GEORGIA GENERATING PROJECT
                                    EXHIBIT M

                           SUBCONTRACTORS AND VENDORS
                                APPROVED AT DATE
                                  OF EXECUTION


II.  VENDORS (CONT.)


ITEM                                                 ACCEPTABLE MANUFACTURER
-----------------------------------------------------------------------------
         Motor Control Centers                                [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Nonsegregated and Isophase                           [*]
         Bus Duct                                             [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Metal Clad Switchgear                                [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

         Pipe Fabrication                                     [*]
                                                              [*]
                                                              [*]

         Cable                                                [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]
                                                              [*]

                       TENASKA GEORGIA GENERATING PROJECT







                                    EXHIBIT N

                     LENDER DOCUMENTS REQUIRED OF CONTRACTOR

                                  EXHIBIT "N-1"
                                  -------------


STATE OF GEORGIA

COUNTY OF
         ---------


                     INTERIM WAIVER AND RELEASE UPON PAYMENT


         The undersigned mechanic and/or materialman and/or subcontractor has been employed by Zachry Construction Corporation to furnish labor, materials, or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         Upon the receipt of the sum of $____________________, the undersigned mechanic and/or materialman and/or subcontractor waives and releases any and all liens or claims of liens it has upon the foregoing described Property through the date of __________________________ (date) and excepting those rights and liens that the mechanic and/or materialman and/or subcontractor might have in any retained amounts, on account of labor or materials, or both, furnished by the undersigned to or on account of said contractor for said building or premises.

         Given under hand and seal this       day of                    , 19   .
                                       -------      -------------------     ---

                                                -------------------------------



                                              By:                      .(Seal)
                                                 -----------------------

                                              Print Name:
                                                         ----------------------

                                              Its:
                                                  -----------------------------

----------------------------
(Witness)


----------------------------
----------------------------
(Address)

                                  EXHIBIT "N-1"
                                  --------------

STATE OF GEORGIA

COUNTY OF
          ------------

                        WRITTEN ACKNOWLEDGMENT OF PAYMENT

         The undersigned mechanic and/or materialman and/or subcontractor has been employed by Zachry Construction Corporation to furnish labor, materials, or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         The undersigned mechanic and/or materialman and/or subcontractor acknowledges receipt of the sum of $___________________, which represents payment in full of the amount owed which is described in that Interim Waiver and Release Upon Payment, dated ______________, executed by the undersigned. This Written Acknowledgment is given pursuant to O.C.G.A. Section 44-14-366(f)(2)(B).

         Given under hand and seal this       day of                      ,19  .
                                       -------      ----------------------   ---

                                                -------------------------------



                                               By:                       .(Seal)
                                                  -----------------------

                                               Print Name:
                                                          ---------------------

                                               Its:
                                                   ----------------------------

-------------------------------
(Witness)


-------------------------------
-------------------------------
(Address)

                                  EXHIBIT "N-2"

STATE OF GEORGIA

COUNTY OF FULTON

               UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

         The undersigned mechanic and/or materialman and/or subcontractor has been employed by Zachry Construction Corporation to furnish labor, materials or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         Upon the receipt of the sum of $      , the undersigned mechanic and/or
materialman and/or subcontractor waives and releases any and all liens or claims of liens or any right against any labor and/or material bond, or both, the undersigned has against the Property.

         Given under hand and seal this      day of                    , 19  .


                                                 _______________________________


                                                 By: ____________________ (Seal)

                                                 Print Name:____________________

                                                 Its: __________________________

____________________________
(Witness)

_____________________________

_____________________________
(Address)

     NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT YET BEEN PAID, USE A CONDITIONAL RELEASE FORM.

                                  EXHIBIT "N-2"

STATE OF GEORGIA

COUNTY OF __________

                        WRITTEN ACKNOWLEDGMENT OF PAYMENT

         The undersigned mechanic and/or materialman and/or subcontractor has been employed by Zachry Construction Corporation ("Zachry") to furnish labor, materials or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         The undersigned mechanic and/or materialman and/or subcontractor acknowledges receipt of the total sum of $___________________, which represents payment in full of the amount owed pursuant to that ______________________ Agreement by and between Zachry and the undersigned, dated ______________, as amended. This Written Acknowledgment is given pursuant to O.C.G.A.
Sections 44-14-366(f)(2)(B).

         Given under hand and seal this _____ day of __________________, 19__.




                                                  ______________________________


                                                  By: ___________________ (Seal)

                                                  Print Name:___________________

                                                  Its: _________________________

____________________________
(Witness)

____________________________

____________________________
(Address)

                                  Exhibit "N-3"

STATE OF GEORGIA

COUNTY OF ________________

                     INTERIM WAIVER AND RELEASE UPON PAYMENT

         The undersigned mechanic and/or materialman and/or contractor has been employed by Tenaska Georgia Partners, L.P. to furnish labor, materials, or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         Upon the receipt of the sum of $ , the undersigned mechanic and/or materialman and/or contractor waives and releases any and all liens or claims of liens it has upon the foregoing described Property through the date of
(date) and excepting those rights and liens that the mechanic and/or materialman and/or contractor might have in any retained amounts, on account of labor or materials, or both, furnished by the undersigned to or on account of said contractor for said building or premises.

         Given under hand and seal this _____ day of ________________, 19__.


                                                Zachry Construction Corporation


                                                By: _____________________ (Seal)

                                                Print Name:_____________________

                                                Its: ___________________________

____________________________
(Witness)

____________________________

____________________________
(Address)

                                  Exhibit "N-3"

STATE OF GEORGIA

COUNTY OF __________________

                       WRITTEN ACKNOWLEDGEMENT OF PAYMENT

         The undersigned mechanic and/or materialman and/or contractor has been employed by Tenaska Georgia Partners, L.P. to furnish labor, materials, or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         The undersigned mechanic and/or materialman and/or contractor acknowledges receipt of the sum of $___________________, which represents payment in full of the amount owed which is described in that Interim Waiver and Release Upon Payment, dated ______________, executed by the undersigned. This Written Acknowledgement is given pursuant to O.C.G.A. ss.44-14-366(f)(2)(B).

         Given under hand and seal this ___ day of _________________, 19___.


                                               Zachry Construction Corporation

                                               By: ______________________ (Seal)

                                               Print Name:______________________

                                               Its: ____________________________

______________________________
(Witness)

______________________________

______________________________
(Address)

                                  Exhibit "N-4"

STATE OF GEORGIA

COUNTY OF FULTON

               UNCONDITIONAL WAIVER AND RELEASE UPON FINAL PAYMENT

         The undersigned mechanic and/or materialman and/or contractor has been employed by Tenaska Georgia Partners, L.P. to furnish labor, materials, or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         Upon the receipt of the sum of $___________, the undersigned mechanic and/or materialman and/or contractor waives and releases any and all liens or claims of liens or any right against any labor and/or material bond, or both, the undersigned has against the Property.

         Given under hand and seal this ____ day of _________________, 19___.


                                               Zachry Construction Corporation

                                               By: ______________________ (Seal)

                                               Print Name:______________________

                                               Its: ____________________________

______________________________
(Witness)

______________________________

______________________________
(Address)

     NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID. IF YOU HAVE NOT YET BEEN PAID, USE A CONDITIONAL RELEASE FORM.

                                  Exhibit "N-4"

STATE OF GEORGIA

COUNTY OF ________________

                        WRITTEN ACKNOWLEDGMENT OF PAYMENT

         The undersigned mechanic and/or materialman and/or contractor has been employed by Tenaska Georgia Partners, L.P. ("Tenaska") to furnish labor, materials, or services for the construction of improvements known as the Tenaska Georgia Generation Station which is located in the County of Heard, Georgia, and is owned by the Development Authority of Heard County, Georgia, and is leased to Tenaska Georgia Partners, L.P. and more particularly described on Exhibit "A" attached hereto and made a part hereof (the "Property").

         The undersigned mechanic and/or materialman and/or contractor acknowledges receipt of the total sum of $___________________, which represents payment in full of the amount owed pursuant to that Engineering, Procurement and Construction Agreement by and between Tenaska Georgia I, L.P. and the undersigned, dated ______________, as assigned to Tenaska and amended. This Written Acknowledgment is given pursuant to O.C.G.A. ss.44-14-366(f)(2)(B).

         Given under hand and seal this ____ day of ________________, 19___.




                                                Zachry Construction Corporation

                                                By: _____________________ (Seal)

                                                Print Name:_____________________

                                                Its: ___________________________

_____________________________
(Witness)

_____________________________

_____________________________
(Address)

                                   Exhibit N-5

                             CONTRACTOR'S INDEMNITY

THIS INDEMNITY IS EXECUTED BY ZACHRY CONSTRUCTION CORPORATION, a Delaware corporation ("Indemnitor").

With reference to the following facts:

         (a) Certain works of improvement have been or will be commenced upon the land, as defined in Section 2.1.

         (b) Indemnitor has an interest in the works of improvement on the land, or thereon to be constructed, as contractor, and desires that Title Company issue its policies of title insurance without mechanic's lien exclusions, insuring marketability of title and/or priority of encumbrances upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, Indemnitor agrees as follows.

1.       COVENANTS.

         1.1 Indemnitor will hold harmless, protect and indemnify Title Company from and against any and all liabilities, losses, damages, expenses, and charges including attorney's fees and expenses of litigation, which Title Company may sustain under any policy of insurance respecting the land resulting directly from any Mechanic's Lien or claim thereof filed by Indemnitor and/or any of Indemnitor's subcontractors or suppliers at any tier and which arise from Indemnitor's failure to comply with the requirement of 1.1.2 herein.

         1.1.1 Indemnitor will pay, or cause to be paid, all bills, charges, or expenses of any works of improvements on the land, which Indemnitor, in its reasonable judgment, determine to be valid bills, charges, or expenses which Indemnitor is obligated to pay.

         1.1.2. If a Mechanic's Lien affecting the land for which a title policy has been issued in reliance on this Agreement is filed, a Priority Lien established, or an action to foreclose a Priority Lien commenced, Indemnitor shall in the case of a Mechanic's Lien filed by Indemnitor's subcontractors and suppliers at any tier, with or without privity of contract with Indemnitor, cause such lien to be released of record and/or such action to be dismissed with prejudice; and in the case of a Mechanic's Lien filed by Indemnitor shall execute and deliver such instruments as may be necessary to subordinate such Mechanic's Lien to the lien insured by the mortgagee policy of title insurance.

         1.1.3 Title Company shall have the right at any time after thirty (30) days written notice to Indemnitor to pay, discharge, satisfy, or remove from the title to the land any Mechanic's Lien or claim thereon; and Indemnitor covenants and agrees to pay to Title Company on demand all amounts expended by Title Company to pay, discharge, satisfy, or remove any Mechanic's Lien or claim thereof resulting from a valid (as determined by Indemnitor's reasonable judgment) bill, charge, or expense which Indemnitor is obligated to pay.

         1.2 If a Mechanic's Lien affecting the land for which a title policy has been issued in reliance on this Agreement is filed, a Priority Lien established, or an action to foreclose a Priority Lien commenced, Indemnitor shall, upon request of Title Company, promptly furnish Title Company with copies of all receipted bills or other evidence of payment or set-off for works of improvement upon the land, but only to the extent that any such bills or other evidence of payment or set-off relate to the lien or claim of lien in question.

         1.3 Title Company is hereby granted the right to rely upon this Agreement whether or not an indemnitor is the person ordering the title policy, regardless of any change in ownership, title, or interest in the land or the works of improvement thereon, or any change in Indemnitor's interest therein. Said right shall extend to subsequent policies issued with respect to the land. However, nothing contained herein shall be construed so as to obligate Title Company to issue any policies of title insurance in the form above desired, but, should Title Company issue any such policies of title insurance it will do so in reliance upon the undertakings of the undersigned and in consideration thereof.

2.       ADDITIONAL PROVISIONS.

         2.1 As used herein the term "land" includes the real property described on Exhibit "A", and any part, parcel, or subdivision of the described real property and any part, parcel, or subdivision of the legal or equitable interest in said real property.

         2.2 As used herein the term "Mechanic's Lien" shall be deemed to refer to the applicable statutes of the state (including, without limitation, O.C.G.A. ss.44-14-360 et seq.) in which the land is situated that enable mechanics, materialmen, artisans, and laborers to have a lien and/or enforce such lien against the land and any improvements constructed thereon for the value of labor bestowed thereon and/or materials furnished thereto; provided that such term as used herein shall exclude any liens actually of record as of the date of issuance of the policies of title insurance which Indemnitor is not obligated to pay.

         2.3 The term "policy of title insurance" includes such policies as are customarily issued by title companies insuring priority of liens and marketability of title, and all endorsements thereon. The term also includes other documents and reports customarily issued by title companies concerning the state of title, ownership, or interest in real property.

         2.4 The term "Priority Lien" means a Mechanic's Lien asserting priority over the lien of the deed to secure debt insured by the policy of title insurance.

         2.5 The term "Title Company" means _________________________________ or any other title company which issues the policy of title insurance referred herein.

         2.6 Whenever the context so requires, the singular includes the plural; the masculine, the feminine or neuter.

INDEMNITOR EXECUTES THIS AGREEMENT BECAUSE OF THE BENEFITS DIRECTLY AND INDIRECTLY ACCRUING TO INDEMNITOR BY REASON OF THE ISSUANCE OF SAID POLICIES.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement this ____ day of _______________, 1999.

                                            ZACHRY CONSTRUCTION CORPORATION,

                                            a Delaware corporation

                                            By:_________________________________

                                            Title:______________________________

STATE OF __________        )
                           ) SS.
COUNTY OF _________        )

         This instrument was acknowledged before me on ___________________ by _____________________, _____________________ of ______________________, a(n)
_____________________ corporation, on behalf of said corporation.

                                          ______________________________________
                                          Notary Public, State of ______________

                                          ______________________________________
                                          Notary's Printed Name

                                          My commission Expires: _______________

                                   Exhibit N-6

                                  SUBCONTRACTOR

                           PARTIAL WAIVER, RELEASE AND
                       ASSIGNMENT OF ALL LIENS AND CLAIMS

STATE OF _____________     )
                           ) SS.
COUNTY OF ___________      )

                  I, the undersigned Affiant, being of lawful age, under oath do hereby swear that the following statements are true:

         1. I am the ___________________________ of ________________________,
a(n) __________________________ [corporation] [proprietorship] (the "Firm") and have personal knowledge of the truthfulness of all statements made herein and I am duly authorized to make such statements and execute and deliver this Partial Waiver, Release and Assignment of All Liens and Claims by and on behalf of said Firm.

         2. Pursuant to that certain subcontract (the "Subcontract") dated the ____ day of _______________, 19___, between Firm and Zachry Construction Corporation, a Delaware corporation (the "Contractor"), Firm has directly and through sub-subcontractors and material suppliers, performed labor and/or furnished materials for the construction of the Tenaska Georgia Generation Station (the "Improvements") located upon real property located in Heard County, Georgia and legally described on the attached Exhibit "A" (the "Property"). The Improvements and the Property are hereinafter sometimes collectively referred to as the "Project". The Firm is requesting payment of its invoice number ______________ (the "Invoice") for labor, materials, equipment, machinery, goods, and/or Services furnished by the Firm in connection with the Improvements during the period beginning _______________________ and ending _______________________ (the "Invoice Period").

         3. All sub-subcontractors (of whatever tier or level), laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever who have furnished or agreed to furnish labor, materials, equipment, machinery, goods and/or services to the Firm in connection with the Improvements and the above described Property have been paid in full for all periods prior to the Invoice Period (except for retainages which are not yet due and payable and for those claims specifically listed in Item 10 below) and have fully waived and released all claims, demands, suits and rights to any and all liens or claims, legal or equitable, contractual, statutory, constitutional or otherwise, regardless of whether evidenced by lien affidavit or statement, upon the Improvements and the above described Property whatsoever arising out of the furnishing of or the agreements to furnish such items for all periods prior to the Invoice Period (except for retainages which are not yet due and payable and for those claims specifically listed in Item 10 below). Further, no security interest, conditional bill of sale or retention of title agreement has been given or executed by the Firm or any laborer, service provider or materialman acting by, through or under the Firm for or in connection with any materials, machinery and/or equipment placed upon or installed on the Property.

         4. The Firm, for valuable consideration described herein, does hereby waive, assign and release to and for the benefit of Contractor and ____________________ (the "Owner" of the Project), and the Owner's partners, affiliated companies, lessees, successors, assigns, secured lenders and title insurance companies, and each of the above mentioned parties' officers, directors, shareholders, employees and agents (hereinafter collectively referred to as "Released Parties") all right of the Firm to claim a mechanic's or materialman's lien or laborer's lien or any similar lien or claim, legal or equitable, contractual, statutory, constitutional or otherwise, regardless or whether evidenced by lien affidavit or statement, for material furnished for use in, for services or labor performed upon or in connection with, and/or for, machinery, tools or equipment supplied or leased in connection with the Project for all periods prior to the Invoice Period (except for retainages which are not yet due and payable and which have not been paid for by Contractor and except for those claims specifically listed in Item 10 below). Effective upon payment by Contractor to the Firm of the Invoice, the Firm waives, assigns and releases to and for the benefit of the Released Parties all right of the Firm to claim a mechanic's or materialman's lien or laborer's lien or any similar lien or claim, legal or equitable, contractual, statutory, constitutional or otherwise, regardless or whether evidenced by lien affidavit or statement, for material furnished for use in, for services or labor performed upon or in connection with, and/or for, machinery, tools or equipment supplied or leased in connection with the Project for the Invoice Period (except for retainages which are not yet due and payable and which have not been paid for by Contractor and for those claims specifically listed in Item 10 below).

         5. The Firm will undertake no work in addition to that called for by the subcontract between the Firm and the Contractor nor make any changes in any contract for the furnishing of labor or materials to the Project without written approval of the Contractor.

         6. The Firm has not, other than pursuant to this Subcontractor Partial Waiver, Release and Assignment of All Liens and Claims, assigned and will not assign any right to perfect a lien against the Project, and the undersigned has the right, power and authority to execute this Subcontractor Partial Waiver, Release and Assignment of All Liens and Claims on behalf of the Firm.

         7. The Firm warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Firm's work and with respect to all of its employees have been paid in full or are current.

         8. This instrument is made and delivered with full authority on behalf of the Firm for the reliance and benefit of the Released Parties to induce Contractor to make payment of the Invoice to the Firm. The Firm, for valuable consideration described herein, does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities, suits and liens herein waived, assigned or released under this Partial Waiver, Release and Assignment of All Liens and Claims or brought by any third party for material furnished for use in, for services or labor performed upon or in connection with and/or for machinery, tools, or equipment supplied or leased in connection with the Project for all periods prior to the Invoice Period and to remove, pay, and release any such lien on the Property or the

Improvements thereon immediately upon notice of the filing of any such lien. Effective upon payment by Contractor to the Firm of the Invoice, the Firm agrees to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities, suits and liens herein waived, assigned or released under this Partial Waiver, Release and Assignment of All Liens and Claims or brought by any third party for material furnished for use in, for services or labor performed upon or in connection with and/or for machinery, tools, or equipment supplied or leased in connection with the Project for the Invoice Period and to remove, pay, and release any such lien on the Property or the Improvements thereon immediately upon notice of the filing of any such lien.

         9. Notwithstanding anything herein to the contrary, a sum of $_______________ has been withheld from the Firm to date as a retainage in accordance with the terms and conditions of the Subcontract between Contractor and Firm (the "Retainage"). It is understood and agreed that nothing contained in this Partial Waiver, Release and Assignment of All Liens and Claims shall prejudice the Firm's rights with respect to the Retainage.

10. Open claims and disputes, if any, are as follows:

         EXECUTED BY THE AFFIANT this ___ day of ____________________, 19___.

                                                ________________________________
                                                AFFIANT

         EXECUTED BY THE FIRM this ___ day of _______________________, 19___.

                                            ____________________________________

                                            By:_________________________________
                                            Title:______________________________

Note: Both Jurat and Acknowledgements must be completed by a Notary Public.

         SWORN AND SUBSCRIBED before me by ________________________ on this ___ day of ________________, 19___.

                                            ____________________________________
                                            Notary Public, State of ____________

                                            ____________________________________
                                            Notary's Printed Name

                                            My commission Expires: _____________

                                    (AFFIANT)

THE STATE OF _______       )
                           ) SS.
COUNTY OF _________        )

         This instrument was acknowledged before me on ___________________ by
____________________________________.

                                            ____________________________________
                                            Notary Public, State of ____________

                                            ____________________________________
                                            Notary's Printed Name

                                            My commission Expires: _____________

                             (FIRM, if Corporation)

STATE OF __________        )
                           ) SS.
COUNTY OF _________        )

         This instrument was acknowledged before me on ______________________ by ____________________, _____________________ of ________________________, a(n)
___________________ corporation, on behalf of said corporation.

                                            ____________________________________
                                            Notary Public, State of ____________

                                            ____________________________________
                                            Notary's Printed Name

                                            My commission Expires: _____________

                             (FIRM, if Partnership)

STATE OF ________          )
                           ) SS.
COUNTY OF _________        )

         This instrument was acknowledged before me on ______________________ by
____________________, general partner of _______________________,   a(n)
____________________ partnership, on behalf of said partnership.

                                            ____________________________________
                                            Notary Public, State of ____________

                                            ____________________________________
                                            Notary's Printed Name

                                            My commission Expires: _____________


                         (FIRM, If Sole Proprietorship)

STATE OF _________         )
                           ) SS.
COUNTY OF _________        )

         This instrument was acknowledged before me on ___________________ by
____________________________.

                                            ____________________________________
                                            Notary Public, State of ____________

                                            ____________________________________
                                            Notary's Printed Name

                                            My commission Expires: _____________

                                   Exhibit N-7

                                   CONTRACTOR

                           PARTIAL WAIVER, RELEASE AND
                       ASSIGNMENT OF ALL LIENS AND CLAIMS

                  1. The undersigned has personal knowledge of the truthfulness of all statements made herein and is duly authorized to make such statements and execute and deliver this Partial Waiver, Release and Assignment of All Liens and Claims by and on behalf of Zachry Construction Corporation, a Delaware corporation (the "Firm").

                  2. Pursuant to that certain contract (the "Contract") dated the ______ day of ________________, 1999, between Firm and _________________
(the "Owner"), Firm has directly and through sub-subcontractors and material suppliers, performed labor and/or furnished materials for the construction of the Tenaska Georgia Generation Station (the "Improvements") located upon real property located in Heard County, Georgia and legally described on the attached Exhibit "A" (the "Property"). The Improvements and the Property are hereinafter sometimes collectively referred to as the "Project". The Firm is requesting payment of its invoice number _____________________ (the "Invoice") for labor performed and/or materials furnished in connection with the Improvements during the period beginning ______________________ and ending _______________________
(the "Invoice Period").

                  3. All subcontractors, laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever (collectively, the "Subcontractors") who have furnished to the Firm labor or services at the Property or delivered to the Firm at the Property materials, equipment, machinery and/or goods or have specially fabricated materials for the Project in connection with the Improvements and the above described Property have been paid in full for all periods prior to the Invoice Period (except for retainages which are not yet due and payable and for those claims specifically listed in Item 12 below) and have fully waived and released all claims, demands, suits and rights to any and all liens or claims, legal or equitable, contractual, statutory, constitutional or otherwise, regardless of whether evidenced by lien affidavit or statement, upon the Improvements and the above described Property whatsoever arising out of the furnishing of or the agreements to furnish such items for all periods prior to the Invoice Period (except for retainages which are not yet due and payable and for those claims specifically listed in Item 12 below). All other Subcontractors who have furnished or agreed to furnish labor, materials, equipment, machinery, goods and/or services to the Firm in connection with the Improvements and the above described Property will be paid in full by the Firm in accordance with the payment terms agreed to by the Firm and such Subcontractors; and each time a payment is made by the Firm to any of such Subcontractors, the Firm will cause such Subcontractors to fully waive and release all claims, demands, suits and rights to any and all liens or claims, legal or equitable, contractual, statutory, constitutional or otherwise, regardless of whether evidenced by lien affidavit or statement, upon the Improvements and the above described Property whatsoever for all such items for which payment was received by such Subcontractor. Further, no security interest, conditional bill of sale or retention of title agreement has been given or executed by the Firm or any laborer, service provider or materialman acting by, through or under the Firm for or in connection with any materials, machinery and/or equipment placed upon or installed on the Property.

                  4. The Firm, for valuable consideration, described herein, does hereby waive, assign and release to and for the benefit of Owner and Owner's partners, affiliated companies, lessees, successors, assigns, secured lenders and title insurance companies and each of the above parties' officers, directors, shareholders, employees and agents (hereinafter collectively referred to as "Released Parties") all right of the Firm to claim a mechanic's or materialman's lien or laborer's lien or any similar lien or claim, legal or equitable, contractual, statutory, constitutional or otherwise, regardless or whether evidenced by lien affidavit or statement, for material furnished for use in, for services or labor performed upon or in connection with, and/or for, machinery, tools or equipment supplied or leased in connection with the Project for all periods prior to the Invoice Period (except for retainages which are not yet due and payable and which have not been paid for by Owner and except for those claims specifically listed in Item 12 below). Effective upon payment by Owner to the Firm of the Invoice, the Firm waives, assigns and releases to and for the benefit of Released Parties all right of the Firm to claim a mechanic's or materialman's lien or laborer's lien or any similar lien or claim, legal or equitable, contractual, statutory, constitutional or otherwise, regardless or whether evidenced by lien affidavit or statement, for material furnished for use in, for services or labor performed upon or in connection with, and/or for, machinery, tools or equipment supplied or leased in connection with the Project for the Invoice Period (except for retainages which are not yet due and payable and which have not been paid for by Owner and for those claims specifically listed in Item 12 below).

                  5. The Firm will undertake no work in addition to that called for by the contract between the Firm and the Owner nor make any changes in any contract for the furnishing of labor or materials to the Project without written approval of the Owner.

                  6. The Firm has not, other than pursuant to this Contractor Partial Waiver, Release and Assignment of All Liens and Claims, assigned and will not assign any right to perfect a lien against the Project, and the undersigned has the right, power and authority to execute this Contractor Partial Waiver, Release and Assignment of All Liens and Claims on behalf of the Firm.

                  7. The Firm warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Firm's work and with respect to all of its employees have been paid in full or are current.

                  8. The contracted amount of work to be performed or materials to be supplied by and through the Firm is as follows:

                 Original contract amount                    $__________________

                 Change orders approved to date (+ or -)     $__________________

                 TOTAL CONTRACT AMOUNT                       $__________________

                  9. The total amount paid to the undersigned to date on account of work performed and materials furnished to the Project is $_________________.

                  10. The total unpaid amount of any retainage and which has been earned to date (subject to the provisions of the Contract) and not yet paid is $________________.

                  11. This instrument is made and delivered with full authority on behalf of the Firm for the reliance and benefit of the Released Parties to induce Owner to make payment of the Invoice to the Firm. The Firm, for valuable consideration, described herein, does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities, suits and liens (i) herein waived, assigned or released under this Partial Waiver, Release and Assignment of All Liens and Claims or
(ii) brought or filed by any third party or Subcontractor for material furnished for use in, for services or, labor performed upon or in connection with and/or for machinery, tools, or equipment supplied or leased in connection with the Project for all periods prior to the Invoice Period and to remove, pay, and release any such lien on the Property or the Improvements thereon immediately upon notice of the filing of any such lien. Effective upon payment by Owner to the Firm of the Invoice, the Firm agrees to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities, suits and liens (i) herein waived, assigned or released under this Partial Waiver, Release and Assignment of All Liens and Claims or (ii) brought or filed by any third party or Subcontractor for material furnished for use in, for services or, labor performed upon or in connection with and/or for machinery, tools, or equipment supplied or leased in connection with the Project for the Invoice Period and to remove, pay, and release any such lien on the Property or the Improvements thereon immediately upon notice of the filing of any such lien.

12. Open claims and disputes, if any, are as follows:

         EXECUTED this ___ day of __________________, 19___.

                                             ZACHRY CONSTRUCTION CORPORATION,

                                             a Delaware corporation

                                             By:______________________________
                                             Title:___________________________

STATE OF _______________ )
                         ) ss.
COUNTY OF ______________ )

         On this ___ day of _________________, ____, before me personally appeared ___________________________________, to me known to be the
______________________ of Zachry Construction Corporation, a Delaware corporation and acknowledged the said instrument to be his free and voluntary act and deed on behalf of Zachry Construction Corporation, a Delaware corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                             ___________________________________
                                             Notary Public

                                             My commission expires:_____________

                                   Exhibit N-8

                             CONTRACTOR'S AFFIDAVIT

         On behalf of Zachry Construction Corporation, a Delaware corporation, the undersigned, being the Authorized Representatives of said corporation, upon being duly sworn on oath, depose and state that, to the best of the undersigneds' knowledge, the attached Exhibit "A" contains a list of all parties who have performed site work or delivered materials or supplies in connection with the construction of a power generation facility on the real property described on the attached Exhibit "B" as of the date of this Affidavit.

         Dated:  ________________

                                                Zachry Construction Corporation,
                                                a Delaware corporation

                                                By: ____________________________

                                                Title:__________________________

STATE OF ____________   )
                        ) ss.
COUNTY OF ___________   )

         Sworn to and subscribed before me by ____________________ on this ______ day of ______________, _____.

                                                ________________________________
                                                Notary Public

                                                My commission expires:__________

                                   Exhibit N-9

After Recording Return to:



                        SUBCONTRACTOR PRIORITY AGREEMENT

         WHEREAS, ________________ (the "Owner"), the owner of the land described on the attached Exhibit "A" in Heard County, State of Georgia, proposes to erect thereon certain improvements and for the purpose of raising necessary funds has applied to a group of banks led by __________________, as Agent (hereinafter collectively called the "Lender") for a loan to be secured by a first priority Deed to Secure Debt and Security Agreement (hereinafter referred to as the "Security Deed") on the said described premises; and

         WHEREAS, the Lender has applied to Title Company (as defined below) for a policy of title insurance to be issued to the Lender insuring the priority of lien of the Mortgage;

         WHEREAS, "Title Company" means ______________________ or any other title company which issues the policy of title insurance referred to herein;

         WHEREAS, the undersigned has been employed by the contractor, Zachry Construction Corporation, a Delaware corporation, to furnish materials or to perform labor or both thereof incident to the said improvements, for which the undersigned may have a statutory or constitutional right of lien; and

         WHEREAS, the undersigned is desirous of said mortgage loan being consummated and said title insurance being issued.

         NOW, THEREFORE, in consideration of the premises and as an inducement to the Lender to enter into a loan agreement with the Owner and to the Title Company to issue the said policy of title insurance, respectively, the undersigned does hereby agree that the lien of the proposed Security Deed shall be and at all times remain prior, paramount and superior to any statutory or constitutional right of lien that the undersigned may now have or hereafter acquire, whether for materials furnished or labor performed or for both thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Priority Agreement this ____ day of _________, 199__.


                                                ________________________________
                                                Subcontractor

_________________________                       By:_____________________________
Unofficial Witness

                                                Title:__________________________

                                 ACKNOWLEDGEMENT

STATE OF ____________   )
                        ) ss.
COUNTY OF ___________   )

         On this ___ day of _______, 1999, before me personally appeared , to me known to be the ______________________ of Zachry Construction Corporation, a Delaware corporation and acknowledged the said instrument to be his free and voluntary act and deed on behalf of Zachry Construction Corporation, a Delaware corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                                ________________________________
                                                Notary Public

                                                My commission expires:__________

                                  EXHIBIT N-10








                          CONTRACTOR PRIORITY AGREEMENT

         WHEREAS, ___________________ (the "Owner"), the owner of the land described in Schedule A attached hereto, proposes to erect thereon certain improvements (the "Project") and for the purpose of raising necessary funds has applied to a group of banks led by _________________, as Agent (hereinafter collectively called the "Lender") for a loan to be secured by a first priority Deed to Secure Debt and Security Agreement (hereinafter referred to as the "Security Deed") on said described premises; and

         WHEREAS, the Lender has applied to Title Company (as defined below) for a policy of title insurance to be Issued to the Lender insuring the first priority of the lien of the Mortgage;

         WHEREAS, "Title Company" means _______________________ or any other title company which issues the policy of title insurance referred to herein;

         WHEREAS, the undersigned (the "Contractor") and Owner entered into an Engineering, Procurement and Construction Agreement dated _________, 1999, (as further amended, supplemented or otherwise modified from time to time, the "EPC");

         WHEREAS, the undersigned has been employed to furnish materials or to perform labor or both thereof incident to the said improvements, for which the undersigned may have a statutory or constitutional right of lien; and

         WHEREAS, the undersigned is desirous of said mortgage loan being consummated and said title insurance being issued.

         NOW, THEREFORE, in consideration of the premises and an inducement to the Lender to enter into a loan agreement with the Owner and to the Title Company to issue the said policy of title insurance, respectively, the undersigned does hereby agree that the lien of the proposed Security Deed shall be and at all times remain prior, paramount and superior to any statutory or constitutional right of lien that the undersigned may now have or hereafter acquire, whether for materials furnished or labor performed or for both thereof.

         IN WITNESS WHEREOF, the undersigned has executed this Contractor
Priority Agreement this      day of          , 1999.
                       -----       ---------

                                            ZACHRY CONSTRUCTION CORPORATION,
                                            a Delaware corporation.

                                            By:
                                              -------------------------------
--------------------
Unofficial Witness                          Title:
                                                 ----------------------------

STATE OF _____________              )
                                    ) ss.
COUNTY OF ___________               )

         On this ___ day of _______, 1999, before me personally appeared ______________, to me known to be the _______________________of Zachry
Construction Corporation, a Delaware corporation and acknowledged the said instrument to be his free and voluntary act and deed on behalf of Zachry Construction Corporation, a Delaware corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                        ---------------------------------------
                                        Notary Public

                                        My commission expires:
                                                             ------------------

                                  EXHIBIT N-11
                                  SUBCONTRACTOR
                            FINAL WAIVER, RELEASE AND
                       ASSIGNMENT OF ALL LIENS AND CLAIMS



THE STATE OF ________               )
                                    ) SS.
COUNTY OF ___________               )

         I, the undersigned Affiant, being of lawful age, under oath do hereby swear that the following statements are true:

         1. I am the __________________________ of _______________________,
a(n) _______________ [corporation] [partnership] [sole proprietorship] (the "Firm") and have personal knowledge of the truthfulness of all statements made herein, and I am duly authorized to make such statements and execute and deliver this Final Waiver, Release and Assignment of All Liens and Claims by and on behalf for said Firm.

         2. Pursuant to that certain subcontract (the "Subcontract") dated the ____ day of ____________, 19__, between Firm and Zachry Construction Corporation, a Delaware corporation ("Contractor"), Firm has directly and through sub-subcontractors and material suppliers, performed labor and/or furnished materials for the construction of the Tenaska Georgia Generation Station (the "Improvements") located upon real property located in Heard County, Georgia and legally described on the attached Exhibit "A" (the "Property"). The Improvements and the Property are hereinafter sometimes collectively referred to as the "Project". The Firm is requesting payment of its final invoice (the "Invoice") for payment under the Subcontract.

         3. All sub-subcontractors (of whatever tier or level), laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever who have furnished or agreed to furnish labor, materials, equipment, machinery, goods and/or services to the Firm in connection with the Improvements and the above described Property have been paid in full and have fully waived and released all claims, demands, suits and rights to any and all liens or claims, legal or equitable, contractual, statutory, or constitutional, or otherwise, regardless of whether evidenced by lien affidavit or statement, upon the Improvements and the above described Property whatsoever arising out of the furnishing of or the agreements to furnish such items. Further, no security interest, conditional bill of sale or retention of title agreement has been given or executed by the Firm or any laborer, service provider or materialman acting by, through or under the Firm for or in connection with any materials, machinery and/or equipment placed upon or installed on the Property.

         4. The Firm, for valuable consideration described herein, does hereby waive, assign and release to and for the benefit of the Contractor and ___________________ ("Owner" of the Project), and the Owner's partners, affiliated companies, lessees, successors, assigns, secured lenders and title insurance companies, and each of the above mentioned parties' officers, directors, shareholders, employees and agents (hereinafter collectively referred to as the "Released Parties"), all right of the

Firm to claim a mechanic's or materialman's lien or laborer's lien or any similar lien or claim, legal or equitable, contractual, statutory, constitutional, or otherwise regardless of whether evidenced by lien affidavit or statement, for material furnished for use in, for services or labor performed upon or in connection with, and/or for machinery, tools and equipment supplied or leased in connection with the Project. The Firm by this instrument further releases and discharges the Released Parties from all obligations, responsibilities, liabilities, commitments and duties directly or indirectly arising out of or existing by virtue of the Subcontract between the Firm and Contractor and acknowledges that it has been paid in full. Nothing contained herein shall, however, operate to release or relieve Firm from any of its continuing obligations, liabilities or responsibilities which would otherwise survive completion and acceptance of the Project and final payment by Contractor including, but not limited to, the Released Parties' rights of indemnity, audit rights and all warranties and guaranties.

         5. The Firm has not assigned and will not assign, other than as set forth in this Subcontractor Final Waiver, Release and Assignment of All Liens and Claims, any right to perfect a lien against the Project.

         6. The Firm warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Firm's work and with respect to all of its employees have been paid in full.

         7. This instrument is made and delivered with full authority on behalf of the Firm for the reliance and benefit of the above named Released Parties to induce Contractor to make payment to the Firm for material furnished for use in, for services or labor performed upon or in connection with, and/or for machinery, tools or equipment supplied or leased in connection with the Project. In consideration of such payment, the Firm does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities, suits and liens herein waived, released or assigned under this Final Waiver, Release and Assignment of All Liens and Claims or brought by any third party for material furnished for use in, for services or labor performed upon or in connection with, and/or for machinery, tools or equipment supplied or leased in connection with the Project, and to pay, remove and release any such lien on the Property or the Improvements thereon immediately upon notice of the filing of any such lien.

         EXECUTED BY THE AFFIANT this      day of                    , 19    .
                                      ----       --------------------    ----

                                      -----------------------------------------
                                      AFFIANT



         EXECUTED BY THE FIRM this     day of                         , 19    .
                                   ---        ------------------------   ----

                                           By:
                                              ----------------------------------
                                           Title:
                                                -------------------------------

Note:  Both Jurat and Acknowledgements must be completed by a Notary Public.


         SWORN AND SUBSCRIBED before me by                         on this
                                          -------------------------        ----
day of                 , 19   .
      -----------------   ----

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------


                                    (AFFIANT)


STATE OF ___________             )
                                 ) SS.
COUNTY OF _________              )

         This instrument was acknowledged before me on                     by
                                                      --------------------
--------------------------------------------------------.

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------

                             (FIRM, if Corporation)


STATE OF __________              )
                                 ) SS.
COUNTY OF _________              )

         This instrument was acknowledged before me on                       by
                                                      ----------------------
                               ,                   of                      ,a(n)
------------------------------- -------------------  ----------------------
                     corporation, on behalf of said corporation.
--------------------

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------


                             (FIRM, if Partnership)


STATE OF __________              )
                                 ) SS.
COUNTY OF _________              )

         This instrument was acknowledged before me on                       by
                                                      -----------------------
---------------------------------------, general partner of                    ,
                                                           --------------------
a(n)                partnership,on behalf of said partnership.
   ----------------

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------

                         (FIRM, If Sole Proprietorship)


STATE OF __________              )
                                 ) SS.
COUNTY OF _________              )

         This instrument was acknowledged before me on                     by
                                                      --------------------
--------------------------------------------------------.

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------

                                  EXHIBIT N-12
                                   CONTRACTOR
                      FINAL WAIVER, RELEASE, AFFIDAVIT AND
                       ASSIGNMENT OF ALL LIENS AND CLAIMS


THE STATE OF ___________                )
                                        )ss.
COUNTY OF ______________                )


         I, the undersigned Affiant, being of lawful age, under oath do hereby swear that the following statements are true:

         1. I have personal knowledge of the truthfulness of all statements made herein, and I am duly authorized to make such statements and execute and deliver this Final Waiver, Release and Assignment of All Liens and Claims by and on behalf of Zachry Construction Corporation, a Delaware corporation (the "Firm").

         2. Pursuant to that certain contract (the "Contract") dated the __ day of ____________, 1999, between Firm and _______________ ("Owner"), Firm has directly and through subcontractors and material suppliers, performed labor and/or furnished materials for the construction of the Tenaska Georgia Generation Station (the "Improvements") located upon real property located in Heard County, Georgia and legally described on the attached Exhibit "A" (the "Property"). The Improvements and the Property are hereinafter sometimes collectively referred to as the "Project". The Firm requests payment of its final invoice (the "Invoice") for payment under the Contract.

         3. All subcontractors, laborers, mechanics, materialmen, suppliers, agents, brokers, attorneys and other persons or entities whatsoever who have furnished or agreed to furnish labor, materials, fixtures, equipment, machinery, goods, supplies and/or services to the Firm in connection with the Improvements and the above described Property have been paid in full, the agreed or reasonable value and have fully waived and released all claims, demands, suits and rights to any and all liens or claims, legal or equitable, contractual, statutory, constitutional, or otherwise, regardless of whether evidenced by lien affidavit or statement, upon the Improvements and the above described Property whatsoever arising out of the furnishing of or the agreements to furnish such items. Further, that there are no fixtures now installed in the Improvements or on the Property pursuant to the Contract that have not been paid for in full and that no security interest, conditional bill of sale or retention of title agreement has been given or executed by the Firm or any laborer, service provider or materialman acting by, through or under the Firm for or in connection with any materials, machinery and/or equipment, and/or other personal property placed upon or installed on the Property.

         4. The Firm, for valuable consideration described herein, (i) hereby acknowledges receipt of payment in full of the agreed price or the reasonable value for all amounts due and owing to Firm for the Improvements on the Property as required by the Contract, and further (ii) does hereby waive, assign and release to and for the benefit of the Owner, and the Owner's partners, affiliated companies, lessees, successors, assigns, secured lenders and title insurance companies, and each of the above mentioned parties' officers, directors, shareholders, employees and agents (hereinafter collectively referred to as the "Released Parties"), all right of the Firm to claim a mechanic's or materialman's lien or laborer's lien or any similar lien or claim, legal or equitable, contractual, statutory, constitutional, or otherwise, regardless of whether evidenced by lien affidavit or statement, for material furnished for use in, for services or labor performed upon or in connection with, and/or for machinery, tools and equipment supplied or leased in connection with the Project. The Firm by this instrument further releases and discharges the Released Parties from all obligations for payment directly or indirectly arising out of or existing by virtue of the Contract between the Firm and Owner. Nothing contained herein shall, however, operate to release or relieve Firm or Owner from any continuing obligations for payment, liabilities or responsibilities which would otherwise survive completion and acceptance of the Project and final payment by Owner including, but not limited to, rights of indemnity, audit rights and all warranties and guaranties.

         5. The Firm has not assigned and will not assign, other than as set forth in this Contractor Final Waiver, Release and Assignment of All Liens and Claims, any right to perfect a lien against the Project.

         6. The Firm warrants that all applicable taxes, fees and benefits, including contributions to any employee benefit plan, relating directly or indirectly to the Firm's work and with respect to all of its employees have been paid in full.

         7. This instrument is made and delivered with full authority on behalf of the Firm for the reliance and benefit of the above named Released Parties to induce Owner to make payment to the Firm for material furnished for use in, for services or labor performed upon or in connection with, and/or for machinery, tools or equipment supplied or leased in connection with the Project. In consideration of such payment, the Firm does hereby agree to defend against, indemnify and hold the Released Parties absolutely harmless from any and all claims, demands, liabilities, suits and liens herein waived, released or assigned under this Final Waiver, Release and Assignment of All Liens and Claims or brought by any third party for material furnished for use in, for services or labor performed upon or in connection with, and/or for machinery, tools or equipment supplied or leased in connection with the Project, and to pay, remove and release any such lien on the Property or the Improvements thereon immediately upon notice of the filing of any such lien.

         8. This sworn statement is made to Owner and to the holder of any security deed which security deed secures an indebtedness advanced by such holder as construction or purchase money with respect to said Property, in accordance with the provisions of O.C.G.A. ss.44-14-361.2, to induce Owner to make final disbursement to Firm and in connection with a loan in which the Property in part secures the repayment thereof.

         EXECUTED BY THE AFFIANT this     day of                  , 199   .
                                     -----      -------------------    ---

                                     ------------------------------------------
                                     AFFIANT

         EXECUTED BY THE FIRM this     day of                  , 199   .
                                 -----       ------------------     ---

                                               ZACHRY CONSTRUCTION CORPORATION,
                                               a Delaware corporation

                                               By:
                                                  -----------------------------

                                               Title:
                                                     --------------------------

NOTE:  Both Jurat and Acknowledgements must be completed by a Notary Public.

       SWORN TO AND SUBSCRIBED before me by                     on this      day
                                           ---------------------       ------
of                ,199   .
  ---------------     ---

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------


                                    (AFFIANT)

THE STATE OF __________                 )
                                        )
COUNTY OF _____________                 )

         This instrument was acknowledged before me on                     by
                                                      --------------------
--------------------------------------------------------.

                                           ------------------------------------
                                           Notary Public, State of
                                                                  -------------

                                           ------------------------------------
                                           Notary's Printed Name

                                           My commission Expires:
                                                                 --------------


                                     (FIRM)

STATE OF _______________                )
                                        ) ss.
COUNTY OF ______________                )

         On this      day of                  , 199  , before me personally
                -----      ------------------    ---
appeared                                    , to me known to be the
         -----------------------------------
                       of Zachry Construction Corporation, a Delaware
----------------------
corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

                                         ---------------------------------------
                                         Notary Public
                                         My commission expires:
                                                               -----------------

                             NOTICE OF COMMENCEMENT

TO:  Clerk of the Superior Court of Heard County, Georgia

         Pursuant to O.C.G.A. Section 44-14-361.5, not later than 15 days after physically commencing work on the property, the undersigned gives Notice of Commencement of improvements to property including the following information:

(1)      NAME, ADDRESS AND TELEPHONE NUMBER OF CONTRACTOR:

                  Zachary Construction Corporation

                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  Attn:
                      ----------------------------

(2)      NAME AND LOCATION OF PROJECT AND LEGAL DESCRIPTION OF THE PROPERTY:
         Tenaska Georgia Generation Station, development of a power plant to be constructed on certain land located in Land Lots 236 and 237 of the 4th District of Heard County, Georgia and being more particularly described in EXHIBIT "A" attached hereto and incorporated herein by this reference.

(3)      NAME AND ADDRESS OF TRUE OWNER OF THE PROPERTY:

                  LESSOR:

                  The Development Authority of Heard County, Georgia c/o Glover & Davis
                  10 Brown Street
                  Newnan, Georgia 30264-1038

                  Telephone:  770-683-6000
                  Fax:  770-683-6010

                  LESSEE:

                  Tenaska Georgia Partners, L.P.
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  Attn:
                      ----------------------------

                  Telephone:
                            ----------------------
                  Fax:
                      -----------------------------

(4) NAME AND ADDRESS OF PERSON OTHER THAN OWNER AT WHOSE INSTANCE THE IMPROVEMENTS ARE BEING MADE, IF NOT THE TRUE OWNER:

                  Tenaska Georgia Partners, L.P.
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------
                  Attn:
                      ----------------------------

                  Telephone:
                            -----------------------
                  Fax:
                     ------------------------------

(5)      NAME AND ADDRESS FOR SURETY FOR THE PERFORMANCE AND PAYMENT BONDS, IF
         ANY:

                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------

(6)      NAME AND ADDRESS OF CONSTRUCTION LENDER, IF ANY:

                  --------------------------------
                  --------------------------------
                  --------------------------------
                  --------------------------------

                     Zachary Construction Corporation



                     By:
                       --------------------------------
                     Print Name:
                                --------------------------------
                     Its:
                        --------------------------------
                     Dated:                                 , 2000
                            --------------------------------

* This document must be filed with the clerk of the superior court for the county in which the project is located and a copy of this document must be posted at the project site not later than 15 days after the contractor physically commences work on the property.

** Within 10 calendar days of receipt of a written request, the contractor must give a copy of this Notice of Commencement to any subcontractor, materialman, or person making the request.

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY

                       Tenaska Georgia Generating Project



                                    EXHIBIT O

                              GE PAYMENT PROCEDURES

--------------------------------------------------------- ----------------------
                                                             EPC - Exhibit O
            TENASKA GEORGIA GENERATION PROJECT            ----------------------
                                                            Page 1 of 3
--------------------------------------------------------- ----------------------

                              GE Payment Procedures

The following terms and conditions shall apply regarding payment to General Electric Company for the six (6) gas turbines and associated equipment as defined in Exhibit H.

1. Contractor will accept assignment of the Turbine Contract attached as Exhibit H subject to any specific restrictions contained in the EPC Agreement.

2. Owner will pay General Electric Company directly in accordance with the payment schedule contained in Exhibit H and General Electric's Progress Payment Invoice that has been approved by the Contractor. Contractor shall certify that the Project is progressing in accordance with the payment schedule contained in Exhibit H.

3. Included in the Monthly Progress Report, as described in Article 3 of the EPC Agreement, Contractor will furnish a separate Progress Payment Invoice for General Electric Company equipment included in Exhibit H. Retainage shall not be withheld from sums due to Contractor as a result of sums paid to General Electric Company.

4. Except for the payments to General Electric Company, and specific exclusions contained in the EPC Agreement, Contractor will remain responsible for the supply, installation, and performance of the equipment furnished pursuant to the Turbine Contract as if this Exhibit did not exist.

5. The scope of supply for which the Owner will provide direct payment to General Electric Company is outlined in the following:

         Turbine Contract attached as Exhibit H

                       Tenaska Georgia Generating Project



                                    EXHIBIT P

                            CALCULATION Of ESCALATION

[*] The following three (3) pages have been omitted and filed sepaprately with the Securities and Exchange Commission as part of a Confidential Treatment Request.

                       Tenaska Georgia Generating Project



                                    EXHIBIT Q

                                LETTER OF CREDIT

                                    EXHIBIT Q
                                [BANK LETTERHEAD]

DATE:  [ISSUANCE DATE]

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: ____________

         BENEFICIARY:                                  APPLICANT:

__________________________________          _____________________________

__________________________________          _____________________________

__________________________________          _____________________________

__________________________________          _____________________________

ATTENTION:________________________                ATTENTION:  ________________

                                                  AMOUNT: USD ________________
                                                  ____________ AND 00/100'S US DOLLARS

                                                  EXPIRATION: ____________


GENTLEMEN:

BY ORDER OF OUR CLIENT, THE ("APPLICANT"), FOR THE ACCOUNT OF [TO BE DETERMINED], WE ("BANK") HEREBY ISSUE OUR IRREVOCABLE LETTER OF CREDIT NUMBER ________ IN THE AMOUNT OF, BUT NOT EXCEEDING USD _________________ (__________________________________ NO/100 UNITED STATES DOLLARS). IT IS OUR
UNDERSTANDING THAT THIS LETTER OF CREDIT IS ISSUED IN LIEU OF RETENTION AND IN CONNECTION WITH YOUR AGREEMENT FOR CONSTRUCTION WITH {NAME} DATED AS OF {DATE}(AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH ITS TERMS) REGARDING THE CONSTRUCTION OF {THE PROJECT}, PERFORMED AT YOUR SITE IN {CITY, STATE}.

FUNDS ARE AVAILABLE UNDER THIS LETTER OF CREDIT UPON PRESENTATION OF YOUR SIGHT DRAFT DRAWN ON US ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

A LETTER, PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OF {BENEFICIARY}, STATING THAT EITHER (A) {APPLICANT} HAS FAILED TO COMPLY WITH AN OBLIGATION UNDER THE AGREEMENT FOR ENGINEERING, PROCUREMENT AND CONSTRUCTION SERVICES, DATED ________, 1999 BETWEEN _____________________ ("OWNER" / BENEFICIARY) AFTER ANY
APPLICABLE NOTICE AND CURE PERIOD REQUIRED BY THE AGREEMENT WITH {BENEFICIARY}, AND {APPLICANT}, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME OR (B) {APPLICANT} HAS NOT COMPLETED ALL PERFORMANCE DUE FROM {APPLICANT} UNDER THE ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT AND A SATISFACTORY SUBSTITUTE LETTER OF CREDIT HAS NOT BEEN DELIVERED ON BEHALF OF {APPLICANT} TO {BENEFICIARY} WITHIN 15 DAYS OF THE EXPIRATION DATE OF THE LETTER OF CREDIT. THE LETTER SHALL FURTHER STATE THAT WRITTEN NOTICE HAS BEEN DELIVERED TO CONTRACTOR OF BENEFICIARY'S INTENT TO DRAW UNDER THIS LETTER OF CREDIT NO. ______________ AT LEAST FIVE (5) CALENDAR DAYS PRIOR TO THE DATE OF SUCH SIGHT DRAFT.

WE HEREBY AGREE THAT MULTIPLE PARTIAL DRAWINGS MAY BE MADE AND THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR COUNTERS ON OR BEFORE THE EXPIRATION DATE, AS DEFINED BELOW.

PRESENTATION OF SUCH DRAFT(S) AND DOCUMENT(S) SHALL BE MADE AT OUR OFFICE LOCATED AT {ADDRESS, CITY, STATE, ZIP CODE}.

COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND SHALL BE ADDRESSED TO US AT {ADDRESS, CITY, STATE, ZIP CODE}, ATTENTION: LETTER OF CREDIT DEPARTMENT, SPECIFICALLY REFERRING TO THE NUMBER OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS EFFECTIVE IMMEDIATELY AND EXPIRES UPON THE EARLIER OF
(A) {DATE}, OR (B) THE DATE ON WHICH THE AMOUNT OF THE LETTER OF CREDIT IS REDUCED TO ZERO BY BENEFICIARY'S DRAWS HEREUNDER, OR (C) THE DATE ON WHICH THE LETTER OF CREDIT HAS BEEN RETURNED TO US TOGETHER WITH IRREVOCABLE INSTRUCTIONS FROM BENEFICIARY TO CANCEL THIS LETTER OF CREDIT (THE "EXPIRATION DATE").

TO THE EXTENT NOT CONTRARY TO THE EXPRESS TERMS HEREOF, THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (HEREIN REFERRED TO AS THE "UCP"), OR BY SUBSEQUENT UNIFORM CUSTOMS AND PRACTICE FIXED BY SUBSEQUENT CONGRESSES OF THE INTERNATIONAL CHAMBER OF COMMERCE. THIS LETTER OF CREDIT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL, AS TO MATTERS NOT GOVERNED BY THE UCP, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

EXCEPT AS OTHERWISE STATED HEREIN, THIS LETTER OF CREDIT MAY NOT BE AMENDED, MODIFIED, TERMINATED, REVOKED OR CANCELLED WITHOUT OUR WRITTEN CONSENT, AND THE WRITTEN CONSENT OF APPLICANT AND BENEFICIARY.

YOURS VERY TRULY,

BY: ________________________
     AUTHORIZED SIGNATURE

                       Tenaska Georgia Generating Project




                                    EXHIBIT R

                     CERTIFICATE OF CONSTRUCTION CONTRACTOR

                                    EXHIBIT R

                        ________________________, 19_____

Tenaska Georgia Partners, L.P.
1044 North 115th Street
Omaha, Nebraska 68154

Attn:  _________________

Project:      Tenaska Georgia Generation Facility

         This certificate is delivered to you pursuant to Section 3.1(d)(iii) of the Engineering, Procurement and Construction Agreement dated September 15, 1999, between Tenaska Georgia I, L.P., a Delaware limited partnership ("Tenaska"), and Zachry Construction Corporation, a Delaware corporation ("Contractor"), as assigned by Tenaska to Tenaska Georgia Partners, L.P., a Delaware limited partnership.

         Unless otherwise indicated, capitalized terms used herein shall have the meaning set forth in the above-referenced Engineering, Procurement and Construction Agreement (the "EPC").

         (1) Contractor hereby certifies that all work for which payment is sought by the Contractor has been completed in accordance with the Drawings.

         (2) The work for which payment is requested has been performed by Contractor in accordance with the EPC.

         (3) Contractor reasonably believes Commercial Operation is achievable by the Scheduled Date of Commercial Operation, as such terms are defined in the EPC, or Contractor has attached a statement outlining the causes of any substantial delays.

______________, as Agent              -2-                  ______________, 19___

         The undersigned certifies that he is duly authorized to execute and deliver this certificate on behalf of Contractor.

                                             Zachry Construction Corporation,
                                             a Delaware corporation

                                             By: _______________________________
                                             Name:  ____________________________
                                             Title:  ___________________________

                                             By: _______________________________
                                             Name:  ____________________________
                                             Title:  ___________________________